================================================================================

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and


                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                 Master Servicer

                                       and

                              ARCAP SERVICING, INC.
                                Special Servicer

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                       and

                               ABN AMRO BANK N.V.
                                  Fiscal Agent


                         POOLING AND SERVICING AGREEMENT


                          Dated as of November 1, 2003

                         ------------------------------

                          $1,055,546,925 (approximate)


                  Commercial Mortgage Pass-Through Certificates

                                Series 2003-KEY1



================================================================================

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I DEFINITIONS ...........................................................................................5

     Section 1.01 Defined Terms..................................................................................5
     Section 1.02 Certain Adjustments to the Principal Distributions on the Certificates........................83
     Section 1.03 Certain Calculations in Respect of the Mortgage Pool..........................................87

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF
                      CERTIFICATES..............................................................................87

     Section 2.01 Conveyance of Mortgage Loans..................................................................87
     Section 2.02 Acceptance of the Trust Fund by Trustee.......................................................90
     Section 2.03 Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Document
                           Defects and Breaches of Representations and Warranties...............................92
     Section 2.04 Representations and Warranties of Depositor...................................................96
     Section 2.05 Conveyance of Mortgage Loans; Acceptance of 77 West Wacker Drive Loan REMIC and REMIC
                           I by Trustee.........................................................................97
     Section 2.06 Execution, Authentication and Delivery of Class R-LR Certificates.............................98
     Section 2.07 Conveyance of 77 West Wacker Drive Loan REMIC Regular Interests; Acceptance of REMIC I
                           by Trustee...........................................................................98
     Section 2.08 Execution, Authentication and Delivery of Class R-I Certificates..............................98
     Section 2.09 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee....................98
     Section 2.10 Execution, Authentication and Delivery of REMIC II Certificates...............................99
     Section 2.11 Execution, Authentication and Delivery of Class Z-I and Class Z-II Certificates...............99

ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND......................................................99

     Section 3.01 Administration of the Mortgage Loans..........................................................99
     Section 3.02 Collection of Mortgage Loan Payments.........................................................102
     Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve
                           Accounts............................................................................104
     Section 3.04 Certificate Account, Companion Loan Custodial Accounts, Interest Reserve Account,
                           Additional Interest Account, Distribution Account, the Gain-on-Sale Reserve
                           Account and the 77 West Wacker Drive Distribution Account...........................110
     Section 3.05 Permitted Withdrawals From the Certificate Account, the Companion Loan Custodial
                           Accounts, Interest Reserve Account, the Additional Interest Account, the
                           Distribution Account and the 77 West Wacker Drive Distribution Account..............116
     Section 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Certificate
                           Account, the Distribution Account, the 77 West Wacker Drive Distribution
                           Account, the Additional Interest Account, the Companion Loan Custodial
                           Accounts, the Gain-on-Sale Reserve Account and the REO Account......................123

                                      -i-

     Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage................124
     Section 3.08 Enforcement of Alienation Clauses............................................................129
     Section 3.09 Realization Upon Defaulted Mortgage Loans; Required Appraisals...............................131
     Section 3.10 Trustee and Custodian to Cooperate; Release of Mortgage Files................................135
     Section 3.11 Servicing Compensation.......................................................................137
     Section 3.12 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports........143
     Section 3.13 Annual Statement as to Compliance............................................................148
     Section 3.14 Reports by Independent Public Accountants....................................................148
     Section 3.15 Access to Certain Information................................................................149
     Section 3.16 Title to REO Property; REO Account...........................................................153
     Section 3.17 Management of REO Property...................................................................154
     Section 3.18 Resolution of Defaulted Mortgage Loans and REO Properties....................................157
     Section 3.19 Additional Obligations of Master Servicer....................................................164
     Section 3.20 Modifications, Waivers, Amendments and Consents..............................................165
     Section 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping...........172
     Section 3.22 Sub-Servicing Agreements.....................................................................175
     Section 3.23 Representations and Warranties of Master Servicer and Special Servicer.......................178
     Section 3.24 Sub-Servicing Agreement Representation and Warranty..........................................180
     Section 3.25 Designation of Controlling Class Representative and WW Controlling Holder....................181
     Section 3.26 Servicing and Administration of the Pooled Mortgage Loans and the Related Companion
                           Loans...............................................................................184
     Section 3.27 Application of Default Charges...............................................................187
     Section 3.28 Controlling Class Representative Contact with Servicer.......................................189

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS......................................................................189

     Section 4.01 Distributions................................................................................189
     Section 4.02 Statements to Certificateholders.............................................................208
     Section 4.03 P&I Advances; Reimbursement of P&I Advances and Servicing Advances...........................213
     Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation of
                           Certificate Deferred Interest; Allocation of Appraisal Reduction Amounts............218
     Section 4.05 Calculations.................................................................................224
     Section 4.06 Use of Agents................................................................................224

ARTICLE V THE CERTIFICATES.....................................................................................224

     Section 5.01 The Certificates.............................................................................224
     Section 5.02 Registration of Transfer and Exchange of Certificates........................................225
     Section 5.03 Book-Entry Certificates......................................................................231
     Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates............................................232
     Section 5.05 Persons Deemed Owners........................................................................232

                                      -ii-

ARTICLE VI THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CONTROLLING CLASS
                      REPRESENTATIVE, and the companion paying agent...........................................233

     Section 6.01 Liability of Depositor, Master Servicer and Special Servicer.................................233
     Section 6.02 Merger, Consolidation or Conversion of Depositor or Master Servicer or Special
                           Servicer............................................................................233
     Section 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer
                           and Others..........................................................................233
     Section 6.04 Resignation of Master Servicer and the Special Servicer......................................236
     Section 6.05 Rights of Depositor and Trustee in Respect of Master Servicer and the Special Servicer.......237
     Section 6.06 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee....................238
     Section 6.07 Depositor, Special Servicer and Trustee to Cooperate with Master Servicer....................238
     Section 6.08 Depositor, Master Servicer and Trustee to Cooperate with Special Servicer....................238
     Section 6.09 Designation of Special Servicer by the Controlling Class.....................................238
     Section 6.10 Master Servicer or Special Servicer as Owner of a Certificate................................239
     Section 6.11 The Controlling Class Representative and the 77 West Wacker Drive Operating Advisor..........240
     Section 6.12 Servicing of the Fairfield Commons Total Loan................................................243

ARTICLE VII DEFAULT ...........................................................................................246

     Section 7.01 Events of Default............................................................................246
     Section 7.02 Trustee to Act; Appointment of Successor.....................................................250
     Section 7.03 Notification to Certificateholders...........................................................251
     Section 7.04 Waiver of Events of Default..................................................................252
     Section 7.05 Additional Remedies of Trustee Upon Event of Default.........................................252
     Section 7.06 Replacement of Fairfield Commons Special Servicer............................................252

ARTICLE VIII CONCERNING THE TRUSTEE AND THE FISCAL AGENT.......................................................253

     Section 8.01 Duties of Trustee............................................................................253
     Section 8.02 Certain Matters Affecting Trustee............................................................254
     Section 8.03 Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or
                           Mortgage Loans......................................................................255
     Section 8.04 Trustee and Fiscal Agent May Own Certificates................................................256
     Section 8.05 Fees and Expenses of Trustee; Indemnification of Trustee.....................................256
     Section 8.06 Eligibility Requirements for Trustee.........................................................256
     Section 8.07 Resignation and Removal of Trustee...........................................................257
     Section 8.08 Successor Trustee............................................................................258
     Section 8.09 Merger or Consolidation of Trustee...........................................................259
     Section 8.10 Appointment of Co-Trustee or Separate Trustee................................................259
     Section 8.11 Appointment of Custodians....................................................................260
     Section 8.12 Appointment of Authenticating Agents.........................................................261
     Section 8.13 Access to Certain Information................................................................262

                                     -iii-

     Section 8.14 Appointment of REMIC Administrators..........................................................262
     Section 8.15 Representations, Warranties and Covenants of Trustee.........................................263
     Section 8.16 Reports to the Securities and Exchange Commission............................................264
     Section 8.17 Maintenance of Mortgage File.................................................................268
     Section 8.18 Appointment of Fiscal Agent..................................................................269

ARTICLE IX TERMINATION.........................................................................................270

     Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.............................270
     Section 9.02 Additional Termination Requirements..........................................................272

ARTICLE X ADDITIONAL TAX PROVISIONS............................................................................273

     Section 10.01 REMIC Administration........................................................................273
     Section 10.02 Grantor Trust Administration................................................................277

ARTICLE XI MISCELLANEOUS PROVISIONS............................................................................279

     Section 11.01 Amendment...................................................................................279
     Section 11.02 Recordation of Agreement; Counterparts......................................................281
     Section 11.03 Limitation on Rights of Certificateholders..................................................282
     Section 11.04 Governing Law...............................................................................283
     Section 11.05 Notices.....................................................................................283
     Section 11.06 Severability of Provisions..................................................................284
     Section 11.07 Grant of a Security Interest................................................................284
     Section 11.08 Streit Act..................................................................................284
     Section 11.09 Successors and Assigns; Beneficiaries.......................................................285
     Section 11.10 Article and Section Headings................................................................285
     Section 11.11 Notices to Rating Agencies..................................................................285
     Section 11.12 Complete Agreement..........................................................................286

                                    EXHIBITS
                                    --------

Exhibit Description                                            Exhibit No.           Section Reference
-------------------                                            -----------           -----------------
Form of Class A-1 Certificate                                      A-1               Section 1.01 Definition of "Class A-1
                                                                                     Certificate"

Form of Class A-2 Certificate                                      A-2               Section 1.01 Definition of "Class A-2
                                                                                     Certificate"

Form of Class A-3 Certificate                                      A-3               Section 1.01 Definition of "Class A-3
                                                                                     Certificate"

Form of Class A-4 Certificate                                      A-4               Section 1.01 Definition of "Class A-4
                                                                                     Certificate"

Form of Class A-1A Certificate                                     A-5               Section 1.01 Definition of "Class A-1A
                                                                                     Certificate"

Form of Class XC Certificate                                       A-6               Section  1.01 Definition of "Class XC
                                                                                     Certificate"

Form of Class XP Certificate                                       A-7               Section  1.01 Definition of "Class XP
                                                                                     Certificate"

Form of Class B Certificate                                        A-8               Section  1.01 Definition of "Class B
                                                                                     Certificate"

Form of Class C Certificate                                        A-9               Section  1.01 Definition of "Class C
                                                                                     Certificate"

Form of Class D Certificate                                       A-10               Section  1.01 Definition of "Class D
                                                                                     Certificate"

Form of Class E Certificate                                       A-11               Section  1.01 Definition of "Class E
                                                                                     Certificate"

Form of Class F Certificate                                       A-12               Section  1.01 Definition of "Class F
                                                                                     Certificate"

Form of Class G Certificate                                       A-13               Section  1.01 Definition of "Class G
                                                                                     Certificate"

Form of Class H Certificate                                       A-14               Section  1.01 Definition of "Class H
                                                                                     Certificate"

Form of Class J Certificate                                       A-15               Section  1.01 Definition of "Class J
                                                                                     Certificate"

Form of Class K Certificate                                       A-16               Section  1.01 Definition of "Class K
                                                                                     Certificate"


                                       -v-

Form of Class L Certificate                                       A-17               Section  1.01 Definition of "Class L
                                                                                     Certificate"

Form of Class M Certificate                                       A-18               Section  1.01 Definition of "Class M
                                                                                     Certificate"

Form of Class N Certificate                                       A-19               Section  1.01 Definition of "Class N
                                                                                     Certificate"

Form of Class P Certificate                                       A-20               Section  1.01 Definition of "Class P
                                                                                     Certificate"

Form of Class Q Certificate                                       A-21               Section  1.01 Definition of "Class Q
                                                                                     Certificate"

Form of Class WW-X Certificate                                    A-22               Section 1.01 Definition of "Class WW-X
                                                                                     Certificate"

Form of Class WW-1 Certificate                                    A-23               Section 1.01 Definition of "Class WW-1
                                                                                     Certificate"

Form of Class WW-2 Certificate                                    A-24               Section 1.01 Definition of "Class WW-2
                                                                                     Certificate"

Form of Class WW-3 Certificate                                    A-25               Section 1.01 Definition of "Class WW-3
                                                                                     Certificate"

Form of Class R-LR Certificate                                    A-26               Section 1.01 Definition of "Class R-LR
                                                                                     Certificate"

Form of Class R-I Certificate                                     A-27               Section 1.01 Definition of "Class R-I
                                                                                     Certificate"

Form of Class R-II Certificate                                    A-28               Section 1.01 Definition of "Class R-II
                                                                                     Certificate"

Form of Class Z-I Certificate                                     A-29               Section 1.01 Definition of "Class Z-I
                                                                                     Certificate"

Form of Class Z-II Certificate                                    A-30               Section 1.01 Definition of "Class Z-II
                                                                                     Certificate"

Mortgage Loan Schedule                                              B                Section  1.01 Definition of "Mortgage
                                                                                     Loan Schedule"

Schedule of Exceptions to Mortgage File Delivery                   C-1               Section 2.02(a)

Form of Custodial Certification                                    C-2               Section 2.02(a)

Form of Master Servicer Request for Release                        D-1               Section  1.01 Definition of "Request
                                                                                     for Release"; Section
                                      -vi-

                                                                                     2.03(b); Section 3.10(a); and Section 3.10(b)

Form of Special Servicer Request for Release                       D-2               Section  1.01  Definition  of "Request
                                                                                     for Release"; Section 3.10(b)

Form of Transferor Certificate                                     E-1               Section 5.02(b)

Form of Transferee Certificate for QIBs                            E-2               Section 5.02(b)

Form of Transferee Certificate for Non-QIBs                        E-3               Section 5.02(b)

Form of  Transferee Certificate (Definitive                         F                Section 5.02(c)
Certificates)

Form of Transfer Affidavit and Agreement                           G-1               Section 5.02(d)(i)(2)
Pursuant to Section 5.02(d)(i)(2)

Form of Transferor Certificate Pursuant  to                        G-2               Section 5.02(d)(i)(4)
Section 5.02(d)(i)(4)

Form of Notice and Acknowledgment                                  H-1               Section 6.09

Form of Acknowledgment of Proposed Special                         H-2               Section 6.09
Servicer

Form of Information Request from                                   I-1               Section 3.15(a)
Certificateholder or Certificate Owner
Certificate Request by Beneficial Holder

Form of Information Request from Prospective                       I-2               Section 3.15(a)
Investor

List of Loans with Environmental Insurance                          J                Section 3.07(d)

Form of S&P Defeasance Certificate                                  K                Section 3.20(i)

Class XP Reference Rate                                             L                Section 1.01 Definition of "Class XP
                                                                                     Reference Rate"

Form of Purchase Option Notice                                     M-1               Section 3.18(c)

Form of Purchase Option Assignment by Special                      M-2               Section 3.18(c)
Servicer

                                      -vii-

Form of Purchase Option Assignment by Majority                     M-3               Section 3.18(c)
Subordinate Certificateholder

ARCap Naming Convention for Electronic File                        N-1               Section 1.01 Definition of "ARCap
Delivery                                                                             Naming Convention"

Form of Payments Received After Determination                      N-2               Section 3.12(f)
Date Report

Controlling Class Representative's Reports                         N-3               Section 3.12(f)
Checklist

Form of Mortgage Loans Delinquent Report                           N-4               Section 3.12(f)

Form of Sarbanes-Oxley Certification                                O                Section 8.16(a)(iv)

Form of Certification to be Provided by Master                     P-1               Section 8.16(b)
Servicer to Depositor

Form of Certification to be Provided by Trustee                    P-2               Section 8.16(b)
to Depositor

Form of Certification to be Provided by Special                    P-3               Section 8.16(b)
Servicer to Depositor

Broker Strip Loans                                                  Q                Section 1.01 Definition of "Broker
                                                                                     Strip"

                         POOLING AND SERVICING AGREEMENT

     This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of November 1, 2003, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Master Servicer, ARCAP SERVICING, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be the Mortgage Loans.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Mortgage Loans (exclusive of that portion of the interest payments thereon that constitute Additional Interest) and certain other related assets subject to this Agreement as three separate REMICs ("77 West Wacker Drive Loan REMIC," "REMIC I" and "REMIC II") for federal income tax purposes.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the 77 West Wacker Drive Mortgage Loan as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "77 West Wacker Drive Loan REMIC." The Class R-LR Residual Interest will represent the sole class of "residual interests" in the 77 West Wacker Drive Loan REMIC for purposes of the REMIC Provisions under federal income tax law, and will be represented by the Class R-LR Certificates. For federal income tax purposes, the 77 West Wacker Drive Loan REMIC Regular Interests will be uncertificated and will be held by REMIC I.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all the Mortgage Loans (exclusive of the 77 West Wacker Drive Mortgage Loan) and all the 77 West Wacker Drive Loan REMIC Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Residual Interest will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law, and will be represented by the Class R-I Certificates.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates will be designated as a separate "regular interest" in REMIC II for purposes of the REMIC Provisions under federal income tax law.

     The following table sets forth the Class or Component designation, the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular Interest"), the

REMIC I Principal Balance, the Corresponding Components of the Class X Certificates (or, where applicable, the Class WW-X Certificates) and the Original Class Principal Balance for each Class of Sequential Pay Certificates and Class WW Principal Balance Certificates (the "Corresponding Certificates").

                                            Corresponding REMIC   Initial               Corresponding
Corresponding           Original Class      I Regular Interests   REMIC I Principal     Components of Class
Certificates            Principal Balance   (1)                   Balance               X Certificates (1)
Class A-1                      $35,000,000         LA-1-1                   $5,477,000             X-A-1-1
                                                   LA-1-2                  $29,523,000             X-A-1-2
Class A-2                      $75,000,000         LA-2-1                  $11,885,000             X-A-2-1
                                                   LA-2-2                  $52,292,000             X-A-2-2
                                                   LA-2-3                  $10,823,000             X-A-2-3
Class A-3                     $130,000,000         LA-3-1                  $32,999,000             X-A-3-1
                                                   LA-3-2                  $47,085,000             X-A-3-2
                                                   LA-3-3                  $38,552,000             X-A-3-3
                                                   LA-3-4                  $11,364,000             X-A-3-4
Class A-4                     $482,875,000         LA-4-1                  $95,749,000             X-A-4-1
                                                   LA-4-2                 $387,126,000             X-A-4-2
Class A-1A(2)                 $179,617,000                                  $1,390,000            X-A-1A-1
                                                  LA-1A-1                   $8,387,000            X-A-1A-2
                                                  LA-1A-2                   $9,021,000            X-A-1A-3
                                                  LA-1A-3                   $8,777,000            X-A-1A-4
                                                  LA-1A-4                  $17,055,000            X-A-1A-5
                                                  LA-1A-5                   $7,286,000            X-A-1A-6
                                                  LA-1A-6                  $18,918,000            X-A-1A-7
                                                  LA-1A-7                 $108,783,000            X-A-1A-8
                                                  LA-1A-8
Class B                        $34,305,000           LB                    $34,305,000               X-B
Class C                        $15,834,000           LC                    $15,834,000               X-C
Class D                        $25,069,000                                  $3,119,000
                                                    LD-1                   $12,682,000              X-D-1
                                                    LD-2                    $9,268,000              X-D-2
                                                    LD-3                                            X-D-3
Class E                        $10,555,000           LE                    $10,555,000               X-E
Class F                        $11,875,000                                 $11,875,000
                                                     LF                                              X-F


                                       2

Class G                         $7,917,000          LG-1                    $4,391,000              X-G-1
                                                    LG-2                    $3,526,000              X-G-2
Class H                        $10,555,000                                 $10,555,000
                                                     LH                                              X-H
Class J                         $5,278,000          LJ-1                    $3,698,000              X-J-1
                                                    LJ-2                    $1,580,000              X-J-2
Class K                         $5,278,000           LK                     $5,278,000               X-K
Class L                         $3,958,000           LL                     $3,958,000               X-L
Class M                         $6,597,000           LM                     $6,597,000               X-M
Class N                         $2,639,000           LN                     $2,639,000               X-N
Class P                         $1,320,000           LP                     $1,320,000               X-P
Class Q                        $11,874,925           LQ                    $11,874,925               X-Q

                                            Corresponding REMIC   Initial               Corresponding
Corresponding           Original Class      I Regular Interests   REMIC I Principal     Components of Class
Certificates            Principal Balance   (1)                   Balance               X Certificates (1)

Class WW-1                      $4,134,000         LWW-1                    $4,134,000             X-WW-1
Class WW-2                      $4,145,000         LWW-2                    $4,145,000             X-WW-2
Class WW-3                     $12,721,000         LWW-3                   $12,721,000             X-WW-3

     (1) The REMIC I Regular Interest and the Component of the Class X Certificates that corresponds to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the "Corresponding REMIC I Regular Interest" and the "Corresponding Component", respectively, with respect to each other and such particular Class of Sequential Pay Certificates; provided that, if the table above reflects that multiple REMIC I Regular Interests and multiple Components of the Class X Certificates correspond to any particular Class of Sequential Pay Certificates, then each of them shall constitute a "Corresponding REMIC I Regular Interest" or a "Corresponding Component", as applicable, with respect to such Class of Sequential Pay Certificates, but shall constitute the "Corresponding REMIC I Regular Interest" or the "Corresponding Component" with respect to each other only if the designation for such REMIC I Regular Interest ends in the same number as the designation for such Component. The REMIC I Regular Interest and the 77 West Wacker Drive Non-Pooled Component that correspond to any particular Class of Class WW Principal Balance Certificates also correspond to each other and, accordingly, constitute the "Corresponding REMIC I Regular Interest" and the "Corresponding Component", respectively, with respect to each other and with respect to such particular Class of Class WW Principal Balance Certificates.

     (2) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the pool of Mortgage Loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2.

     Three mortgage loans in the aggregate original principal amount of $950,000 (the "Subordinate Companion Loans", as defined below) are not part of the Trust Fund but are each secured by a Mortgage that is the same as the Mortgage that secures a Mortgage Loan that is part of the Trust Fund. As and to the extent provided herein, the Subordinate Companion Loans will be serviced and administered in accordance with this Agreement. Amounts attributable to the related Subordinate Companion Loans will not be assets of the Trust Fund, and will be beneficially owned by the Companion Holders.

     The Fairfield Commons Total Loan is a pari passu split loan structure comprised of the Fairfield Commons Pooled Mortgage Loan and the Fairfield Commons Pari Passu Companion Loan. The Fairfield Commons Pari Passu Companion Loan is intended to be, but is not yet, included in another securitization, the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5 securitization (the "Series 2003-C5 Securitization"). The Fairfield Commons Intercreditor Agreement provides that the Fairfield Commons Total Loan will be initially serviced and administered under this Agreement by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, and that, for so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, the Fairfield Commons Total Loan will be serviced under the pooling and servicing agreement relating to the Series 2003-C5 Securitization (the "Series 2003-C5 Pooling and Servicing Agreement"), during which time the Special Servicer will have no servicing responsibilities with respect to the Fairfield Commons Pooled Mortgage Loan or the Fairfield Commons Pari Passu Companion Loan or the related Mortgaged Property. For so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, the Master Servicer, the Trustee and the Fiscal Agent will have limited servicing and administration responsibilities under this Agreement (such as preparing CMSA servicing reports, remitting collections, and making P&I Advances) with respect to the Fairfield Commons Pooled Mortgage Loan, but will have no servicing and administration responsibilities whatsoever with respect to the Fairfield Commons Pari Passu Companion Loan. In that regard, when this Agreement references or provides for amounts collected or received by or on behalf of the Master Servicer or the Special Servicer with respect to the Fairfield Commons Pooled Mortgage Loan these references or provisions are deemed to include all amounts collected or received by the servicers or the trustee under the Series 2003-C5 Pooling and Servicing Agreement on behalf of the Trust Fund as the holder of the Fairfield Commons Pooled Mortgage Loan and, if applicable, remitted to the Master Servicer, the Special Servicer, the Trustee, or the Fiscal Agent.

     The portion of the Trust Fund consisting of: (i) the Additional Interest and the Additional Interest Account and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01   Defined Terms.

     Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "77 West Wacker Drive Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts relating to the 77 West Wacker Drive Mortgage Loan on deposit in the Certificate Account as of the close of business on the related Determination Date and the amounts relating to the 77 West Wacker Drive Mortgage Loan collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent in respect of the 77 West Wacker Drive Mortgage Loan for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account in respect of the 77 West Wacker Drive Mortgage Loan during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), (iv) the aggregate amount in respect of the 77 West Wacker Drive Mortgage Loan deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls, and (v) for each Distribution Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of the 77 West Wacker Drive Pooled Portion deposited into the Distribution Account pursuant to
Section 3.05(d), net of (b) the portion of the amount described in subclauses
(a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Periodic Payments in respect of the 77 West Wacker Drive Mortgage Loan that are due on a Due Date following the end of the related Collection Period, (ii) any amounts in respect of the 77 West Wacker Drive Mortgage Loan payable or reimbursable to any Person from (A) the Certificate Account pursuant to clauses (ii)-(xiv), (xviii), (xix) and (xx) of Section 3.05(a) or (B) the 77 West Wacker Drive Distribution Account pursuant to clauses
(ii) - (vii) of Section 3.05(f), (iii) Prepayment Premiums and Yield Maintenance Charges in respect of the 77 West Wacker Drive Mortgage Loan, (iv) Additional Interest in respect of the 77 West Wacker Drive Mortgage Loan, (v) with respect to the Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts in respect of the 77 West Wacker Drive Pooled Portion to be withdrawn from the Certificate Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c) and (vi) any amounts deposited in the Certificate Account or the 77 West Wacker Drive Distribution Account in error.

     "77 West Wacker Drive Default Distribution Priority": As defined in Section 4.01(l).

     "77 West Wacker Drive Distribution Account": The segregated account (which may be a sub-account of the Distribution Account) or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, 77 West Wacker Drive Distribution Account."

     "77 West Wacker Drive Loan REMIC": The segregated pool of assets subject hereto constituting a portion of the Trust Fund created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and consisting of: the 77 West Wacker Drive Mortgage Loan as from time to time is subject to this Agreement and all payments under and proceeds of such 77 West Wacker Drive Mortgage Loan received after the Closing Date, together with all documents included in the related Mortgage File and any related Escrow Payments and Reserve Funds; any REO Property acquired in respect of the 77 West Wacker Drive Mortgage Loan; any amounts held from time to time in the Certificate Account, the Interest Reserve Account, any REO Account with respect to the 77 West Wacker Drive Mortgage Loan; the 77 West Wacker Drive Distribution Account; the rights of the Depositor under Section 2, 3, 8, 9, 10, 11, 12, 13, 14, 16 ,17, 18, 19 and 20 of the Merrill Mortgage Loan Purchase Agreement with respect to the 77 West Wacker Drive Mortgage Loan; and the rights of the mortgagee under all Insurance Policies with respect to the 77 West Wacker Drive Mortgage Loan.

     "77 West Wacker Drive Loan REMIC Regular Interest": Any of the separate non-certificated beneficial ownership interests in the 77 West Wacker Drive Loan REMIC issued hereunder and designated as a "regular interest" in the 77 West Wacker Drive Loan REMIC, as described in the Preliminary Statement hereto.

     "77 West Wacker Drive Mortgage Loan": The Mortgage Loan secured by the 77 West Wacker Mortgaged Property and included in the Trust Fund.

     "77 West Wacker Drive Mortgaged Property": The Mortgaged Property identified on the Mortgage Loan Schedule as 77 West Wacker Drive.

     "77 West Wacker Drive Non-Default Distribution Priority": As defined in
Section 4.01(k).

     "77 West Wacker Drive Non-Pooled Balance": $21,000,000.

     "77 West Wacker Drive Non-Pooled Component": Each of Component X-WW-1, Component X-WW-2 and Component X-WW-3.

     "77 West Wacker Drive Non-Pooled Component Notional Amount": With respect to each 77 West Wacker Drive Non-Pooled Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

     "77 West Wacker Drive Non-Pooled Percentage": For any Distribution Date, a fraction expressed as a percentage, the numerator of which is (x) the 77 West Wacker Drive Non-Pooled Balance and the denominator of which is (y) the sum of
(i) the 77 West Wacker Drive Pooled Balance and (ii) the 77 West Wacker Drive Non-Pooled Balance.

     "77 West Wacker Drive Non-Pooled Portion": The four separate subordinate interests in the 77 West Wacker Mortgage Loan (or any successor REO Loan with respect thereto) represented by the Class WW-1, WW-2, WW-3 and WW-X Certificates.

     "77 West Wacker Drive Operating Advisor": As defined in Section 3.25(g).

     "77 West Wacker Drive Pooled Balance": $145,000,000.

     "77 West Wacker Drive Pooled Percentage": For any Distribution Date, a fraction expressed as a percentage, the numerator of which is (x) the 77 West Wacker Drive Pooled Balance and the denominator of which is (y) the sum of (i) the 77 West Wacker Drive Pooled Balance and (ii) the 77 West Wacker Drive Non-Pooled Balance.

     "77 West Wacker Drive Pooled Portion": The portion of the 77 West Wacker Mortgage Loan (or any successor REO Loan with respect thereto) not represented by the Class WW-1, WW-2, WW-3 and WW-X Certificates.

     "77 West Wacker Drive Principal Distribution Amount": The sum of the amounts listed in clauses (a)-(g) of the definition of "Principal Distribution Amount" that are attributable to the 77 West Wacker Drive Mortgage Loan or any successor REO Loan with respect thereto; provided that, notwithstanding that any payments or other collections of principal with respect to the 77 West Wacker Drive Mortgage Loan or any successor REO Loan with respect thereto are applied to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to any other Mortgage Loan or REO Loan and, accordingly, result in a reduction in the portion of the 77 West Wacker Drive Principal Distribution Amount to be applied in respect of the 77 West Wacker Drive Pooled Portion pursuant to Section 4.01(k) (ii) or 4.01(l)(ii), such payments or other collections of principal shall be deemed to have been applied in respect of the 77 West Wacker Drive Pooled Portion and thereafter distributed as principal on the Sequential Pay Certificates for purposes of determining that portion of the 77 West Wacker Drive Principal Distribution Amount for future Distribution Dates that consists of amounts listed in clause (g) of the definition of "Principal Distribution Amount" that are attributable to the 77 West Wacker Drive Mortgage Loan or any successor REO Loan with respect thereto.

     "AB Mortgage Loan": Either the Euless Square Mortgage Loan, the Locust Grove Mortgage Loan or the Prindle Terrace Mortgage Loan.

     "Acceptable Insurance Default": With respect to any Mortgage Loan, any default under the related Mortgage Loan Documents resulting from: (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the subject Mortgaged Property and (ii) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but, in each case, only if the Special Servicer has determined, in its reasonable judgment, in accordance with the Servicing Standard, that: (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate, or (c) the related Mortgage or Mortgage Loan Documents do not require the Mortgagor to obtain such insurance. Subject to the Servicing Standard, in making any of the determinations required in subclause (a) or (b) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

     "Accrued 77 West Wacker Drive Non-Pooled Component Interest": With respect to each 77 West Wacker Drive Non-Pooled Component of the Class WW-X Certificates for any Distribution Date, one month's interest at the Class WW-X Strip Rate applicable to such 77 West Wacker Drive Non-Pooled Component for such Distribution Date, accrued on the 77 West Wacker Drive Non-Pooled Component Notional Amount of such 77 West Wacker Drive Non-Pooled Component outstanding immediately prior to such Distribution Date. Accrued 77 West Wacker Drive Non-Pooled Component Interest shall be calculated on a 30/360 Basis and, with respect to any 77 West Wacker Drive Non-Pooled Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

     "Accrued Certificate Interest": With respect to any Class of Regular Certificates (other than the Class XC, the Class XP and the Class WW-X Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued for the related Interest Accrual Period on the related Class Principal Balance outstanding immediately prior to such Distribution Date; with respect to the

Class XC and the Class XP Certificates for any Distribution Date, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date; and, with respect to the Class WW-X Certificates for any Distribution Date, the sum of the Accrued 77 West Wacker Drive Non-Pooled Component Interest for the related Interest Accrual Period for all of the 77 West Wacker Drive Non-Pooled Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

     "Accrued Component Interest": With respect to each Component of the Class XC or the Class XP Certificates for any Distribution Date, one month's interest at the Class XC Strip Rate or Class XP Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

     "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

     "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

     "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the Mortgage Loan Schedule.

     "Additional Exclusions": Exclusions in addition to those in the insurance policies for the Mortgaged Properties on September 11, 2001.

     "Additional Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan Documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

     "Additional Interest Account": The segregated account or accounts (which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(d) which shall be entitled "LaSalle Bank National Association as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, Additional Interest Account." The Additional Interest Account shall not be an asset of any of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II.

     "Additional Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan Documents.

     "Additional Trust Fund Expense": Any Special Servicing Fees, Workout Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer, the Trustee and the Fiscal Agent on Advances (to the extent not offset by Penalty Interest and late payment charges as provided herein) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (and not otherwise paid from Penalty Interest and late payment charges as provided herein), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses
(vii), (viii), (ix), (xi), (xii), (xiii) and (xviii) of Section 3.05(a) out of collections on the related Mortgage Loans or REO Properties or out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account as indicated in such clauses of Section 3.05(a) or (y) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

     "Additional Yield and Prepayment Amount": With respect to any Distribution Date and any Class of Sequential Pay Certificates (other than any Excluded Class) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, provided that a Yield Maintenance Charge and/or Prepayment Premium was actually collected during the related Collection Period on a Mortgage Loan or an REO Loan in the Loan Group from which such Class of Certificates is receiving payments of principal on such Distribution Date, the product of (a) such Yield Maintenance Charge and/or Prepayment Premium, net of Workout Fees and Principal Recovery Fees payable therefrom, multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for the subject Class of Sequential Pay Certificates over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of
(i) the Mortgage Rate for such Mortgage Loan or REO Loan, as the case may be, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on the subject Class of Sequential Pay Certificates on such Distribution Date (or, for so long as the Class A-4 and A-1A Certificates are outstanding, principal distributable on the subject Class of Sequential Pay Certificates on that Distribution Date from collections on the Mortgage Loans and REO Loans in the applicable Loan Group), pursuant to Section 4.01(a), and the denominator of which is equal to the Principal Distribution Amount (or, so long as the Class A-4 and A-1A Certificates are outstanding, the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable) for such Distribution Date.

     "Advance": Any P&I Advance or Servicing Advance.

     "Adverse Rating Event": With respect to any Class of rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of rated Certificates by such Rating Agency (or the placing of such Class of rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

     "Adverse REMIC Event": As defined in Section 10.01(h).

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

     "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer or the Master Servicer, or in the case of the Fairfield Commons Total Loan, the Series 2003-C5 Special Servicer, as applicable, prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the American Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. The Master Servicer, the Special Servicer and the Trustee may conclusively rely on any Appraisal obtained in accordance with this Agreement.

     "Appraisal Reduction Amount": The excess, if any, of (a) the sum of, as calculated by the Special Servicer, in consultation with the Controlling Class Representative (and, with respect to the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Operating Advisor), as of the first Determination Date immediately succeeding the Special Servicer obtaining knowledge of the occurrence of the Required Appraisal Date if no new Required Appraisal (or letter update or internal valuation) is required or the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained and each anniversary of such Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Mortgage Loan (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan (including if such Mortgage Loan is the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Non-Pooled Portion), (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest accrued on the Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid (from collections on the Mortgage Loan) Servicing Fees and all accrued but unpaid (from collections on the Mortgage Loan) Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (together with Unliquidated Advances) (plus accrued interest thereon (other than on Unliquidated Advances)) made by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held as additional collateral held with respect to such Required Appraisal Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), the Appraisal Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25% of the outstanding principal balance of such Required Appraisal Mortgage Loan (including if such Mortgage Loan is the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Non-Pooled Portion), to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

     For purposes of clause (x) of the proviso to Section 4.03(b) and the Fairfield Commons Pooled Mortgage Loan, any Appraisal Reduction Amounts will be calculated (after the inclusion of the Fairfield Commons Pari Passu Companion Loan in the Series 2003-C5 Securitization, by the Series 2003-C5 Special Servicer) with respect to the entire indebtedness evidenced by such Mortgage Loan and the Fairfield Commons Pari Passu Companion Loan as if they were a single "Mortgage Loan" and allocated to such Mortgage Loans up to the aggregate of, and on a pro rata basis in accordance with, the respective outstanding principal balances of such Mortgage Loans.

     "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File, upon which the Master Servicer, the Special Servicer and the Trustee may conclusively rely.

     "ARCap Naming Convention": means the ARCap naming convention for electronic file delivery, the form of which is attached hereto as Exhibit N-1.

     "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

     "Asset Status Report": As defined in Section 3.21(d).

     "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

     "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect on the Closing Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan (other than the Fairfield Commons Pooled Mortgage Loan, so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization), for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding). With respect to the Fairfield Commons Pooled Mortgage Loan, so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, the "Assumed Scheduled Payment" under the Series 2003-C5 Pooling and Servicing Agreement.

     "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

     "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account (other than amounts to be deposited in the 77 West Wacker Drive Distribution Account) and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), (iv) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls, and (v) for each Distribution Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan deposited into the Distribution Account pursuant to Section 3.05(d), net of
(b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from (A) the Certificate Account pursuant to clauses (ii)-(xiv), (xviii) and (xix) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii) - (vi) of Section 3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v) with respect to the Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Distribution Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c) and (vi) any amounts deposited in the Certificate Account or the Distribution Account in error.

     "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

     "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

     "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

     "Bid Allocation": With respect to the Master Servicer and each Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

     "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

     "Breach": As defined in Section 2.03(a).

     "Broker Strip": The strip relating to the Broker Strip Loans set forth on Exhibit Q hereto.

     "Broker Strip Loans": The Mortgage Loans listed on Exhibit Q hereto.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office of the Trustee (which as of the Closing Date is Chicago, Illinois), or the offices of the Master Servicer (which as of the Closing Date is Kansas City, Missouri), or the offices of the Special Servicer which as of the Closing Date is Dallas, Texas, are located, are authorized or obligated by law or executive order to remain closed.

     "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate": Any one of the Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

     "Certificate Account": One or more segregated accounts or sub-accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "KeyCorp Real Estate Capital Markets, Inc., as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1."

     "Certificate Deferred Interest": The amount by which interest distributable to any Class of Sequential Pay Certificates or Class WW Principal Balance Certificates is reduced by the amount of Mortgage Deferred Interest allocable to such Class on any Distribution Date.

     "Certificate Factor": With respect to any Class of Regular Certificates as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then current Class Principal Balance, Class XC Notional Amount or Class XP Notional Amount, as applicable, of such Class of Regular Certificates and the denominator of which is the Original Class Principal Balance or Original Notional Amount of such Class of Regular Certificates.

     "Certificate Notional Amount": With respect to any Class XC, Class XP or Class WW-X Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class XC, Class XP or Class WW-X Notional Amount, as applicable.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to any Sequential Pay Certificate or Class WW Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person (unless such person qualifies as a Permitted Transferee) shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections

7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder or the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

     "Class A Certificates": The Class A-1, Class A-2, Class A-3, Class A-4 or Class A-1A Certificates.

     "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-4 Certificate": Any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-1A Certificate": A Certificate designated as "Class A-1A" on the face thereof, substantially in the form of Exhibit A-5 attached hereto and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class Principal Balance": The aggregate principal balance of any Class of Sequential Pay Certificates or Class WW Principal Balance Certificates, as applicable, outstanding from time to time. As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates and Class WW Principal Balance Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 1.02, 4.04(a) or 4.04(e), as applicable. The Class Principal Balance of any Class of Sequential Pay Certificates or Class WW Principal Balance Certificates, as applicable, will be increased on any Distribution Date by the amount of any Certificate Deferred Interest allocated to such Class on such Distribution Date. The respective Class Principal Balances of any Classes of Sequential Pay Certificates to which there has been allocated unreimbursed Realized Losses and Additional Trust Fund Expenses shall be increased, in sequential order beginning with the most senior affected Class of Sequential Pay Certificates, by the amount of any recoveries of Nonrecoverable Advances which were reimbursed in a prior Collection Period from the principal portion of general collections and which are included in the Principal Distribution Amount for the current Distribution Date; provided that the Class Principal Balance of any such Class of Sequential Pay Certificates shall in no event be increased by more than the amount of unreimbursed Realized Losses and Additional Trust Fund Expenses previously allocated thereto (which unreimbursed Realized Losses and Additional Trust Fund Expenss shall be reduced by the amount of the increase in such Class Principal Balance). Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates or Class WW Principal Balance Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

     "Class Q Certificate": Any one of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class R-LR Certificate": Any one of the Certificates with a "Class R-LR" designation on the face thereof, substantially in the form of Exhibit A-26 attached hereto, and evidencing the sole class of "residual interests" in 77 West Wacker Drive Loan REMIC for purposes of the REMIC Provisions.

     "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

     "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-28 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

     "Class WW Certificate": The Class WW-1, WW-2, WW-3 and WW-X Certificates.

     "Class WW-1 Certificate": Any one of the Certificates with a "Class WW-1" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class WW-2 Certificate": Any one of the Certificates with a "Class WW-2" designation on the face thereof, substantially in the form of Exhibit A-24 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class WW-3 Certificate": Any one of the Certificates with a "Class WW-3" designation on the face thereof, substantially in the form of Exhibit A-25 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class WW-X Certificate": Any one of the Certificates with a "Class WW-X" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class WW-X Notional Amount": With respect to the Class WW-X Certificates and any date of determination, the sum of the then 77 West Wacker Drive Non-Pooled Component Notional Amounts of all of the 77 West Wacker Drive Non-Pooled Components. The Class WW-X Notional Amount shall be increased by the amount of any increase in the Class Principal Balance of any of Class WW Principal Balance Certificates.

     "Class WW-X Strip Rate": With respect to any of the 77 West Wacker Drive Non-Pooled Components for any Distribution Date, a rate per annum equal to the excess, if any, of (i) the Net Mortgage Rate of the 77 West Wacker Non-Pooled Portion for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates in respect of the subject 77 West Wacker Drive Non-Pooled Component.

     "Class WW Principal Balance Certificates": The Class WW-1, WW-2 and WW-3 Certificates.

     "Class X Certificates": The Class XC and Class XP Certificates.

     "Class XC Certificate": Any one of the Certificates with a "Class XC" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing the Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class XC Notional Amount": With respect to the Class XC Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components. The Class XC Notional Amount shall be increased by the amount of any increase in the Class Principal Balance of any of its Components.

     "Class XC Strip Rate": With respect to any Component (other than a Class XP Component) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net

Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates; and in the case of any Component that is a Class XP Component, for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the Class XP Termination Date for such Class XP Component, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class XP Strip Rate for such Class XP Component for such Distribution Date, and (ii) for any Distribution Date occurring after the Class XP Termination Date for such Class XP Component, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates. In no event shall any Class XC Strip Rate be less than zero.

     "Class XP Certificate": Any one of the Certificates with a "Class XP" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the Class XP Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class XP Components": Each of Component X-A-1-2, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-3-4, Component X-A-4-1, Component X-A-4-2, Component X-A1-A-2, Component X-A1-A-3, Component X-A1-A-4, Component X-A1-A-5, Component X-A1-A-6, Component X-A1-A-7, Component X-A1-A-8, Component X-B, Component X-C, Component X-D-1, Component X-D-2, Component X-D-3, Component X-E, Component X-F, Component X-G-1, Component X-G-2, Component X-H, Component X-J-1, Component X-J-2, Component X-K and Component X-L.

     "Class XP Notional Amount": (i) With respect to any Distribution Date on or prior to the Distribution Date in November 2004, the sum of (a) the lesser of $29,523,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time; (b) the lesser of $178,227,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, and (c) the Certificate Balance of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     (ii) With respect to any Distribution Date after the Distribution Date in November 2004, through and including the Distribution Date in November 2005, the sum of (a) the lesser of $63,115,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the lesser of $169,840,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, and (c) the Certificate Balance of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     (iii) With respect to any Distribution Date after the Distribution Date in November 2005, through and including the Distribution Date in November 2006, the sum of (a) the lesser of $10,823,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the lesser of $160,819,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (c) the certificate balance of the Class A-

3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H Certificates outstanding from time to time, and (d) the lesser of $1,580,000 and the certificate balance of the Class J Certificates outstanding from time to time;

     (iv) With respect to any Distribution Date after the Distribution Date in November 2006, through and including the Distribution Date in November 2007, the sum of (a) the lesser of $97,001,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time, (b) the lesser of $152,042,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (c) the Certificate Balance of the Class A-4, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time, and (d) the lesser of $3,526,000 and the Certificate Balance of the Class G Certificates outstanding from time to time;

     (v) With respect to any distribution date after the Distribution Date in November 2007, through and including the Distribution Date in November 2008, the sum of (a) the lesser of $49,916,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time, (b) the lesser of $134,987,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, and (c) the Certificate Balance of the Class A-4, Class B, Class C, Class D and Class E Certificates outstanding from time to time;

     (vi) With respect to any Distribution Date after the Distribution Date in November 2008, through and including the Distribution Date in November 2009, the sum of (a) the lesser of $11,364,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time, (b) the lesser of $127,701,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (c) the Certificate Balance of the Class A-4, Class B and Class C Certificates outstanding from time to time, and (d) the lesser of $21,950,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

     (vii) With respect to any Distribution Date after the Distribution Date in November 2009 through and including the Distribution Date in November 2010, the sum of (a) the lesser of $387,126,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the lesser of $108,783,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (c) the Certificate Balance of the Class B and Class C Certificates outstanding from time to time, and (d) the lesser of $9,268,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

     (viii) With respect to any Distribution Date after the Distribution Date in November 2010, $0.

     The Class XP Notional Amount shall be increased by the amount of any increase in the Class Principal Balance of any of its Components.

     "Class XP Reference Rate": For any Distribution Date, the rate per annum corresponding to such Distribution Date on Exhibit L.

     "Class XP Strip Rate": With respect to each of the Class XP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the Class XP Termination Date for such Class XP Component, (x) the lesser of (I) the Weighted

Average Net Mortgage Rate for such Distribution Date and (II) the Class XP Reference Rate for such Distribution Date minus (y) the Pass-Through Rate in effect for such Distribution Date for the Corresponding Certificate (provided that in no event shall any Class XP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the Class XP Termination Date for such Class XP Component, 0% per annum.

     "Class XP Termination Date": With respect to each Class XP Component, the following Distribution Date:

                    Class XP
                    Component           Distribution Date
                    ---------           -----------------
                     X-A-1-2              November 2004
                    X-A-1A-2              November 2004
                     X-A-2-1              November 2004
                    X-A-1A-3              November 2005
                       X-K                November 2005
                       X-L                November 2005
                     X-A-2-2              November 2005
                      X-J-1               November 2005
                     X-A-3-1              November 2006
                    X-A-1A-4              November 2006
                     X-A-2-3              November 2006
                      X-J-2               November 2006
                      X-G-1               November 2006
                       X-H                November 2006
                    X-A-1A-5              November 2007
                     X-A-3-2              November 2007
                       X-F                November 2007
                      X-G-2               November 2007
                    X-A-1A-6              November 2008
                     X-A-3-3              November 2008
                     X-A-4-1              November 2009
                      X-D-1               November 2008
                       X-E                November 2008
                    X-A-1A-7              November 2009
                     X-A-3-4              November 2009
                      X-D-2               November 2009
                     X-A-4-2              November 2010
                    X-A-1A-8              November 2010
                      X-D-3               November 2010
                       X-B                November 2010
                       X-C                November 2010

     "Class Z-I Certificate": Any one of the Certificates with a "Class Z-I" designation on the face thereof, substantially in the form of Exhibit A-29 attached hereto, and evidencing a proportionate interest in the Additional Interest that is described in Section 4.01(b).

     "Class Z-II Certificate": Any one of the Certificates with a "Class Z-II" designation on the face thereof, substantially in the form of Exhibit A-30 attached hereto, and evidencing a proportionate interest in the Additional Interest that is described in Section 4.01(b).

     "Closing Date": November 20, 2003.

     "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage-backed pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

     "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and in any event, setting forth, among other things, (A) the most recent property inspection date for each Mortgaged Property to be covered thereby and (B) in each instance based on, for all Mortgage Loans,
(1) the most recent rent roll in the possession or under the control of the Master Servicer and (2) to the extent in the possession or under the control of the Master Servicer (in descending order of desirability), (a) trailing 12-months normalized financial information, or (b) if the information in clause
(a) is not available, normalized financial information based on no less than nine months of operating statements (annualized), or (c) if the information in clauses (a) and (b) is not available, the most recent current year-to-date financial information (annualized): (x) the occupancy and debt service coverage ratio for each Mortgage Loan or Mortgaged Property, as applicable, to be covered thereby; and
(y) the revenue, expense, net operating income and net cash flow for each Mortgaged Property to be covered thereby. For the purposes of the production by the Master Servicer or the Special Servicer of any such report that is required to state information with respect to any Mortgage Loan for any period prior to the related Due Date in November 2003, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Mortgagor or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than such Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than such Special Servicer or an Affiliate thereof).

     "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Loan Level Reserve Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA NOI Adjustment Worksheet": A report (using the ARCap Naming Convention for Electronic File Delivery) substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income, net cash flow and debt service coverage numbers used in the other reports required by this Agreement.

     "CMSA Operating Statement Analysis Report": A report (using the ARCap Naming Convention for Electronic File Delivery) substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Reconciliation of Funds": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Website": The CMSA's Website located at "www. cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

     "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

     "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date provided that, for so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, if any Collection Period would be different if the definition of "Business Day" used in the Series 2003-C5 Pooling and Servicing Agreement (which is defined therein as "Any day other than a Saturday, a Sunday or a day on which banking institutions in the states where the Collection Account, Distribution Account, Trustee, Master Servicer or Special Servicer are located and are authorized or obligated by law or executive order to remain closed") were in effect under this Agreement, then references herein to "Collection Period" shall, to the extent (but only to the extent) relevant to amounts due or collected, or losses and other shortfalls incurred, on the Fairfield Commons Mortgage Loan or any related REO Loan or REO Property, mean the period described above in this definition determined using the definition of "Business Day" under the Series 2003-C5 Pooling and Servicing Agreement.

     "Companion Holder": With respect to any Companion Loan, the owner of the Mortgage Note representing such Companion Loan. As of the Closing Date, the Companion Holders of the Companion Loans are (a) with respect to the Fairfield Commons Pari Passu Companion Loan, initially KeyBank and then upon the closing of the Series 2003-C5 Securitization, the trust fund under the Series 2003-C5 Pooling and Servicing Agreement; (b) CBA Mezzanine Capital Finance, LLC with respect to the Euless Square Subordinate

Companion Loan; (c) CBA Mezzanine Capital Finance, LLC with respect to the Locust Grove Subordinate Companion Loan; and (d) CBA Mezzanine Capital Finance, LLC with respect to the Prindle Terrace Subordinate Companion Loan.

     "Companion Loan": Any of the Fairfield Commons Pari Passu Companion Loan or any Subordinate Companion Loan, and, collectively, the "Companion Loans".

     "Companion Loan Custodial Account": With respect to each Companion Loan, the separate account (which may be a sub-account of the Certificate Account) created and maintained by the Master Servicer pursuant to Section 3.04(f) and held on behalf of the Certificateholders and the related Companion Holder, which shall be entitled "KeyCorp Real Estate Capital Markets, Inc., as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1 and [name of Companion Holder], as their interests may appear." Any such account shall be an Eligible Account.

     "Component": Each of Component X-A-1-1, Component X-A-1-2, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-3-4, Component X-A-4-1, Component X-A-4-2, Component X-A-1A-1, Component X-A-1A-2, Component X-A-1A-3, Component X-A-1A-4, Component X-A-1A-5, Component X-A-1A-6, Component X-A-1A-7, Component X-A-1A-8, Component X-B, Component X-C, Component X-D-1, Component X-D-2, Component X-D-3, Component X-E, Component X-F, Component X-G-1, Component X-G-2, Component X-H, Component X-J-1, Component X-J-2, Component X-K, Component X-L, Component X-M, Component X-N Component X-P and Component X-Q.

     "Component X-A-1-1": One of the thirty-seven components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-1 as of any date of determination.

     "Component X-A-1-2": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-2 as of any date of determination.

     "Component X-A-2-1": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-1 as of any date of determination.

     "Component X-A-2-2": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-2 as of any date of determination.

     "Component X-A-2-3": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a

Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-3 as of any date of determination.

     "Component X-A-3-1": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-1 as of any date of determination.

     "Component X-A-3-2": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-2 as of any date of determination.

     "Component X-A-3-3": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-3 as of any date of determination.

     "Component X-A-3-4": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-4 as of any date of determination.

     "Component X-A-4-1": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-1 as of any date of determination.

     "Component X-A-4-2": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-2 as of any date of determination.

     "Component X-A-1A-1": One of the thirty-seven components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-1 as of any date of determination.

     "Component X-A-1A-2": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-2 as of any date of determination.

     "Component X-A-1A-3": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-3 as of any date of determination.

     "Component X-A-1A-4": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-4 as of any date of determination.

     "Component X-A-1A-5": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-5 as of any date of determination.

     "Component X-A-1A-6": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-6 as of any date of determination.

     "Component X-A-1A-7": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-7 as of any date of determination.

     "Component X-A-1A-8": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-8 as of any date of determination.

     "Component X-B": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LB as of any date of determination.

     "Component X-C": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LC as of any date of determination.

     "Component X-D-1": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD-1 as of any date of determination.

     "Component X-D-2": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD-2 as of any date of determination.

     "Component X-D-3": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a

Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD-3 as of any date of determination.

     "Component X-E": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE as of any date of determination.

     "Component X-F": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF as of any date of determination.

     "Component X-G-1": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-1 as of any date of determination.

     "Component X-G-2": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-2 as of any date of determination.

     "Component X-H": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH as of any date of determination.

     "Component X-J-1": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ-1 as of any date of determination.

     "Component X-J-2": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ-2 as of any date of determination.

     "Component X-K": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LK as of any date of determination.

     "Component X-L": One of the thirty-seven components of the Class XC Certificates and one of the thirty-one components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL as of any date of determination.

     "Component X-M": One of the thirty-seven components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LM as of any date of determination.

     "Component X-N": One of the thirty-seven components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LN as of any date of determination.

     "Component X-P": One of the thirty-seven components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LP as at any date of determination.

     "Component X-Q": One of the thirty-seven components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LQ as at any date of determination.

     "Component X-WW-1": One of the three components of the Class WW-X Certificates having a 77 West Wacker Drive Non-Pooled Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LWW-1 as at any date of determination.

     "Component X-WW-2": One of the three components of the Class WW-X Certificates having a 77 West Wacker Drive Non-Pooled Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LWW-2 as at any date of determination.

     "Component X-WW-3": One of the three components of the Class WW-X Certificates having a 77 West Wacker Drive Non-Pooled Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LWW-3 as at any date of determination.

     "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

     "Control Change Event": With respect to any of the Class WW-1, WW-2 and WW-3 Certificates, such time as it is determined that, and for so long as, either (i) the initial Certificate Principal Balance of such Class minus all Appraisal Reduction Amounts, Realized Losses and Additional Trust Fund Expenses allocated to such Class as of the date of determination is less than 25% of the initial Certificate Principal Balance of such Class of Class WW Principal Balance Certificates; or (ii) the outstanding Certificate Principal Balance of such Class of Class WW Principal Balance Certificates, after giving effect to all principal distributions, Appraisal Reduction Amounts, Realized Losses and Additional Trust Fund Expenses allocated to such Class as of the date of determination has been reduced to zero.

     "Controlling Class": As of any date of determination, the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is (i) greater than 25% of the Original Class Principal Balance thereof (without considering any Appraisal Reductions) and (ii) equal to or greater than 1.0% of the sum of the Original Class Principal Balances of all the Sequential Pay Certificates; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Residual Certificates or the Class X Certificates) bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1, the Class A-2, the Class A-3, the Class A-4 and the Class A-1A Certificates shall be deemed a single Class of Certificates.

     "Controlling Class Representative": As defined in Section 3.25.

     "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention:, Attn: Asset Backed Securities Trust Services Group - Merrill Lynch Mortgage Trust, Series 2003-KEY1.

     "Corrected Mortgage Loan": Any Mortgage Loan and, if applicable, any Companion Loan (other than the Fairfield Common Pari Passu Companion Loan so long as it is serviced under the Series 2003-C5 Securitization), that had been a Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage Loan".

     "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC I Regular Interest.

     "Corresponding Component": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC I Regular Interest.

     "Corresponding REMIC I Regular Interest": As defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Component of the Class X Certificates.

     "Crossed Loan": As defined in Section 2.03. None of the Loan Pairs will be deemed to be Crossed Loans for purposes of this Agreement.

     "Crossed Group": As defined in Section 2.03.

     "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

     "Cut-off Date": With respect to any Mortgage Loan, the related Due Date of such Mortgage Loan in November 2003 or, with respect to those Mortgage Loans that were originated in October 2003 and have the date of their first Scheduled Payment in December 2003, November 1, 2003.

     "Cut-off Date Balance": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

     "Debt Service Coverage Ratio": With respect to any Mortgage Loan (which with respect to the Fairfield Commons Total Loan, for purposes of this calculation, shall include the Fairfield Commons Total Loan), as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination.

     "Default Charges": Penalty Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan; provided that, for so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, in the case of the Fairfield Commons Total Loan or any related REO Loan or REO Property, "Default Charges" shall be limited to only such amounts of the type described above in this definition as are remitted to the Master Servicer on behalf of the Trust under the Series 2003-C5 Pooling and Servicing Agreement and the Fairfield Commons Intercreditor Agreement.

     "Defaulted Mortgage Loan": A Mortgage Loan (other than the Fairfield Commons Pooled Mortgage Loan, for so long as the Fairfield Commons Pari Passu Companion Loan is in the Series 2003-C5 Securitization, during which time it will be subject to the analogous definition under the Series 2003-C5 Pooling and Servicing Agreement) (i) that is delinquent sixty days or more in respect to a Periodic Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan shall immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     "Defaulting Party": As defined in Section 7.01(b).

     "Defeasance Collateral": With respect to any Defeasance Loan, the United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

     "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

     "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificate": As defined in Section 5.03(a).

     "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

     "Depository": The Depository Trust Company, or any successor depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": For any Distribution Date, the fourth Business Day prior to the Distribution Date.

     "Determination Information": As defined in Section 3.18(b).

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Discount Rate": With respect to any prepaid Mortgage Loan or REO Loan for purposes of allocating any Yield Maintenance Charge received thereon or with respect thereto among the respective Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), an amount equal to the discount rate stated in the Mortgage Loan Documents related to such Mortgage Loan or REO Loan used in calculating the related Prepayment Premium or Yield Maintenance Charge; provided, that if a discount rate is not stated thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for such prepaid Mortgage Loan or REO Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date shall apply.

     "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 (a)(2)(c) of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distributable Certificate Interest": With respect to any Class of Regular Certificates (other than the Class WW Certificates) for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than with respect to the Class X Certificates) (to not less than zero) by (i) the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is not otherwise allocable to the Class WW Principal Balance Certificates as described below, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates for such Distribution Date, and (ii) such Class' share of any Certificate Deferred Interest allocated to such Class in accordance with Section 4.04(c) plus, if the aggregate Class Principal Balance is reduced as a result of a diversion of principal in accordance with Section 4.03(f), and there is a subsequent recovery of such amounts allocable to such Class, then interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount by which the aggregate Class Principal Balance was reduced, which interest shall accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

     With respect to any Class of Class WW Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than with respect to the Class WW-X Certificates) (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfall related to the 77 West Wacker Drive Mortgage Loan for such Distribution Date allocated to such Class of Class WW Certificates as set forth below and (ii) such Class' share of any Certificate Deferred Interest allocated to such Class in accordance with Section 4.04(e). The Net Aggregate Prepayment Interest Shortfall for the 77 West Wacker Drive Mortgage Loan, if any, for each Distribution Date shall be allocated, up to an amount equal to the lesser of any such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Class WW Principal Balance Certificates for such Distribution Date, first, to the Class WW-3 Certificates, then to the Class WW-2 Certificates, and then to the Class WW-1 Certificates, and thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Regular Certificates (other than the Class WW Certificates) as described in the first paragraph of this definition.

     "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1."

     "Distribution Date": During any given month, the 12th day of such month, or if the 12th day is not a Business Day, the next succeeding Business Day, commencing in December 2003.

     "Distribution Date Statement": As defined in Section 4.02(a).

     "Document Defect": As defined in Section 2.03(a).

     "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date or any Companion Loan on or prior to its maturity date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Companion Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date or any Companion Loan after its maturity date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

     "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least (A) "Aa3" by Moody's (if then rated by Moody's) and (B) "AA-" by S&P (or "A-" provided the short-term unsecured debt obligations are rated at least "A-1" by S&P) (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or

(b) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "P-1" by Moody's (if then rated by Moody's) and "A-1" by S&P (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, (ii) an account or accounts maintained with KeyBank so long as KeyBank (1) has a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1" from Moody's and (2) has the appropriate rating from S&P specified in clause (i) above, or (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

     "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter in the case of a Specially Serviced Mortgage Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loan as to which the related Mortgaged Property is not multifamily property.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Restricted Certificate": Any Class J, Class K, Class L, Class M, Class N, Class P or Class Q Certificate; provided, that any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions related to ERISA Restricted Certificates contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan.

     "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged Property.

     "Euless Square Mortgaged Property" means the Mortgaged Property identified on the Mortgage Loan Schedule as Euless Square.

     "Euless Square Pooled Mortgage Loan" means the pooled Mortgage Loan secured by the Euless Square Mortgaged Property.

     "Euless Square Subordinate Companion Loan" means the loan in the original principal amount of $300,000.00 secured by the same mortgage instrument encumbering the Euless Square Mortgaged Property as the Euless Square Pooled Mortgage Loan and subordinate in right of payment to the Euless Square Pooled Mortgage Loan. The Euless Square Subordinate Companion Loan will not be part of the Mortgage Pool and will not be considered a pooled Mortgage Loan.

     "Event of Default": One or more of the events described in Section 7.01(a).

     "Exchange Act": Securities Exchange Act of 1934, as amended.

     "Excess Servicing Strip": The excess of the Master Servicing Fee Rate over 0.01% (one basis point) per annum, subject to reduction by the Trustee pursuant to Section 3.11(a).

     "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates.

     "Exemption": Department of Labor Prohibited Transaction Exemption ("PTE") 90-23, 90-29 and 2000-33, each as amended by PTE 2000-58, and as each may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

     "Fairfield Commons Intercreditor Agreement": The intercreditor agreement between the Trust Fund as lender in respect of the Fairfield Commons Pooled Mortgage Loan, and the holder of the Fairfield Commons Pari Passu Companion Loan.

     "Fairfield Commons Mortgaged Property": The Mortgaged Property identified on the Mortgage Loan Schedule as Mall at Fairfield Commons.

     "Fairfield Commons Pari Passu Companion Loan": The loan in the original principal amount of $85,500,000 secured by the same mortgage instrument encumbering the Fairfield Commons Mortgaged Property as the Fairfield Commons Pooled Mortgage Loan and pari passu in right of payment to the Fairfield Commons Pooled Mortgage Loan. The Fairfield Commons Pari Passu Companion Loan will not be part of the Mortgage Pool and will not be considered a pooled Mortgage Loan.

     "Fairfield Commons Pooled Mortgage Loan": The Mortgage Loan secured by the Fairfield Commons Mortgaged Property and included in the Trust Fund.

     "Fairfield Commons Total Loan": Collectively, the Fairfield Commons Pooled Mortgage Loan and the Fairfield Commons Pari Passu Companion Loan.

     "FDIC": Federal Deposit Insurance Corporation or any successor.

     "FHLMC": Freddie Mac or any successor.

     "Final Recovery Determination": A determination by the Special Servicer (or, in the case of the Fairfield Commons Total Loan or any related REO Loan or REO Property, by the Master Servicer based on such similar determination made by the Series 2003-C5 Special Servicer) with respect to any Defaulted Mortgage Loan (and, if applicable, any defaulted

Companion Loan), Corrected Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers, pursuant to the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement, as applicable, by the Majority Subordinate Certificateholder, the Companion Holder, WW Controlling Holder or the Special Servicer pursuant to Section 3.18(c), 3.18(d), 3.18(e), 3.18(h), 3.18(m) or
3.26(d) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

     "Fiscal Agent": ABN AMRO Bank N.V., its successor in interest, or any successor fiscal agent appointed as herein provided.

     "Fitch": Fitch, Inc. or its successor in interest. If neither Fitch nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "FNMA": Federal National Mortgage Association or any successor.

     "Gain-on-Sale Proceeds": With respect to any Mortgage Loan, the excess of
(i) Liquidation Proceeds of the Mortgage Loan or related REO Property net of any related liquidation expenses, P&I Advances, Servicing Advances, Principal Recovery Fees, interest on Advances, Master Servicing Fees, Special Servicing Fees and Additional Trust Fund Expenses over (ii) the Purchase Price for such Mortgage Loan on the date on which such Liquidation Proceeds were received.

     "Gain-on-Sale Reserve Account": A segregated custodial account (which may be a sub-account of the Distribution Account) or accounts created and maintained by the Trustee pursuant to Section 3.04(g) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, Gain-on-Sale Reserve Account."

     "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Grantor Trust Assets.

     "Grantor Trust Assets": The segregated pool of assets consisting of any Additional Interest with respect to the ARD Loans after their respective Anticipated Repayment Dates and amounts held from time to time in the Additional Interest Account that represent Additional Interest.

     "Grantor Trust Provisions": Subpart E of Subchapter J of the Code.

     "Ground Lease": With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

     "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

     "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

     "Holder": A Certificateholder.

     "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

     "Impound Reserve": As defined in Section 3.16(c) hereof.

     "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative, the WW Controlling Holder, the Trustee, the Fiscal Agent, any Companion Holder and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative, the WW Controlling Holder, the Trustee, the Fiscal Agent or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Controlling Class Representative, any Companion Holder, the WW Controlling Holder, the Special Servicer, the Trustee, the Fiscal Agent, any Companion Holder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Controlling Class Representative, any Companion Holder, the WW Controlling Holder, the Special Servicer, the Trustee, the Fiscal Agent or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Companion Holder, the Controlling Class Representative, the WW Controlling Holder, the Trustee, the Fiscal Agent or any Affiliate thereof, as the case may be.

     "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

     "Independent Contractor": Any Person that would be an "independent contractor" with respect to the 77 West Wacker Drive Loan REMIC or REMIC I within the meaning of Section 856(d)(3) of the Code if 77 West Wacker Drive Loan REMIC or REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Trust Fund, delivered to the Trustee and the Master Servicer), so long as 77 West Wacker Drive Loan REMIC or REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and 77 West Wacker Drive Loan REMIC or REMIC I is at arm's length, all within the meaning of Treasury Regulations
Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee, the Fiscal Agent of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

     "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

     "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard; provided that, in the case of the Fairfield Commons Total Loan or any related REO Property, for so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization "Insurance Proceeds" shall be limited to only such proceeds of the type described above in this definition as are remitted to the Master Servicer on behalf of the Trust under the Series 2003-C5 Pooling and Servicing Agreement and the Fairfield Commons Intercreditor Agreement.

     "Insured Environmental Event": As defined in Section 3.07(d).

     "Insured Event": With respect to a Lease Enhancement Policy, any occurrence, condition or event that gives rise or with the passage of time will give rise to a claim under the Lease Enhancement Policy.

     "Intercreditor Agreement": With respect to each Loan Pair, the intercreditor agreement regarding the administration of such Loan Pair and the allocation of all amounts received by the holders of the notes contributing any portion thereof.

     "Interest Accrual Period": With respect to each Class of Regular Certificates, the REMIC I Regular Interests and any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Notwithstanding the foregoing, each Interest Accrual Period is deemed to consist of 30 days for purposes of calculating interest on the Regular Certificates and REMIC I Regular Interests.

     "Interest Reserve Account": The segregated account (which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1".

     "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one day's interest at the related Mortgage Rate exclusive of Penalty Interest, Additional Interest, Master Servicing Fees and Trustee Fees payable therefrom) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date.

     "Interest Reserve Loan": Each Mortgage Loan that is an Actual/360 Mortgage Loan, excluding the 77 West Wacker Drive Non-Pooled Portion, and each REO Loan that relates to an Actual/360 Mortgage Loan, excluding the 77 West Wacker Drive Non-Pooled Portion.

     "Interested Person": The Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Independent Contractor hired by the Special Servicer, any Holder of a Certificate, any Companion Holder (only as to the related Companion Loan) or any Affiliate of any such Person.

     "Internet Website": The Internet Websites maintained by the Trustee initially located at "www.etrustee.net", or such other address as provided to the parties hereto from time to time.

     "Investment Account": As defined in Section 3.06(a).

     "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

     "JPMorgan": JPMorgan Chase Bank, a New York banking corporation, or its successor in interest.

     "JPMorgan Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the JPMorgan Mortgage Loan Purchase Agreement.

     "JPMorgan Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of November 1, 2003, between the Depositor and JPMorgan and relating to the transfer of the JPMorgan Mortgage Loans to the Depositor.

     "KeyBank": KeyBank National Association, a national banking association, or its successor in interest.

     "KeyBank Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the KeyBank Mortgage Loan Purchase Agreement.

     "KeyBank Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of November 1, 2003, between the Depositor and KeyBank and relating to the transfer of the KeyBank Mortgage Loans to the Depositor.

     "KRECM": KeyCorp Real Estate Capital Markets, Inc.

     "Late Collections": With respect to any Mortgage Loan or any Companion Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan or such Companion Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

     "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement, or the JPMorgan Mortgage Loan Purchase Agreement, as applicable; (iv) such Mortgage Loan is purchased by the Companion Holder pursuant to Section 3.26(d); (v) such Mortgage Loan is purchased by the Majority Subordinate Certificateholder, the Companion Holder or the Special Servicer pursuant to Section 3.18(c), 3.18(e), 3.18(h), 3.18(m) or 3.26(d) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01; or (vi) the 77 West Wacker Mortgage Loan is purchased by the WW Controlling Holder pursuant to Section 3.18(d). With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property (or, in the case of any REO Property relating to the Fairfield Commons Total Loan, any interest therein) is purchased by the Master

Servicer or the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01; or (iii) such REO Property is purchased by the Companion Holder pursuant to Section 3.26(d).

     "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage (provided that, in the case of the Fairfield Commons Total Loan or any related REO Property, for so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization "Liquidation Proceeds" shall be limited to only such proceeds of the type described in this clause (ii) as are remitted to the Master Servicer on behalf of the Trust under the Series 2003-C5 Pooling and Servicing Agreement and the Fairfield Commons Intercreditor Agreement; (iii) the realization upon any deficiency judgment obtained against a Mortgagor (provided that, in the case of the Fairfield Commons Total Loan or any related REO Property, for so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization "Liquidation Proceeds" shall be limited to only such proceeds of the type described in this clause (iii) as are remitted to the Master Servicer on behalf of the Trust under the Series 2003-C5 Pooling and Servicing Agreement and the Fairfield Commons Intercreditor Agreement; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Subordinate Certificateholder, the Companion Holder or the Special Servicer pursuant to Section 3.18(c), 3.18(e), 3.18(h), 3.18(m) or 3.26(d); (v) the
repurchase of a Mortgage Loan by a Mortgage Loan Seller, pursuant to the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Loan Purchase Agreement, as applicable; (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder pursuant to Section 9.01; (vii) the purchase of any AB Mortgage Loan or REO Property by the related Companion Holder pursuant to Section 3.26(d); or (viii) the purchase of the 77 West Wacker Mortgage Loan by the WW Controlling Holder pursuant to Section 3.18(d).

     "Loan Group": Either Loan Group 1 or Loan Group 2.

     "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto.

     "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

     "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Mortgage Loans belonging to Loan Group 1 subject to reduction or increase in accordance with Section 1.02.

     "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto.

     "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

     "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Mortgage Loans belonging to Loan Group 2, subject to reduction or increase in accordance with Section 1.02.

     "Loan Pair": Collectively, a Companion Loan and the related AB Mortgage Loan or the Fairfield Commons Pooled Mortgage Loan, as applicable.

     "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

     "Lockout Period": With respect to any Mortgage Note that prohibits the Mortgagor from prepaying such Mortgage Loan until a date specified in such Mortgage Note, the period from the Closing Date until such specified date.

     "Locust Grove Mortgaged Property" means the Mortgaged Property identified on the Mortgage Loan Schedule as Locust Grove Village Shopping Center.

     "Locust Grove Pooled Mortgage Loan" means the pooled Mortgage Loan secured by the Locust Grove Mortgaged Property.

     "Locust Grove Subordinate Companion Loan" means the loan in the original principal amount of $450,000 secured by the same mortgage instrument encumbering the Locust Grove Mortgaged Property as the Locust Grove Pooled Mortgage Loan and subordinate in right of payment to the Locust Grove Pooled Mortgage Loan. The Locust Grove Subordinate Companion Loan will not be part of the Mortgage Pool and will not be considered a pooled Mortgage Loan.

     "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates (other than any Holder which is an Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than 50% of the Voting Rights allocated to the Controlling Class; provided, however, that if there is no single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Subordinate Certificateholder shall be the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

     "Master Servicer": KeyCorp Real Estate Capital Markets, Inc., its successor in interest, or any successor master servicer appointed as herein provided.

     "Master Servicing Fee": With respect to each Mortgage Loan (other than the Fairfield Commons Pooled Mortgage Loan if it becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property), the Euless Square Subordinate Companion Loan, the Locust Grove Subordinate Companion Loan, the Prindle Terrace Subordinate Companion Loan, and each REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

     "Master Servicing Fee Rate": With respect to each Mortgage Loan, the percentage set forth under the column "Master Servicing Fee Rate" on the Mortgage Loan Schedule.

     "Merrill Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Merrill Mortgage Loan Purchase Agreement.

     "Merrill Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of November 1, 2003, between the Depositor and MLMLI and relating to the transfer of the Merrill Mortgage Loans to the Depositor.

     "MLMLI": Merrill Lynch Mortgage Lending, Inc. or its successor in interest.

     "Money Term": With respect to any Mortgage Loan, the maturity date, Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge in connection with a Principal Prepayment (but not any late fees or default interest provisions).

     "Monthly Additional Report on Recoveries and Reimbursements": With respect to each Collection Period, a report prepared by the Master Servicer, in a format reasonably acceptable to the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar, that identifies the following with respect to such Collection Period, in all cases both on a loan-by-loan basis and in the aggregate:

     (a) the amount of any Advance (and accrued and unpaid interest thereon) that became a Workout-Delayed Reimbursement Amount during such Collection Period;

     (b) (i) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent during such Collection Period, (ii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from principal collections on the related Mortgage Loan received during the Collection Period, (iii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from principal collections on the remainder of the Mortgage Loans received during such Collection Period and (iv) the amount of any related Unliquidated Advances;

     (c) the amount of any Unliquidated Advances recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period;

     (d) (i) the amount of any Unliquidated Advance that became a Nonrecoverable Advance in the current Collection Period, and (ii) the amount of any Workout-Delayed Reimbursement Amount that arose in a prior Collection Period, was not reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in the current or a prior Collection Period (and therefore had not become an Unliquidated Advance) but which has became a Nonrecoverable Advance in the current Collection Period;

     (e) the amount of any Advance (and accrued and unpaid interest thereon), other than an amount described in clause (d) above, that became a Nonrecoverable Advance during such Collection Period;

     (f) (i) the amount of any Nonrecoverable Advance (and accrued and unpaid interest thereon) that was reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent during the current Collection Period, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued and unpaid interest thereon) was made from principal collections on the Mortgage Loans received during such Collection Period;

     (g) the amount of any Advance reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent as a Nonrecoverable Advance in a prior Collection Period but recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period (notwithstanding that it was previously determined to constitute a Nonrecoverable Advance); and

     (h) a reconciliation of interest accrued on any Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any late fees and Penalty Interest collected during the related Collection Period and the amount of late fees and Penalty Interest that were applied to pay such interest.

     "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged Property.

     "Mortgage Deferred Interest": With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification and any Distribution Date, the amount by which (a) interest accrued at such reduced rate is less than
(b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

     "Mortgage File": With respect to any Mortgage Loan (other than the Fairfield Commons Total Loan so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization), collectively the following documents:

          (i) the original executed Mortgage Note including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, or in blank;

          (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recording office;

          (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recording office;

          (iv) an original executed assignment, in recordable form (except for completion of the assignee's name (if the assignment is delivered in blank) or a certified copy of that assignment as sent for recording and any missing recording information) of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, or in blank;

          (v) an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, or in blank;

          (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed;

          (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

          (viii) any filed copies or other evidence of filing of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, a UCC Amendment, in form suitable for filing in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, as assignee, or in blank;

          (ix) an original or copy of any Ground Lease, guaranty or ground lessor estoppel;

          (x) any intercreditor agreement relating to permitted debt of the Mortgagor and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

          (xi) copies of any loan agreement (if any), escrow agreement (if any), security agreement (if any), management agreement (if any), franchise agreement (if any), agreed-upon procedures letter (if any), lockbox or cash management agreement (if any), environmental reports or letter of credit relating to the Mortgage Loan;

          (xii) Mortgage Loan checklist; and

          (xiii) with respect to any Companion Loan, all of the above documents (if any) with respect to such Companion Loan and the related Intercreditor Agreement; provided that a copy of each Mortgage Note related to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(vi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence. With respect to the Fairfield Commons Mortgage Loan, (a) so long as the Fairfield Commons Total Loan is serviced under this Agreement, "Mortgage File" shall include the item in clause (i) of this definition relating to the Fairfield Commons Pooled Mortgage Loan and a copy of such item relating to the Fairfield Commons Pari Passu Companion Loan and (b) so long as the Fairfield Commons Total Loan is serviced under the Series 2003-C5 Pooling and Servicing Agreement, "Mortgage File" shall include the item in clause (i) of this definition relating to the Fairfield Commons Pooled Mortgage Loan and a copy of all other items relating to the Fairfield Commons Total Loan.

     "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File. As used herein, the term "Mortgage Loan" does not include any Subordinate Companion Loan, provided, that a Mortgage Loan that forms part of a Loan Pair with its Subordinate Companion Loan shall be subject to the provisions regarding the servicing and administration of Mortgage Loans as set forth in Section 3.26. As used herein, the term "Mortgage Loan" shall exclude the Fairfield Commons Pari Passu Companion Loan.

     "Mortgage Loan Documents": Each of the documents listed in items (i), (ii),
(iii), (vi), (ix), (x), (xi) and (xii) of the definition of "Mortgage File".

     "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of 77 West Wacker Drive Loan REMIC or REMIC I, respectively, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

          (i) the loan identification number (as specified in Annex A-1 to the Prospectus);

          (ii) the street address (including city, county, state and zip code) and name of the related Mortgaged Property;

          (iii) the Cut-off Date Balance;

          (iv) the amount of the Periodic Payment due on the first Due Date following the Closing Date;

          (v) the Net Mortgage Rate as of the Cut-off Date and the original Mortgage Rate;

          (vi) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date and, in the case of an ARD Loan, the Anticipated Repayment Date;

          (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

          (viii) the original and remaining amortization term;

          (ix) whether the Mortgage Loan is secured by a Ground Lease;

          (x) the Master Servicing Fee Rate;

          (xi) whether such Mortgage Loan is an ARD Loan and if so the Anticipated Repayment Date and Additional Interest Rate for such ARD Loan;

          (xii) the related Mortgage Loan Seller and, if different, the related originator;

          (xiii) whether such Mortgage Loan is insured by an environmental policy;

          (xiv) whether such Mortgage Loan is cross-defaulted or cross-collateralized with any other Mortgage Loan;

          (xv) whether such Mortgage Loan is a Defeasance Loan;

          (xvi) whether the Mortgage Loan is secured by a letter of credit;

          (xvii) whether such Mortgage Loan is an Interest Reserve Loan;

          (xviii) whether payments on such Mortgage Loan are made to a lock-box;

          (xix) the amount of any Reserve Funds escrowed in respect of each Mortgage Loan;

          (xx) the number of units or square feet of such property as reported in the rent roll or mortgage loan schedule;

          (xxi) the number of days of any grace period permitted under such Mortgage Loan;

          (xxii) the property type of such property as reported in the rent roll or mortgage loan schedule;

          (xxiii) the original principal balance of such Mortgage Loan;

          (xxiv) the interest accrual basis of such Mortgage Loan; and

          (xxv) the applicable Loan Group to which the Mortgage Loan belongs.

     "Mortgage Loan Seller": MLMLI, KeyBank, JPMorgan or their respective successors in interest.

     "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or a Companion Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

     "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

     "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20 (or with respect to the Fairfield Commons Total Loan, so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, modified by the Series 2003-C5 Master Servicer or the Series 2003-C5 Special Servicer, as applicable, or otherwise, pursuant to the Fairfield Commons Intercreditor Agreement and the Series 2003-C5 Pooling and Servicing Agreement); and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding, provided, that, if the Mortgage Rate of the related Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, solely for purposes of calculating the Class XP Strip Rate of any Class XP Component, the Class XC Strip Rate of any Component, the Class WW-X Strip Rate of any 77 West Wacker Drive Non-Pooled Component and the Pass-Through Rate of any Class of Regular Certificates, the Mortgage Rate for such Mortgage Loan shall be calculated without regard to such event. With respect to the 77 West Wacker Drive Mortgage Loan, the Mortgage Rate on the 77 West Wacker Drive Pooled Portion shall be a per annum rate equal to 5.637% and the Mortgage Rate on the 77 West Wacker Drive Non-Pooled Portion shall be a per annum rate equal to 6.135%.

     "Mortgaged Property": The property subject to the lien of a Mortgage.

     "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

     "Mortgagor Reserve Agreement": With respect to any Mortgage Loan, the related borrower reserve agreement, replacement reserve agreement or similar agreement executed by the Mortgagor and setting forth the terms and amounts required to be reserved or escrowed for the related Mortgaged Property, in each case pledged as additional collateral under the related Mortgage.

     "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Mortgage Loans.

     "Net Investment Earnings": With respect to the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account or the REO Account (if any) for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds).

     "Net Investment Loss": With respect to the Certificate Account, any Servicing Account, any Reserve Account or the REO Account (if any) for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such account in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period on such funds; provided that, in the case of any such account and any particular investment of funds in such account, Net Investment Loss shall not include any loss with respect to such investment that is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of "Eligible Account" immediately prior to such insolvency.

     "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate; provided, however, that for purposes of calculating the Class XP Strip Rate for each Class XP Component, the Class XC Strip Rate for each Component, the Class WW-X Strip Rate for each 77 West Wacker Drive Non-Pooled Component and the Pass-Through Rate for each of the Class A-1, Class A-2, Class, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class WW-1, Class WW-2, Class WW-3, Class WW-X, Class XC and Class XP Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan or REO Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the date of issuance of the Certificates; and provided, further, that if any Mortgage Loan or REO Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Penalty Interest or Additional Interest) in respect of such Mortgage Loan during such one-month period at the related Net Mortgage Rate (as determined without regard to this proviso or the next proviso in this definition); provided, however, that with respect to each Interest Reserve Loan, the Net Mortgage Rate for the one-month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year will be determined exclusive of the Interest Reserve Amounts for such months, and (B) preceding the Due Date in March will be determined inclusive of the Interest Reserve Amounts for the immediately preceding February and, if applicable, January. For purposes of calculating the Pass-Through Rate with respect to any Class of Class WW Certificates or the Class WW-X Strip Rate with respect to any 77 West Wacker Drive Non-Pooled Component, for any Distribution
Date: (a) the Net Mortgage Rate for the 77 West Wacker Drive Pooled Portion shall be calculated as provided above as if it were a Mortgage Loan or an REO Loan, as the case may be, taking into account the Mortgage Rate and Interest Reserve Amounts for the 77 West Wacker Drive Pooled Portion; and (b) the Net Mortgage Rate for the 77 West Wacker Drive Non-Pooled Portion shall equal the product of (i) the Mortgage Rate for the 77 West Wacker Drive Non-Pooled Portion, minus the sum of the Trustee Fee Rate and the Master Servicing Fee Rate for the

77 West Wacker Drive Mortgage Loan, multiplied by (ii) a fraction, the numerator of which is the number of days in the Interest Accrual Period for the subject Distribution Date, and the denominator of which is 30.

     "Net Operating Income or NOI": With respect to any Mortgaged Property, for any twelve-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

     "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the 77 West Wacker Drive Loan REMIC or REMIC I, as applicable, including any lease renewed, modified or extended on behalf of such REMIC if such REMIC has the right to renegotiate the terms of such lease.

     "Nonrecoverable Advance": Any Nonrecoverable P&I Advance (including any Unliquidated Advance that subsequently becomes a Nonrecoverable P&I Advance) or Nonrecoverable Servicing Advance (including any Unliquidated Advance that subsequently becomes a Nonrecoverable Servicing Advance).

     "Nonrecoverable P&I Advance": Any P&I Advance, or any Unliquidated Advance in respect of a prior P&I Advance, previously made or proposed to be made in respect of any Mortgage Loan or REO Loan by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, that, as determined by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, in accordance with the Servicing Standard with respect to such P&I Advance will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Companion Loan or REO Loan; provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the Master Servicer, the Trustee and the Fiscal Agent) in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver notice of such determination to the Master Servicer, the Trustee and the Fiscal Agent. In making a recoverability determination, the applicable Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such Person's assumptions (consistent with the Servicing Standards) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (consistent with the Servicing Standards) (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the Servicing Standards, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders.

     "Nonrecoverable Servicing Advance": Any Servicing Advance, or any Unliquidated Advance in respect of a prior Servicing Advance, previously made or proposed to be made in respect of a Mortgage Loan, Companion Loan or REO Loan by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, that, as determined by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in accordance with the Servicing Standard, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Companion Loan or REO Property; provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the Master Servicer, the Trustee and the Fiscal Agent) in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver notice of such determination to the Master Servicer, the Trustee and the Fiscal Agent. In making such recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (consistent with the Servicing Standards) (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the Servicing Standards, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's determination (or that of the applicable Person under the Series 2003-C5 Pooling and Servicing Agreement) as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders. With respect to the Fairfield Commons Total Loan, any determination made by the Series 2003-C5 Master Servicer under the Series 2003-C5 Pooling and Servicing Agreement or by the Master Servicer under this Agreement regarding the non-recoverability of any Advance with respect to the Fairfield Commons Pooled Mortgage Loan or the Fairfield Commons Pari Passu Companion Loan, respectively, will be binding on the other master servicer, trustee or fiscal agent with respect to outstanding and proposed Advances on the other portion of the Fairfield Commons Total Loan.

     "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class XC, Class XP, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class WW-1, Class WW-2, Class WW-3, Class WW-X, Class Z-I, Class Z-II, Class R-LR, Class R-I or Class R-II Certificate.

     "Non-United States Person": Any Person other than a United States Person.

     "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

     "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II as a REMIC; (b) the qualification of the Grantor Trust as a grantor trust; (c) compliance with REMIC Provisions or (d) the resignation of the Master Servicer or Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the Special Servicer or the Depositor, as applicable.

     "Option Holder": As defined in Section 3.18(c).

     "Option Price": As defined in Section 3.18(c).

     "Original Class Principal Balance": With respect to any Class of Regular Certificates (other than the Class X Certificates), the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

     "Original Class XC Notional Amount": $1,055,546,925.

     "Original Class XP Notional Amount": $1,026,249,000.

     "Original Notional Amount": The Original Class XC Notional Amount or the Original Class XP Notional Amount, as the context requires.

     "OTS": The Office of Thrift Supervision or any successor thereto.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Enity": Any regulated investment company, real estate investment trust, trust, partnership, or other entities described in Section 860E(e)(6) of the Code.

     "Pass-Through Rate": With respect to:

        (i) the Class A-1 Certificates for any Distribution Date, 2.8840% per annum;

        (ii) the Class A-2 Certificates for any Distribution Date, 4.4350% per annum;

        (iii) the Class A-3 Certificates for any Distribution Date, 4.8930% per annum;

        (iv) the Class A-4 Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.2360% and (b) the Weighted Average Net Mortgage Rate for such Distribution Date;

        (v) the Class A-1A Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.0480% and (b) the Weighted Average Net Mortgage Rate for such Distribution Date;

        (vi) the Class B Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.3340% and (b) the Weighted Average Net Mortgage Rate for such Distribution Date;

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

        (vii) the Class C Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.3730% and (b) the Weighted Average Net Mortgage Rate for such Distribution Date;

        (viii) the Class D Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date less 0.07%;

        (ix) the Class E Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date;

        (x) the Class F Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date;

        (xi) the Class G Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date;

        (xii) the Class H Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date;

        (xiii) the Class J Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.4520% and (b) the Weighted Average Net Mortgage Rate for such Distribution Date;

        (xiv) the Class K Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.4520% and (b) the Weighted Average Net Mortgage Rate for such Distribution Date;

        (xv) the Class L Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.4520% and (b) the Weighted Average Net Mortgage Rate for such Distribution Date;

        (xvi) the Class M Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.4520% and (b) the Weighted Average Net Mortgage Rate for such Distribution Date;

        (xvii) the Class N Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.4520% and (b) the Weighted Average Net Mortgage Rate for such Distribution Date;

        (xviii) the Class P Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.4520% and (b) the Weighted Average Net Mortgage Rate for such Distribution Date;

        (xix) the Class Q Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.4520% and (b) the Weighted Average Net Mortgage Rate for such Distribution Date;

        (xx) the Class WW-1 Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) the Net Mortgage Rate on the 77 West Wacker Drive Non-Pooled Portion and (b) 5.7750%;

        (xxi) the Class WW-2 Certificates for any Distribution Date a per annum rate equal to the Net Mortgage Rate on the 77 West Wacker Drive Non-Pooled Portion;

        (xxii) the Class WW-3 Certificates for any Distribution Date, a per annum rate equal to the Net Mortgage Rate on the 77 West Wacker Drive Non-Pooled Portion;

        (xxiii) the Class WW-X Certificates, for the initial Distribution Date,
                0.0626% per annum, and for any subsequent Distribution Date, the weighted average of Class WW-X Strip Rates for the 77 West Wacker Drive Non-Pooled Components for such Distribution Date (weighted on the basis of the respective 77 West Wacker Drive Non-Pooled Component Notional Amounts outstanding immediately prior to such Distribution Date);

        (xxiv) the Class XC Certificates, for the initial Distribution Date, 0.0411% per annum, and for any subsequent Distribution Date, the weighted average of Class XC Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date); and

        (xxv) the Class XP Certificates for the initial Distribution Date, 0.3329% per annum, and for any subsequent Distribution Date, the weighted average of the Class XP Strip Rates for the respective Class XP Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution
                Date).

     "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03(a) and
(b).

     "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

     "Penalty Interest": With respect to any Mortgage Loan or Companion Loan (or successor REO Loan), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such Mortgage Loan or Companion Loan (or successor REO Loan) accrued at the related Mortgage Rate.

     "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, Class Z-I Certificate or Class Z-II Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Periodic Payment": With respect to any Mortgage Loan or Companion Loan as of any Due Date, the scheduled payment of principal and/or interest on such Mortgage Loan or Companion Loan (exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or with respect to the Fairfield Commons Total Loan, so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, the Series 2003-C5 Master Servicer or the Series 2003-C5 Special Servicer, as applicable).

     "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee or one of its Affiliates if otherwise qualifying hereunder):

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. In addition, such obligations may not have a rating from S&P with an "r" highlighter. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (ii) repurchase agreements or obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of Fitch and S&P or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii) federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of Fitch and S&P or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which is rated in the highest rating category of each of Fitch and S&P or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v) money market funds which are rated in the highest applicable rating category of each of Fitch and S&P (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies). In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

          (vi) any other obligation or security acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Permitted Transferee": Any Transferee of a Residual Certificate other than
(a) a Disqualified Organization; (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that the transfer of an interest in any Residual Certificate to such Person may cause the 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that the Certificates are outstanding; (c) a person that is a Non-United States Person (other than (i) a Non-United States Person in whose hands the income from such Residual Certificate is effectively connected with the conduct of a trade or business within the United States and that has furnished the Transferor and the Certificate Registrar with an effective Internal Revenue


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

Service Form W-8ECI or other prescribed form, or (ii) a Non-United States Person, if in connection with the proposed transfer of such Residual Certificate, the Transferor provides an opinion of counsel to the Certificate Registrar to the effect that such transfer will not be disregarded for federal income tax purposes); (d) any partnership if any of its interests are owned, directly or indirectly through any Pass-Through Entity, by a Non-United States Person; or (e) a United States Person with respect to whom income from the Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States Person.

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan": As defined in Section 5.02(c).

     "Plurality Residual Certificateholder": As to any taxable year of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II, the Holder of Certificates holding the largest Percentage Interest of the related Class of Residual Certificates.

     "Pooled Mortgage Loan": Each of the Fairfield Commons Pooled Mortgage Loan, the Euless Square Pooled Mortgaged Loan, the Locust Grove Pooled Mortgage Loan or the Prindle Terrace Pooled Mortgage Loan.

     "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except that it is assumed that each ARD Loan is repaid on its Anticipated Repayment Date.

     "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee and, if applicable, any Additional Interest and Penalty Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance Charge actually collected).

     "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate (net of any Penalty Interest and Additional Interest, if applicable), on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.



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

     "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

     "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

     "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following (without duplication):

     (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to the related Collection Period or advanced with respect to such Distribution Date;

     (b) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

     (c) with respect to any Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

     (d) the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

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

     (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Scheduled Payments deemed due in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of REO Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date;

     (f) with respect to any REO Properties, the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) or
(e) above; and

     (g) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date pursuant to Section 4.01;

minus--

          in the event that the 77 West Wacker Drive Default Distribution Priority is not in effect, an amount equal to the product of (x) the 77 West Wacker Drive Principal Distribution Amount for that Distribution Date and (y) the 77 West Wacker Drive Non-Pooled Percentage for that Distribution Date or (2) in the event that the 77 West Wacker Drive Default Distribution Priority is in effect and if the 77 West Wacker Drive Pooled Portion has been reduced to zero, any amounts required to be distributed to the Class WW-1, WW-2 and WW-3 Certificates pursuant to the 77 West Wacker Drive Default Distribution Priority for that Distribution Date;

provided, the Principal Distribution Amount will be reduced by the following amounts:

          (i) If any Advance previously made in respect of any Mortgage Loan is a Nonrecoverable Advance, and such Advance is reimbursed from amounts allocable as principal during the Collection Period for the related Distribution Date (prior to reimbursement from other collections), the Principal Distribution Amount shall be reduced (to not less than zero) by any of those Advances (and interest thereon) that are reimbursed from amounts in the Certificate Account allocable as principal on the Mortgage Pool during that Collection Period; and

          (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from amounts in the Certificate Account allocable as principal on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

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

     provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan or Companion Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Principal Recovery Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

     "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.0%.

     "Prindle Terrace Mortgaged Property" means the Mortgaged Property identified on the Mortgage Loan Schedule as Prindle Terrace Apartments.

     "Prindle Terrace Pooled Mortgage Loan" means the pooled Mortgage Loan secured by the Prindle Terrace Mortgaged Property.

     "Prindle Terrace Subordinate Companion Loan" means the loan in the original principal amount of $200,000 secured by the same mortgage instrument encumbering the Prindle Terrace Mortgaged Property as the Prindle Terrace Pooled Mortgage Loan and subordinate in right of payment to the Prindle Terrace Pooled Mortgage Loan. The Prindle Terrace Subordinate Companion Loan will not be part of the Mortgage Pool and will not be considered a pooled Mortgage Loan.

     "Privileged Person": Any Certificateholder, Certificate Owner, any prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, the Companion Holder (only with respect to its Companion Loan), any Underwriter or any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or an interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit I-1 or Exhibit I-2, as applicable.

     "Proposed Plan": As defined in Section 3.17(a)(iii).

     "Prospectus": The prospectus dated October 28, 2003, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

     "Prospectus Supplement": The final prospectus supplement dated November 7, 2003 of the Depositor relating to the registration of the Registered Certificates under the Securities Act.

     "PTCE 95-60": As defined in Section 5.02(c).

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

     "Purchase Option": As defined in Section 3.18(c)

     "Purchase Option Notice": As defined in Section 3.18(e).

     "Purchase Price": With respect to any Mortgage Loan (or REO Loan) to be purchased by a Mortgage Loan Seller pursuant to the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement, as applicable, by the Majority Subordinate Certificateholder, the Companion Holder or the Special Servicer as described in
Section 3.18(c), 3.18(e), 3.18(h) or 3.26(d), or by the Depositor, the Special Servicer, the Majority Subordinate Certificateholder or the Master Servicer pursuant to Section 9.01, a cash price equal to the outstanding principal balance of such Mortgage Loan (or REO Loan) as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances (other than Unliquidated Advances in respect of prior P&I Advances) made with respect to such Mortgage Loan, (b) all related and unreimbursed (from collections on the related Mortgage Loan) Servicing Advances (together with Unliquidated Advances) plus any accrued and unpaid interest thereon (other than on Unliquidated Advances), (c) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (b) above) and Principal Recovery Fees payable with respect to such Mortgage Loan, and (d) any other Additional Trust Fund Expenses in respect of such Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or from Insurance Proceeds or condemnation proceeds); provided, that the Purchase Price shall not be reduced by any outstanding P&I Advance.

     "Qualified Bidder": As defined in Section 7.01(c).

     "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

     "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A" by Fitch and "A" by S&P (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to
Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate (or, with respect to the required Fitch rating, if not rated by Fitch, then at least "A" by two other nationally recognized statistical rating organizations (which may include S&P)) but in no event lower than "A" by Fitch and S&P, or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.



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

     "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and a grace period no longer than the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan;
(vi) have a then current Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the Merrill Mortgage Loan Purchase Agreement, KeyBank Mortgage Loan Purchase Agreement or the J.P. Morgan Mortgage Loan Purchase Agreement, as applicable;
(viii) have an Environmental Assessment that indicates no adverse environmental conditions and an engineering report that indicates no adverse physical condition with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a current Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan;
(x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of
Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller);
(xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), which approval may not be unreasonably withheld or delayed; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense); (xvi) have comparable prepayment restrictions; and (xvii) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above (provided that the lowest Net Mortgage Rate shall not be lower than the lowest Pass-Through Rate of any Class of Sequential Pay Certificates outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted


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

Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

     "Rated Final Distribution Date": The Distribution Date in November 2035, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest amortization term.

     "Rating Agency": Each of Fitch and S&P.

     "Realized Loss": With respect to: (1) each Defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property and with respect to each Corrected Mortgage Loan on which all amounts have been fully paid under the terms of such Corrected Mortgage Loan (as it may have been modified), an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes Penalty Interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premiums or Yield Maintenance Charges), plus (c) any related servicing expenses and Servicing Advances, (together with Unliquidated Advances in respect of prior Servicing Advances), together with interest accrued thereon (except Unliquidated Advances), as of the commencement of the Collection Period in which the Final Recovery Determination was made not reimbursed from the Mortgage Loan related to such Advances and due and unpaid servicing compensation (including liquidation fees) any other Additional Trust Fund Expenses, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or the REO Property that relates to such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made net of any portion of Liquidation Proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder or any Unliquidated Advance was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest or Unliquidated Advance so canceled; (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment) and (4) the amount of any Nonrecoverable Advance reimbursed from amounts that would have otherwise been distributable as principal.



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

     "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D or Class E Certificate.

     "Regular Certificate": Any REMIC II Certificate other than a Class R-II Certificate and any 77 West Wacker Drive Loan REMIC Certificate other than a Class R-LR Certificate.

     "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

     "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code (or any successor thereto).

     "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Mortgage Loans, excluding the 77 West Wacker Drive Mortgage Loan, as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date (excluding all Additional Interest), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) 77 West Wacker Drive Loan REMIC Regular Interests; (iii) all amounts held from time to time in the Certificate Account, the Interest Reserve Account, any REO Account and, to the extent related to REMIC I, the Distribution Account; (iv) any REO Property acquired in respect of such a Mortgage Loan; (v) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 16, 17, 18, 19 and 20 of each of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the JPMorgan Mortgage Loan Purchase Agreement with respect to such Mortgage Loans; and (vi) the rights of the mortgagee under all Insurance Policies with respect to such Mortgage Loans, in each case exclusive of the interest of the holder of a Companion Loan therein.

     "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the initial REMIC I Principal Balance of each REMIC I Regular Interest shall be the amount set forth as such in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal


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

deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(h) or 4.01(q), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b) or 4.04(c). The REMIC I Principal Balance of a REMIC I Regular Interest shall be increased: (i) pursuant to
Section 4.04(c) in Certificate Deferred Interest being added to the Class Principal Balance of the Corresponding Certificates; and (ii) pursuant to the third paragraph of Section 4.04(a) in connection with increases in the Class Principal Balance of the Corresponding Certificates as contemplated by the second paragraph of Section 4.04(a).

     "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

     "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.10, with respect to which a separate REMIC election is to be made.

     "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class WW-1, Class WW-2, Class WW-3, Class WW-X, Class XC, Class XP or Class R-II Certificate.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled ARCap Servicing, Inc., as Special Servicer, in trust for registered holders of Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1."

     "REO Acquisition": The acquisition of any REO Property pursuant to Section 3.09.

     "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(h).

     "REO Extension": As defined in Section 3.16(a).

     "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of REMIC I and deemed to provide for Periodic Payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the

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

acquisition of the related REO Property as part of the Trust Fund). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan (or, if applicable, Companion Loan) as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Trustee or the Fiscal Agent for other related Servicing Advances as provided in this Agreement, interest on such Advances and other related Additional Trust Fund Expenses) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a). In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", shall be deemed outstanding until recovered.

     "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trust Fund for the benefit of the Certificateholders (subject to the related Intercreditor Agreement with respect to the Mortgaged Property securing each Loan Pair) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

     "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

     "REO Tax": As defined in Section 3.17(a)(i).

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

     "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

     "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer, prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute.

     "Required Appraisal Date": With respect to any Required Appraisal Mortgage Loan, the earliest date on which any of the items specified in clauses (i) through (vi) of the first paragraph of the definition of Required Appraisal Mortgage Loan occurs.

     "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is sixty
(60) days or more delinquent in respect of any Periodic Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment) (except, or in addition to, bringing monthly Periodic Payments current and extending the Maturity Date for less than six months), (iv) 60 days following the receipt by the Special Servicer of notice that a receiver has been appointed and continues in such capacity in respect of the related Mortgaged Property, (v) 60 days following the receipt by the Special Servicer of notice that the related Mortgagor has become the subject of a bankruptcy proceeding or (vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid by its scheduled maturity date unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 150 days after the due date of such Balloon Payment and the Mortgagor continues to make Periodic Payments; provided, however, that a Required Appraisal Mortgage Loan will cease to be a Required Appraisal Mortgage Loan;

     (a) with respect to the circumstances described in clauses (i) and (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); and

     (b) with respect to the circumstances described in clauses (iv), (v) and
(vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi) above exists that would cause the Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.



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

     "Required Appraisal Value": An amount equal to 90% of the Appraised Value (net of any prior liens) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable, and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

     "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

     "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

     "Residual Certificate": A Class R-LR Certificate, Class R-I Certificate or Class R-II Certificate.

     "Responsible Officer": When used with respect to (i) the initial Trustee any officer in the Asset Backed Securities Trust Services Group of the Corporate Trust Department of the initial Trustee and (ii) any successor Trustee, any officer or assistant officer in the Corporate Trust Department of the Trustee, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Servicer Reports": Collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, the CMSA Financial File and the CMSA Comparative Financial Status Report.

     "S&P": Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change


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in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner.

     "Securities Act": The Securities Act of 1933, as amended.

     "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class XC or Class XP Certificate.

     "Series 2003-C5 Master Servicer": The master servicer under the Series 2003-C5 Pooling and Servicing Agreement.

     "Series 2003-C5 Pooling and Servicing Agreement": As defined in the Preliminary Statement.

     "Series 2003-C5 Securitization": As defined in the Preliminary Statement.

     "Series 2003-C5 Special Servicer": The special servicer under the Series 2003-C5 Pooling and Servicing Agreement.

     "Series 2003-C5 Trustee": The trustee under the Series 2003-C5 Pooling and Servicing Agreement.

     "Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P or Class Q Certificate.

     "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the difference between the Master Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in connection with the servicing of a Mortgage Loan or a Companion Loan or in connection with the administration of any REO Property, including, but not limited to, the cost of


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

(a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.02 and 3.03, (b) (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, (c) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (d) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(v) or (vii) of the definition of "Liquidation Proceeds," (e) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (f) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (g) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the REO Account) and Section 3.20(j) (to the extent not paid by the related Mortgagor), (h) UCC filing (to the extent not reimbursed by the Mortgagor), (i) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a) or (b) and (j) any other expenditure expressly designated as a Servicing Advance under this Agreement. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

     "Servicing Fees": With respect to each Mortgage Loan and REO Loan (other than the Fairfield Commons Pari Passu Companion Loan for so long as it is included in the Series 2003-C5 Securitization), the Master Servicing Fee and the Special Servicing Fee.

     "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Mortgagor in connection with, or relating to the origination and servicing of any Mortgage Loan or which are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

     "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

     "Servicing-Released Bid": As defined in Section 7.01(c).

     "Servicing-Retained Bid": As defined in Section 7.01(c).



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     "Servicing Standard": With respect to the Master Servicer or the Special
Servicer, as applicable, the servicing and administration of the Mortgage Loans and the Companion Loans for which it is responsible hereunder (a) in the same manner in which, and with the same care (except for the Fairfield Commons Pari Passu Companion Loan while it is being serviced under the Series 2003-C5 Pooling and Servicing Agreement), skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties or (ii) held in its own portfolio, whichever standard is higher,
(b) with a view to the maximization of the recovery on such Mortgage Loan (and, in the case of an AB Mortgage Loan or the Fairfield Commons Total Loan (unless the Fairfield Commons Pari Passu Companion Loan is being serviced under the 2003-C5 Pooling and Servicing Agreement), the related Companion Loan) on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Mortgage Rate) and the best interests of the Certificateholders and the Trust Fund (and, in the case of the Loan Pairs (including the Fairfield Commons Total Loan unless the Fairfield Commons Pari Passu Companion Loan is being serviced under the Series 2003-C5 Pooling and Servicing Agreement), the Certificateholders, the Trust Fund and the related Companion Holders, as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related AB Mortgage Loans to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, any Mortgage Loan Seller, or any other party to the transaction; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property not included in or securing, as the case may be, the Mortgage Pool; (vi) any obligation of the Master Servicer or any Affiliate of the Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any Affiliate of the Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any Affiliate of either has extended to any Mortgagor.

     "Servicing Transfer Event": Unless otherwise provided in an Intercreditor Agreement with respect to an AB Mortgage Loan, with respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

     "Significant Mortgage Loan": At any time, (a) any Mortgage Loan (i) the principal balance of which is $20,000,000 or more at such time or (ii) that is
(x) a Mortgage Loan, (y) part of a group of Crossed Loans or (z) part of a group of Mortgage Loans made to affiliated Mortgagors that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or (b) any one of the ten largest Mortgage Loans (which for the purposes of this definition shall include groups of Crossed Loans


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

and groups of Mortgage Loans made to affiliated Mortgagors) by outstanding principal balance at such time.

     "Similar Law": As defined in Section 5.02(c).

     "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

     "Special Servicer": ARCap Servicing, Inc., or any successor special servicer appointed as herein provided.

     "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

     "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

     "Specially Designated Servicing Action": As defined in the Fairfield Commons Intercreditor Agreement.

     "Specially Serviced Mortgage Loan": Any Mortgage Loan (other than the Fairfield Commons Pooled Mortgage Loan, for so long as the Fairfield Commons Pari Passu Companion Loan is in the Series 2003-C5 Securitization, during which time it will be subject to the analogous definition under the Series 2003-C5 Pooling and Servicing Agreement) as to which any of the following events have occurred:

     (a) the related Mortgagor shall have (i) failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment or the Assumed Monthly Payment is not made, the related Mortgage Loan will immediately become a Specially Serviced Mortgage Loan), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; or

     (b) the Master Servicer shall have determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; or

     (c) there shall have occurred a default (other than an Acceptable Insurance Default or as described in clause (a) above) that the Master Servicer shall have determined, in its good faith and reasonable judgment, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided, that a


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

default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicer Fees shall be payable); or

     (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

     (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Companion Loan shall be deemed to be a Specially Serviced Mortgage Loan in accordance with Section 3.26(a); provided, further, however, that a Mortgage Loan and any related Companion Loan will cease to be a Specially Serviced Mortgage Loan:

          (i) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

          (ii) with respect to the circumstances described in clauses (b), (d),
     (e) and (f) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (iii) with respect to the circumstances described in clause (c) above, when such default is cured; and

          (iv) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

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

so long as at that time no circumstance identified in clauses (a) through (g) above exists that would cause such Mortgage Loan (or, with respect to such Companion Loan, the related AB Mortgage Loan, or, as the case may be, with respect to such AB Mortgage Loan, the related Companion Loan) to continue to be characterized as a Specially Serviced Mortgage Loan and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

     "Startup Day": With respect to each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II, the day designated as such in Section 10.01(c).

     "State and Local Taxes": Taxes imposed by the states of New York and North Carolina and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

     "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

     "Stated Principal Balance": With respect to any Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Collection Period, permanently reduced on each Distribution Date, to not less than zero, by (z) the sum of:

     (i) all payments and other collections of principal, if any, with respect to that Mortgage Loan that are included as part of the Principal Distribution Amount for such Distribution Date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the proviso to, the definition of "Principal Distribution Amount"

     (ii) any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred during the related Collection Period; and

     (iii) any other related Realized Losses incurred during the related Collection Period that represents a loss of principal with respect to that Mortgage Loan.



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

     With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, permanently reduced on each subsequent Distribution Date, to not less than zero, by (y) the sum of:

     (i) all amounts, if any, collected with respect to the related REO Property that are allocable as principal of that REO Loan and that are included as part of the Principal Distribution Amount for such Distribution Date pursuant to clause (e) and/or clause (f) of, and without regard to the proviso to, the definition of "Principal Distribution Amount"; and

     (ii) any related Realized Losses incurred during the related Collection Period that represents a loss of principal with respect to that REO Loan.

     A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

     The Stated Principal Balance with respect to: (a) the 77 West Wacker Drive Pooled Portion, as of any date of determination, shall be (1) the 77 West Wacker Drive Pooled Balance (or, in the case of a related portion of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application to the 77 West Wacker Drive Pooled Portion of all applicable principal payments due on or before the related date of substitution, whether or not received), plus (2) any Mortgage Deferred Interest added to the principal balance of the related Mortgage Loan on or before the end of the immediately preceding Collection Period (exclusive of that portion of such Mortgage Deferred Interest that has or will result in Certificate Deferred Interest in respect of the Class WW Principal Balance Certificates), permanently reduced on each Distribution Date, to not less than zero, by (3) the sum of (A) the amounts described in the applicable clause (i) above with respect to the related Mortgage Loan or successor REO Loan (or, if the 77 West Wacker Drive Non-Default Distribution Priority is in effect for such Distribution Date, the 77 West Wacker Drive Pooled Percentage of such amounts) and (B) any Realized Losses incurred with respect to the related Mortgage Loan or any successor REO Loan during the related Collection Period that represent a loss of principal with respect thereto (including as a result of a Deficient Valuation) and that are not otherwise applied to reduce the Stated Principal Balance of the 77 West Wacker Drive Non-Pooled Portion; and (b) the 77 West Wacker Drive Non-Pooled Portion, as of any date of determination, shall be (1) the 77 West Wacker Drive Non-Pooled Balance (or, in the case of a related portion of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application to the 77 West Wacker Drive Non-Pooled Portion of all applicable principal payments due on or before the related date of substitution, whether or not received), plus
(2) any Mortgage Deferred Interest added to the principal balance of the related Mortgage Loan on or before the end of the immediately preceding Collection Period (insofar as such Mortgage Deferred Interest has or will result in Certificate Deferred Interest in respect of the Class WW Principal Balance Certificates), permanently reduced on each Distribution Date, to not less than zero, by (3) the sum of (A) the amounts described in the applicable clause (i) above with respect to the related Mortgage Loan or successor REO Loan (exclusive of any portion of such amounts applied to reduce the Stated Principal Balance of the 77 West Wacker Drive Pooled Portion) and (B) any Realized Losses incurred with respect to the related Mortgage Loan or any successor REO Loan during the related Collection Period that represent a loss of principal with respect thereto (including as a result of a Deficient Valuation).

     With respect to any Companion Loan on any date of determination, the unpaid principal balance thereof as of such date.

     "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class R-LR, Class R-I or Class R-II Certificate.

     "Subordinate Companion Loan" means either the Locust Grove Subordinate Companion Loan, the Euless Square Subordinate Companion Loan or the Prindle Terrace Subordinate Companion Loan.

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     "Sub-Servicer": Any Person with which the Master Servicer or the Special
Servicer has entered into a Sub-Servicing Agreement.

     "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in
Section 3.22.

     "Substitution Shortfall Amount": With respect to a substitution pursuant to
Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Price of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balance of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

     "Successful Bidder": As defined in Section 7.01(c).

     "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

     "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

     "Trust Fund": Collectively, (i) all of the assets of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II, and (ii) the Grantor Trust Assets.



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     "Trustee": LaSalle Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee": With respect to each Mortgage Loan and each REO Loan for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar month (calculated on the same interest accrual basis as such Mortgage Loan or REO Loan, as the case may be), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

     "Trustee Fee Rate": 0.0019% per annum.

     "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

     "UCC Financing Statement": A financing statement filed pursuant to the UCC.

     "Underwriter": Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and McDonald Investments Inc., or in each case, its respective successor in interest.

     "United States Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code.

     "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to Section 3.05(a)(vii) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

     "Unrestricted Servicer Reports": Collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

     "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

     "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Regular Certificates. Ninety-six


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

percent (96%) of the Voting Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class Q Certificates in proportion to the respective Class Principal Balances of their Certificates; provided that, solely for the purpose of determining the Voting Rights of the Classes of Sequential Pay Certificates, the aggregate Appraisal Reduction Amount (determined as set forth herein) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof, and application of Appraisal Reduction Amount shall not reduce the Class Principal Balance of any Class for purposes of determining the Voting Rights of any Class. Four percent (4%) in the aggregate of the Voting Rights shall be allocated to the Class X Certificates (allocated, pro rata, between the Class XC and Class XP Certificates based upon their Notional Amounts). The Class WW-1, Class WW-2, Class WW-3, WW-X, Class Z-I, Class Z-II and the Residual Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if the Master Servicer is the holder of any Certificate, the Master Servicer, in its capacity as a Certificateholder, shall have no Voting Rights with respect to matters concerning compensation affecting the Master Servicer.

     "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net Mortgage Rates applicable to the Mortgage Loans (or in the case of the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Pooled Portion) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances (or in the case of the 77 West Wacker Drive Mortgage Loan, the Stated Principal Balance of the 77 West Wacker Drive Pooled Portion) immediately following the preceding Distribution Date.

     "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

     "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

     "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.00%.

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     "WW Controlling Holder": The majority holder of the most subordinate Class of WW-1, WW-2 and WW-3 Certificates outstanding for which a Control Change Event has not occurred with respect to such class.

     "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer or the Special Servicer, as applicable, shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer or the Special Servicer, as applicable, shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = 12X ({(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = 12 X ({(1+ .055/2)^0.16667}-1) where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

     SECTION 1.02 Certain Adjustments to the Principal Distributions on the Certificates.

     (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Certificate Account for (i) any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.03(d), Section 4.03(d) or Section 4.03(f), as applicable, to the extent such interest was paid hereunder from a source other than related late payment charges and Penalty Interest) or (ii) Workout-Delayed Reimbursement Amounts, then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:



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

          first, out of any amounts then on deposit in the Certificate Account that represent payments or other collections of principal received by the Trust with respect to the Mortgage Loans in the Loan Group that includes the Mortgage Loan or REO Loan in respect of which such Nonrecoverable Advance was made or in respect of which the Workout-Delayed Reimbursement Amounts are outstanding (exclusive of, unless the subject Nonrecoverable Advance or Workout-Delayed Reimbursement Amount relates to the 77 West Wacker Drive Mortgage Loan or any successor REO Loan with respect thereto, the 77 West Wacker Drive Non-Pooled Portion) that, but for their application to reimburse a Nonrecoverable Advance (and/or to pay interest thereon) or the Workout-Delayed Reimbursement Amounts, would be included in the Available Distribution Amount for the related Distribution Date;

          second, out of any amounts then on deposit in the Certificate Account that represent payments or other collections of principal received by the Trust with respect to the Mortgage Loans or REO Loans in the Loan Group that does not include the Mortgage Loan or REO Loan in respect of which such Nonrecoverable Advance was made or Advance in respect of which the Workout-Delayed Reimbursement Amounts are outstanding (exclusive of, unless the subject Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts relate to the 77 West Wacker Drive Mortgage Loan or any successor REO Loan with respect thereto, the 77 West Wacker Drive Non-Pooled Portion) that, but for their application to reimburse a Nonrecoverable Advance (and/or to pay interest thereon) or the Workout-Delayed Reimbursement Amounts, would be included in the Available Distribution Amount for the related Distribution Date;

          third, out of any amounts then on deposit in the Certificate Account that represent payments or other collections of principal received by the Trust with respect to the 77 West Wacker Drive Non-Pooled Portion that, but for their application to reimburse a Nonrecoverable Advance (and/or to pay interest thereon) or the Workout-Delayed Reimbursement Amounts, would be included in the 77 West Wacker Drive Available Distribution Amount for the related Distribution Date;

          fourth, out of any amounts then on deposit in the Certificate Account that represent any other payments or other collections received by the Trust with respect to the Mortgage Loans or REO Loans in the Loan Group that includes the Mortgage Loan or REO Loan in respect of which such Nonrecoverable Advance was made (exclusive of, unless the subject Nonrecoverable Advance relates to the 77 West Wacker Drive Mortgage Loan or any successor REO Loan with respect thereto, the 77 West Wacker Drive Non-Pooled Portion) that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

          fifth, out of any amounts then on deposit in the Certificate Account that represent any other payments or other collections received by the Trust with respect to the Mortgage Loans or REO Loans in the Loan Group that does not include the Mortgage Loan or REO Loan in respect of which such Nonrecoverable Advance was made (exclusive of, unless the subject Nonrecoverable Advance relates to the 77 West Wacker Drive Mortgage Loan or any successor REO Loan with respect thereto, the 77 West Wacker Drive Non-


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

     Pooled Portion) that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

          sixth, out of any amounts then on deposit in the Certificate Account that represent any other payments or other collections received by the Trust with respect to the 77 West Wacker Drive Non-Pooled Portion that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the 77 West Wacker Drive Available Distribution Amount for the related Distribution Date; and

          seventh, out of any other amounts then on deposit in the Certificate Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

     (b) If and to the extent that any payment or other collection of principal of any Mortgage Loan or REO Loan is deemed to be applied in accordance with clause first, second or third of Section 1.02(a) to reimburse a Nonrecoverable Advance (or to pay interest thereon) or the Workout-Delayed Reimbursement Amounts, and further if and to the extent that such payment or other collection of principal constitutes part of the Principal Distribution Amount for any Distribution Date, then the Loan Group 1 Principal Distribution Amount and/or the Loan Group 2 Principal Distribution Amount for such Distribution Date, as applicable, shall be reduced by the portion, if any, of such payment or other collection of principal that, but for the application of this clause (b), would have been included as part of such Loan Group 1 Principal Distribution Amount and/or the Loan Group 2 Principal Distribution Amount.

     (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts are outstanding, such Advance or Workout-Delayed Reimbursement Amount is reimbursed out of general principal collections on the Mortgage Loans as contemplated by Section 1.02(a) above and the particular item for which such Advance was originally made or such Workout-Delayed Reimbursement Amount is outstanding is subsequently collected out of payments or other collections in respect of the related Mortgage Loan or REO Loan (such item, upon collection, a "Recovered Amount"), then (without duplication of amounts already included therein) the Loan Group 1 Principal Distribution Amount and/or the Loan Group 2 Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Loan Group 1 Principal Distribution Amount and/or the Loan Group 2 Principal Distribution Amount, as applicable, for a prior Distribution Date pursuant to
Section 1.02 (b) above resulting from the reimbursement of the subject Advance (and/or the payment of interest thereon) or Workout-Delayed Reimbursement Amounts.

     (d) If, and to the extent that, any payment or other collection of principal of any Mortgage Loan or REO Loan is deemed to be applied in accordance with clause third of Section 1.02(a) to reimburse a Nonrecoverable Advance (or to pay interest thereon) or Workout-Delayed Reimbursement Amounts, then the 77 West Wacker Drive Principal Distribution Amount for such Distribution Date distributable to the holders of the Class WW Principal Balance Certificates shall be reduced by the portion, if any, of such payment or other collection of principal that, but for the application of this clause (d), would have been included as part of such portion of the 77 West Wacker Drive Principal Distribution Amount.

     (e) For purposes of making the adjustments to the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the 77 West Wacker Drive Principal Distribution Amount, respectively, for each Distribution Date contemplated by this Section 1.02, each of those amounts shall be calculated in accordance with the respective definitions thereof (without regard to this Section 1.02) and shall thereafter be adjusted as provided in this Section 1.02.

     (f) If and to the extent that any payments or other collections with respect to the 77 West Wacker Drive Mortgage Loan or any successor REO Loan with respect thereto that would otherwise have constituted part of the 77 West Wacker Drive Available Distribution Amount for any Distribution Date and been distributed on the Class WW Certificates are deemed applied to the reimbursement (with interest) of a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount that relates to any other Mortgage Loan or REO Loan, the Trustee shall, on each subsequent Distribution Date, after the distributions contemplated by
Section 4.01(k) or 4.01(l), as applicable, and prior to the distributions contemplated by Section 4.01(a), withdraw from the Distribution Account and apply to make distributions on the Class WW Certificates in accordance with clauses (iv) through (xii) of Section 4.01(k) or 4.01(l), as applicable, amounts otherwise distributable on such subsequent Distribution Date with respect to the Certificates (other than the Class WW Certificates) pursuant to Section 4.01(a), until such payments and other collections diverted from the Class WW Certificates have been fully offset; provided that, notwithstanding Section 1.02(d) or any other provision hereof, principal that would otherwise have been payable to any Class of Class WW Principal Balance Certificates but for such diversion of funds shall remain due and owing for purposes of the distributions pursuant to this Section 1.02(f) until paid in full; and provided, further, that, insofar as payments with respect to the Class WW Certificates pursuant to this Section 1.02(f) are intended to make distributions of principal on the Class WW Certificates that would have otherwise been distributable on a prior Distribution Date, but for the diversion of payments and/or other collections of principal with respect to the 77 West Wacker Drive Mortgage Loan or any successor REO Loan with respect thereto from distributions on the Class WW Principal Balance Certificates to the reimbursement (with interest) of Nonrecoverable Advances in respect of other Mortgage Loans and/or REO Loans, the amounts to be withdrawn from the Distribution Account and distributed on the Class WW Certificates pursuant to this Section 1.02(f) shall be limited to payments and other collections of principal on the Mortgage Loans and/or REO Loans that would otherwise be part of the Principal Distribution Amount for

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

the subject Distribution Date (with a corresponding reduction in such Principal Distribution Amount as if such payment or other collection of principal were going to reimburse the Nonrecoverable Advance and/or Workout-Delayed Reimbursement Amounts that originally gave rise to the diversion of funds from the Class WW Certificates). Conversely, the portion of the 77 West Wacker Drive Available Distribution Amount for any Distribution Date that is attributable to the 77 West Wacker Drive Non-Pooled Portion or the non-pooled portion of any successor REO Loan with respect thereto shall be deemed reduced to the extent necessary to offset any payments or other collections with respect to other Mortgage Loans or REO Loans that were previously deemed applied to the reimbursement (with interest) of any Nonrecoverable Advance and/or Workout-Delayed Reimbursement Amounts that relates to the 77 West Wacker Drive Mortgage Loan or any successor REO Loan with respect thereto.

     (g) Nothing contained in this Section 1.02 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.03(d) or Section 4.03(d)) to collections of principal received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.02(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

     SECTION 1.03   Certain Calculations in Respect of the Mortgage Pool.

     All amounts collected by or on behalf of the Trust in respect of any Loan Pair (including the Fairfield Commons Total Loan unless the Fairfield Commons Pari Passu Companion Loan is being serviced under the Series 2003-C5 Pooling and Servicing Agreement), including any payments from Mortgagors Insurance Proceeds, condemnation proceeds and Liquidation Proceeds, shall be applied between the related Pooled Mortgage Loan and Companion Loan in accordance with the express provisions of the related Intercreditor Agreement.

                                   ARTICLE II

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
                 WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01   Conveyance of Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of New York, designated as "MLMT Commercial Mortgage Trust 2003-KEY1" and consisting of the Trust Fund, and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 16, 17, 18, 19 and
20 of each of the Merrill Mortgage Loan Purchase Agreement, KeyBank Mortgage Loan Purchase Agreement and the JPMorgan Mortgage Loan Purchase Agreement and
(iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the

Mortgage Loans and due after the Cut-off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

     (b) In connection with the Depositor's assignment pursuant to Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the JPMorgan Mortgage Loan Purchase Agreement, as applicable, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. The Special Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan (other than a Specially Serviced Mortgage Loan). None of the Trustee, the Fiscal Agent, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement, the JPMorgan Mortgage Loan Purchase Agreement and this Section 2.01(b).

     (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File", with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement, as applicable, and
Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy, as evidenced by an officer's certificate). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and
(viii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording in the proper office thereon and with respect to item

(ii), certified by the appropriate county recorder's office to be a true and complete copy of the original submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

     If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or (v) of the definition of "Mortgage File" (in the case of clause (iv) solely because of a delay caused by the recording office where such document or instrument has been delivered for recordation), the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Merrill Mortgage Loan Purchase Agreement, KeyBank Mortgage Loan Purchase Agreement or JPMorgan Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan; provided that all required original assignments with respect to such Mortgage Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its reasonable discretion may permit so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate county recorder's office such original or photocopy).

     (d) With respect to the Mortgage Loans the Trustee shall, for a fee paid to the Trustee by the Depositor on the Closing Date as to each Mortgage Loan, promptly (and in any event within 90 days following the later of the Closing Date or the delivery of all assignments and UCC Financing Statements to the Trustee) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and, to the extent the Trustee has actual knowledge that such documents are to be recorded, any other recordable documents relating to each such Mortgage Loan, in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment, UCC-2 and UCC-3 shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller pursuant to the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement, as applicable, to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments following the Trustee's receipt thereof, to the extent not previously provided.

     (e) All documents and records in the Servicing File (except attorney-client privileged communications, internal correspondence and credit analysis of the Mortgage Loan Seller) in possession of the Depositor or the Mortgage Loan Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to the Master Servicer. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of any letter of credit related to the Mortgage Loans such Mortgage Loan Seller sold to the Depositor required in order for the Master Servicer to draw on such letter of credit.

     (f) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall deliver to the Custodian, the Master Servicer and the Special Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the JPMorgan Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

     (g) The Depositor hereby consents to the filing of any financial statements contemplated by this Agreement without its consent.

     SECTION 2.02   Acceptance of the Trust Fund by Trustee.

     (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in Section 2.02(b) and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of each of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the JPMorgan Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for any Loan Pair, any present or future Companion Holder. The Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that except as identified in the schedule of exceptions, which is attached hereto as Exhibit C-1 without regard to the proviso in the definition of "Mortgage File", each of the original executed Mortgage Notes as described in clause (i) of the definition of Mortgage File are in its possession. In addition, within ninety (90) days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the Majority Subordinate Certificateholder), the Trustee or the Custodian on its behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C-2) to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller (with copies to the Majority Subordinate Certificateholder) that, with respect to each Mortgage Loan (other than with respect to the Companion Loans) listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required or to the extent listed on the Mortgage Loan checklist provided as part of the Mortgage File, clauses (iii), (iv)(b), (iv)(c), (vi), (viii) and (xi) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct and (iv) solely with respect to the Companion Loans, all documents specified in clause (xii) of the definition of "Mortgage File" are in its possession. Further, with respect to the documents described in clause
(viii) of the definition of Mortgage File, absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a), that the related Mortgage File should include one state level UCC Financing Statement filing and one local UCC Financing Statement fixture filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor). Amendments with respect to the UCC Financing Statements to be assigned to the Trust, assigning such UCC Financing Statements to the Trust, will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization of the related Mortgagor as so indicated on the documents provided.

     (b) None of the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

(c) With respect to the Fairfield Commons Total Loan, upon receiving notice that the Fairfield Commons Pari Passu Companion Loan is being included in the Series 2003-C5 Securitization, the Trustee shall deliver the related Mortgage File exclusive of the original Mortgage Note for the Fairfield Commons Pooled Mortgage Loan (and retain a copy thereof) to the Series 2003-C5 Trustee, as directed by the Master Servicer in a timely fashion to allow KeyBank to meet any deadlines for delivery of such documents in connection with the Series 2003-C5 Securitization. If after the Fairfield Commons Pari Passu Companion Loan has been included in the Series 2003-C5 Securitization it is removed therefrom, the Master Servicer shall obtain from the holder of the Fairfield Commons Pari Passu Companion Loan the documents and instruments necessary to perform servicing and administration of the Fairfield Commons Total Loan and shall deliver to the Trustee any such documents or instruments that are required to be included in the Mortgage File with respect to the Fairfield Commons Pari Passu Companion Loan as a Companion Loan under this Agreement.

     SECTION 2.03 Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

     (a) If any party hereto discovers (without implying any duty of such Person to make any inquiry) or receives notice that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers (without implying any duty of such Person to make any inquiry) or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement (a "Breach"), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the applicable Mortgage Loan Seller and the other parties hereto. The Trustee shall then promptly deliver such notice to the Majority Subordinate Certificateholder (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder) and to the Rating Agencies of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Subordinate Certificateholder as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan such party shall notify the Master Servicer and, if the subject Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, of such determination and promptly after receipt of such notice, the Master Servicer or the Special Servicer, as applicable, shall request in writing that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than ninety (90) days after any party to this Agreement discovers such Document Defect or Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement, as applicable, (ii) repurchase the affected Mortgage Loan (which for purposes of this clause (ii) shall include an REO Loan) in accordance with Section 3(c) of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement, or (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (which for purposes of this clause (iii) shall include an REO Loan) and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such ninety (90) day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such ninety (90) day period, the applicable Mortgage Loan Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan (which for purposes of such repurchase shall include an REO Loan); and provided, further, with respect to such additional ninety (90) day period the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reasons such Document Defect or Breach is not capable of being cured within the initial ninety (90) day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional ninety (90) day period; and provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease, any intervening assignment required to create a complete assignment to the Trustee or any letter of credit) shall be considered to materially and adversely affect the interests of the Certificateholders or the value of the related Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate servicing obligations. In the event of a Document Defect or Breach as to a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan" and, collectively, a "Crossed Group"), and such Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph) and is not cured as provided for above then the applicable Document Defect or Breach, as the case may be, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph and the related Mortgage Loan Seller shall be required to repurchase or substitute all such cross-collateralized and cross-defaulted Mortgage Loans unless (1) the Debt Service Coverage Ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the greater of the Debt Service Coverage Ratio for all such related Crossed Loans including the affected Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution and 1.25x, (2) the weighted average Loan-to-Value Ratio for the remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the lesser of (a) the weighted average Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan and (b) 75%; provided, that if such criteria is satisfied and any Crossed Loan is not so repurchased or substituted, then such Crossed Loan shall be released from its cross-collateralization and cross default provision so long as such Crossed Loan is held in the Trust Fund, provided, further, that the repurchase of less than all such Crossed Loans and the release from cross-collateralization and cross-default provision shall be subject to the delivery by the Mortgage Loan Seller to the Trustee, at the expense of the Mortgage Loan Seller, of an Opinion of Counsel to the effect that such release would not cause 77 West Wacker Drive Loan REMIC,


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REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions, and provided, further, that the borrower under such Mortgage Loan is an intended third party beneficiary of this provision, which shall not be modified without such borrower's consent; and provided further, that the Majority Subordinate Certificateholder shall have consented to the repurchase of the affected Crossed Loan, which consent shall not be unreasonably withheld. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. All documentation relating to the termination of the cross-collateralization provisions of each Crossed Loan being repurchased is to be prepared at the expense of the applicable Mortgage Loan Seller and, where required, with the consent of the applicable Mortgagor. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver electronically to the other parties a written report as to the status of such uncured Document Defects as provided in Section 2.02(a). If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

     (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loan; provided, that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, the Fiscal Agent, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and


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Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement, as applicable, will provide that the applicable Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage Loan.

     (c) No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of 77 West Wacker Drive Loan REMIC or REMIC I, as applicable. No substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which have been substituted for deleted Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund, 77 West Wacker Drive Loan REMIC, or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

     (d) The Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement, the JPMorgan Mortgage Loan Purchase Agreement and Section 2.03(a) of this Agreement provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

     (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 3 of the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the JPMorgan Mortgage Loan Purchase Agreement.

     Notwithstanding anything contained herein or the related Mortgage Loan Purchase Agreement, no delay in the discovery of a Defect or Breach or delay on the part of any party to this Agreement in providing notice of such Defect or Breach shall relieve the related Mortgage Loan Seller of its obligations to repurchase or substitute if it is otherwise required to do so under the related Mortgage Loan Purchase Agreement.

     If the applicable Mortgage Loan Seller incurs any expense in connection with the curing of a Document Defect or a Breach which also constitutes a default under the related Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right,


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

and shall be subrogated to the rights of the Trustee and the Trust Fund, as successor to the mortgagee, to recover the amount of such expenses from the related Mortgagor; provided, however, that such Mortgage Loan Seller's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Trust Fund to recover amounts owed by the related Mortgagor under the terms of such Mortgage Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, the Fiscal Agent, the Trust Fund, the Master Servicer or the Special Servicer allocable to such Mortgage Loan. The Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, shall use reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that the Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by it will not impair the Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan which would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificateholders pursuant to the terms of this Agreement.

     SECTION 2.04   Representations and Warranties of Depositor.

     (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer, the Special Servicer and the Fiscal Agent, as of the Closing Date, that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and


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

     (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (viii) Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto.

          (ix) The Depositor is transferring the Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests.

     (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

     SECTION 2.05 Conveyance of Mortgage Loans; Acceptance of 77 West Wacker Drive Loan REMIC and REMIC I by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans (other than the Additional Interest) and the other property comprising 77 West Wacker Drive Loan REMIC and REMIC I to the Trustee for the benefit of the Holders of the Class R-LR Certificates and REMIC I as the holder of the 77 West Wacker Drive Regular Interests with respect to the 77 West Wacker Drive Loan REMIC, and



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Class R-I Certificates and REMIC II as the holder of the REMIC I Regular
Interests with respect to REMIC I. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other property comprising 77 West Wacker Drive Loan REMIC and REMIC I and the portion of the Grantor Trust comprised of Additional Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-LR Certificates and REMIC I as the holder of the 77 West Wacker Drive Loan REMIC Regular Interest with respect to the 77 West Wacker Drive Loan REMIC, and Class R-I Certificates, REMIC II as the holder of the REMIC I Regular Interests and, as to Additional Interest, the Grantor Trust for the benefit of the Holders of the Class Z-I and Class Z-II Certificates.

     SECTION 2.06 Execution, Authentication and Delivery of Class R-LR Certificates.

     The Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, in exchange for the assets included in 77 West Wacker Drive Loan REMIC, the Class R-LR Certificates in authorized denominations.

     SECTION 2.07 Conveyance of 77 West Wacker Drive Loan REMIC Regular Interests; Acceptance of REMIC I by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the 77 West Wacker Drive Loan REMIC Regular Interests to the Trustee for the benefit of REMIC I. The Trustee acknowledges the assignment to it of the 77 West Wacker Drive Loan REMIC Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of REMIC I Regular Interest.

     SECTION 2.08 Execution, Authentication and Delivery of Class R-I Certificates.

     The Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, in exchange for the assets included in REMIC I, the Class R-I Certificates in authorized denominations.

     SECTION 2.09 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the respective Holders of the REMIC II Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates.



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     SECTION 2.10   Execution, Authentication and Delivery of REMIC II
Certificates.

     Concurrently with the assignment to the Trustee of the REMIC I Regular Interests and in exchange therefor, and pursuant to the written request of the Depositor, executed by an officer of the Depositor, the Certificate Registrar, has executed, and the Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates in such distributions, shall be as set forth in this Agreement.

     SECTION 2.11 Execution, Authentication and Delivery of Class Z-I and Class Z-II Certificates.

     Concurrently with the assignment to it of the Additional Interest and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class Z-I Certificates, and the Class Z-II Certificates.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

     SECTION 3.01   Administration of the Mortgage Loans.

     (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and the Companion Loans (other than the Fairfield Common Pari Passu Companion Loan, except as set forth below) that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (and in the case of the Companion Loans, the Companion Holders, the Certificateholders and the Trust Fund, as a collective whole, taking into account that the Companion Loans are subordinate to the related AB Mortgage Loans to the extent set forth in the related Intercreditor Agreement) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and, in the case of the Companion Loans, the related Intercreditor Agreement, and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. With respect to any Loan Pair, in the event of a conflict between this Agreement and the related Intercreditor Agreement, the Intercreditor Agreement will control; provided, in no event shall the Master Servicer or Special Servicer take any action or omit to take any action in accordance with the terms of any Intercreditor Agreement that would cause the Master Servicer or the Special Servicer, as the case may be, to violate the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all


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

Mortgage Loans and REO Properties as are specifically provided for herein; provided, that the Master Servicer shall continue to receive payments, and prepare, or cause to be prepared, all reports required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

     The parties hereto acknowledge that, pursuant to the Fairfield Commons Intercreditor Agreement: (i) until the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, the Fairfield Commons Total Loan is to be serviced by the Master Servicer and the Special Servicer under this Agreement, as generally contemplated in this Agreement; and (ii) as soon as, and for so long as, the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, the Fairfield Commons Total Loan is to be serviced and administered by the Series 2003-C5 Master Servicer and the Series 2003-C5 Special Servicer in accordance with the Series 2003-C5 Pooling and Servicing Agreement (provided that the Master Servicer shall be responsible for performing such services with respect to the Fairfield Commons Total Loan as are set forth in this Agreement); and (iii) if, after being included in the Series 2003-C5 Securitization, the Fairfield Commons Pari Passu Companion Loan is removed from the Series 2003-C5 Securitization, by sale, repurchase, or otherwise, the Fairfield Commons Total Loan will again be serviced and administered by the Master Servicer and Special Servicer in accordance with this Agreement.

     For so long as the Fairfield Commons Pooled Mortgage Loan or any related REO Loan are part of the Mortgage Pool and are being serviced and administered under the Series 2003-C5 Pooling and Servicing Agreement, the Master Servicer shall use reasonable efforts to monitor the performance and, to the extent that it has standing to do so, enforce the obligations of the Series 2003-C5 Master Servicer and the Series 2003-C5 Special Servicer, respectively, under such Series 2003-C5 Pooling and Servicing Agreement. Such enforcement, including the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its reasonable judgment, would require were it the owner of the Fairfield Commons Total Loan. The reasonable costs and expenses incurred by the Master Servicer in connection with such enforcement shall be paid by, and reimbursable as, Servicing Advances.

     (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans and Companion Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to the Intercreditor Agreements, the Companion Holders, to execute and deliver, on behalf of the Certificateholders, the Trustee, the Companion Holders or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) in accordance with the Servicing Standard and subject to Section 3.20 and
Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and
(iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(j). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's as applicable, representative capacity or (ii) take any action with the intent to cause, or which actually does cause, the Trustee to be registered to do business in any state.

     (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

     (d) Notwithstanding anything herein to the contrary, in no event shall the Master Servicer, the Trustee or the Fiscal Agent make a Servicing Advance with respect to any Companion Loan to the extent the related Pooled Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

     (e) Servicing and administration of each Companion Loan shall continue hereunder for so long as the corresponding Pooled Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts remain outstanding that are payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement.

     (f) Neither the Master Servicer nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

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     SECTION 3.02   Collection of Mortgage Loan Payments.

     (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan Documents, the Master Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided, that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan Documents. The Master Servicer may, in its discretion, with respect to Mortgage Loans that have Anticipated Repayment Dates, waive any or all of the Additional Interest accrued on any such Mortgage Loan if the Mortgagor is ready and willing to pay all other amounts due under such Mortgage Loan in full, including the Stated Principal Balance, provided that it acts in accordance with the Servicing Standard and it has received the consent of the Special Servicer (which consent will be deemed granted if not denied in writing within 10 Business Days after the Special Servicer's receipt of the Master Servicer's request for such consent), and neither the Master Servicer nor the Special Servicer will have any liability to the Trust Fund, the Certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any Penalty Interest or late payment charge in connection with any payment on such Mortgage Loan three times during any period of 24 consecutive months. No such additional waivers shall be permitted without the consent of the Majority Subordinate Certificateholder.

     (b) All amounts collected in respect of any Mortgage Loan or a Companion Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through
(iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (and, with respect to each Loan Pair, the related Intercreditor Agreement and the documents evidencing and securing the Companion Loan) or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied (after reimbursement first to the Trustee and the Fiscal Agent and second to the Master Servicer or Special Servicer, as applicable, for any unpaid Master Servicing Fee, Special Servicing Fee, Principal Recovery Fee, liquidation expenses and related Additional Trust Fund Expenses) for purposes of this
Agreement: first, in connection with Liquidation Proceeds or Insurance Proceeds as a recovery of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that were paid from principal collections on the Mortgage Loan and resulted in principal distributed to the


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Certificateholders being reduced; second, as a recovery of any related and unreimbursed Advances plus unreimbursed interest accrued thereon; third, as a recovery of Unliquidated Advances; fourth, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fifth, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; sixth, Penalty Interest and late fees; seventh, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums and Yield Maintenance Charges; eighth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and ninth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (vi) of the definition thereof shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Certificate Account as set forth in clauses (ii) through (xiv) of Section 3.05(a) from amounts so applied.

     (c) Reserved.

     (d) To the extent consistent with the terms of the Mortgage Loans (and, with respect to each Loan Pair, the related Companion Loan and Intercreditor Agreement) and applicable law, the Master Servicer shall apply all Insurance Proceeds and condemnation proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance Proceeds and condemnation proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and condemnation proceeds were received.

     (e) The Master Servicer shall, on the day of receipt thereof, deposit into the Companion Loan Custodial Account with respect to the Fairfield Commons Total Loan all amounts received by it from the Series 2003-C5 Master Servicer or any other party under the Series 2003-C5 Pooling and Servicing Agreement with respect to the Fairfield Commons Total Loan or the related Mortgaged Property or REO Property. In the event the Master Servicer fails to so receive any amounts due to the holder of the Fairfield Commons Total Loan during any calendar month under the Fairfield Commons Intercreditor Agreement by 11:00 a.m. (New York City time) on the P&I Advance Date in such calendar month, the Master Servicer shall
(i) notify


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the Series 2003-C5 Master Servicer or other applicable party responsible for making such remittances that such amounts due with respect to the Fairfield Commons Total Loan have not been received (specifying the amount of such deficiency) and (ii) if and to the extent that the amount in question is a Monthly Payment or Assumed Monthly Payment with respect to the Fairfield Commons Pooled Mortgage Loan or any related REO Loan, make a P&I Advance (to the extent it has not been determined that such P&I Advance would be a Nonrecoverable Advance) with respect to such amounts as required by the terms of this Agreement in accordance with Section 4.03. Further, in accordance with Section 4.03, in the event the Master Servicer fails to make such P&I Advance with respect to the Fairfield Commons Pooled Mortgage Loan or a related REO Loan, then the Trustee or the Fiscal Agent shall make such P&I Advance.

     (f) In the event that the Master Servicer or Special Servicer receives Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving Additional Interest in any Collection Period, the Master Servicer or Special Servicer, as applicable, will promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee, the Fiscal Agent or the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

     (g) With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan Documents, the Master Servicer (with the consent of the Special Servicer) to the extent the Mortgage Loan Documents provide for any discretion, with respect to non-Specially Serviced Mortgage Loans, or the Special Servicer, with respect to Specially Serviced Mortgage Loans shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan Documents, applicable law or the Servicing Standard.

     SECTION 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

     (a) The Master Servicer shall, as to all Mortgage Loans establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan Documents. Each Servicing Account shall be an Eligible Account unless not permitted by the terms of the Mortgage Loan Documents. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer, the Trustee or the Fiscal Agent for any unreimbursed Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the applicable Mortgage Loan to be paid to the Mortgagor; (vi) withdraw amounts deposited in error; (vii) clear and terminate the Servicing Account at the termination of this Agreement in


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accordance with Section 9.01; or (viii) only as, when and to the extent required under the terms of the related Intercreditor Agreement with respect to each Loan Pair, and for all other Mortgage Loans, to the extent permitted under the Mortgage Loan Documents, to effect payment of accrued and unpaid late charges, default interest and other reasonable fees. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan Documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting 77 West Wacker Drive Loan REMIC, REMIC I, REMIC II or the Grantor Trust.

     (b) The Master Servicer (or the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

     (c) The Master Servicer shall, as to all Mortgage Loans (other than the Fairfield Commons Total Loan and the related Mortgaged Property, so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization), make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of the costs and expenses described in the definition of "Servicing Advances", provided that the Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and in the case of REO Properties, from the operating revenues related thereto, and further as provided in Section

3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

     The Special Servicer shall give the Master Servicer, the Trustee and the Fiscal Agent not less than five Business Days' notice with respect to Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO Property, before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Mortgage Loan or REO Property; provided, however, that the Special Servicer may make any Servicing Advance on a Specially Serviced Mortgage Loan or REO Property only as may be required on an urgent or emergency basis. In addition, the Special Servicer shall provide the Master Servicer, the Trustee and the Fiscal Agent with such information in its possession as the Master Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Master Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. The Special Servicer shall not be entitled to deliver such a notice (other than for emergency Servicing Advances) more frequently than once per calendar month (although such notice may relate to more than one Servicing Advance). The Master Servicer will have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by a Special Servicer to make, within five Business Days after the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make with respect to any Mortgage Loan or REO Property (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of a Special Servicer, together with interest accrued thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination.

     No later than 1:00 p.m. New York City time on the first Determination Date that follows the date on which it makes any Servicing Advance, the Special Servicer shall provide the Master Servicer an Officer's Certificate (via facsimile) setting forth the details of the Servicing Advance, upon which the Master Servicer may conclusively rely in reimbursing the Special Servicer. The Master Servicer shall be obligated, out of its own funds, to reimburse the Special Servicer for any unreimbursed Servicing Advances (other than Nonrecoverable Servicing Advances) made by the Special Servicer together with interest thereon at the Reimbursement


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


Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the Master Servicer, by wire transfer of immediately available funds to an account designated by the Special Servicer, no later than the first P&I Advance Date that is at least three (3) Business Days after the date on which the Master Servicer receives the corresponding Officer's Certificate contemplated by the prior sentence; provided, that any such Officer's Certificate received after 1:00 p.m., New York City time, on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding Business Day. Upon its reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest accrued thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

     Notwithstanding the foregoing provisions of this Section 3.03(c), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

     If the Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. If the Trustee does not make such Servicing Advance within such period, the Fiscal Agent shall make such Servicing Advance within such period. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer subject to and as provided in Section 7.01.

     (d) In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a), each of the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to receive, out of amounts then on deposit in the Certificate Account as provided in Section 3.05(a), any unpaid interest at the Reimbursement Rate (or, with respect to each Loan Pair, the rate provided in the related Intercreditor Agreement) in effect from time to time, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable (it being acknowledged that interest shall not accrue on Unliquidated Advances related to prior Servicing Advances), first, subject to the terms of the related Intercreditor Agreement with respect to each Loan Pair, out of late payment charges and Penalty Interest received on the

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

related Mortgage Loans, Companion Loans and REO Properties during the Collection Period in which such reimbursement is made, and to the extent that such late payment charges and Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Mortgage Loans and Companion Loans then on deposit in the Certificate Account. The Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer, the Trustee or the Fiscal Agent be entitled to reimbursement from funds on deposit in the Certificate Account for any Servicing Advance made solely with respect to any Companion Loan to the extent that the related AB Mortgage Loan has been paid in full.

     (e) The determination by the Master Servicer or the Special Servicer that either has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officers' Certificate delivered promptly to the Trustee, the Fiscal Agent and the Depositor, setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) of the related Mortgaged Property or REO Property, as the case may be; which Appraisal shall be obtained pursuant to
Section 3.09(a) by the Master Servicer, or by or on behalf of the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan (or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal) and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee or the Fiscal Agent in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance. The applicable Person shall consider Unliquidated Advances in respect of prior Servicing Advances as outstanding Advances for purposes of recoverability determinations as if such Unliquidated Advance were a Servicing Advance.

     (f) The Master Servicer shall, as to all Mortgage Loans (other than the Fairfield Commons Total Loan so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization), establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts if permitted under the related Mortgage Loan Documents. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising 77 West Wacker Drive Loan REMIC, REMIC I, REMIC II or the Grantor Trust. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

     (g) Notwithstanding anything to the contrary in this Agreement, but subject to the limitations on reimbursements in Section 4.03, the Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance for the subject Mortgage Loan or REO Property; provided, that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. The Master Servicer and the Special Servicer shall deliver a copy of any such Officer's Certificate (and accompanying information) promptly to the other such Person.

     (h) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(h), the Master Servicer shall report any such failure to the Special Servicer within a reasonable time after April 15, 2004.



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     SECTION 3.04   Certificate Account, Companion Loan Custodial Accounts,
Interest Reserve Account, Additional Interest Account, Distribution Account, the Gain-on-Sale Reserve Account and the 77 West Wacker Drive Distribution Account.

     (a) The Master Servicer shall establish and maintain one or more accounts or sub-accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

          (i) all payments on account of principal of the Mortgage Loans and the Companion Loans including Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans and the Companion Loans including Additional Interest;

          (iii) all Prepayment Premiums and Yield Maintenance Charges;

          (iv) all Insurance Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds and Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account or the 77 West Wacker Drive Distribution Account pursuant to Section 9.01) received in respect of any Mortgage Loan and together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loans and all condemnation proceeds or any award received in connection with the taking by right of eminent domain of a Mortgaged Property, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

          (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c);



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

          (viii) any amount in respect of Purchase Prices and Substitution Shortfall Amounts pursuant to Section 2.03(b);

          (ix) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls;

          (x) any amount required to be deposited by the Master Servicer pursuant to Section 3.03(d) and 4.03(d) in connection with reimbursing the Trust Fund for interest paid on a P&I Advance or Servicing Advance, as applicable; and

          (xi) any amount paid by a Mortgagor to cover items for which a Servicing Advance has been previously made and determined to be Nonrecoverable, and for which the Master Servicer, the Trustee or the Fiscal Agent, as applicable, has been previously reimbursed out of the Certificate Account, and payments collected in respect of Unliquidated Advances.

     The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances or Additional Trust Fund Expenses as provided in Sections 3.03(d) or 4.03(d) or, so long as such amount would not otherwise be payable to the Certificateholders, otherwise required to be paid or applied in accordance with the related Intercreditor Agreement) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

     Upon receipt of any of the amounts described in clauses (i) through (iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business


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Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

     (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the Corporate Trust Office to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Trustee each month on or before 2:00 PM (New York City time) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v) and (b)(ii)(B) of the definition thereof, and exclusive of payments and other amounts received after the end of the related Collection Period) for the related Distribution Date then on deposit in the Certificate Account (including that portion of such amounts allocable to the 77 West Wacker Drive Pooled Portion), together with (i) any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received on the Mortgage Loans during the related Collection Period (including that portion of such amounts allocable to the 77 West Wacker Drive Pooled Portion), and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01 (including that portion of such amounts allocable to the 77 West Wacker Drive Pooled Portion).

     In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

          (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

          (ii) the Purchase Price paid in connection with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to Section 9.01.

     The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

     (c) The Trustee shall establish and maintain one or more accounts (which may be sub-accounts of the Distribution Account) (collectively, the "Interest Reserve Account"), in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible Account. On or before each Distribution Date in February and, during each year that is not a leap year, January, the Trustee shall withdraw from the Distribution Account (other than with respect to the 77 West Wacker Drive Non-Pooled Portion) and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan for such Distribution Date (such withdrawal from the Distribution Account to be made out of general collections on the Mortgage Pool including any related P&I Advance that was deposited in the Distribution Account).



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     (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(f), the Trustee shall establish and maintain the Additional Interest Account in the name of the Trustee in trust for the benefit of the Class Z-I and Class Z-II Certificateholders. The Additional Interest Account shall be established and maintained as an Eligible Account. Prior to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Additional Interest Account an amount equal to the Additional Interest received during the applicable Collection Period.

     (e) Following the distribution of Additional Interest to Class Z-I and Class Z-II Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest, the Trustee shall terminate the Additional Interest Account.

     (f) The Master Servicer shall establish and maintain, or cause to be established and maintained, a Companion Loan Custodial Account for each Loan Pair (which may be a sub-account of the Certificate Account), into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following its receipt of available funds) the following payments and collections received after the Closing Date:

          (i) all payments on account of principal, including Principal Prepayments, on the related Loan Pair;

          (ii) all payments on account of interest, including Additional Interest on the related Loan Pair;

          (iii) all Prepayment Premiums and Yield Maintenance Charges on the related Loan Pair;

          (iv) all Insurance Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds and Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to Section 9.01) received in respect of any Loan Pair and together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Loan Pair and all condemnation proceeds or any award received in connection with the taking by right of eminent domain of a related Mortgaged Property, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Companion Loan Custodial Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;



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          (vii) any amounts required to be transferred to such Companion Loan
     Custodial Account from the related REO Account pursuant to Section 3.16(c); and

          (viii) any amounts with respect to the Fairfield Commons Total Loan or any related REO Property received from the Series 2003-C5 Trustee, the Series 2003-C5 Master Servicer and the Series 2003-C5 Special Servicer under the Series 2003-C5 Pooling and Servicing Agreement pursuant to the Fairfield Commons Intercreditor Agreement, or otherwise.

     The foregoing requirements for deposit by the Master Servicer in each Companion Loan Custodial Account shall be exclusive, it being understood and agreed that actual payments from the Mortgagor in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, assumption application fees, modification fees, extension fees, defeasance fees, earn-out fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in each Companion Loan Custodial Account. If the Master Servicer shall deposit in a Companion Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Companion Loan Custodial Account.

     As and when required pursuant to an Intercreditor Agreement (and in any event during each month not later than the Business Day following each Determination Date), the Master Servicer shall withdraw from the related Companion Loan Custodial Account and pay or reimburse such amounts as is permitted under the related Intercreditor Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Master Servicing Fees, Special Servicing Fees, Workout Fees, Principal Recovery Fees and other permitted servicing compensation and the payment of any other servicing expenses and fees relating to the Companion Loan and related Pooled Mortgage Loan (or any successor REO Loan with respect thereto) and the Companion Loan (or any successor REO loan with respect thereto), respectively (such payments and reimbursements to be made in a manner consistent with how they would be made from the Certificate Account in respect of Pooled Mortgage Loans and REO Loans), and, further, pay to the Trust, as holder of the Pooled Mortgage Loan under the related Intercreditor Agreement, and to the holder of the Companion Loan all amounts to which each of them is entitled in respect of the Pooled Mortgage Loan (or any successor REO Loan with respect thereto) and the Companion Loan (or any successor REO loan with respect thereto), respectively, in accordance with the related Intercreditor Agreement. The foregoing payments shall be made in accordance with the Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Certificate Account, and payments to the holder of the Companion Loan shall be made in accordance with the Intercreditor Agreement.

     (g) The Trustee shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be an Eligible Account. The Gain-on-Sale Reserve Account shall be maintained as a segregated account or a sub-account of the Distribution Account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee.

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     Upon the disposition of any REO Property in accordance with Section 3.09 or
Section 3.18, the Special Servicer shall calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve Account.

     (h) The Trustee shall establish a trust account (the "77 West Wacker Drive Distribution Account") at the Corporate Trust Office to be held in trust for the benefit of the Certificateholders. The 77 West Wacker Drive Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Trustee each month on or before 2:00 PM (New York City time) on the P&I Advance Date therein, for deposit in the 77 West Wacker Drive Distribution Account, an aggregate amount of immediately available funds equal to that portion of the 77 West Wacker Drive Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v) and (b)(ii)(B) of the definition thereof, and exclusive of payments and other amounts received after the end of the related Collection Period) for the related Distribution Date then on deposit in the Certificate Account and allocable to the 77 West Wacker Drive Non-Pooled Portion, together with (i) any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received on the 77 West Wacker Drive Mortgage Loan during the related Collection Period and allocable to the 77 West Wacker Drive Non-Pooled Portion, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01 and allocable to the 77 West Wacker Drive Non-Pooled Portion.

     In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the 77 West Wacker Drive Distribution
Account:

          (i) any P&I Advances required to be made by the Master Servicer in respect of the 77 West Wacker Drive Mortgage Loan in accordance with
     Section 4.03(a) and allocable to the 77 West Wacker Drive Non-Pooled Portion; and

          (ii) the Purchase Price in respect of the 77 West Wacker Drive Mortgage Loan paid in connection with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section
     9.01 and allocable to the 77 West Wacker Drive Non-Pooled Portion, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to Section 9.01.

     The Trustee shall, upon receipt, deposit in the 77 West Wacker Drive Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

     (i) Funds in the Certificate Account and the Companion Loan Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account, the 77 West Wacker Drive Distribution Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account and the Additional Interest Account shall remain uninvested. The Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Trustee shall give written notice to the Master Servicer, the Special Servicer and the Rating Agencies of any new location of the Distribution Account prior to any change thereof.



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     SECTION 3.05    Permitted Withdrawals From the Certificate Account, the
Companion Loan Custodial Accounts, Interest Reserve Account, the Additional Interest Account, the Distribution Account and the 77 West Wacker Drive Distribution Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of
     Section 3.04(b), to remit to the Trustee for deposit in the 77 West Wacker Drive Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(h), and for deposit in the Distribution Account or the 77 West Wacker Drive Distribution Account, as applicable, any amount that may be applied to make P&I Advances pursuant to
     Section 4.03(a);

          (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances, the Fiscal Agent's, the Trustee's and Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal (net of any related Workout Fee or Principal Recovery Fee) (A) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made and (B) if the P&I Advance was made in respect to an AB Mortgage Loan, received in respect of the related Companion Loan; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in the last paragraph of the
     Section 3.05 (a));

          (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

          (iv) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan above (provided that, in case of such payments relating to an AB Mortgage Loan, such payments shall be made first, from amounts collected on the related Companion Loan and then from the related Mortgage Loan in accordance with the terms of the related Intercreditor Agreement);



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          (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Workout Fees or Principal Recovery Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer's (or, if applicable, any predecessor Special Servicer's) right to payment pursuant to this clause
     (v) with respect to any such Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Specially Serviced Mortgage Loan or Corrected Mortgage Loan (whether in the form of payments or Liquidation Proceeds) or such REO Loan (whether in the form of REO Revenues or Liquidation Proceeds) (provided that, except as set forth in Section 3.11(c), no Principal Recovery Fee shall be payable out of (i) any Liquidation Proceeds received in connection with the purchase of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder, the Companion Holder or the Special Servicer as described in Section 3.18(c), Section 3.18(e), Section 3.18(h),
     Section 3.18(m) or 3.26(d), or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01) above (provided that, in case of such payments relating to an AB Mortgage Loan, such payments shall be made first, from amounts collected on the related Companion Loan and then from the related Mortgage Loan in accordance with the terms of the related Intercreditor Agreement);

          (vi) to reimburse the Fiscal Agent, the Trustee, the Special Servicer, or itself, in that order, for any unreimbursed Servicing Advances, the Fiscal Agent's, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan, Companion Loan or REO Property as to which such Servicing Advance was made; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in the last paragraph of the Section 3.05 (a)) above (provided that, in case of such payments relating to an AB Mortgage Loan, such payments shall be made first, from amounts collected on the related Companion Loan and then from the related Mortgage Loan in accordance with the terms of the related Intercreditor Agreement);

          (vii) (A) to reimburse the Fiscal Agent, the Trustee or itself, in that order, for any (1) unreimbursed Advances that have been or are determined to be Nonrecoverable Advances or to pay itself, with respect to any Mortgage Loan or any REO Property first, out of REO Revenues, liquidation proceeds and Insurance Proceeds and condemnation proceeds received on the related Mortgage Loan and any Companion Loan, if applicable, then, out of the principal portion of general collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of this Section 3.05 (a)), then, to the extent the principal


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     portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 4.03(f), out of other collections on the Mortgage Loans and REO Properties and, (2) with respect to the Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of this Section 3.05 (a)), net of such amounts being reimbursed pursuant to
     (1) above (provided that, in case of such reimbursement relating to an AB Mortgage Loan, such reimbursements shall be made first, from amounts collected on the related Companion Loan and then from the related Mortgage Loan in accordance with the terms of the related Intercreditor Agreement) or to pay itself, with respect to any Mortgage Loan and the Companion Loans, if applicable, or REO Property, any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

          (viii) at such time as it reimburses the Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (ii), (vi) or (vii) above, to pay the Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with Section 3.03(c) or (d) or 4.03(d), as applicable; the Master Servicer's rights to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) subject to the terms of the related Intercreditor Agreement with respect to each Loan Pair, out of late payment charges and Penalty Interest collected on or in respect of the related Mortgage Loan (and if the Advance was made with respect to a Mortgage Loan with a Companion Loan, out of such amounts collected on or in respect of the related Companion Loan) and REO Loan, during the Collection Period in which such Advance is reimbursed (the use of such late payment charges and Penalty Interest to be allocated pursuant to Section 3.27), and (B) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Mortgage Loans, Companion Loans and any REO Properties on deposit in the Certificate Account above (provided that, in case of such payments relating to an AB Mortgage Loan, such payments shall be made first, from amounts collected on the related Companion Loan and then from the related Mortgage Loan in accordance with the terms of the related Intercreditor Agreement);

          (ix) to pay for costs and expenses incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to Section 3.12(a);

          (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Certificate Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period; (B) any Prepayment Interest Excesses (after deduction of the amounts required to be deposited by the Master Servicer in the Certificate Account for the related Distribution



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     Date pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls); and (C) Penalty Interest and late payment charges (to the extent such Penalty Interest and/or late payment charges were not applied to offset interest on Advances or Additional Trust Fund Expenses pursuant to clause (viii)(A) or Additional Trust Fund Expenses pursuant to Section 3.03(d) or inspection expenses pursuant to Section 3.12(a));

          (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18 or 4.03(c);

          (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

          (xiii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (D) the cost of recording this Agreement in accordance with Section 11.02(a);

          (xiv) to pay itself, the Special Servicer, any of the Mortgage Loan Sellers, the Majority Subordinate Certificateholder, any Companion Holder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

          (xv) to remit to the Trustee for deposit into the Additional Interest Account the amounts required to be deposited pursuant to Section 3.04(d);

          (xvi) to remit to the Trustee for deposit into the Distribution Account the amounts required to be deposited pursuant to Section 3.04(b);

          (xvii) Reserved;

          (xviii) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

          (xix) to withdraw any amounts deposited in error;

          (xx) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Certificate Account; and

          (xxi) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

     The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Certificate


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Account pursuant to clauses (ii)-(xviii) above and such records shall be sufficient to determine the amounts attributable to 77 West Wacker Drive Loan REMIC and REMIC I. The Master Servicer shall, to the extent permitted by the terms of the related Intercreditor Agreement, make claims for reimbursement from the related Companion Holder in connection with related Servicing Advances and interest thereon and other related expenses so as to minimize the total amount of withdrawals on the Certificate Account for such items. Notwithstanding anything in this Section 3.05(a) to the contrary, in no event shall the Master Servicer withdraw from funds on deposit in the Certificate Account any amount to be applied to, or to provide reimbursement for, any amounts referenced in this
Section 3.05(a) (other than amounts referenced in clause (xviii)) which relate to any Companion Loan to the extent the related AB Mortgage Loan has been paid in full in a prior Collection Period.

     The Master Servicer shall pay to the Special Servicer, the Trustee or the Fiscal Agent on each P&I Advance Date from the Certificate Account amounts permitted to be paid to the Special Servicer, the Trustee or the Fiscal Agent therefrom based on a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the Special Servicer, the Trustee or the Fiscal Agent, as the case maybe, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee and the Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

     To the extent a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to clauses (ii), (vi) or (vii) of this Section 3.05(a), such reimbursement shall be made first, from the principal collection available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts related to such other Loan Group) and if the principal collections in such other Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available for distribution in respect of the 77 West Wacker Drive Non-Pooled Portion (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts in respect thereof).

     (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

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          (i) to make deemed distributions to itself as holder of the REMIC I
     Regular Interests and to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

          (ii) to pay itself, the Fiscal Agent or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05 to the extent not paid pursuant to Section 4.01(i);

          (iii) to pay itself respective portions of the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

          (iv) to pay for the cost of the Opinions of Counsel sought by it (A) as provided in clause (v) of the definition of "Disqualified Organization",
     (B) as contemplated by Section 3.20(d), 9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

          (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

          (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(f);

          (vii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein;

          (viii) to withdraw any Interest Reserve Amount and deposit such Interest Reserve Amount into the Interest Reserve Account pursuant to
     Section 3.04(c); and

          (ix) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

     (c) The Master Servicer may, from time to time, make withdrawals from the Companion Loan Custodial Account as contemplated by Section 3.04(f) and 6.03(b).

     (d) The Trustee shall on each Distribution Date to occur in March of each year, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan (excluding the 77 West Wacker Drive Non-Pooled Portion, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to
Section 3.04(c) during the immediately preceding Collection Period and, if applicable, the second preceding Collection Period.



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     (e) The Trustee shall, on any Distribution Date, make withdrawals from the
Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

     (f) The Trustee may, from time to time, make withdrawals from the 77 West Wacker Drive Distribution Account for any of the following purposes (in no particular order of priority):

          (i) to make deemed distributions to itself in respect of the 77 West Wacker Drive Mortgage Loan as holder of the 77 West Wacker Drive Loan REMIC Regular Interests and to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01(k) and (l) or 9.01, as applicable;

          (ii) to pay itself, the Fiscal Agent or any of their directors, officers, employees and agents, as the case may be, any amounts in respect of the 77 West Wacker Drive Non-Pooled Portion payable or reimbursable to any such Person pursuant to Section 8.05 to the extent not paid pursuant to
     Section 4.01(i);

          (iii) to pay itself respective portions of the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the 77 West Wacker Drive Non-Pooled Portion;

          (iv) to the extent related to the 77 West Wacker Drive Mortgage Loan, to pay for the cost of the Opinions of Counsel sought by it (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Section 3.20(d), 9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

          (v) to the extent related to the 77 West Wacker Drive Non-Pooled Portion, pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

          (vi) to pay the REMIC Administrator any amounts in respect of the 77 West Wacker Drive Non-Pooled Portion reimbursable to it pursuant to Section 10.01(f);

          (vii) to pay to the Master Servicer any amounts in respect of the 77 West Wacker Drive Non-Pooled Portion deposited by the Master Servicer in the 77 West Wacker Drive Distribution Account not required to be deposited therein; and

          (viii) to clear and terminate the 77 West Wacker Drive Distribution Account at the termination of this Agreement pursuant to Section 9.01.

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     SECTION 3.06   Investment of Funds in the Servicing Accounts, the Reserve
Accounts, the Certificate Account, the Distribution Account, the 77 West Wacker Drive Distribution Account, the Additional Interest Account, the Companion Loan Custodial Accounts, the Gain-on-Sale Reserve Account and the REO Account.

     (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, a Companion Loan Custodial Account or the Certificate Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. Funds held in the Distribution Account, the 77 West Wacker Drive Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest Reserve Account shall remain uninvested. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account, the Certificate Account, or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds held in the REO Account shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments"; and such funds held in such other accounts shall be invested in securities described in clause (v) of such definition. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts or the Certificate Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, Servicing Accounts and Reserve Accounts), or the Special Servicer (in the case of the REO Account) shall:

          (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that


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     such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts or the Certificate Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan Documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts and the Certificate Account, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period, provided, that neither the Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account immediately prior to such insolvency.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

     SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

     (a) The Master Servicer (with respect to Mortgage Loans and (to the extent that the Trust Fund has an insurable interest) Companion Loans including Specially Serviced


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Mortgaged Loans) and the Special Servicer (with respect to REO Properties)
shall, consistent with the Servicing Standard, cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Loan Documents, or if the Mortgagor does not maintain, shall itself maintain for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard and subject to the terms of this Section 3.07; and provided further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. If not required under the terms of the Mortgage or the Mortgage Loan Documents, the Special Servicer may require that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Trust Fund (including the Special Servicer's costs and expenses incurred in obtaining such insurance). Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was required of the Mortgagor under the related Mortgage as of the Closing Date; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Trustee or the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a Mortgaged Property or REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan Documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Mortgage Loan Documents; (vii) to the extent that the Mortgage or other Mortgage Loan Documents specifically require terrorism coverage or the Mortgage requires the related Mortgagor to carry "all risk" coverage, shall include terrorism coverage, unless the failure to obtain such terrorism coverage constitutes an Acceptable Insurance Default; and (viii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Notwithstanding the foregoing, the Master Servicer or the Special Servicer shall not be required to obtain, and shall not be in default hereunder for failing to obtain, any insurance coverage that was previously required of the Mortgagor under the related Mortgage if (a) such insurance is not available at any rate;
(b) such insurance is not available from a Qualified Insurer (provided that Special Servicer shall obtain such insurance from the next highest rated insurer offering such insurance at commercially reasonable rates); or (c) subject to the prior approval of the Controlling Class Representative (which approval is deemed granted if not denied within 10


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Business Days after its receipt of the Master Servicer's or the Special
Servicer's request for such approval), such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at then current market rates). Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to
Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan or a Companion Loan, or in the REO Account, subject to withdrawal pursuant to
Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or Companion Loan, so permit.

     Notwithstanding the foregoing, with respect to the Mortgage Loans which either (x) require the Mortgagor to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) use reasonable efforts to monitor whether the insurance policies for the related Mortgaged Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause
(B) above. If the Special Servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Master Servicer and the Master Servicer shall cause such insurance to be maintained. Furthermore, the Special Servicer shall inform the Rating Agencies as to such conclusions for those Mortgage Loans that (i) have one of the ten (10) highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust Fund or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust Fund. During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and the Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

     (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans, the Companion Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer


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or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. In the event that the Special Servicer causes any REO Property to be covered by such blanket policy, the incremental cost of such insurance applicable to such REO Property (other than any minimum or standby premium payable for such policy whether or not any REO Property is covered thereby) shall be paid by the Master Servicer as a Servicing Advance pursuant to Section 3.03. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee, Certificateholders and if applicable the Companion Loan Holders (except for the Fairfield Commons Pari Passu Companion Loan as long as it is being serviced under the Series 2003-C5 Pooling and Servicing Agreement), claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

     (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

     Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation.



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The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

     For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master Servicer and Special Servicer, their respective direct parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this Section 3.07.

     (d) Within ninety (90) days of the Closing Date, with respect to each of the Mortgage Loans identified on Exhibit J as being covered by an environmental insurance policy, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan), on behalf of the Trust Fund, to make claims) under such environmental insurance policy. In the event that the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders (and to the extent consistent with the Servicing Standard, the Companion Holders). Any legal fees, premiums or other out-of-pocket costs incurred in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and to the extent consistent with the Servicing Standard, the Companion Holders) in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

     In the event that the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) receives notice of any termination of any environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Companion Holders (in the case of an AB Mortgage Loan), the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in


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

the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents. Any legal fees, premiums or other out-of-pocket costs incurred in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

     SECTION 3.08    Enforcement of Alienation Clauses.

     (a) The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any "due-on-sale" or "due-on-encumbrance" clauses and any other restrictions contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Master Servicer or the Special Servicer, as the case may be, has (i) determined, in its reasonable judgment, that waiver of such restrictions would be in accordance with the Servicing Standard and (ii) complied with the applicable requirements, if any, of Section 6.11; provided that:

          (i) subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Mortgage Loan that is a Significant Mortgage Loan, or if, taking into account existing debt on the subject Mortgaged Property and the proposed additional debt as if such total debt were a single Mortgage Loan, the Loan-to-Value Ratio is equal to or greater than 85% or the Debt Service Coverage Ratio is equal to or less than 1.2x, unless it receives prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of rated Certificates (except that prior written confirmation from Fitch shall not be required unless the Mortgage Loan (A) is one of the ten largest Mortgage Loans in the Mortgage Pool or (B) when combined with any other Mortgage Loans made to Mortgagors that are affiliated to the related Mortgagor, constitutes one of the ten largest Mortgagor concentrations in the Mortgage Pool based on the then-current outstanding principal balance of all of the Mortgage Loans);

          (ii) if the affected Mortgage Loan is a Significant Mortgage Loan, then, subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of rated Certificates (except that prior written confirmation from Fitch shall not be required unless the Mortgage Loan (A) is one of the ten largest Mortgage Loans in the Mortgage Pool or (B) when combined with any other Mortgage Loans made to Mortgagors that are affiliated to the related Mortgagor, constitutes one of the ten largest Mortgagor concentrations in the Mortgage Pool based on the then-current outstanding principal balance of all of the Mortgage Loans); provided, that, with respect to a waiver of a due-on-sale provision, in the event that such Mortgage Loan does not meet the


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

     criteria set forth in the prior sentence, and the Mortgage Loan Documents contain a requirement for Rating Agency approval, the Special Servicer may waive such requirement without Rating Agency approval in accordance with the Servicing Standard;

          (iii) subject to the related Mortgage Loan Documents and applicable law, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Mortgage Loan until it has delivered to the Special Servicer its recommendation and analysis of the request, together with a copy of the materials and information upon which such recommendation is based, and has received the consent of the Special Servicer (the giving of which consent shall be subject to the Servicing Standard and Section 6.11), which consent shall be deemed given if not denied in writing within 10 Business Days after receipt by the Special Servicer of the Master Servicer's written recommendation and analysis and any additional information requested by the Special Servicer or the Controlling Class Representative;

          (iv) subject to the related Mortgage Loan Documents and applicable law, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Mortgage Loan until it has received the consent of the Special Servicer (the giving of which consent shall be subject to the Servicing Standard and Section 6.11), which consent shall be deemed given if not denied in writing within 10 Business Days of receipt by the Special Servicer of the Master Servicer's written recommendation and analysis and any additional information requested by the Special Servicer or the Controlling Class Representative;

          (v) subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, neither the Master Servicer nor the Special Servicer shall be obligated to cover or assume any such costs or expenses); and

          (vi) neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property that secures a Crossed Group unless (i) all of the Mortgaged Properties securing such Crossed Group are transferred simultaneously by the respective Mortgagor or (ii) it obtains the consent of the Controlling Class Representative, which consent shall be deemed given if not denied in writing within 10 Business Days of receipt by the Controlling Class Representative of written notice of such action and all reasonably requested information related thereto (or, if no information is requested within ten (10) Business Days of receipt of written notice).



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     In the case of any Mortgage Loan, the Master Servicer and the Special
Servicer shall each provide the other with all such information as each may reasonably request in order to perform its duties under this section.

     In connection with any permitted assumption of any Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master Servicer or the Special Servicer, as applicable, shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

     (b) Notwithstanding any other provisions of this Section 3.08, the Master Servicer with respect to Mortgage Loans which are not Specially Serviced Mortgage Loans (without the Special Servicer's consent, but subject to delivering notice to the Special Servicer and the Controlling Class representative (and with respect to the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder)) or the Special Servicer with respect to Specially Serviced Mortgage Loans, as applicable, may grant, without any Rating Agency confirmation as provided in paragraph (a) above, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement, right-of-way or other similar agreement for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement, right-of-way or other similar agreement provided the Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement, right-of-way or other similar agreement shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property or cause the Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

     SECTION 3.09    Realization Upon Defaulted Mortgage Loans; Required
Appraisals.

     (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d) and Section 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the corresponding Mortgaged Property by operation of law or otherwise in relation to such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in


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Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

     With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance, net of related unreimbursed advances of principal, of less than $2,000,000, at the Special Servicer's option, an internal valuation performed by the Special Servicer) within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Special Servicer shall deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling Class Representative and the Trustee within 10 Business Days of obtaining or performing such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the Certificate Account pursuant to Section 3.05(a)(vi) and 3.05(a)(vii).

     Notwithstanding the foregoing, in no event shall the Master Servicer or the Special Servicer obtain an appraisal of a Companion Loan pursuant to this
Section 3.09(a) to the extent the related AB Mortgage Loan has been paid in full.

     (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or



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          (ii) the Special Servicer shall have obtained an Opinion of Counsel
     (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund (to the extent not allocable to a Companion Loan) will not cause the imposition of a tax on any of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II under the REMIC Provisions or cause either of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (or if applicable the holder of a related Companion Loan), could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officers' Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Controlling Class Representative, the Master Servicer and, in the case of the Companion Loans, each of the Companion Holders), that:

          (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

          (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

     The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the


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Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund (except to the extent that such Additional Trust Fund Expense is payable out of the proceeds of any Companion Loan pursuant to the related Intercreditor Agreement and this Agreement and any Environmental Assessment ordered after the related AB Mortgage Loan has been paid in full); and if any such Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund.

     (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement, as applicable, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee the Controlling Class Representative and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustees's distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

     (e) The Special Servicer shall report to the Master Servicer, the Controlling Class Representative and the Trustee and, in the case of the Companion Loans, each of the Companion Holders, monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

     (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.



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     (g) Annually in each January, the Special Servicer shall on a timely basis forward to the Master Servicer, all information required to be reported and the Master Servicer shall promptly prepare and file with the Internal Revenue Service on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgage Loan or Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

     (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officers' Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

     (i) Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

     SECTION 3.10   Trustee and Custodian to Cooperate; Release of Mortgage
Files.

     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the Distribution Account.

     (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached


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

hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

     (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     (d) From time to time, if the Fairfield Commons Total Loan is being serviced pursuant to this Agreement, the Master Servicer or the Special Servicer, as applicable, subject to the Fairfield Commons Intercreditor Agreement and as is appropriate for servicing or foreclosure of the Fairfield Commons Pari Passu Companion Loan, shall request the original of the related Mortgage Note from the holder of the Fairfield Commons Pari Passu Companion Loan.

     From time to time, if the Fairfield and Commons Total Loan is being serviced pursuant to the Series 2003-C5 Pooling and Servicing Agreement, pursuant to the terms of the Fairfield Commons Intercreditor Agreement, and the Series 2003-C5 Master Servicer, the Series 2003-C5 Special Servicer or the holder of the Fairfield Commons Pari Passu Companion Loan, as appropriate for enforcing the terms of the Fairfield Commons Mortgage Loan, requests delivery to it of the original Mortgage Note for the Fairfield Commons Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee. In connection with the release of the original Mortgage Note for the Fairfield Commons Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation as is appropriate to evidence the holding by the Series 2003-C5 Master


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Servicer, the Series 2003-C5 Special Servicer or the holder of the Fairfield
Commons Pari Passu Companion Loan of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

     SECTION 3.11   Servicing Compensation.

     (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan (other than the Fairfield Commons Pooled Mortgage Loan if it becomes a Specially Serviced Mortgage Loan)), the Euless Square Subordinate Companion Loan, the Locust Grove Subordinate Companion Loan, the Prindle Terrace Subordinate Companion Loan, and each REO Loan (other than the Fairfield Commons Pooled Mortgage Loan if it becomes an REO
Loan). As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or Companion Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360 Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan, such Companion Loan or an REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Mortgage Loan, the Euless Square Subordinate Companion Loan, the Locust Grove Subordinate Companion Loan, the Prindle Terrace Companion Loan or any REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly on a loan-by-loan basis, from payments of interest on each Mortgage Loan, the Euless Square Subordinate Companion Loan, the Locust Grove Subordinate Companion Loan, the Prindle Terrace Companion Loan, as applicable, and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan, the Euless Square Subordinate Companion Loan, the Locust Grove Subordinate Companion Loan, the Prindle Terrace Companion Loan or any REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement or the transfer of all or a portion of the Master Servicer's right to receive the Excess Servicing Strip.

     Notwithstanding anything herein to the contrary, KRECM (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip (in whole but not in part); provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of KRECM in its capacity as the Master Servicer, all or any portion of the Excess

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Servicing Strip may be reduced by the Trustee to the extent reasonably necessary
(in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.04 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.01% per annum (one basis point). KRECM and each holder of the Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing
Strip shall, and KRECM hereby agrees, and each such holder of the Excess Servicing Strip by its acceptance of the Excess Servicing Strip shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the Companion Holders, the Depositor, the Underwriters, the Trustee, the Fiscal Agent, the Master Servicer, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and
(y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Strip, the Person then acting as the Master Servicer shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any Mortgage Loan or REO Loan, as the case may be, the portion of the Excess Servicing Strip attributable to such Mortgage Loan or REO Loan to the holder of the Excess Servicing Strip within one Business Day following the payment of such Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of the Excess Servicing Strip shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. The Master Servicer shall pay the Excess Servicing Strip


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to the holder of the Excess Servicing Strip (i.e., KRECM or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of KRECM hereunder (subject to reduction pursuant to the preceding sentence).

     In the event that KRECM is terminated or resigns as Master Servicer, it (and its successors and assigns) will be entitled to retain the Excess Servicing Strip, except to the extent that any portion of such Excess Servicing Strip is needed (as determined by the Trustee in its sole discretion) to compensate any replacement Master Servicer for assuming the duties of KRECM under this Agreement.

     (b) Additional master servicing compensation in the form of:

          (i) any and all late payment charges and Penalty Interest collected with respect to a performing Mortgage Loan;

          (ii) 50% of any and all assumption application fees, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to a performing Mortgage Loan (provided, however, that if the consent of the Special Servicer is not required pursuant to the terms of this Agreement in connection with the underlying servicing action, then the Master Servicer shall be entitled to receive 100% of such fees);

          (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a performing Mortgage Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

          (iv) any and all Prepayment Interest Excesses collected with respect to a Mortgage Loan, including a Specially Serviced Mortgage Loan (after deduction of the amounts required to be deposited by the Master Servicer in the Certificate Account for the related Distribution Date pursuant to
     Section 3.19(a) in connection with Prepayment Interest Shortfalls);

          (v) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage); and

          (vi) other customary charges;

may be retained by the Master Servicer and are not required to be deposited in the Certificate Account; provided, that the Master Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not


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been applied to pay interest on Advances or Additional Trust Fund Expenses as provided in Sections 3.03(d) and 4.03(d). The Master Servicer is entitled to the above-described additional master servicing compensation with respect to the Companion Loans to the extent not expressly prohibited under the related Intercreditor Agreement; provided that, in no such case, shall the payment of any such compensation reduce amounts otherwise payable to the Certificateholders with respect to the related AB Mortgage Loan. Any of the amounts described in clauses (i) through (v) that are collected by the Special Servicer shall be promptly paid to the Master Servicer.

     Penalty Interest or late payment charges collected with respect to any Mortgage Loan when the related Mortgage Loan is not a Specially Serviced Mortgage Loan shall be additional compensation to the Master Servicer. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

     As additional servicing compensation, the Master Servicer shall be entitled to receive any Prepayment Interest Excesses collected with respect to the Mortgage Loans, to the extent not required to offset any Prepayment Interest Shortfalls pursuant to this Agreement.

     In respect of each Broker Strip Loan, the Master Servicer shall, on a monthly basis, by the last day of the month following the month in which the Master Servicer collected such Broker Strip, remit to the applicable broker set forth on Exhibit Q hereto, the amount of the Broker Strip so collected.

     (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan (except that no Special Servicing Fee shall accrue on the Fairfield Pari Passu Companion Loan if it becomes a Specially Serviced Mortgage Loan) and each REO Loan (other than the Fairfield Commons Pooled Mortgage Loan if it becomes an REO Loan). As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on an Actual/360 basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of Liquidation Proceeds, condemnation proceeds and then general collections on the Mortgage Loans, Companion Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).



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     As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan (other than the Fairfield Commons Pooled Mortgage Loan), so long as such loan remains a Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan or Companion Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan and, if applicable, Companion Loan, again became a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan or Companion Loan documents) causing the Mortgage Loan or Companion Loan to be a Specially Serviced Loan, but the Mortgage Loan or Companion Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     In addition, with respect to each Specially Serviced Mortgage Loan and Corrected Mortgage Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof) (other than the Fairfield Commons Pooled Mortgage Loan) for which it obtains a full or discounted payoff from the related Mortgagor, the Special Servicer shall also be entitled to the Principal Recovery Fee (but in the case of a Companion Loan, only to the extent expressly provided for in the related Intercreditor Agreement) with respect to any Specially Serviced Mortgage Loan, Corrected Mortgage Loan (other than the Fairfield Commons Pooled Mortgage Loan) or REO Property (other than the Mortgaged Property relating to the Fairfield Commons Pooled Mortgage Loan if it becomes an REO Property) as to which it receives any Liquidation Proceeds or Insurance Proceeds or condemnation proceeds and allocable as a recovery of principal, interest (other than Additional Interest and Penalty Interest) and expenses in accordance with Section 3.02(b) or the definition of "REO Loan", as applicable. The Principal Recovery Fee shall be payable from Liquidation Proceeds, Insurance Proceeds or condemnation proceeds. As to each Specially Serviced Mortgage Loan and REO Loan, the Principal Recovery Fee shall be payable from, and will be calculated by application of the Principal Recovery Fee Rate to the related payment or proceeds. Notwithstanding the foregoing, no Principal Recovery Fee shall be payable in connection with, or out of proceeds received in connection with the purchase of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the Merrill Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement due to a Breach or a Document Defect, within the time period (or extension thereof) provided for such repurchase or, if such repurchase occurs after such time period, if the Mortgage Loan Seller was acting in good faith to resolve such breach or


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Document Defect, by the Majority Subordinate Certificateholder, the WW
Controlling Holder, the Companion Holder or the Special Servicer pursuant to
Section 3.18(c), Section 3.18(d), Section 3.18(e), Section 3.18(h), Section 3.18(m) or Section 3.26(d) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01; and provided further that no Principal Recovery Fee shall be payable (i) in connection with a Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the Liquidation Proceeds.

     The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

     (d) Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest and (subject to Section 3.11(b)(ii)) assumption application fees collected with respect to Specially Serviced Mortgage Loans (other than the Fairfield Commons Total Loan), and (ii) one-hundred percent (100%) of any assumption fee or modification fee to the extent actually paid by a Mortgagor with respect to any Specially Serviced Mortgage Loan (other than the Fairfield Commons Total Loan) and (subject to Section 3.11(b)(ii)) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any non-Specially Serviced Mortgage Loan shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account, provided that the Special Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances or Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) and shall be subject to the allocations of such amounts in the related Intercreditor Agreement. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in Section 3.05(a) if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account.

     (e) If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and the Master Servicer or the Special Servicer, as appropriate, fails to enforce such requirement in accordance


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with the related Mortgage Loan Documents. Any remaining portion of such assumption fee or of such assumption application fee will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with this Section 3.11. Neither the Master Servicer nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

     SECTION 3.12 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

     (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan (other than the Fairfield Commons Total Loan so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization) (i) becomes a Specially Serviced Mortgage Loan or (ii) the related Debt Service Coverage Ratio set forth in the Comparative Financial Status Report is below 1.0x, provided that such expense shall be reimbursable first out of Penalty Interest and late payment charges otherwise payable to the Special Servicer and the Master Servicer, then as an Additional Trust Fund Expense (except to the extent that such Additional Trust Fund Expense is payable out of the proceeds of any Companion Loan pursuant to the related Intercreditor Agreement and this Agreement and any inspection occurring after the related AB Mortgage Loan has been paid in full). In addition, after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall perform or cause to be performed a physical inspection of the related Mortgaged Property at least once per calendar year, so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan. Beginning in 2004, the Master Servicer for each Mortgage Loan other than a Specially Serviced Mortgage Loan or REO Loan, other than the Fairfield Commons Pooled Mortgage Loan, so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year, unless such Mortgaged Property has been inspected in such calendar year by the Special Servicer or the Series 2003-C5 Special Servicer. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware and considers material, or (iii) any visible waste committed on the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware and considers material. The Master Servicer shall within 45 days of the related inspection, deliver such reports complete with any photographs taken thereof, to the Trustee, each other, and, in an electronic format using the ARCap Naming Convention, to the Controlling Class Representative and the related Companion Loan holder, if applicable (and in the case of the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Operating Advisor) and the Trustee shall, subject to Section 3.15, make copies of all such inspection reports available for review by Certificateholders and Certificate Owners during normal business hours at the offices of the Trustee at all times after Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall deliver copies of any such inspection reports to Certificateholders and Certificate Owners and the related Companion Loan holder, if


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applicable. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer obtains the approval of the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; and provided, further that the Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the Special Servicer or, in the case of the Fairfield Commons Mortgage Loan, the Series 2003-C5 Master Servicer or the Series 2003-C5 Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

     (b) The Special Servicer shall from time to time (and, in any event, upon request) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee. Without limiting the generality of the foregoing, not later than 2:00 p.m. (New York City time) on the Business Day following each Determination Date, beginning in December 2003, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable the Master Servicer to produce, the CMSA files and reports required to be delivered by the Master Servicer to the Trustee as described below, in each case with respect to all Specially Serviced Mortgage Loans and the REO Properties.

     (c) The Master Servicer shall deliver to the Trustee (with a copy of all pertinent information with respect to the Fairfield Commons Total Loan to the holder of the Fairfield Commons Pari Passu Companion Loan unless it is included in the Series 2003-C5 Securitization), no later than 4:00 p.m. New York City time on the third Business Day prior to each Distribution Date beginning in December 2003, the CMSA Loan Periodic Update File with respect to the subject Distribution Date and notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection Period. Each Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements. The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party. Notwithstanding anything in this Agreement that suggests otherwise, the Master Servicer shall not be required to deliver a Monthly Additional Report on Recoveries and Reimbursements (and no Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable." The Master Servicer's responsibilities under this Section 3.12 with respect to information to be provided by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.12(b), but the failure of the Special Servicer to provide information required by it shall not relieve the Master Servicer of its duties to provide the related reports, absent such information. Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in December 2003 will be based solely upon information generated from actual


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collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to information prepared by third party servicers of the subject Mortgage Loans with respect to the period prior to the Closing Date). No later than 4:00 p.m. New York City time on each P&I Advance Date beginning in December 2003, the Master Servicer shall deliver or cause to be delivered to the Trustee (with a copy of all pertinent information with respect to the Fairfield Commons Total Loan to the holder of the Fairfield Commons Pari Passu Companion Loan unless it is included in the Series 2003-C5 Securitization) the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a CMSA Comparative Financial Status Report, (ii) a CMSA Delinquent Loan Status Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report;
(vi) a CMSA Servicer Watchlist; (vii) a CMSA Property File; (viii) a CMSA Loan Set-up File, (ix) a CMSA Financial File, and (x) a CMSA Loan Level Reserve/LOC Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master Servicer.

     (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(c) in an electronic format reasonably acceptable to the Special Servicer (c) the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this
Section 3.12, to the extent that such information or reports are based on information or reports to be provided by the Special Servicer pursuant to
Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d), the Master Servicer shall have no obligation to provide such information to the Trustee until it has received such information from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing information required by this
Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) and this
Section 3.12(d) of this Agreement, but the Master Servicer shall not be relieved of its obligation to timely provide such reports absent the information not provided by the Special Servicer as required by this Section 3.12.

     Commencing with respect to the calendar quarter ended December 31, 2003, the Special Servicer, in the case of any Specially Serviced Mortgage Loan (other than Fairfield Commons Pari Passu Companion Loan as long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization), and the Master Servicer, in the case of each performing Mortgage Loan, shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan Documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and



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shall collect all such items promptly following their preparation. The Special
Servicer shall deliver images in suitable electronic media of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof. The Master Servicer shall deliver at least quarterly all items required to be delivered to it by the Special Servicer pursuant to the second preceding sentence to the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Operating Advisor) and the Trustee in an imaged format in accordance with the ARCap Naming Convention.

     The Master Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property related to each Mortgage Loan. Within 60 days after receipt by the Master Servicer from the related Mortgagor or otherwise, as to each performing Mortgage Loan and within 30 days after receipt by the Master Servicer from the Special Servicer, the Series 2003-C5 Master Servicer or otherwise, as to the Fairfield Commons Pari Passu Companion Loan, a Specially Serviced Mortgage Loan or an REO Property, of any annual operating statements and rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report for the subject Mortgaged Property or REO Property. The Master Servicer shall remit in accordance with the ARCap Naming Convention a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if so requested and not already provided pursuant to this Section 3.12, the underlying operating statements and rent rolls, to the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the 77 Wacker Drive Operating Advisor), the Trustee and the Special Servicer (with a copy of all pertinent information with respect to the Fairfield Commons Total Loan to the holder of the Fairfield Commons Pari Passu Companion Loan unless it is included in the Series 2003-C5 Securitization). Within 60 days (or, in the case of items received from the Special Servicer, the Series 2003-C5 Master Servicer, the Series 2003-C5 Special Servicer or otherwise with respect to the Fairfield Commons Mortgage Loan, Specially Serviced Mortgage Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer shall prepare or update and forward to the Trustee, the Special Servicer, the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the 77 Wacker Drive Operating Advisor) a CMSA NOI Adjustment Worksheet using the same format and ARCap Naming Convention as the CMSA Operating Statement Analysis Report for such Mortgaged Property or REO Property, together with the related quarterly or annual operating statements.

     (e) On or before the Closing Date, the Depositor shall provide to the Master Servicer, the initial data (as of the respective Due Dates for the Mortgage Loans in November 2003 or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File.

     (f) Notwithstanding any other provision in this Agreement, the Master Servicer, and the Special Servicer shall deliver, and the Trustee shall make available, to the Controlling Class Representative the reports (including the Payments Received after Determination Date Report substantially in the form of


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Exhibit N-2 and the Mortgage Loans Delinquent Report substantially in the form of Exhibit N-4) and information set forth on Exhibit N-3 in the format and at the times set forth therein.

     (g) Except with respect to delivery to the Special Servicer or the Controlling Class Representative, which deliveries shall all be electronic, if the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's Internet Website or the Trustee's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee.

     (h) Notwithstanding any other provision in this Agreement, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12, or that may otherwise be disclosed pursuant to Sections 3.15 or Section 4.02, shall not constitute a breach of this Agreement to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan Documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it under this Agreement any disclaimer it deems appropriate in its discretion (without suggesting liability on the part of any other party hereto).

     (i) The Master Servicer shall, contemporaneously with any related delivery to the Trustee or the Special Servicer, as applicable, provide any reports that contain information regarding the related Mortgaged Property or financial information regarding the Mortgagor to the applicable Companion Holder (and with respect to the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Operating Advisor). The Master Servicer shall, with the reasonable cooperation of the other parties hereto, deliver to the applicable Companion Holder (and with respect to the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Operating Advisor), to the extent not delivered pursuant to the prior sentence, all documents, statements, reports and information with respect to the related Companion Loan or the related Mortgaged Property as may be required under the related Intercreditor Agreement.

     (j) Absent manifest error of which it has actual knowledge, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or


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completeness of any information provided by a Mortgagor or third party. All reports provided pursuant this Section 3.12 shall be in an electronic format reasonable acceptable to both the Trustee and the Master Servicer.

     SECTION 3.13   Annual Statement as to Compliance.

     Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder), the Rating Agencies (with a copy to the Depositor) and, if the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, the holder of the Fairfield Commons Pari Passu Companion Loan, and, in the case of the Special Servicer, to the Master Servicer, on or before May 1 of each year, beginning May 1, 2004 (provided, that if the Trustee requires any such reports in connection with any filing with the Securities and Exchange Commission, the Master Servicer and the Special Servicer shall deliver such items on or before March 15 of each year, beginning March 15, 2004), an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II as a REMIC under the REMIC Provisions or of the Grantor Trust as a "Grantor Trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof.

     SECTION 3.14   Reports by Independent Public Accountants.

     On or before May 1 of each year, beginning May 1, 2004 (provided, that if the Trustee requires any such reports in connection with any filing with the Securities and Exchange Commission, the Master Servicer and the Special Servicer shall deliver such items on or before March 15 of each year, beginning March 15,
2004), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, Rating Agencies, Controlling Class Representative (and the WW Controlling Holder), Depositor and, if the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, the holder of the Fairfield Commons Pari Passu Companion Loan and, in the case of the Special Servicer, to the Master Servicer, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the Closing Date through December 31, 2003) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified


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in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

     SECTION 3.15   Access to Certain Information.

     (a) Upon ten days prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i) below, to the extent such items are in its possession), the Special Servicer (with respect to the items in clauses (d), (e), (f), (g), (h) and (i) below) and the Trustee (with respect to the items in clause (b) and (i) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the Trustee, at its Corporate Trust Office), during normal business hours, or send to the requesting party, such party having been certified to the Trustee or the Master Servicer, as applicable, in accordance with (a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any prospective transferee of any Certificate or interest therein, the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and, with respect to any Loan Pair, the related Companion Holder and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officers' Certificates delivered by the Master Servicer or the Special Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property and any Environmental Assessments prepared pursuant to
Section 3.09, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to Section 3.21(d), (h) the Servicing File relating to each Mortgage Loan and (i) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a). Copies of any and all of the foregoing items will be available from the Master Servicer, the Special Servicer or the Trustee, as the case may be, upon request and shall be provided to any of the Rating Agencies and the Controlling Class Representative (and with respect to the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder) at no cost pursuant to their reasonable requests. The Master Servicer, Special Servicer and Trustee may each satisfy its obligations under this Section 3.15(a) by making such items available for review on its Internet Website with the use of a password.

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     In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder), in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee or the Master Servicer, as applicable, shall require: (a) in the case of Certificate Owners, Certificateholders and the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder), a confirmation executed by the requesting Person substantially in the form of
Exhibit I-1 hereto (or such other form as may be reasonably acceptable to the Trustee or the Master Servicer, as applicable, and which may provide indemnification for the Master Servicer or Trustee, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner and the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder) may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit I-2 hereto (or such other form as may be reasonably acceptable to the Trustee or the Master Servicer, as applicable, and which may provide indemnification for the Master Servicer or Trustee, as applicable) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Certificate Owners and Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee or the Master Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission, and the Trustee or the Master Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this
Section 3.15 that has previously been made available without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission.

     Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC, the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any


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Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

     The Trustee, the Master Servicer, the Special Servicer and the Underwriters may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

     (b) The Trustee shall, and the Master Servicer may but is not required to, make available each month to any interested party (i) the Distribution Date Statement via their respective Internet Websites, and (ii) as a convenience for interested parties this Agreement on their respective Internet Websites. In addition, the Trustee shall make available each month, on each Distribution Date, the Unrestricted Servicer Reports, the updated collection report, the CMSA Delinquent Loan Status Report, the CMSA REO Status Report, the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond File, and the CMSA Collateral Summary File to any interested party on its Internet Website. The Trustee shall, upon request, make available each month, on each Distribution Date, (i) the Restricted Servicer Reports, (ii) the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet and the CMSA Comparative Financial Status Report, and (iii) the CMSA Property File and the CMSA Financial File to any Privileged Person via the Trustee's Internet Website with the use of a password (or other comparable restricted access mechanism) provided by the Trustee. The Trustee shall make available each month, on the Distribution Date, the interim Delinquent Loan Status Report to any interested party on its Internet Website.

     The Master Servicer may, but is not required to, make available each month via its Internet Website to any Privileged Person, with the use of a password provided by the Master Servicer, the reports and files comprising the CMSA Investor Reporting Package.

     (c) In connection with providing access to the Trustee's Internet Website or the Master Servicer's Internet Website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer and may otherwise adopt reasonable rules and procedures that may include, to the extent the Master Servicer or Trustee, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement (which may be in the form of Exhibit I-1 or I-2) governing the availability, use and disclosure of such information and providing indemnification to the Master Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom.

     The Master Servicer and Trustee may, in accordance with such reasonable rules and procedures as each may adopt (including conditioning access on the execution and delivery of an agreement (which may be in the form of Exhibit I-1 or I-2) governing the availability, use


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and disclosure of information and providing indemnification to the Master
Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom), also make available, through its Internet Website or otherwise, any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Mortgagors for review by any Persons to whom the Master Servicer or Trustee, as applicable, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Mortgage Loan (in the case of Trustee, if it has actual knowledge of such prohibition by the related Mortgage Loan).

     Notwithstanding anything in this Agreement to the contrary, the Master Servicer and the Trustee may withhold (other than with respect to items required to be delivered under this Agreement to the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder)) any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Master Servicer has determined that such withholding is appropriate.

     Any transmittal of information by the Master Servicers or the Trustee to any Person other than the Rating Agencies or the Depositor may be accompanied by a letter containing the following provision:

     "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust that issued Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder or prospective purchaser of such Certificates or beneficial interest therein."

     (d) If three or more Holders or the Controlling Class Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

     (e) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement. None of the Master Servicer, the Special Servicer or the Trustee shall be liable for the dissemination of information in accordance with the terms of this Agreement. The


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Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master Servicer or the Special Servicer, respectively, for which it is not the original source.

     SECTION 3.16   Title to REO Property; REO Account.

     (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and if applicable, the Companion Holder, as their interests shall appear. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I or the 77 West Wacker Drive Loan REMIC, as applicable, acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than sixty days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I or the 77 West Wacker Drive Loan REMIC, as applicable, of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II or cause either of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the related REO Account to the extent of available funds and then be a Servicing Advance by the Master Servicer pursuant to Section 3.03(c).

     (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, and if applicable, the Companion Holders, as their interests shall appear, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property within 2 Business Days of receipt. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section


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3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

     (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in addition to the Impound Reserve, the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses).

     (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

     SECTION 3.17   Management of REO Property.

     (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and consult with the Trustee, or any person appointed by the Trustee to act as tax administrator to determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

          (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions and Section 857(b)(4)(B) of the Code (such tax referred to herein as an "REO Tax"), and the Special Servicer does not engage in any of the activities described in the definition of "Directly Operate" that would cause the REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

          (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that


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     a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as REO Property and so lease or manage such REO Property; or

          (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating the REO Property that would not incur an REO Tax, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or
     (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

     The Special Servicer's decision as to how each REO Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii) consult with counsel.

     (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve and protect such REO Property for the benefit of the Certificateholders (and, if applicable, the related Companion Holder) solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or either result in


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the receipt by either the 77 West Wacker Drive Loan REMIC or REMIC I of any
"income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation and management, maintenance and disposition of such REO Property, including without limitation:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property; and

          (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such REO Property.

     To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to
Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officers' Certificate delivered to the Trustee) the Master Servicer would not make such advances if the Master Servicer owned such REO Property or the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

     (c) Unless Section 3.17 (a)(i) applies, the Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

          (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

          (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and
     (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of the REO Property that are


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     not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury Regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

          (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

          (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

     SECTION 3.18   Resolution of Defaulted Mortgage Loans and REO Properties.

     (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01.

     (b) After a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of the Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgage Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such new Appraisal, if applicable. The Special Servicer will be permitted, from time to time, to adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standard; provided, however, that the Special Servicer shall update its fair value determination at least once every 90 days; provided further that absent the Special Servicer having actual knowledge of a material change in circumstances affecting the value of the related Mortgaged Property, the Special Servicer shall not be obligated to update such determination. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency, the Majority Subordinate Certificateholder (and, if


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applicable, the related Companion Holder) promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Master Servicer and the Majority Subordinate Certificateholder the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination Information to the Master Servicer, and shall instead deliver the Determination Information to the Trustee, if the Master Servicer will not be determining whether the Option Price represents fair value for the Defaulted Mortgage Loan, pursuant to this Section 3.18.

     In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Defaulted Mortgage Loan to the Purchase Option holder. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage Loan File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located.

     (c) Subject to the terms set forth in Section 2.03, in the event a Mortgage Loan becomes a Defaulted Mortgage Loan, each of the Majority Subordinate Certificateholder and the Special Servicer (each, together with their assignees, an "Option Holder") shall have an assignable option (a "Purchase Option"), subject to the right of the related Companion Holder to purchase the related Pooled Mortgage Loan or the related REO Property as described in Section 3.26(d) (with respect to the 77 West Wacker Drive Mortgage Loan, subject to Section 3.18(d)), to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. The Special Servicer shall, promptly after a Mortgage Loan becomes a Defaulted Mortgage Loan, deliver to the Majority Subordinate Certificateholder a notice substantially in the form of Exhibit M-1. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include (i)


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in the case of the Majority Subordinate Certificateholder, an assignment substantially in the form of Exhibit M-3, or (ii) in the case of the Special Servicer, an assignment substantially in the form of Exhibit M-2. Notwithstanding the foregoing, the Majority Subordinate Certificateholder (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Special Servicer (or its assignee) shall have the right, but subject to the right of the related Companion Holder to purchase the related Pooled Mortgage Loan or the related REO Property as described in Section 3.26(d), to exercise its Purchase Option prior to any exercise by the Majority Subordinate Certificateholder and the Special Servicer or its assignee may exercise such Purchase Option at any time during the fifteen day period immediately following the expiration of such 60-day period. Following the expiration of such fifteen day period, the Majority Subordinate Certificateholder (or its assignee) shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (i) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any Person will terminate upon the exercise of the Purchase Option and consummation of the purchase by any other holder of a Purchase Option.

     (d) If the 77 West Wacker Drive Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer shall promptly notify in writing the Servicer and the Trustee, and the Trustee, following its receipt of such notice, shall promptly notify the Holders of the Class WW Certificates. Upon receipt of such notice, the WW Controlling Holder, on behalf of the Holders of the Class WW Certificates, will have the first option, but not the obligation, to purchase the 77 West Wacker Drive Mortgage Loan (including the 77 West Wacker Drive Non-Pooled Portion) from the Trust Fund at a price equal to the Option Price. If the WW Controlling Holder fails to exercise such option within 30 days after receipt of such notice, then the 77 West Wacker Drive Mortgage Loan may be sold in accordance with this Section 3.18.

     If, while the Fairfield Commons Total Loan is being serviced under this Agreement prior to the Fairfield Commons Pari Passu Companion Loan being included in the Series 2003-C5 Securitization, the Fairfield Commons Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer shall deliver to the holder of the Fairfield Commons Pari Passu Companion Loan copies of all written and/or electronic information used by the Special Servicer to establish the fair value of the Fairfield Commons Total Loan, together with, at the expense of such holder, such other information as such holder may reasonably request to perform a similar valuation of the Fairfield Commons Pari Passu Companion Loan.

     (e) The parties hereto acknowledge the purchase options of the holder of the Fairfield Commons Pari Passu Companion Loan with respect to the Fairfield Commons Pooled Mortgage Loan provided for in Section 3.26. The purchase price paid by the holder of the


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Fairfield Commons Pari Passu Companion Loan for the Fairfield Commons Total Loan
in accordance with either such purchase option shall be deposited into the Companion Loan Custodial Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit and transfer has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of the Fairfield Commons Pooled Mortgage Loan in the holder of the Fairfield Commons Pari Passu Companion Loan.

     (f) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may, subject to the right of the related Companion Holder to purchase the related Pooled Mortgage Loan or the related REO Property as described in Section 3.26(d), exercise the Purchase Option by providing the Master Servicer and the Trustee written notice thereof (the "Purchase Option Notice"), which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable; provided, that the assignor of the Purchase Option shall have no liability to the Trust Fund or any other party hereto for the failure of its third party assignee to close the sale of the Defaulted Mortgage Loan after its exercise of the Purchase Option and upon such failure, the Purchase Option shall revert to the Option Holder as provided herein as if the Purchase Option had not been exercised, and the Special Servicer shall pursue against such assignee whatever remedies it may have against the assignee.

     (g) If the Special Servicer or the Majority Subordinate Certificateholder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, then the Master Servicer shall determine whether the Special Servicer's determination of the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b). In such event, the Special Servicer shall promptly deliver to the Master Servicer the Determination Information, including information regarding any change in circumstance regarding the Defaulted Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, and if the Special Servicer has not already done so, the Master Servicer may (at its option) designate an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, selected with reasonable care by the Master Servicer, to confirm that the Special Servicer's determination of the Option Price represents fair value for the Defaulted Mortgage Loan (which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate). In that event, the Master Servicer, absent manifest error, may conclusively rely on the opinion of any such Person.



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     The costs of all appraisals, inspection reports and opinions of value incurred by the Special Servicer or the Master Servicer or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In addition, the Master Servicer shall be entitled to receive out of the Certificate Account a fee in the amount of $2,500, for the initial confirmation of the Special Servicer's Option Price determination (but no fee for any subsequent confirmation) that is made by it with respect to any Specially Designated Defaulted Mortgage Loan, in accordance with this Section 3.18(f).

     Notwithstanding anything contained in this Section 3.18(f) to the contrary, if the Special Servicer, the Majority Subordinate Certificateholder or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Master Servicer and the Special Servicer are Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within thirty (30) days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Mortgage Loan, the Trustee may obtain an opinion as to the fair value of such Defaulted Mortgage Loans, taking into account the factors set forth in Section 3.18(b), from an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such Person which was chosen by the Trustee with reasonable care. Notwithstanding the thirty (30) day time period referenced above in this paragraph, the Trustee will have an additional fifteen (15) days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

     In the event a designated third party determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together will all information and reports it relied upon in making such determination, to the Special Servicer, the Master Servicer or the Trustee, as the case may be, and the Special Servicer shall then adjust its fair value determination and, consequently, the Option Price, pursuant to
Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to Section 3.18(e) above. Upon receipt of such notice, such Option Holder shall have three (3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with


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Section 3.18(g) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Mortgage Loan. Upon notice from such Option Holder, that it rejects the Option Price as adjusted, the Special Servicer and the Trustee shall provide the notices described in Section 3.18(h) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

     (h) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(e) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Master Servicer within ten (10) Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of a Request for Release from the Master Servicer specifying the date for closing the purchase of the related Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Master Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) into the Certificate Account within one (1) Business Day following receipt.

     (i) The Special Servicer shall immediately notify the Trustee and the Master Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(h). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

     (j) Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

     (k) In the event that title to any REO Property is acquired by the Trust in respect of any Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with
Section 3.16(a). If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Controlling Class Representative, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in


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accordance with the Servicing Standard. The Special Servicer shall give the
Controlling Class Representative, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer shall offer such REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund, an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of (a) the fair market value set forth in such Appraisal or (b) the Purchase Price.

     (l) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Depositor, the Special Servicer, the Master Servicer, any Mortgage Loan Seller or the Trust. None of the Special Servicer, the Master Servicer, the Depositor, the Trustee or the Fiscal Agent shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

     (m) Upon exercise of a Purchase Option, the holder of such Purchase Option shall be required to pay the purchase price specified in its Purchase Option Notice to the Special Servicer within 10 Business Days of exercising its Purchase Option. The proceeds of any sale of a Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Special Servicer in the Certificate Account.

     (n) Reserved.

     (o) Notwithstanding anything herein to the contrary, the Special Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

     (p) The amount paid for a Defaulted Mortgage Loan or related REO Property purchased under this Agreement shall be deposited into the Certificate Account, or if applicable, applied in accordance with the related Intercreditor Agreement. Upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Mortgage Loan or related REO Property ownership of the Defaulted Mortgage Loan or REO Property. The Custodian, upon receipt of a Request for Release, shall release or cause to


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be released to the Master Servicer or Special Servicer the related Mortgage
File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Defaulted Mortgage Loan or related REO Property.

     SECTION 3.19   Additional Obligations of Master Servicer.

     (a) The Master Servicer shall deposit in the Certificate Account on each P&I Advance Date, without any right of reimbursement therefor with respect to each Mortgage Loan that was subject to a Principal Prepayment during the most recently ended Collection Period (other than Principal Prepayments made out of Insurance Proceeds, condemnation proceeds or Liquidation Proceeds) creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfall and (ii) the sum of (A) the Master Servicing Fee (excluding any primary servicing fees) received by the Master Servicer during such Collection Period on such Mortgage Loan, (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period and (C) the total amount of Prepayment Interest Excesses that were collected during the related Collection Period, provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan Documents regarding principal prepayments (other than (a) subsequent to a material default under the related Mortgage Loan Documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the Controlling Class Representative) then, for purposes of determining the payment that the Master Servicer is required to make to cover that Prepayment Interest Shortfall, the reference to "Master Servicing Fee" in clause (A) above shall be construed to include a portion of the primary servicing fees payable to Master Servicer but not any of those payable to a third-party primary servicer.

     If any Prepayment Interest Shortfalls are incurred with respect to any Mortgage Loans by reason of involuntary prepayments being made with Insurance Proceeds and/or condemnation proceeds during any Collection Period, the Master Servicer shall make a non-reimbursable payment with respect to the related Distribution Date in an amount equal to the lesser of (A) the total amount of those Prepayment Interest Shortfalls that were incurred by reason of involuntary prepayments being made with Insurance Proceeds and/or condemnation proceeds and
(B) any investment income earned by the Master Servicer on the related Principal Prepayment. The Master Servicer's obligation to make any particular deposit in respect of any Collection Period as set forth in this Section 3.19(a) shall not be cumulative as to any other Collection Period.

     (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.

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     (c) The Master Servicer shall provide to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related Intercreditor Agreement, if any.

     (d) The Master Servicer shall deliver to each Mortgage Loan Seller upon request, without charge, no more than twice per calendar year a current list of the Mortgagors relating to the Mortgage Loans where such Mortgage Loan Seller is identified on the Mortgage Loan Schedule as the related Mortgage Loan Seller and their respective billing addresses and telephone numbers; provided, however, the Master Servicer shall be under no obligation to provide any such information not in its possession.

     SECTION 3.20   Modifications, Waivers, Amendments and Consents.

     (a) The Master Servicer (with respect to any performing Mortgage Loan) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Penalty Interest and Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Mortgagor on or any guarantor of, any Mortgage Loan, and/or provide consents with respect to any leasing activity at a Mortgaged Property securing any Mortgage Loan without the consent of the Trustee or any Certificateholder; provided, that the Master Servicers' and the Special Servicers' respective rights to do so shall be subject to Sections 3.08 and 6.11 (and, in the case of any Loan Pair, subject to the terms of the related Intercreditor Agreement); and provided further, that other than as provided in Sections 3.02(a) (relating to waivers of Penalty Interest and late payment charges), 3.08, 3.20(d) and 3.20(f), the Master Servicer shall not agree to any modification, waiver, forbearance or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any Mortgagor request for such modification, waiver, forbearance or amendment, the Master Servicer's recommendations and analysis, and all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within 10 Business Days (or, in the case of consents relating to leasing activities at Mortgaged Properties, within 3 Business Days) after the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision (or, if the Special Servicer did not request any information, within 10 Business Days or three Business Days, as the case may be, after such notice), such consent shall be deemed to have been granted).

     (b) All modifications, waivers or amendments of any Mortgage Loan shall be in writing and shall be considered and effected in accordance with the Servicing Standard; provided however, that neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any


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Mortgage Loan not otherwise permitted by this Section 3.20 that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicer or Special
Servicer shall determine and may conclusively rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Mortgage Loan under Treasury Regulations Section 1.860G-2(b) of the Code, (2) cause 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions, or (3) adversely affect the status of the Grantor Trust under the Code.

     (c) In addition to the provisions in Section 3.20(d), Section 3.20(e) and the last two sentences of Section 3.02(a), the Special Servicer, on behalf of the Trust Fund, may agree or consent to (or permit the Master Servicer to agree or consent to) any modification, waiver or amendment of any term of any Mortgage Loan that would:

          (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder; or

          (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments; or

          (iii) in the judgment of the Special Servicer, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon,

     provided, that a material default on the Mortgage Loan has occurred or, in the Special Servicer's judgment, a material default on the Mortgage Loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Certificateholders, as a collective whole (or with respect to any Loan Pair, the Certificateholders and the Companion Holder, as a collective whole), on a present value basis, than would liquidation.

     In addition, subject to the third paragraph of this Section 3.20(c), the Special Servicer may (or may permit the Master Servicer to) extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an appraisal in accordance with the standards of the Appraisal Institute of the related Mortgaged Property, performed by an Independent Appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

     In no event will the Master Servicer or Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution


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Date and (ii) if the Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years prior to the expiration of the term of such Ground Lease including any unilateral options to extend such term.

     The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(c) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

     (d) Except as expressly contemplated by the related Mortgage Loan Documents, the Special Servicer shall not release (and, in the case of a performing Mortgage Loan, the Special Servicer shall not consent to the Master Servicer's releasing, which consent shall be deemed given if not denied in writing within 10 Business Days), any real property collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09 or 3.20(e), or except in connection with a permitted defeasance, or except where a Mortgage Loan (or, in the case of a Crossed Group, where such entire Crossed Group) is satisfied, or except in the case of a release of real property collateral provided (A) the Rating Agencies have been notified in writing, (B) either (1) such release will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the then-current use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real property collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (C) the release does not materially adversely affect the adequacy of the remaining Mortgaged Property (together with any substitute real property collateral), in the reasonable judgment of the Special Servicer, as security for the Mortgage Loan and (D) if the real property collateral to be released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of rated Certificates (as confirmed in writing to the Trustee by each Rating Agency).

     (e) Notwithstanding anything in this Section 3.20 or in Section 3.08 or
Section 6.11 to the contrary, the Master Servicer shall not be required to seek the consent of, or provide prior notice to, the Special Servicer or any Certificateholder (including the Controlling Class Representative) or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage Loans (but, in the case of the actions described in clauses (iii) and (iv) of this sentence, shall notify the Controlling Class Representative thereof): (i) waivers of non-material covenant defaults (other than financial covenants), including late financial statements; (ii) waivers of Penalty Interest and late payment charges, to the extent allowed under Section 3.02; (iii) releases of parcels of a Mortgaged Property (provided that any such releases (A) are releases as to which the related Mortgage Loan Documents expressly require the Mortgagee thereunder to make such releases upon the satisfaction of certain conditions and such releases shall be made as required by the Mortgage Loan Documents, or (B) are related to any pending or threatened condemnation action);
(iv) grants of easements, rights-of-way or other similar agreements (and related consents


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to the subordination of the Mortgage Loan thereto) that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan; (v) with respect to a Mortgage Loan (A) with an unpaid principal balance of greater than $3,000,000, approval of routine leasing activities that affect less than the lesser of 30,000 square feet or 30% of the net rentable area of the related Mortgaged Property, or (B) with an unpaid principal balance of $3,000,000 or less, approval of any routine leasing activity; (vi) approval of annual budgets to operate the Mortgaged Property; (vii) temporary waivers of any requirements in the related Mortgage Loan Documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and (viii) consenting to changing the property manager with respect to any Mortgage Loan with an unpaid principal balance of less than $10,000,000; provided, that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates or any Companion Loan, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust, (y) would be consistent with the Servicing Standard, and (z) shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

     (f) Any payment of interest (other than Mortgage Deferred Interest) that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

     (g) The Special Servicer or, the Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury Regulations Section 1.1001-3(e)(2) and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

     (h) The Master Servicer and Special Servicer shall notify each other, the Trustee and the Controlling Class Representative and with respect to each Loan Pair, the related Companion Holder, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, (in the case of the Special Servicer, with a copy to the Master Servicer), an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification,


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waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer pursuant to Section 3.15(a) hereof.

     (i) With respect to each Mortgage Loan that provides for defeasance, the Master Servicer shall, to the extent permitted by the terms of such Mortgage Loan, require the related Mortgagor (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Loan, to the extent consistent with the related Mortgage Loan Documents, that such Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the Master Servicer, to designate a single purpose entity (which may be a subsidiary of the Master Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral (subject to bankruptcy, insolvency and similar standard exceptions), and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released. If the subject Mortgage Loan has a Cut-off Date Principal Balance of less than $20,000,000 and an outstanding principal balance less than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool and is not one of the 10 largest Mortgage Loans then in the Trust Fund, and if either the terms of the subject Mortgage Loan permit the Master Servicer to impose the foregoing requirements or the Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required so long as the Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit K. In such case, the Master Servicer shall provide the Rating Agencies and the Controlling Class Representative with notice that the foregoing requirements have been met with respect to the subject Mortgage Loan. However, if the subject Mortgage Loan has a Cut-off Date Principal Balance greater than or equal to $20,000,000 or an outstanding principal balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Pool or is one of the 10 largest Mortgage Loans then in the Trust Fund, or if the terms of the subject Mortgage Loan do not permit the Master Servicer to impose such requirements and the Master Servicer does not satisfy such requirements on its own, then the Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan Documents and applicable law, the Master Servicer shall not execute a defeasance unless (i) the subject Mortgage Loan requires the Mortgagor to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of no-downgrade is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the Master Servicer (provided however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund), and (ii) the Mortgagor is required to provide all Opinions of


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Counsel, including Opinions of Counsel that the defeasance will not cause an
Adverse REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations.

     Subsequent to the second anniversary of the Closing Date, to the extent that the Master Servicer can, in accordance with the related Mortgage Loan Documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (vi) of the first sentence of the immediately preceding paragraph have been satisfied. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan Documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan Documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase defeasance collateral, the Master Servicer shall either (A) to the extent of the cash delivered by the Mortgagor, purchase defeasance collateral or
(B) prepay the Mortgage Loan, in either case, in accordance with the Servicing Standard.

     For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming a Mortgage Loan and owning and pledging the Defeasance Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan.

     (j) To the extent that either the Master Servicer or Special Servicer waives any Penalty Interest or late charge in respect of any Mortgage Loan, whether pursuant to Section


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3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer under
Section 3.11 out of such Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Penalty Interest or late payment charges immediately prior to such waiver.

     (k) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents, and if not so allowed, paid as an Additional Trust Fund Expense) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates: with respect to any Mortgaged Property that secures a Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager (except that prior written confirmation from Fitch shall not be required unless the Mortgage Loan (A) is one of the ten largest Mortgage Loans in the Mortgage Pool or (B) when combined with any other Mortgage Loans made to Mortgagors that are affiliated to the related Mortgagor, constitutes one of the ten largest Mortgagor concentrations in the Mortgage Pool based on the then-current outstanding principal balance of all of the Mortgage Loans).

     (l) Reserved.

     (m) Notwithstanding anything in this Section 3.20 to the contrary:

          (i) the limitations, conditions and restrictions set forth in this
     Section 3.20 shall not apply to any act or event (including, without limitation, a release of collateral) in respect of any Mortgage Loan that is required under the Mortgage Loan Documents or that either occurs automatically or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the related date of substitution);

          (ii) neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and

          (iii) neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements, rights-of-way or other similar agreements (and related consents to subordinate the Mortgage Loan thereto) that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan.



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     (n) Neither the Special Servicer nor the Master Servicer shall have any liability to the Trust, the Certificateholders, any Companion Holder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by this Section 3.20 is reasonably likely to produce a greater recovery to Certificateholders (and, if applicable, Companion Holders) on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer and/or the Master Servicer, and consistent with the Servicing Standard.

     (o) Any modification, waiver or amendment of a monetary term of the Fairfield Commons Total Loan shall be structured so as to preserve the equal priority of the Fairfield Commons Pooled Mortgage Loan and the Fairfield Commons Pari Passu Companion Mortgage Loan. Notwithstanding anything herein to the contrary, pursuant to the Fairfield Commons Intercreditor Agreement, for so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, any modifications, consents, waivers, amendments or other actions contemplated by Section 3.08 or this Section 3.20 shall be processed and administered by the Series 2003-C5 Master Servicer, and the Series 2003-C5 Special Servicer, subject to the Fairfield Commons Intercreditor Agreement and the Series 2003-C5 Pooling and Servicing Agreement.

     SECTION 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

     (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class Representative (and with respect to the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder) (and with respect to any Loan Pair, the related Companion Holder) and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly deliver or cause to be delivered a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and, if applicable, the related Companion Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. After the occurrence of a Servicing Transfer Event, the Special Servicer shall collect payments on such Mortgage Loan and make remittances to the Master Servicer in accordance with Section 3.04.

     Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof to the Master Servicer and the Controlling Class Representative (and with respect to the 77 West Wacker Drive Mortgage Loan, the WW


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Controlling Holder), (and with respect to any Loan Pair, any related Companion
Holder) and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan and, if applicable, the related Companion Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan and, if applicable, the related Companion Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan and, if applicable, the related Companion Loan, shall resume.

     (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

     (c) Reserved.

     (d) No later than 45 days after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Trustee, the Master Servicer and the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder) (and with respect to any Loan Pair, any related Companion Holder) a report (the "Asset Status Report") with respect to such Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

          (i) summary of the status of such Specially Serviced Mortgage Loan and negotiations with the related Mortgagor;

          (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

          (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

          (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

          (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

          (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

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

     If, subject to Section 6.11 of this Agreement, within ten (10) Business Days of receiving an Asset Status Report which relates to a recommended action for which the Controlling Class Representative (or in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder) is entitled to object under Section 6.11, the Controlling Class Representative (or in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder) does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan Documents. If, subject to Section 6.11 of this Agreement, the Controlling Class Representative (or in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder) disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class Representative, (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder) the Rating Agencies, the Trustee and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

     To the extent any recommended action constitutes a Specially Designated Servicing Action with respect to the Fairfield Commons Total Loan and the Fairfield Commons Pari Passu Companion Loan is not included in the Series 2003-C5 Securitization, the Special Servicer shall consult with the holder of the Fairfield Commons Pari Passu Companion Loan to the extent required by the Fairfield Commons Intercreditor Agreement.

     The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder), shall fail to disapprove such revised Asset Status Report in writing within ten
(10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder), and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

     Upon making such determination in clause (ii) of the immediately preceding paragraph, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders, (other than for a


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reason which violates the Servicing Standard, which shall control), the Special
Servicer shall revise such Asset Status Report as described above in this
Section 3.21(d) and provide a copy of such revised report to the Master Servicer. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices. Notwithstanding the foregoing, in the event the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder) and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Controlling Class Representative's (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder's) receipt of the initial Asset Status Report, the Special Servicer, subject to the rights of the related Companion Holder pursuant to the related Intercreditor Agreement, if applicable, shall implement the actions described in the most recent Asset Status Report submitted to the Controlling Class Representative (and in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder) by the Special Servicer.

     The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

     No direction of the Controlling Class Representative (or in the case of the 77 West Wacker Drive Mortgage Loan, the WW Controlling Holder) or the majority of the Certificateholders shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (c) expose the Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Trustee or the Fiscal Agent or the officers and the directors of each party to claim, suit or liability or (d) expand the scope of the Master Servicer's, the Trustee's, the Fiscal Agent's or the Special Servicer's responsibilities under this Agreement.

     SECTION 3.22   Sub-Servicing Agreements.

     (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than Section 7.01(a)(x) and (xi)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or (except with respect only to the Sub-Servicing Agreements in effect as of the


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date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Fiscal Agent, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty, (v) with respect to any Sub-Servicing Agreement entered into by the Special Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer or conduct any foreclosure action contemplated by Section
3.09 hereof or sale of a Mortgage Loan or REO Property contemplated by Section
3.18 hereof, and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer with which it has entered into a Sub-Servicing Agreement, irrespective of whether its compensation under this Agreement is sufficient to pay those fees. The Master Servicer and the Special Servicer each shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

     (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and shall be an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

     (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust


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Fund) monitor the performance and enforce the obligations of their respective
Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

     (d) In the event of the resignation, removal or other termination of KeyCorp Real Estate Capital Markets, Inc. or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, in each case without paying any sub-servicer termination fee.

     Each Sub-Servicing Agreement will provide, among other things, that the Master Servicer and its successors may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Mortgage Loans if Moody's (i) reduces the rating assigned to one or more Classes of the respective Certificates as a result of the sub-servicing of the Mortgage Loans by the Sub-Servicer, or (ii) advises the Master Servicer or the Trustee in writing that it will cause a qualification, downgrade or withdrawal of such rating due to the continued servicing by the Sub-Servicer.

     (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.

     (f) The Special Servicer shall not enter into a Sub-Servicing Agreement unless Moody's has confirmed in writing that the execution of such agreement will not result in a qualification, downgrade, or withdrawal of the then-current ratings on the outstanding Certificates or such Sub-Servicing Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage Loans previously sub-serviced pursuant to this section) that represent less than 25% of the outstanding principal balance of all Specially Serviced Mortgage Loans.


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The Special Servicer shall comply with the terms of each such Sub-Servicing
Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

     SECTION 3.23 Representations and Warranties of Master Servicer and Special Servicer.

     (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor and the Special Servicer, as of the Closing Date, that:

          (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Master Servicer to perform its obligations hereunder.

          (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

          (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, liquidation, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

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          (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer, calculated on a consolidated basis.

          (vii) Each officer, director, or employee of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and a fidelity bond in the amounts and with the coverage as, and to the extent, required by
     Section 3.07(c).

          (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective, or if any such consent, approval, authorization or order has not been or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, the lack of such item would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

     (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor and the Master Servicer, as of the Closing Date, that:

          (i) The Special Servicer is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, validly existing and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

          (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

          (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance


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     with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

          (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

          (ix) The Special Servicer possesses all insurance required pursuant to
     Section 3.07(c) of this Agreement.

     (c) The representations and warranties of the Master Servicer and the Special Servicer, set forth in Section 3.23(a) (with respect to the Master Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

     SECTION 3.24   Sub-Servicing Agreement Representation and Warranty.

     (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the


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requirements for such Sub-Servicing Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

     SECTION 3.25 Designation of Controlling Class Representative and WW Controlling Holder.

     (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 6.11) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers); provided, that the initial Controlling Class Representative shall be ARCap CMBS Fund REIT, Inc. and no further notice shall be required for such appointment to be effective.

     (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred


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by the Trustee in connection with obtaining information from the Depository or
Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to
Section 3.05(a).

     (c) The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

     (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

     (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

     (f) All rights to, and requirements for, information (including the delivery of information or access to information) provided to the Controlling Class Representative contained herein shall also apply to each Companion Holder with respect to information relating to the related AB Mortgage Loan (other than with respect to information related to the calculation of the Option Price related to the related AB Mortgage Loan except to the extent required to be furnished under the related Intercreditor Agreement).

     (g) The WW Controlling Holder shall be entitled in accordance with this
Section 3.25 to select an advisor (the "77 West Wacker Drive Operating Advisor"), having the rights and powers (so long as a Control Change Event with respect to the Class WW Principal


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Balance Certificates has not occurred) specified in this Agreement (including those specified in Section 6.11), or to replace an existing 77 West Wacker Drive Operating Advisor. Upon (i) the receipt by the Trustee of written requests for the selection of a 77 West Wacker Drive Operating Advisor from the WW Controlling Holder, (ii) the resignation or removal of the Person acting as the 77 West Wacker Drive Operating Advisor or (iii) a determination by the Trustee that the WW Controlling Holder has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Class that includes the WW Controlling Holder that they may select a 77 West Wacker Drive Operating Advisor. Such notice shall set forth the process for selecting a 77 West Wacker Drive Operating Advisor, which shall be the designation of the 77 West Wacker Drive Operating Advisor by the WW Controlling Holder in writing delivered to the Trustee. No appointment of any Person as a 77 West Wacker Drive Operating Advisor shall be effective until such Person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

     (h) Within ten (10) Business Days (or as soon thereafter as practicable if the Class that includes the WW Controlling Holder consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall deliver to the requesting party the identity of the 77 West Wacker Drive Operating Advisor and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the class that includes the WW Controlling Holder, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the 77 West Wacker Drive Operating Advisor or any of the Holders (or, if applicable, Certificate Owners) of the Class that includes the WW Controlling Holder. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a 77 West Wacker Drive Operating Advisor, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

     (i) A 77 West Wacker Drive Operating Advisor may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Class that includes the WW Controlling Holder. The WW Controlling Holder shall be entitled to remove any existing 77 West Wacker Drive Operating Advisor by giving written notice to the Trustee and to such existing 77 West Wacker Drive Operating Advisor.

     (j) Once a 77 West Wacker Drive Operating Advisor has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each Certificateholder (or


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Certificate Owner, if applicable) shall be entitled to rely on such selection unless the WW Controlling Holder shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Class that includes the WW Controlling Holder, in writing, of the resignation or removal of such 77 West Wacker Drive Operating Advisor.

     (k) Any and all expenses of the 77 West Wacker Drive Operating Advisor shall be borne by the WW Controlling Holder. Notwithstanding the foregoing, if a claim is made against the 77 West Wacker Drive Operating Advisor by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the 77 West Wacker Drive Operating Advisor shall immediately notify the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the 77 West Wacker Drive Operating Advisor had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the 77 West Wacker Drive Operating Advisor) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the 77 West Wacker Drive Operating Advisor. This provision shall survive the termination of this Agreement and the termination or resignation of the 77 West Wacker Drive Operating Advisor.

     SECTION 3.26 Servicing and Administration of the Pooled Mortgage Loans and the Related Companion Loans.

     (a) Each Subordinate Companion Loan and, unless it is included in the Series 2003-C5 Securitization, the Fairfield Commons Pari Passu Companion Loan, shall be serviced and administered hereunder as if it was a Mortgage Loan for so long as the related Pooled Mortgage Loan or REO Loan is an asset of the Trust Fund, including for purposes of: (i) the application of the Servicing Standard, as if the holder of such Companion Loan was the Holder of a separate Class of Certificates backed solely by such Companion Loan; (ii) determining whether a Companion Loan is a Specially Serviced Mortgaged Loan; and (iii) the payment of the Special Servicing Fee and other forms of compensation to the Special Servicer; provided, however, notwithstanding anything herein to the contrary:
(i) prior to certain defaults identified in the related Intercreditor Agreement, all payments on each Subordinate Companion Loan will be paid directly to the related Companion Holder, in accordance with the provisions of the related Intercreditor Agreement, and will not be collected by the Master Servicer hereunder and no party hereto shall make any P&I Advances with respect to such Companion Loan or otherwise for the benefit of the holder thereof; (ii) if any of the events which would result in a Companion Loan constituting a Specially Serviced Mortgaged Loan were to occur, then the Companion Loan and related Pooled Mortgage Loan shall be treated collectively as a single Specially Serviced Mortgage Loan with the consent of the Controlling Class Representative (so long as the Controlling Class Representative is not an affiliate of the related Mortgage Loan Seller or the Companion Holder), which consent shall be deemed to have been provided if the Controlling Class Representative does not respond to a request therefore within five Business Days of its receipt of such request, including for purposes of application of the Servicing Standard, until all such events with respect to the Companion Loan have ceased to exist; (iii) if any of the events which would result in a Pooled Mortgage Loan constituting a Specially


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Serviced Mortgaged Loan were to occur, then such Pooled Mortgage Loan and related Companion Loan shall be treated collectively as a single Specially Serviced Mortgage Loan, including for purposes of application of the Servicing Standard, until both such loans have become Corrected Mortgage Loans; (iv) all amounts received on or with respect to such Companion Loan and the corresponding Pooled Mortgage Loan or on or with respect to any related REO Property shall be allocable between the holder of such Companion Loan and the Trust Fund, as holder of the corresponding Pooled Mortgage Loan, in accordance with the terms of the related Intercreditor Agreement, with any amounts so allocable to the corresponding Pooled Mortgage Loan to be deposited in the Companion Loan Custodial Account for application as contemplated by Section 3.04 and 3.05 (or, if received on any related REO Property, in the REO Account for application as contemplated by Section 3.16) and any amounts allocable to such Companion Loan to be distributed by the Master Servicer to the holder of such Companion Loan in accordance with the related Intercreditor Agreement (except that any amounts allocable under such Intercreditor Agreement for purposes of paying or reimbursing any party hereto or the Trust Fund for any Advances, interest on Advances, servicing or special servicing compensation or Additional Trust Fund Expenses related to such Companion Loan (subject to the provisions of the immediately following clause (v)), the corresponding Pooled Mortgage Loan and/or any related REO Property, including any such items which were previously paid out of amounts allocable to the corresponding Pooled Mortgage Loan, shall be deemed to have been received and allocable to the corresponding Pooled Mortgage Loan and shall be deposited into the Companion Loan Custodial Account for application as contemplated by Section 3.04 and 3.05 (or, if received on any related REO Property, in the REO Account for application as contemplated by
Section 3.16)); (v) no Trustee Fees will be payable with respect to matters affecting such Companion Loan; (vi) except to the extent that the corresponding Pooled Mortgage Loan is affected or is otherwise required by the related loan documents, this Agreement or the related Intercreditor Agreement, no confirmation will be required of the Rating Agencies with respect to such Companion Loan; (vii) all statements, reports and written or electronic information forwarded by any party hereto to the Controlling Class Representative shall also be contemporaneously forwarded to the holder of such Companion Loan (but only to the extent that such statements, reports and other information directly relate to such Companion Loan and the exclusive of any information, statements or reports related to the calculation of the Option Price for the Pooled Mortgage Loan); (viii) the Master Servicer shall, to the extent permitted by the related Intercreditor Agreement, make claims for reimbursement from the holder of the related Companion Loan, in connection with related Advances, interest on Advances and other related expenses so as to minimize the total amount of the withdrawals on the Certificate Account for such items; and (ix) in no event shall such Companion Loan be taken into account for purposes of determining distributions on the actual Certificates. Servicing and administration of each Companion Loan shall continue hereunder for so long as the corresponding Pooled Mortgage Loan or any related REO Property is part of the Trust Fund or provided that any amounts payable by the holder of such Companion Loan to or for the benefit of the Trust Fund or any party hereto in accordance with the related Intercreditor Agreement after such period remain due and owing. Notwithstanding anything herein to the contrary, for so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, the Fairfield Commons Total Loan will be serviced under the Series 2003-C5 Pooling and Servicing Agreement as contemplated in the Fairfield Commons Intercreditor Agreement and Section 3.01 of this Agreement.



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     (b) The servicing and administration of each Pooled Mortgage Loan and the corresponding Companion Loan shall be subject to and shall be consistent with the terms and conditions of the related Intercreditor Agreement and the Servicing Standard so long as such terms and conditions do not conflict with the REMIC Provisions. The Trustee, the Master Servicer and the Special Servicer each acknowledge that each Pooled Mortgage Loan and its related Companion Loan shall be serviced and administered pursuant to this Agreement and the related Intercreditor Agreement, except that with respect to the Fairfield Commons Total Loan, for so long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, the Fairfield Commons Total Loan will be serviced under the Series 2003-C5 Pooling and Servicing Agreement as contemplated in the Fairfield Commons Intercreditor Agreement and Section 3.01 of this Agreement. Except with respect to the exclusion of information related to the calculation of the Option Price of a Pooled Mortgage Loan (to the extent not required to be furnished pursuant to the terms of the related Intercreditor Agreement), in the event of conflict between the related Intercreditor Agreement and this Agreement, the related Intercreditor Agreement shall control.

     (c) Payments of amounts allocable to a Companion Loan shall be payable to the holder of such Companion Loan in accordance with the instructions of such holder delivered pursuant to the terms of the related Intercreditor Agreement.

     (d) It is hereby acknowledged and agreed that, to the extent that the holder of each Companion Loan may purchase the corresponding Pooled Mortgage Loan or related REO Property out of the Trust Fund at the price and in accordance with the terms and conditions specified in the related Intercreditor Agreement, such right shall have priority over any provision of Section 3.18(c) or Section 3.18(i). If a Pooled Mortgage Loan or REO Property is purchased by the related Companion Holder, repurchased by the applicable Mortgage Loan Seller or otherwise ceases to be subject to this Agreement, the related Companion Loan will no longer be subject to this Agreement. The price paid in connection with such purchase shall be deposited into the Certificate Account, and the Trustee, upon receipt of a Request for Release and receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the holder of such Companion Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse (except as provided in the related Intercreditor Agreement), as shall be provided to it and are reasonably necessary to vest in the holder of such Companion Loan the ownership of the corresponding Pooled Mortgage Loan. In connection with such purchase, the Master Servicer and the Special Servicer shall each deliver to the holder of such Companion Loan the respective portion of the related Servicing File held by it.

     (e) Transfers of each Companion Loan shall be governed by the related Intercreditor Agreement. Neither the Trustee, the Master Servicer nor the Trust Fund shall acquire a Companion Loan. If the Master Servicer has discretion regarding the transfer of a Companion Loan under the related Intercreditor Agreement, the Master Servicer may only consent to a transfer of such Companion Loan with the consent of the Controlling Class Representative.

     (f) For the purposes of this Agreement, receipt by the Master Servicer or the Special Servicer of any amounts relating to a Pooled Mortgage Loan or the Trust Fund's share of


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any amounts relating to the underlying Mortgaged Property shall be deemed to be amounts received on behalf of the Trust Fund.

     (g) The Master Servicer shall provide to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related Intercreditor Agreement. Any report prepared by the Master Servicer pursuant to the terms of any Intercreditor Agreement shall also be delivered to the Controlling Class Representative insofar as such report relates to the related Companion Loan.

     (h) If the Fairfield Commons Total Loan becomes specially serviced in accordance with the terms of the Series 2003-C5 Pooling and Servicing Agreement and, pursuant to the Fairfield Commons Intercreditor Agreement, the Series 2003-C5 Trustee or other holder of the Fairfield Commons Pari Passu Companion Loan or its servicing agent notifies the Master Servicer that the Trust Fund, as holder of the Fairfield Commons Pooled Mortgage Loan, or its designee, is entitled to certain consultation rights with respect to the Fairfield Commons Total Loan or any related REO Loan, then the Master Servicer, as applicable, shall promptly within one Business Day so notify the Special Servicer and the Controlling Class Representative. For so long as the Trust Fund or its designee is entitled to such consultation rights under the terms of the Fairfield Commons Intercreditor Agreement, the Special Servicer shall exercise such consultation rights in consultation with the Controlling Class Representative.

     In addition, if pursuant to the terms of the Fairfield Commons Intercreditor Agreement, upon the occurrence of an event of default under the Fairfield Commons Total Loan, the Trustee on behalf of the Trust Fund, as holder of the Fairfield Commons Pooled Mortgage Loan, has the right but not the obligation to purchase the Fairfield Commons Pari Passu Companion Loan at the price set forth in the Fairfield Commons Intercreditor Agreement then the Trustee shall promptly so notify all of the Holders of the Controlling Class. Any single Certificateholder or group of Certificateholders entitled to a majority of the Voting Rights allocated to the Controlling Class may indicate to the Trustee in writing its or their intent to purchase the Fairfield Commons Pari Passu Companion Loan in accordance with the Fairfield Commons Intercreditor Agreement and/or any corresponding provision of the Series 2003-C5 Pooling and Servicing Agreement, whereupon the Trustee shall designate such Certificateholder or group of Certificateholders as its designee to so purchase the Fairfield Commons Pari Passu Companion Loan, in its or their individual capacity and not on behalf of the Trust, in accordance with the Fairfield Commons Intercreditor Agreement and/or any corresponding provision of the Series 2003-C5 Pooling and Servicing Agreement. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the Fairfield Commons Intercreditor Agreement (including those provisions that mandate who may be a permitted transferee of the Fairfield Commons Pari Passu Companion Loan). Upon any such purchase, such Certificateholder or group of Certificateholders shall constitute the "A-1 Noteholder" under the Fairfield Commons Intercreditor Agreement, and the Fairfield Commons Total Loan shall be serviced and administered in accordance with this Agreement. The Trustee shall reasonably cooperate with such Certificateholder or Certificateholders in effecting such purchase.

     SECTION 3.27   Application of Default Charges.

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     (a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to any Mortgage Loan or REO Loan, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

          first, to pay to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Loan, as the case may be;

          second, to reimburse the Trust for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which interest was paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

          third, to pay any outstanding expense incurred by the Special Servicer in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to Section 3.12;

          fourth, to reimburse the Trust for any expenses reimbursed to the Special Servicer since the Closing Date in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to
     Section 3.12, which expenses were previously paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

          fifth, to pay the appropriate party for any other outstanding expense (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) incurred thereby with respect to such Mortgage Loan or REO Loan, as the case may be, which expense, if not paid out of Default Charges collected on such Mortgage Loan or REO Mortgage Loan, as the case may be, will likely become an Additional Trust Fund Expense;

          sixth, to reimburse the Trust for any other Additional Trust Fund Expense (exclusive of Special Servicing Fees, Workout Fees and Liquidation
     Fees) paid to the appropriate party since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, which Additional Trust Fund Expense was paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be; and

          seventh, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, if such Default Charges were collected when the loan was a performing Mortgage Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicer.

     (b) Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.27(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a) and Section 4.01(b), subject to


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application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of
Section 3.27(a) shall be deemed to offset payments of interest on Advances, costs of property inspections or, except for Special Servicing Fees, Workout Fees and Liquidation Fees, other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Mortgage Loan or REO Loan (whereupon such interest on Advances, costs of property inspections or, except for Special Servicing Fees, Workout Fees and Liquidation Fees, other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

     SECTION 3.28   Controlling Class Representative Contact with Servicer.

     No less often than on a monthly basis, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer via telephone available to verbally answer questions from the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. Any such telephone contact shall be conditioned on the Controlling Class Representative's delivery to the Master Servicer of an agreement substantially in the form of Exhibit I-1.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01   Distributions.

     (a) On each Distribution Date the Trustee shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (vii) and deemed distributions from REMIC I pursuant to Section 4.01(h), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Loan Group 1 Available Distribution Amount or Loan Group 2 Available Distribution Amount, as applicable:

          (i) to distributions of interest to the Holders of the Senior Certificates (other than Class A-1A, Class XC and Class XP Certificates), from the Loan Group 1 Available Distribution Amount, in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each such Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to distributions of interest to the Holders of the Class A-1A Certificates, from the Loan Group 2 Available Distribution Amount in an amount equal to, all Distributable Certificate Interest in respect of such Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to distributions of interest to the Holders of the Class XC and Class XP Certificates, from the Loan Group 1 Available Distribution Amount and/or the


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

     Loan Group 2 Available Distribution Amount, in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each such Class of Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Distributable Certificate Interest provided above, payable in respect of any Class of Senior Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

          (ii) to distributions of principal to the Holders of the Class A-1 Certificates, from the Loan Group 1 Available Distribution Amount, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 1 Principal Distribution Amount for such Distribution Date; and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A Certificates have been made on such Distribution Date;

          (iii) after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to distributions of principal, from the Loan Group 1 Available Distribution Amount, pro rata, to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 1 Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to clause (ii) above; and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and Class A-1 Certificates have been made on such Distribution Date;

          (iv) after the Class Principal Balance of the Class A-2 Certificates has been reduced to zero, to distributions of principal, from the Loan Group 1 Available Distribution Amount, pro rata, to the Holders of the Class A-3 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 1 Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates and the Class A-2 Certificates pursuant to clauses (ii) and (iii) above; and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-1 and Class A-2 Certificates have been made on such Distribution Date;



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

          (v) after the Class Principal Balance of the Class A-3 Certificates has been reduced to zero, to distributions of principal, from the Loan Group 1 Available Distribution Amount, pro rata, to the Holders of the Class A-4 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-4 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 1 Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates pursuant to clauses
     (ii), (iii) and (iv) above; and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date;

          (vi) to distributions of principal, from the Loan Group 2 Available Distribution Amount, pro rata, to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 2 Principal Distribution Amount for such Distribution Date; and, after the outstanding Class Principal Balance of the Class A-4 Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates has been reduced to zero;

          (vii) to distributions to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

          (viii) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ix) after the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a)).

          (x) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund

     Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

          (xi) to distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xii) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xiii) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

          (xiv) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xv) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xvi) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

          (xvii) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xviii) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire


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

     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xix) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

          (xx) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxi) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxii) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

          (xxiii) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxiv) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxv) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

          (xxvi) to distributions of interest to the Holders of Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H
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

     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxvii) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxviii) to distributions to the Holders of the Class H Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

          (xxix) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxx) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxxi) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

          (xxxii) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxxiii) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

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

          (xxxiv) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

          (xxxv) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxxvi) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxxvii) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

          (xxxviii)to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxxix) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xl) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

          (xli) to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xlii) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to distributions of principal to the Holders of the Class N


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     Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution
     Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xliii) to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

          (xliv) to distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xlv) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xlvi) to distributions to the Holders of the Class P Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

          (xlvii) to distributions of interest to the Holders of the Class Q Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xlviii) after the Class Principal Balance of the Class P Certificates has been reduced to zero, to distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xlix) to distributions to the Holders of the Class Q Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed;



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          (l) to make distributions to the Holders of the Class R-II
     Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(h) and 4.01(q), over (B) the aggregate distributions made in respect of the Regular Certificates on such Distribution Date pursuant to clauses (i) through (xlix) above;

provided that on each Distribution Date after the aggregate of Class Principal Balances of each Class of Subordinated Certificates has been reduced to zero, the payments of principal to be made as contemplated by clauses (ii), (iii),
(iv), (v) and (vi) above with respect to the Class A Certificates will be made to the Holders of the respective Classes of such Class A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates and without regard to Loan Group or the Principal Distribution Amount for such Distribution Date. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance. All references to "Available Distribution Amount", "Loan Group 1 Available Distribution Amount" and "Loan Group 2 Available Distribution Amount" above in this Section 4.01(a) mean the Available Distribution Amount, the Loan Group 1 Available Distribution Amount and the Loan Group 2 Available Distribution Amount, respectively, net of any portion thereof distributable on the Class WW Certificates pursuant to
Section 1.02, this Section 4.01 or Section 9.01.

     All distributions of interest made in respect of the Class XC and Class XP Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class XC and Class XP Strip Rate, as applicable, of such Component multiplied by its Component Notional Amount, less an allocable portion of any Prepayment Interest Shortfall, together with any amounts thereof remaining unpaid from previous Distribution Dates.

     On each Distribution Date, to the extent of the 77 West Wacker Drive Available Distribution Amount remaining after the distributions in respect of the 77 West Wacker Drive Pooled Portion pursuant to Section 4.01(k)(i)-(iii) or
Section 4.01(l)(i)-(iii), as applicable, the Trustee shall distribute to the Holders of the Class WW-X, Class WW-1, Class WW-2 and Class WW-3 Certificates the amounts distributed in respect of the 77 West Wacker Drive Mortgage Loan as specified in Section 4.01(k)(iv)-(xii) or Section 4.01(l)(iv)-(xii), as applicable.

     (b) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts that represent Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Mortgage Loans and any REO Loans (including, in either case, the 77 West Wacker Drive Mortgage Loan) during the related Collection Period and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance Charges from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1-1 (whether or not such Class has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge, as additional yield, as follows:



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

          (i) First, to the Holders of the respective Classes of Sequential Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the Additional Yield and Prepayment Amount for each such Class of Certificates for such Distribution Date with respect to the subject Prepayment Premium or Yield Maintenance Charge, as the case may be; and

          (ii) Second, to the Holders of the Class XC Certificates, to the extent of any remaining portion of the subject Yield Maintenance Charge or Prepayment Premium, as the case may be.

     On each Distribution Date, subject, in the case of AB Mortgage Loans, to the terms of the related Intercreditor Agreement, the Trustee shall withdraw from the Additional Interest Account any amounts that represent (A) Additional Interest actually collected during the related Collection Period on the ARD Loans and any related REO Loans that are Merrill Mortgage Loans and shall distribute such amounts among the Holders of the Class Z-I Certificates pro rata in accordance with their respective Percentage Interests of such Class, and (B) Additional Interest actually collected during the related Collection Period on the ARD Loans and any related REO Loans that are KeyBank Mortgage Loans and shall distribute such amounts among the Holders of the Class Z-II Certificates pro rata in accordance with their respective Percentage Interests of such Class.

     (c) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay Certificate or Class WW Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate, but taking into account possible future distributions of Additional Interest) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such


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

check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-II Certificates.

     (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

     (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

     (f) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

          (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates


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

shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

     (g) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the Paying Agent with any IRS Form W-8BEN or W-ECI upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

     (h) All distributions made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(a) or Section
9.01 shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its Corresponding REMIC I Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of principal with respect to the Class A-1 Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1-1 until its REMIC I Principal Balance is reduced to zero, and then to REMIC Regular Interest LA-1-2; provided further, that distributions of principal with respect to the Class A-2 Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-2-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-2-2 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-2-3; provided further, that distributions of principal with respect to the Class A-3 Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-3-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-3-2 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-3-3 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-3-4; provided further, that distributions of principal with respect to the Class A-4 Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest


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

LA-4-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-4-2; provided further, that distributions of principal with respect to the Class A-1A Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1-A1-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-2 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-3 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-4 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-5 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-6 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-7 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-8; provided further, that distributions of principal with respect to the Class D Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LD-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LD-2 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LD-3 until its REMIC I Principal Balance is reduced to zero; provided further, that distributions of principal with respect to the Class G Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LG-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LG-2 until its REMIC I Principal Balance is reduced to zero; and provided further, that distributions of principal with respect to the Class J Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LJ-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LJ-2 until its REMIC I Principal Balance is reduced to zero. All distributions made in respect of the Class XC and Class XP Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the next to last paragraph of Section 4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Component's Corresponding REMIC I Regular Interest. In each case, if such distribution on any such Class of Regular Certificates was a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses in respect of such Class of Regular Certificates, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to the preceding two sentences shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such REMIC I Regular Interest; provided, however, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class A-1 Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LA-1-1 and REMIC I Regular Interest LA-1-2 allocated pro rata based on their respective REMIC I Principal Balances; provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class A-2 Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest L-A-2-1, REMIC I Regular Interest L-A-2-2 and REMIC Regular Interest L-A-2-3 allocated pro rata based upon their respective REMIC I Principal Balances; provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class A-3 Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LA-3-1, REMIC I Regular Interest LA-3-2, REMIC Regular Interest LA-3-3


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

and REMIC Regular Interest LA-3-4 allocated pro rata based upon their respective REMIC I Principal Balances; provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class A-4 Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LA-4-1 and REMIC I Regular Interest LA-4-2 allocated pro rata based upon their respective REMIC I Principal Balances; provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class A1-A Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LA-1A-1, REMIC I Regular Interest LA-1A-2, REMIC Regular Interest LA-1A-3, REMIC Regular Interest LA-1A-4, REMIC Regular Interest LA-1A-5, REMIC Regular Interest LA-1A-6, REMIC Regular Interest LA-1A-7 and REMIC Regular Interest LA-1A-8 allocated pro rata based upon their respective REMIC I Principal Balances; provided further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class D Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LD-1, REMIC I Regular Interest LD-2 and REMIC I Regular Interest LD-3 allocated pro rata based upon their respective REMIC I Principal Balances; provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class G Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LG-1 and REMIC I Regular Interest LG-2 allocated pro rata based upon their respective REMIC I Principal Balances; and provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class J Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LJ-1 and REMIC I Regular Interest LJ-2 allocated pro rata based upon their respective REMIC I Principal Balances. Any amounts remaining in the Distribution Account in respect of REMIC I after the deemed distributions in respect of the REMIC I Regular Interests shall (except as otherwise provided in Section 9.01) be distributed by the Trustee to the Holders of the Class R-I Certificates.

     (i) Reserved.

     (j) On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Regular Certificates (in order of alphabetical Class designation) up to an amount equal to all Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Principal Balances of the Classes receiving such distributions. Any amounts in the Gain-on-Sale Reserve Account with respect to the 77 West Wacker Drive Mortgage Loan shall be applied to reimburse for previously allocated Realized Losses first, in respect of the Certificates that represent the 77 West Wacker Drive Pooled Portion and second, in respect of the 77 West Wacker Drive Non-Pooled Portion. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R-I Certificateholders.

     (k) For so long as (i) no monetary or material non-monetary event of default has occurred and is continuing with respect to the 77 West Wacker Drive Mortgage Loan and (ii) there are no unreimbursed Advances with respect to the 77 West Wacker Drive Mortgage Loan outstanding as of the subject Distribution Date, on each Distribution Date, the Trustee shall

(except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, withdraw (1) amounts on deposit in the 77 West Wacker Drive Distribution Account, after payment of amounts payable from the 77 West Wacker Drive Distribution Account in accordance with Section 3.05(f)(ii) through (viii) and (2) amounts on deposit in the Distribution Account, to the extent of the 77 West Wacker Drive Available Distribution Amount, for the following purposes and in the following order of priority (the "77 West Wacker Drive Non-Default Distribution Priority"):

          (i) for the benefit of the Certificates (other than the Class WW-1, WW-2, WW-3 and WW-X Certificates) to be included as part of that portion of the Available Distribution Amount for such Distribution Date distributable on those Certificates (other then the Class WW-1, WW-2, WW-3 and WW-X Certificates), up to an amount equal to all accrued and unpaid interest (at the related Net Mortgage Rate (as applicable to determining Pass-Through Rates)) in respect of the 77 West Wacker Drive Pooled Portion (on a 30/360 Basis) through the end of the related Interest Accrual Period, less any Net Aggregate Prepayment Interest Shortfalls related to the 77 West Wacker Drive Mortgage Loan and that would cause a reduction in such interest distributions that are not otherwise allocated to the Class WW-1, WW-2, WW-3 and WW-X Certificates (as described below);

          (ii) for the benefit of the Sequential Pay Certificates to be included as part of that portion of the Available Distribution Amount for such Distribution Date distributable on those Certificates (other then the Class WW-1, WW-2, WW-3 and WW-X Certificates), up to an amount (not to exceed the Stated Principal Balance of the 77 West Wacker Drive Pooled Portion immediately prior to such Distribution Date, and reduced (to not less than zero) by any payments or other collections of principal of the 77 West Wacker Drive Mortgage Loan applied to reimburse Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans and REO Loans) equal to the product of (x) the 77 West Wacker Drive Principal Distribution Amount for such Distribution Date and (y) the 77 West Wacker Drive Pooled Percentage for such distribution date;

          (iii) for the benefit of the Sequential Pay Certificates to be included as part of the Available Distribution Amount for such Distribution Date distributable on those Certificates (other then the Class WW-1, WW-2, WW-3 and WW-X Certificates), to reimburse such Sequential Pay Certificates for all Realized Losses and Additional Trust Fund Expenses attributable to the 77 West Wacker Drive Mortgage Loan, if any, previously allocated to the Sequential Pay Certificates and not previously reimbursed;

          (iv) to make distributions of accrued and unpaid interest to the Holders of the Class WW-X and WW-1 Certificates, pro rata based on entitlement, up to an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) to make distributions of principal to the Holders of the Class WW-1 Certificates, up to an amount (to the extent not otherwise applied to the 77 West Wacker Drive Pooled Portion) equal to the 77 West Wacker Drive Principal Distribution

     Amount for such Distribution Date, until the Certificate Principal Balance of the Class WW-1 Certificates is reduced to zero;

          (vi) to the Holders of the Class WW-1 Certificates, to reimburse the Class WW-1 Certificates for all Realized Losses and Additional Trust Fund Expenses attributable to the 77 West Wacker Drive Mortgage Loan, if any, previously allocated to the Class WW-1 Certificates and not previously reimbursed;

          (vii) to make distributions of accrued and unpaid interest to the Holders of the Class WW-2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (viii) after the Certificate Principal Balance of the Class WW-1 Certificates is reduced to zero, to the Holders of the Class WW-2 Certificates, up to an amount (to the extent not otherwise applied to the 77 West Wacker Drive Pooled Portion or paid to the Holders of the Class WW-1 Certificates on such Distribution Date) equal to the 77 West Wacker Drive Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of the Class WW-2 Certificates is reduced to zero;

          (ix) to the Holders of the Class WW-2 Certificates, to reimburse the Class WW-2 Certificates for all Realized Losses and Additional Trust Fund Expenses attributable to the 77 West Wacker Drive Mortgage Loan, if any, previously allocated to the Class WW-2 Certificates and not previously reimbursed;

          (x) to make distributions of accrued and unpaid interest to the Holders of the Class WW-3 Certificates up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xi) after the Certificate Principal Balance of the Class WW-2 Certificates is reduced to zero, to the Holders of the Class WW-3 Certificates, up to an amount (to the extent not otherwise applied to the 77 West Wacker Drive Pooled Portion or paid to the Holders of the Class WW-1 and/or WW-2 Certificates on such Distribution Date) equal to the 77 West Wacker Drive Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of the Class WW-3 Certificates is reduced to zero; and

          (xii) to the Holders of the Class WW-3 Certificates, to reimburse the Class WW-3 Certificates for all Realized Losses and Additional Trust Fund Expenses attributable to the 77 West Wacker Drive Mortgage Loan, if any, previously allocated to the Class WW-3 Certificates and not previously reimbursed.

The amounts to be applied pursuant to clauses (i), (ii) and (iii) above shall be transferred or re-deposited, as applicable, to the Distribution Account on the related Distribution Date and shall be applied pursuant to Section 4.01(a) to make distributions on the Certificates (other than the Class WW-1, WW-2, WW-3 and WW-X Certificates).



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     (l) If a monetary or material non-monetary event of default has occurred and is continuing with respect to the 77 West Wacker Drive Mortgage Loan or there are outstanding unreimbursed Advances with respect to the 77 West Wacker Drive Mortgage Loan as of the Distribution Date, on each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, withdraw
(1) amounts on deposit in the 77 West Wacker Drive Distribution Account, after payment of amounts payable from the 77 West Wacker Drive Distribution Account in accordance with Section 3.05(f)(ii) through (viii), and (2) amounts on deposit in the Distribution Account, to the extent of the 77 West Wacker Drive Available Distribution Amount, for the following purposes and in the following order of priority (the "77 West Wacker Drive Default Distribution Priority"):

          (i) for the benefit of the Certificates (other than the Class WW-1, WW-2, WW-3 and WW-X Certificates) to be included as part of the Available Distribution Amount for such Distribution Date distributable on those Certificates (other than the Class WW-1, WW-2, WW-3 and WW-X Certificates), up to an amount equal to all accrued and unpaid interest (at the related Net Mortgage Rate (as applicable to determining Pass-Through Rates)) in respect of the 77 West Wacker Drive Pooled Portion (on a 30/360 Basis) through the end of the related Interest Accrual Period, less any Net Aggregate Prepayment Interest Shortfalls related to the 77 West Wacker Drive Mortgage Loan that would reduce the subject distributions of interest and that are not otherwise allocated to the Class WW-1, WW-2, WW-3 and WW-X Certificates (as described below);

          (ii) for the benefit of the Sequential Pay Certificates to be included as part of that portion of the Available Distribution Amount for such Distribution Date distributable on the Certificates (other than the Class WW Certificate), up to an amount (not to exceed the Stated Principal Balance of the 77 West Wacker Drive Pooled Portion immediately prior to such Distribution Date, and reduced (to not less than zero) by any payments or other collections of principal of the 77 West Wacker Drive Mortgage Loan applied to reimburse Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans and REO Loans) equal to the 77 West Wacker Drive Principal Distribution Amount for such Distribution Date, until the principal balance of the 77 West Wacker Drive Pooled Portion is reduced to zero;

          (iii) for the benefit of the Sequential Pay Certificates to be included as part of that portion of the Available Distribution Amount for such Distribution Date distributable on those Certificates (other than the Class WW-1, WW-2, WW-3 and WW-X Certificates), to reimburse such Sequential Pay Certificates for all Realized Losses and Additional Trust Fund Expenses of such Sequential Pay Certificates attributable to the 77 West Wacker Drive Mortgage Loan, if any, previously allocated to the Sequential Pay Certificates and not previously reimbursed;

          (iv) to make distributions of accrued and unpaid interest to the Holders of the Class WW-X and WW-1 Certificates, pro rata based on entitlement, up to an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

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          (v) after the Certificate Principal Balance of the 77 West Wacker
     Drive Pooled Portion has been reduced to zero to make distributions of principal to the Holders of the Class WW-1 Certificates, up to an amount (to the extent not otherwise applied to the 77 West Wacker Drive Pooled Portion on such Distribution Date) equal to the 77 West Wacker Drive Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of the Class WW-1 Certificates is reduced to zero;

          (vi) to the Holders of the Class WW-1 Certificates, to reimburse the Class WW-1 Certificates for all Realized Losses and Additional Trust Fund Expenses attributable to the 77 West Wacker Drive Mortgage Loan, if any, previously allocated to the Class WW-1 Certificates and not previously reimbursed;

          (vii) to make distributions of accrued and unpaid interest to the Holders of the Class WW-2 Certificates up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (viii) after the Certificate Principal Balance of the ClassWW-1 Certificates is reduced to zero, to make distributions of principal to the Holders of the Class WW-2 Certificates, up to an amount (to the extent not otherwise applied to the 77 West Wacker Drive Pooled Portion or paid to the Holders of the Class WW-1 Certificates on such Distribution Date) equal to the 77 West Wacker Drive Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of the Class WW-2 Certificates is reduced to zero;

          (ix) to the Holders of the Class WW-2 Certificates, to reimburse the Class WW-2 Certificates for all Realized Losses and Additional Trust Fund Expenses attributable to the 77 West Wacker Drive Mortgage Loan, if any, previously allocated to the Class WW-2 Certificates and not previously reimbursed;

          (x) to make distributions of accrued and unpaid interest to the Holders of the Class WW-3 Certificates up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xi) after the Certificate Principal Balance of the Class WW-2 Certificates is reduced to zero, to make distributions of principal to the Holders of the Class WW-3 Certificates, up to an amount (to the extent not otherwise applied to the 77 West Wacker Drive Pooled Portion or paid to the Holders of the Class WW-1 and/or Class WW-2 Certificates on such Distribution Date) equal to the 77 West Wacker Drive Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of the Class WW-3 Certificates is reduced to zero; and

          (xii) to the Holders of the Class WW-3 Certificates, to reimburse the Class WW-3 Certificates for all Realized Losses and Additional Trust Fund Expenses attributable to the 77 West Wacker Drive Mortgage Loan, if any, previously allocated to the Class WW-3 Certificates and not previously reimbursed.



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The amounts to be applied pursuant to clauses (i), (ii) and (iii) above shall be transferred or re-deposited, as applicable, in the Distribution Account on the related Distribution Date and shall be applied pursuant to Section 4.01(a) to make distributions on the Certificates (other than the class WW-1, WW-2, WW-3 and WW-X Certificates).

     (m) In the event that a monetary or material non-monetary event of default exists with respect to the 77 West Wacker Drive Mortgage Loan (after application of any applicable grace period), the WW Controlling Holder shall have the right, but not the obligation, to cure such default within 20 days after the later of
(a) receipt of notice of such event of default or (b) the expiration of the applicable grace period. At the time such cure payment is made or such other cure is otherwise effected, the WW Controlling Holder shall pay or reimburse the Trust Fund, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, as applicable, in connection with the 77 West Wacker Drive Mortgage Loan, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against any such party (including, without limitation, any interest on any Advances, and late payment charges) incurred as a result of such event of default. So long as a monetary or material non-monetary event of default exists with respect to the 77 West Wacker Drive Mortgage Loan for which a cure payment is made or for which the WW Controlling Holder is pursuing a cure within the applicable time limit and in accordance with the terms of this Agreement, such monetary or material non-monetary event of default shall not be treated as an "event of default" by the Trustee, the Master Servicer or the Special Servicer (including for purposes of determining the priority of distributions described above); provided that such limitation shall not prevent the Master Servicer or the Special Servicer from collecting default interest or late charges from the Mortgagor. The exercise of such right to cure a default shall be limited to (i) no more than three consecutive cure events and (ii) no more than six such cure events during the term of the 77 West Wacker Drive Mortgage Loan.

     (n) Any Net Aggregate Prepayment Interest Shortfalls with respect to the 77 West Wacker Drive Mortgage Loan shall be allocated to reduce the amount of interest distributable, first to the Class WW-3, WW-2 and WW-1 Certificates, in that order, and then to the other Classes of interest-bearing Certificates as provided herein.

     (o) For purposes of calculating the allocation of collections on the 77 West Wacker Drive Mortgage Loan between the 77 West Wacker Drive Pooled Portion, on the one hand, and the 77 West Wacker Drive Non-Pooled Portion on the other hand, the 77 West Wacker Drive Pooled Portion shall be deemed to have a principal balance equal to the 77 West Wacker Drive Pooled Balance and the 77 West Wacker Drive Non-Pooled Portion shall be deemed to have a principal balance equal to the 77 West Wacker Drive Non-Pooled Balance.

     (p) The 77 West Wacker Drive Pooled Portion shall accrue interest during each Interest Accrual Period on the amount of the principal balance of the 77 West Wacker Drive Pooled Portion outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 5.637%. The 77 West Wacker Drive Non-Pooled Portion shall accrue interest during each Interest Accrual Period on the amount of the principal balance of the 77 West Wacker Drive Non-Pooled Portion outstanding immediately prior to the related

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Distribution Date at a per annum rate equal to approximately 6.135%. The outstanding principal balance of the 77 West Wacker Drive Pooled Portion shall be reduced on each Distribution Date by all distributions of principal made in respect of the 77 West Wacker Drive Pooled Portion on such distribution date pursuant to either clause (ii) of the 77 West Wacker Drive Non-Default Distribution Priority (as set forth in Section 4.01(k)) or clause (ii) of the 77 West Wacker Drive Default Distribution Priority (as set forth in Section 4.01(l)), as applicable, and any Realized Losses and Additional Trust Fund Expenses in respect of or allocable to the 77 West Wacker Drive Mortgage Loan or any successor REO Loan with respect thereto that are allocated to the Certificates that represent the 77 West Wacker Drive Pooled Portion on such Distribution Date. The outstanding principal balance of the 77 West Wacker Drive Non-Pooled Portion shall be reduced on each Distribution Date by all distributions of principal made to the Class WW Principal Balance Certificates on such Distribution Date pursuant to either clauses (v), (viii) and (xi) of the 77 West Wacker Drive Non-Default Distribution Priority or clauses (v), (viii) and (xi) of the 77WestWacker Drive Default Distribution Priority, as applicable, and any Realized Losses and Additional Trust Fund Expenses allocated to the Class WW Principal Balance Certificates on such Distribution Date.

     (q) All distributions/applications of funds made in respect of the 77 West Wacker Drive Pooled Portion or any Class of Class WW Certificates on each Distribution Date pursuant to Section 4.01(k), Section 4.01(l) or Section 9.01 shall be deemed to have first been distributed from 77 West Wacker Drive Loan REMIC to REMIC I and then to REMIC II in respect of its Corresponding REMIC I Regular Interest set forth in the Preliminary Statement hereto.

     SECTION 4.02   Statements to Certificateholders.

     (a) On each Distribution Date, the Trustee shall make available either by mail or electronically via its Internet Website to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the Special Servicer, the Companion Holder, the Underwriters and each Rating Agency, a statement (a "Distribution Date Statement"), as to the distributions made on such Distribution Date, based solely on information provided to it by the Master Servicer and the Special Servicer, setting forth:

          (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

          (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest;

          (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums and/or Yield Maintenance Charges;

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

          (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

          (v) the Available Distribution Amount and the 77 West Wacker Drive Available Distribution Amount for such Distribution Date;

          (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date pursuant to Section 4.03(a) and in respect of each Loan Group, including, without limitation, any amounts applied pursuant to
     Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances, and in respect of each Loan Group, that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of Servicing Advances, and in respect of each Loan Group, as of the close of business on the related Determination Date and (c) the aggregate amount of all Nonrecoverable Advances, in respect of each Loan Group, as of the close of business on the related Determination Date;

          (vii) the aggregate unpaid principal balance of the Mortgage Pool and in respect of each Loan Group outstanding as of the close of business on the related Determination Date;

          (viii) the aggregate Stated Principal Balance of the Mortgage Pool and in respect of each Loan Group outstanding immediately before and immediately after such Distribution Date;

          (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

          (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and
     (E) to the actual knowledge of the Master Servicer or Special Servicer in bankruptcy proceedings;

          (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

          (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion


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     thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

          (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

          (xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

          (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

          (xvi) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

          (xvii) the Principal Distribution Amount and the 77 West Wacker Drive Principal Distribution Amount for such Distribution Date, with respect to the Mortgage Pool, each Loan Group and the 77 West Wacker Drive Non-Pooled Portion, as applicable, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

          (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period and separately showing such Realized Losses and Additional Trust Fund Expenses allocable to the Class WW Certificates;

          (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date and separately showing such Realized Losses and Additional Trust Fund Expenses allocable to the Class WW Certificates;

          (xx) the Class Principal Balance of each Class of Regular Certificates (other than the Class X Certificates and the Class WW-X Certificates) and the Component Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date and the 77 West Wacker Drive Non-Pooled Component Notional Amount of each 77 West Wacker Drive Non-Pooled Component outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;



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          (xxi) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

          (xxii) the aggregate amount of interest on P&I Advances and in respect of each Loan Group, paid to the Master Servicer, the Trustee and the Fiscal Agent during the related Collection Period in accordance with Section 4.03(d);

          (xxiii) the aggregate amount of interest on Servicing Advances and in respect of each Loan Group, paid to the Master Servicer, the Trustee and the Fiscal Agent during the related Collection Period in accordance with
     Section 3.03(d);

          (xxiv) the aggregate amount of servicing compensation paid to the Master Servicer and the Special Servicer during the related Collection Period; and

          (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

          (xxvi) the original and then current credit support levels for each Class of Regular Certificates;

          (xxvii) the original and then current ratings known to the Trustee for each Class of Regular Certificates;

          (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period;

          (xxix) the value of any REO Property included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, based on the most recent Appraisal or valuation; and

          (xxx) the amounts, if any, actually distributed with respect to the Class Z-I Certificates, Class Z-II Certificates, Class R-LR Certificates, Class R-I Certificates or Class R-II Certificates on such Distribution Date.

     In the case of information to be furnished pursuant to clauses (i) through
(iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), and (xxiv) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

     The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).



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

     The Trustee shall make available or shall cause to be delivered on each Distribution Date either electronically via its Internet Website or by first class mail to each Certificateholder, the Depositor, the Underwriters, each Rating Agency, the Master Servicer, the Special Servicer and any other Person designated in writing by the Depositor (by hard copy, on diskette or via such other electronic medium as is mutually acceptable to the Trustee and the recipient) a copy of the following reports or in the case of reports to Persons designated in writing by the Depositor, any of the following reports delivered to it by the Master Servicer pursuant to Section 3.12(c): (i) the Unrestricted Servicer Reports, (ii) the CMSA Loan Periodic Update File, (iii) the CMSA Loan Setup File, (iv) the CMSA Bond File, (v) the CMSA Collateral Summary File and
(vi) the CMSA Funds Reconciliation Report. The Trustee shall make available or shall cause to be delivered on each Distribution Date either electronically via its Internet Website or by first class mail to each Certificateholder, each Certificate Owner, the Mortgage Loan Sellers, the Underwriters, the Depositor, each Rating Agency and each other Person that received a Distribution Date Statement on such Distribution Date a copy in an electronic medium of the CMSA Loan Periodic Update File, the CMSA Property File, the CMSA Bond Level File, and the CMSA Collateral Summary File containing information regarding each Mortgaged Property most recently received from the Master Servicer. The Trustee shall, make available on each Distribution Date, either electronically via its Internet Website or, upon request, by first class mail to each Certificateholder, each Certificate Owner, the Mortgage Loan Sellers, the Underwriters, the Depositor, each Rating Agency, any other party to this Agreement or any prospective transferee of a Certificate or an interest therein, the Restricted Servicer Reports, the CMSA Watch List, the CMSA Operating Statement Analysis, the CMSA NOI Adjustment Worksheet, the CMSA Comparative Financial Status Report, the CMSA Property File and the CMSA Financial File. The Trustee shall also make available to any interested party, on the fourth Business Day of each calendar month, via its Internet Website, the interim delinquent loan status report. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

     If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described


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

above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

     The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

     (b) In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer.

     Section 4.03 P&I Advances; Reimbursement of P&I Advances and Servicing Advances.

     (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution Account (or the 77 West Wacker Drive Distribution Account in the case of the 77 West Wacker Drive Non-Pooled Portion) an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the


                                      213
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Master Servicer by facsimile transmission sent to the facsimile number set forth in Section 11.05 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 11:00 a.m., or the Fiscal Agent no later than 1:00 p.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply.

     (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided, that, (x) if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer, the Trustee or the Fiscal Agent shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Loan, the Master Servicer, the Trustee or the Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (A) the interest portion of the P&I Advance required to be made equal to the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y).

     (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable


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P&I Advance. The determination by the Master Servicer that a prior P&I Advance
(or Unliquidated Advance in respect thereof) that it has made constitutes a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee, the Fiscal Agent and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance. The Master Servicer shall be entitled to conclusively rely on such determination. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee and the Fiscal Agent, as applicable, shall rely on the Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee or the Fiscal Agent determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the Fiscal Agent, as the case may be, in good faith, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

     From and after the date, if any, on which the Master Servicer has received notice to the effect that the Fairfield Commons Pari Passu Companion Loan has been securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization effected by this Agreement, (i) if the Master Servicer receives written notice (upon which the Master Servicer may conclusively rely) (which notice is accompanied by the supporting evidence for such determination) that the primary party responsible for making debt service advances similar to P&I Advances with respect to such other commercial mortgage securitization has determined, pursuant to the related securitization agreement, that any such debt service advance made or to be made with respect to the Fairfield Commons Pari Passu Companion Loan (or any successor REO Loan with respect thereto) would not ultimately be recoverable out of collections on such mortgage loan (or the related REO Loan), then the Master Servicer shall deliver an Officer's Certificate to such effect to the Trustee, the Fiscal Agent, the Special Servicer and the Depositor, and any P&I Advance made or proposed to be made with respect to the Fairfield Commons Pooled Mortgage Loan shall thereafter be deemed to be a Nonrecoverable P&I


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Advance; (ii) if the Master Servicer thereafter receives notice (which notice is accompanied by the supporting evidence for such determination) that such determination has been withdrawn or rescinded by such primary party, and P&I Advances in respect of the Fairfield Commons Pooled Mortgage Loan to which are thereupon no longer deemed to constitute Nonrecoverable P&I Advances by operation of the definition of "Nonrecoverable P&I Advance" herein, then the Master Servicer shall provide notice to such effect to the Trustee, the Fiscal Agent, the Special Servicer and the Depositor; (iii) if the Master Servicer determines that any P&I Advance made or to be made with respect to the Fairfield Commons Pooled Mortgage Loan (or any successor REO Loan with respect thereto) is or, if made, would be a Nonrecoverable P&I Advance, then the Master Servicer shall notify in writing such primary party under such other commercial mortgage securitization of such determination (which notice shall be accompanied by the supporting evidence for such determination as contemplated by the preceding paragraph); and (iv) following any determination described in the preceding clause (iii), if the Master Servicer subsequently determines (other than by operation of clause (ii) above) that P&I Advances made or to be made with respect to the Fairfield Commons Pooled Mortgage Loan (or any successor REO Loan with respect thereto) are no longer Nonrecoverable P&I Advances, then the Master Servicer shall notify in writing such primary party under such other commercial mortgage securitization of such determination (which notice shall be accompanied by the supporting evidence for such determination as contemplated by the preceding paragraph). The holder of the Fairfield Commons Pari Passu Companion Loan (and its respective primary party responsible for making debt service advances similar to P&I Advances under such other commercial mortgage securitization) shall be a third party beneficiary of the preceding clause (iii) to the extent that such clause relates to the Fairfield Commons Pari Passu Companion Loan and the Trust Fund or the Master Servicer is a third party beneficiary of a provision in the Fairfield Commons Intercreditor Agreement or in the pooling and servicing or trust and servicing agreement governing the other commercial mortgage securitization that imposes (in connection with the Fairfield Commons Pari Passu Companion Loan) on the primary party thereunder responsible for making debt service advances similar to P&I Advances duties (among others) that are substantially the same as the duties that are imposed
(in connection with the Fairfield Commons Pooled Mortgage Loan) on the Master Servicer.

     (d) In connection with the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any P&I Advance out of the Certificate Account pursuant to
Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate (or, with respect to the AB Mortgage Loans and related Companion Loans, the rate provided in the related Intercreditor Agreement if a rate is provided therein) in effect from time to time, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable first, subject to the terms of the related Intercreditor Agreement with respect to any Loan Pair, out of late payment charges and Penalty Interest received on the related Mortgage Loan or REO Property during the Collection Period in which such reimbursement is made and subject to the terms of the related Intercreditor Agreement with respect to any Loan Pair, then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, that no interest shall accrue on any P&I Advance made with respect to a Mortgage Loan if the related Periodic Payment is received on or prior to the Due Date of such Mortgage Loan, prior to the expiration of any applicable grace period or prior to the


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related P&I Advance Date. To the extent the Master Servicer receives late payment charges or Penalty Interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, the Master Servicer shall deposit in the Certificate Account, on or prior to the P&I Advance Date following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Mortgage Loan or (ii) the amount of interest paid to the Master Servicer on the related P&I Advance for such Mortgage Loan for which the Trust Fund has not been previously reimbursed. The Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection, or as to which any Periodic Payment in respect of any Mortgage Loan, the Due Date of which is on the tenth day of a calendar month, was received by the Master Servicer on or prior to the related P&I Advance Date.

     (e) In no event shall the Master Servicer, the Trustee or the Fiscal Agent make a P&I Advance with respect to any Companion Loan.

     (f) Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections deposited in the Certificate Account, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, at its own option, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.05(a)(vii) immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one-month collection period ending on the then-current Determination Date. If the Master Servicer (or the Trustee or the Fiscal Agent) makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master Servicer (or the Trustee or the Fiscal Agent) to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Master Servicer (or the Trustee or the Fiscal Agent) shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such Collection Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by the Master Servicer (or the Trustee or the Fiscal Agent) to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Master Servicer (or the Trustee or the Fiscal Agent) any obligation


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to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer (or the Trustee or the Fiscal Agent) to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by the Master Servicer, the Trustee or the Fiscal Agent shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicer, the Trustee, the Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Companion Holders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election, and shall not constitute a violation of the Servicing Standard and/or with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to the Certificateholders or contractual duty under this Agreement. Nothing herein shall give the Master Servicer, the Trustee or the Fiscal Agent the right to defer reimbursement of a Nonrecoverable Advance to the extent that principal collections then available in the Certificate Account are sufficient to reimburse such Nonrecoverable Advances pursuant to Section 3.05(a)(vii).

     SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation of Certificate Deferred Interest; Allocation of Appraisal Reduction Amounts.

     (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, subject to Section 4.04(e), the Trustee shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vii) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances, are not paid by the related Mortgagor and do not constitute an Unliquidated Advance related to a liquidated Mortgage Loan) of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class Q Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; second, to the Class P Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; third, to the Class N Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourth, to the Class M Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fifth to the Class L Certificates, until the remaining Class Principal


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Balance thereof has been reduced to zero; sixth, to the Class K Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; seventh, to the Class J Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eighth, to the Class H Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; ninth, to the Class G Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; tenth, to the Class F Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eleventh, to the Class E Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; twelfth, to the Class D Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; thirteenth, to the Class C Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourteenth, to the Class B Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; and fifteenth, pro rata (based on remaining Class Principal Balances) to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates until the Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of Sequential Pay Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Sequential Pay Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Regular Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Regular Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

     If and to the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, then, on the Distribution Date immediately following the Collection Period in which such recovery occurs, the amount of such recovery shall be added to the Class Principal Balance of the Class or Classes of Sequential Pay Certificates that previously were allocated Realized Losses and/or Additional Trust Fund Expenses, in sequential order (commencing with the most senior Class of Sequential Pay Certificates that experienced such an allocation of Realized Losses and/or Additional Trust Fund Expenses), in each case up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses allocated to such Class. If the Class Principal Balance of any Class is so increased, the amount of unreimbursed Realized Losses and/or Additional Trust Fund Expenses of such Class shall be decreased by such amount.

     To the extent the Class Principal Balance of a Class of Sequential Pay Certificates is increased pursuant to the second paragraph of this Section 4.04(a), the REMIC I Principal Balances of the Corresponding REMIC I Regular Interest(s) shall also be so increased; provided that with respect to the application of such additions to the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, such additions shall be allocated first, to REMIC I Regular Interest LA-1-2 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC Regular Interest LA-1-1; provided, further, that with respect to the application of any such additions to the REMIC I Principal Balances of REMIC I Regular Interests LA-2-1, LA-2-2 and LA-2-3, such additions shall be allocated, first, to REMIC I Regular Interest LA-2-3 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LA-2-2 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LA-2-1; provided, further, that with respect to the application of such additions to the REMIC I Principal Balances of REMIC I Regular Interests LA-3-1, LA-3-2, LA-3-3 and LA-3-4, such additions shall be allocated first, to REMIC I Regular Interest LA-3-4 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LA-3-3 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest


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LA-3-2 up to the amount of the unreimbursed Realized Losses and/or Additional
Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LA-3-1; provided, further, that with respect to the application of any such additions to the REMIC I Principal Balances of REMIC I Regular Interests LA-4-1 and LA-4-2, such additions shall be allocated first, to REMIC I Regular Interest LA-4-2 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LA-4-1; provided, further, that with respect to the application of any such additions to the REMIC I Principal Balances of REMIC I Regular Interests LA-1A-1, LA-1A-2, LA-1A-3, LA-1A-4, LA-1A-5, LA-1A-6, LA-1A-7 and
LA-1A-8, such additions shall be allocated first, to REMIC I Regular Interest LA-1A-8 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LA-1A-7 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LA-1A-6 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LA-1A-5 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LA-1A-4 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LA-1A-3 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LA-1A-2 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LA-1A-1; provided, further, that with respect to the application of such additions to the REMIC I Principal Balances of REMIC I Regular Interests LD-1, LD-2 and LD-3, such additions shall be allocated first, to REMIC I Regular Interest LD-3 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LD-2 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LD-1; provided, further, that with respect to the application of any such additions to the REMIC I Principal Balances of REMIC I Regular Interests LG-1 and LG-2, such additions shall be allocated first, to REMIC I Regular Interest LG-2 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to REMIC I Regular Interest LG-1; provided, further, that with respect to the application of such additions to the REMIC I Principal Balances of REMIC I


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

Regular Interests LJ-1 and LJ-2 any such additions shall be allocated first, to REMIC I Regular Interest LJ-2 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund Expenses previously allocated to it and then to Regular Interest REMIC I Regular Interest LJ-1. If the REMIC I Principal Balance of any REMIC I Regular Interest is so increased, the amount of unreimbursed Realized Losses and/or Additional Trust Fund Expenses of such REMIC I Regular Interest shall be decreased by such amount.

     (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(h) and subject to Section 4.04(e), the REMIC I Principal Balance(s) of the Corresponding REMIC I Regular Interest(s) for each Class of Sequential Pay Certificates (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses and Additional Trust Fund Expenses to equal the Class Principal Balance of such Class of Sequential Pay Certificates that will be outstanding immediately following such Distribution Date; provided, that with respect to the application of reductions of the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2 to the Class Principal Balance of the Class A-1 Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated to REMIC I Regular Interest LA-1-1 until its REMIC I Principal Balance is reduced to zero, and then to REMIC Regular Interest LA-1-2; provided, further, that with respect to the application of reductions of the REMIC I Principal Balances of REMIC I Regular Interests LA-2-1, LA-2-2 and LA-2-3 to the Class Principal Balance of the Class A-2 Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated to REMIC I Regular Interest LA-2-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-2-2 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-2-3; provided, further, that with respect to the application of reductions of the REMIC I Principal Balances of REMIC I Regular Interests LA-3-1, LA-3-2, LA-3-3 and LA-3-4 to the Class Principal Balance of the Class A-3 Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated to REMIC I Regular Interest LA-3-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-3-2 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-3-3 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-3-4; provided, further, that with respect to the application of reductions of the REMIC I Principal Balances of REMIC I Regular Interests LA-4-1 and LA-4-2 to the Class Principal Balance of the Class A-4 Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated to REMIC I Regular Interest LA-4-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-4-2; provided, further, that with respect to the application of reductions of the REMIC I Principal Balances of REMIC I Regular Interests LA-1A-1, LA-1A-2, LA-1A-3, LA-1A-4, LA-1A-5, LA-1A-6, LA-1A-7 and
LA-1A-8 to the Class Principal Balance of the Class A-1A Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated to REMIC I Regular Interest LA-1A-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-2 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-3 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-4 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-5 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular


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

Interest LA-1A-6 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-7 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-1A-8; provided, further, that with respect to the application of reductions of the aggregate REMIC I Principal Balances of REMIC I Regular Interests LD-1, LD-2 and LD-3 to the Class Principal Balance of the Class D Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated to REMIC I Regular Interest LD-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LD-2 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LD-3; provided, further, that with respect to the application of reductions of the aggregate REMIC I Principal Balances of REMIC I Regular Interests LG-1 and LG-2 to the Class Principal Balance of the Class G Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated to REMIC I Regular Interest LG-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LG-2; provided, further, that with respect to the application of reductions of the aggregate REMIC I Principal Balances of REMIC I Regular Interests LJ-1 and LJ-2 to the Class Principal Balance of the Class J Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated to REMIC I Regular Interest LJ-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LJ-2.

     (c) On any Distribution Date, subject to Section 4.04(e), the amount of any Mortgage Deferred Interest not otherwise allocated to the Class WW Principal Balance Certificates will be allocated as Certificate Deferred Interest to each outstanding Class of Sequential Pay Certificates in reverse alphabetical order (except with respect to the Class A-1, Class A-2, Class A-3, Class A-4 Certificates and Class A-1A Certificates, which amounts shall be applied pro rata (based on remaining Class Principal Balances) to such Certificates), in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. On each such Distribution Date, the Class Principal Balance of each Class of Certificates to which Certificate Deferred Interest has been allocated will be increased by the amount of Certificate Deferred Interest allocated to such Class. The amount of Certificate Deferred Interest allocated to any Class of Sequential Pay Certificates will be allocated to, and will increase the REMIC I Principal Balances of the Corresponding REMIC I Regular Interests; provided, however, allocations to REMIC I Regular Interests LA-1-1 and LA-1-2 shall be applied pro rata based upon their respective REMIC I Principal Balances, provided, further, that allocations to REMIC I Regular Interests LA-2-1, LA-2-2 and LA-2-3 shall be applied pro rata based upon their respective REMIC I Principal Balances, provided, further, that allocations to REMIC I Regular Interests LA-3-1, LA-3-2, LA-3-3 and LA-3-4 shall be applied pro rata based upon their respective REMIC I Principal Balances, provided, further, that allocations to REMIC I Regular Interests LA-4-1 and LA-4-2 shall be applied pro rata based upon their respective REMIC I Principal Balances, provided, further, that allocations to REMIC I Regular Interests LA-1A-1, LA-1A-2, LA-1A-3, LA-1A-4, LA-1A-5, LA-1A-6, LA-1A-7 and LA-1A-8, shall be applied pro rata based upon their respective REMIC I Principal Balances provided, further, that allocations to REMIC I Regular Interests LD- 1, LD-2 and LD-3 shall be applied pro rata based upon their respective REMIC I Principal Balances, provided, further, that allocations to REMIC I Regular Interests LG-1 and LG-2 shall be applied pro rata based upon their respective REMIC I Principal Balances, and provided, further, that allocations to REMIC I Regular Interests LJ-1 and


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LJ-2 shall be applied pro rata based upon their respective REMIC I Principal
Balances, in each case up to the Pass-Through Rate of the Corresponding Certificates.

     (d) The Master Servicer shall report to the Trustee on or before each Determination Date all Appraisal Reduction Amounts and the Trustee shall report to the Master Servicer no later than 10:00 a.m. on the related P&I Advance Date the Pass-Through Rates necessary to calculate the allocation required by this
Section 4.04(d).

     (e) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall, prior to their allocation to any Class of Sequential Pay Certificates, allocate to the respective Classes of Class WW Principal Balance Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses with respect to the 77 West Wacker Drive Mortgage Loan and its pro rata share of Additional Trust Fund Expenses not attributable to any particular Mortgage Loan that were incurred at any time following the Cut-off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this
Section 4.04(e) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the such Class WW Principal Balance Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the 77 West Wacker Drive Non-Pooled Portion that will be outstanding immediately following such Distribution Date: first, to the Class WW-3 Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; second, to the Class WW-2 Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; and third, to the Class WW-1 Certificates, until the remaining Class Principal Balance thereof has been reduced to zero. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of Class WW Principal Balance Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Class WW Principal Balance Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(q), the REMIC I Principal Balance of the Corresponding REMIC I Regular Interest (after taking account of such deemed distributions) for each Class of Class WW Principal Balance Certificates shall be reduced as a result of Realized Losses and Additional Trust Fund Expenses to equal the Class Principal Balance of such Class of Class WW Principal Balance Certificates that will be outstanding immediately following such Distribution Date.

     On any Distribution Date, the amount of any Mortgage Deferred Interest in respect of the 77 West Wacker Drive Mortgage Loan will be allocated as Certificate Deferred Interest to each outstanding Class of Class WW Principal Balance Certificates in reverse numerical order, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date, and then as Certificate Deferred Interest on the Sequential Pay Certificates as provided in this Agreement. On each such Distribution Date, the Class Principal Balance of each such Class of Certificates to which Certificate Deferred Interest has been allocated will be increased by the amount of Certificate Deferred Interest allocated to


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such Class. The amount of Certificate Deferred Interest allocated to any such
Class of Certificates will be allocated to, and will increase the REMIC I Principal Balances of, the Corresponding REMIC I Regular Interest.

     SECTION 4.05   Calculations.

     The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

     SECTION 4.06   Use of Agents.

     The Master Servicer, the Trustee or the Fiscal Agent may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Trustee or the Fiscal Agent from any of such obligations or liabilities, and the Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01   The Certificates.

     (a) The Certificates will be substantially in the respective forms attached hereto as Exhibit A; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Registered Certificates and not less than $100,000 in the


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case of Non-Registered Certificates (other than the Residual Certificates and the Class Z-I and Class Z-II Certificates), and in each such case in integral multiples of $1 in excess thereof. The Residual Certificates, Class Z-I Certificates and Class Z-II Certificates shall have no minimum denomination and shall each be represented by a single definitive certificate.

     (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02   Registration of Transfer and Exchange of Certificates.

     (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1625, Chicago, IL 60603, shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

     (b) With respect to any offer, sale, pledge or other transfer, no such transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or


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qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor, Merrill Lynch, Pierce, Fenner and Smith Incorporated, J.P. Morgan Securities Inc. or their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 hereto or as Exhibit E-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     In connection with transfer of the Non-Registered Certificates, the Depositor shall furnish upon request of a Certificateholder or Certificate Owner to such Holder or Certificate Owner and any prospective purchaser designated by such Certificateholder or Certificate Owner the information required to be delivered under paragraph (d)(4) of Rule 144A of the Securities Act.

     With respect to any offer, sale, pledge or other transfer of any Class of Non-Registered Certificates that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor, Merrill Lynch, Pierce, Fenner and Smith Incorporated, J.P. Morgan Securities Inc. or their respective Affiliates), such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.



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

     An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class of Non-Registered Certificates in book-entry form and must hold such Non-Registered Certificates in definitive form. Any transfer of such Certificates will require, among other things described in this Agreement, delivery of the certifications and/or opinions required in connection with the transfer of a Non-Registered Certificate held in a physical certificated form, as set forth above.

     (c) No transfer of a Certificate or any interest therein shall be made to any "employee benefit plan" subject to Title I of ERISA, any "plan" described by
Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of such a plan's investment in such entity (each, a "Plan") unless (A) in the case of a Certificate other than a Residual Certificate, a Class Z-I Certificate or a Class Z-II Certificate, the transferee is an insurance company general account and (1) it is eligible for, and satisfies all the requirements of, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), including the requirement that there is no "plan" (as defined in PTCE 95-60) with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such plan and all other plans maintained by the same employer (or any "affiliate" thereof as defined in PTCE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60), and will continue to satisfy such requirements thereafter, (2) each Plan invested in such general account qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and (3) it will obtain from each of its transferees that is an insurance company general account a written representation that such transferee satisfies the requirements described in the preceding clauses (1) and (2) and a written agreement of the type described in this clause (3), or (B) in the case of a Certificate other than an ERISA Restricted Certificate, a Residual Certificate, a Class Z-I Certificate or a Class Z-II Certificate, the transferee (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and (2) satisfies all the requirements of the Exemption as in effect at the time of such transfer. Except in connection with the initial issuance thereof or a transfer thereof by the Depositor, Merrill Lynch, Pierce, Fenner and Smith Incorporated, J.P. Morgan Securities Inc. or their respective Affiliates, each person who acquires a Certificate in Definitive Certificate form shall be required to certify in writing in the form attached as Exhibit F hereto that it meets the foregoing conditions and that it will not transfer such Certificate in violation of the foregoing. Each Person who acquires a Certificate in Book-Entry Certificate form shall be deemed to have represented that the foregoing conditions are satisfied and that it will not transfer such Certificate in violation of the foregoing.

     (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:



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

               (1) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

               (2) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit G-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Residual Certificate as they come due and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

               (3) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

               (4) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit G-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (5) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of


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

          temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

          (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
     Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause
     (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to cause the transfer of such Residual Certificate to a Permitted Transferee on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such Permitted Transferee may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. Any proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

          (iii) The Certificate Registrar shall make available to the Internal Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The transferor of such Ownership Interest


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

     shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the Special Servicer for providing such information.

          (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

          (1) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

          (2) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause the 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

     (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

     (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

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

     (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

     (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

     SECTION 5.03   Book-Entry Certificates.

     (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

     (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the


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Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor's expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.

     SECTION 5.04   Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.05   Persons Deemed Owners.

     Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

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                                   ARTICLE VI

          THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE
           CONTROLLING CLASS REPRESENTATIVE, AND THE COMPANION PAYING
                                      AGENT

     SECTION 6.01   Liability of Depositor, Master Servicer and Special
Servicer.

     The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

     SECTION 6.02 Merger, Consolidation or Conversion of Depositor or Master Servicer or Special Servicer.

     Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which may be limited to the commercial loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

     SECTION 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer and Others.

     (a) None of the Depositor, the Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders, any Companion Holder or any other Person for any action taken or


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

for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them against any liability to the Trust Fund, the Trustee, the Certificateholders, any Companion Holder or any other Person for the breach of warranties or representations made herein by such party, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

     The Depositor, the Master Servicer, the Special Servicer, and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund out of the Certificate Account or the Distribution Account, as applicable in accordance with Section 3.05 (or, insofar as a Loan Pair is involved, and to the extent permitted by the related Intercreditor Agreement, out of amounts attributable to such Loan Pair on deposit in the related Companion Loan Custodial Account as provided in Section 3.04), against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Mortgage Loans or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder or (iv) incurred in connection with any violation by any of them of any state or federal securities law.

     (b) None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a) (or, insofar as a Loan Pair is involved, and to the extent permitted by the related Intercreditor Agreement, out of amounts attributable to such Loan Pair on deposit in the related Companion Loan Custodial Account as provided in Section 3.04).



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

     In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

     (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicer and the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under Article XI, (iii) the defeasance of any Defeasance Mortgage Loan or (iv) any matter involving legal proceedings with a Mortgagor.

     The Trustee shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

     The Depositor shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

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

     The Depositor agrees to indemnify the Master Servicer, the Special Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Depositor in the performance of the Depositor's obligations and duties under this Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

     The Trustee agrees to indemnify the Master Servicer, the Special Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, Master Servicer or the Special Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

     SECTION 6.04   Resignation of Master Servicer and the Special Servicer.

     The Master Servicer and, subject to Section 6.09, the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master



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

Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and the Special Servicer shall have the right to resign at any other time provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates,
(iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

     Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder (except for the assignment or other transfer of the right to receive the Excess Servicing Strip) to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

     SECTION 6.05 Rights of Depositor and Trustee in Respect of Master Servicer and the Special Servicer.

     The Master Servicer and the Special Servicer shall each afford the Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, further provided, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.



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

     SECTION 6.06 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

     The Depositor, the Master Servicer and the Special Servicer shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

     SECTION 6.07 Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.

     The Depositor, the Special Servicer and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

     SECTION 6.08 Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.

     The Depositor, the Master Servicer, and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

     SECTION 6.09   Designation of Special Servicer by the Controlling Class.

     (a) The Holder or Holders (or, in the case of Book-Entry Certificates, the Certificate Owner or Certificate Owners) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in
Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer; provided that such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default. Such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) may also select a Controlling Class Representative that may advise and direct the Special Servicer and whose approval is required for certain actions, as described herein. Such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit H-1. If such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit H-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account or the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

     (b) For so long as the Fairfield Commons Total Loan is serviced under this Agreement and not the Series 2003-C5 Pooling and Servicing Agreement, the holder of the Fairfield Commons Pari Passu Companion Loan shall have the right to terminate and replace the Special Servicer (in respect of the Fairfield Commons Total Loan only) upon an Event of Default by the Special Servicer under this Agreement provided that such termination and replacement must comply with the provisions of Section 6.09(a).

     SECTION 6.10   Master Servicer or Special Servicer as Owner of a
Certificate.

     The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing


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

Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this
Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within thirty (30) days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

     SECTION 6.11 The Controlling Class Representative and the 77 West Wacker Drive Operating Advisor.

     The Controlling Class Representative (and with respect to the 77 West Wacker Drive Mortgage Loan, so long as a Control Change Event with respect to the Class WW Principal Balance Certificates has not occurred, the 77 West Wacker Drive Operating Advisor) will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, the second paragraph of this Section 6.11, the Special Servicer will not be permitted to take (or, with respect to Mortgage Loans with a Stated Principal Balance equal to or greater than $2.5 million, permit the Master Servicer to take) any of the following actions as to which the Controlling Class Representative (or with respect to the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Operating Advisor) has objected in writing within ten Business Days of being notified thereof, which notification with respect to the action described in clauses (vi) and (viii) below shall be copied by the Special Servicer to the Master Servicer (provided that if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or consent to a modification of a material term of a Mortgage Loan or a Companion Loan (excluding the waiver of any due-on-sale or due-on-encumbrance clause, as set forth in clause (vii) below), including the timing of



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     payments or a modification consisting of the extension of the maturity date of a Mortgage Loan;

          (iii) any proposed sale of any Defaulted Mortgage Loan or any REO Property (other than in connection with the termination of the Trust Fund or pursuant to Section 3.18) for less than the outstanding principal balance of the related Defaulted Mortgage Loan or REO Loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

          (v) any release of material real property collateral for any Specially Serviced Mortgage Loan in the Trust Fund or for any non-Specially Serviced Mortgage Loan in the Trust Fund with a principal balance of $2.5 million or more, in either case, other than where the release is not conditioned on obtaining the consent of the lender or upon satisfaction of that Mortgage Loan;

          (vi) any acceptance of substitute or additional real property collateral for any Mortgage Loan in the Trust Fund (other than in circumstances involving a non- Specially Serviced Mortgage Loan with a principal balance of less than $2.5 million or where the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, in which event notice to the Controlling Class Representative (or in the case of the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Operating Advisor) will be required);

          (vii) any waiver of a due-on-sale or due-on-encumbrance clause in any Specially Serviced Mortgage Loan in the Trust Fund or in any non-Specially Serviced Mortgage Loan in the Trust Fund with a principal balance of $2.5 million or more;

          (viii) any releases of certain reserve funds or related letters of credit with respect to a Mortgaged Property securing a Mortgage Loan in the Trust Fund (other than in circumstances involving a non-Specially Serviced Mortgage Loan with a principal balance of less than $2.5 million or where the release is not conditioned on obtaining the consent of the lender, in which event, notice to the Controlling Class Representative (or in the case of the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Operating Advisor) will be required);

          (ix) any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any Mortgaged Property or any termination or change, or consent to the termination or change, of the franchise for any Mortgaged Property operated as a hospitality property (other than in circumstances involving a non-Specially Serviced Mortgage Loan with a principal balance of less than $2.5 million or where the action is not conditioned on obtaining the consent of the lender, in which case only prior notice to the Controlling Class Representative (or in the case of


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

     the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Operating Advisor) will be required);

          (x) any determination that an insurance-related default is an Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

          (xi) with respect to any Mortgage Loan with a principal balance of $2.5 million or more, any waiver of insurance required under the related Mortgage Loan Documents (except as contemplated in clause (x) above);

provided, that with respect to performing Mortgage Loans, the ten Business Days within which the Controlling Class Representative (or the 77 West Wacker Drive Operating Advisor) must object to any such action shall not exceed the ten Business Day period the Special Servicer has to object to the Master Servicer taking such action as set forth in Sections 3.02, 3.08 and 3.20.

     In addition, the Controlling Class Representative (or with respect to the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Operating Advisor) may direct the Special Servicer to take, or to refrain from taking, any such actions as the Controlling Class Representative (or with respect to the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Operating Advisor) may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary no advice, direction or objection given or made by the Controlling Class Representative, (or with respect to the 77 West Wacker Drive Mortgage Loan, the 77 West Wacker Drive Operating Advisor) contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions (and the Special Servicer shall disregard any such direction or objection), including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standard and the Mortgage Loan Documents, or expose the Depositor, the Master Servicer, the Special Servicer, the Trust Fund, the Trustee, the Fiscal Agent or any of their respective Affiliates, directors, officers, employees or agents, to any material claim, suit or liability, or materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which violates the Servicing Standard.

     The Special Servicer shall not be obligated to seek approval from the Controlling Class Representative (or, if applicable, the 77 West Wacker Drive Operating Advisor) for any actions to be taken by the Special Servicer with respect to any particular Specially Serviced Mortgage Loan if (i) the Special Servicer has, as set forth in the first paragraph of this Section 6.11, notified the Controlling Class Representative (or, if applicable, the 77 West Wacker Drive Operating Advisor) in writing of various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of that Mortgage Loan and (ii) for 60 days following the first such notice, the Controlling Class Representative (or, if applicable, the 77 West Wacker Drive Operating Advisor) has objected to all of the proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

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

     The Controlling Class Representative (and the 77 West Wacker Drive Operating Advisor) will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative (and the 77 West Wacker Drive Operating Advisor) will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative (and the 77 West Wacker Drive Operating Advisor) may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative (and the 77 West Wacker Drive Operating Advisor) may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class (and that the 77 West Wacker Drive Operating Advisor may act solely in the interests of the WW Controlling Holder), that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class (and that the 77 West Wacker Drive Operating Advisor does not have any duties to the Holders of any Class of Certificates other than the Class that includes the WW Controlling Holder), that the Controlling Class Representative (and the 77 West Wacker Drive Operating Advisor) shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class (or the WW Controlling Holder, as applicable), and that the Controlling Class Representative (and the 77 West Wacker Drive Operating Advisor) shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative (or the 77 West Wacker Drive Operating Advisor) or any director, officer, employee, agent or principal thereof for having so acted.

     If the Special Servicer intends to take any action that constitutes a Specially Designated Servicing Action with respect to the Fairfield Commons Total Loan, then it shall consult with the holder of the Fairfield Commons Pari Passu Companion Loan as required under the related Fairfield Commons Intercreditor Agreement.

     Section 6.12   Servicing of the Fairfield Commons Total Loan.

     (a) While the Fairfield Commons Total Loan is serviced under this Agreement and the Fairfield Commons Pari Passu Companion Loan is not included in the Series 2003-C5 Securitization, prior to taking or permitting any Specially Designated Servicing Action with respect to the Fairfield Commons Total Loan, the Special Servicer shall notify the holder of the Fairfield Commons Pari Passu Companion Loan.

     The Special Servicer shall provide all information which the Special Servicer considers to be material in connection with evaluating any such Specially Designated Servicing Action to the holder of the Fairfield Commons Pari Passu Companion Loan and the holder may contact the Special Servicer regarding the proposed action. The Special Servicer shall have no obligation to follow any advice of, or take any direction from, the holder of the Fairfield Commons Pari Passu Companion Loan.

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

     While the Fairfield Commons Total Loan is serviced under this Agreement and the Fairfield Commons Pari Passu Companion Loan is not included in the Series 2003-C5 Securitization, the Master Servicer or the Special Servicer, as applicable, shall deliver to the holder of the Fairfield Commons Pari Passu Companion Loan notice of any monetary or material non-monetary default with respect to the Fairfield Commons Total Loan promptly after a servicing officer of the Master Servicer or the Special Servicer, as applicable, becomes aware of such default. Upon receipt of such notice, the holder of the Fairfield Commons Pari Passu Companion Loan shall have the right to cure defaults, which (in the case of monetary defaults) shall include the obligation to reimburse any related Advances and interest thereon (each such cure, a "Cure Event") with respect to the Fairfield Commons Total Loan within five Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a material non-monetary default following the date of such notice (such period, a "Cure Period" and, any payments made to effect any such cure, "Cure Payments"); provided, however, that no single such Cure Event shall continue for a period of more than 90 consecutive days (i.e., the related Mortgagor must itself have cured the subject default, including through the reimbursement of any related Cure Payment, within 90 days after the related Cure Event) or, in the case of monetary defaults, three consecutive monthly payment dates under the related Mortgage Loan Documents nor continue for 120 days or, in the case of monetary defaults, four monthly payment dates under the related Mortgage Loan Documents, in aggregate, in any 365-day period.

     (b) While the Fairfield Commons Total Loan is serviced under this Agreement and the Fairfield Commons Pari Passu Companion Loan is not included in the Series 2003-C5 Securitization, prior to entering into any modification of the Fairfield Commons Total Loan that would materially affect the monetary terms of the Fairfield Commons Total Loan, the Master Servicer or Special Servicer, as applicable, shall provide the holder of the Fairfield Commons Pari Passu Companion Loan with notice thereof and with all information that the Master Servicer or Special Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The holder of the Fairfield Commons Pari Passu Companion Loan shall have the right to purchase the Fairfield Commons Pooled Mortgage Loan at a price equal to the Purchase Price therefor by delivering notice to the Master Servicer or Special Servicer, within five (5) Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option (such purchase option to terminate at the end of such 5-Business Day period or upon receipt of notice by the Master Servicer or the Special Servicer, as the case may be, that the Fairfield Commons Pooled Mortgage Loan will be sold pursuant to Section 3.27(b)). In the event that it elects to exercise such purchase option, the holder of the Fairfield Commons Pari Passu Companion Loan shall deliver such Purchase Price (in respect of the Fairfield Commons Pooled Mortgage Loan) to the Master Servicer within three (3) Business Days of its exercise of such purchase option; and, upon its receipt of such Purchase Price, the Master Servicer shall deposit the same in the Certificate Account and shall notify the Trustee of such purchase. The purchase option set forth in this paragraph shall be in addition to the purchase option set forth in
Section 6.12(c) hereof.

     (c) At any time that the Fairfield Commons Total Loan is serviced under this Agreement and the Fairfield Commons Pari Passu Companion Loan is not included in the Series 2003-C5 Securitization and the Fairfield Commons Pooled Mortgage Loan is a Specially Serviced Loan (provided that the Fairfield Commons Pooled Mortgage Loan is then in default or


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

default with respect thereto is reasonably foreseeable) and after expiration of the applicable Cure Period without the occurrence of a Cure Event, the holder of the Fairfield Commons Pari Passu Companion Loan shall have the right, by written notice to the Master Servicer and the Special Servicer (a "Fairfield Commons Pari Passu Companion Loan Purchase Notice") delivered at any time during the 45-day period commencing at the end of the applicable Cure Period, to purchase the Fairfield Commons Pooled Mortgage Loan, in whole but not in part, at the applicable Purchase Price. Upon the delivery of the Fairfield Commons Pari Passu Companion Loan Purchase Notice to the Master Servicer and the Special Servicer, the Special Servicer shall, on behalf of the Trust Fund, sell (and the holder of the Fairfield Commons Pari Passu Companion Loan shall purchase) the Fairfield Commons Pooled Mortgage Loan at the related Purchase Price, on a date (the "Fairfield Commons Pari Passu Companion Loan Purchase Date") not less than five
(5) Business Days nor more than ten (10) Business Days after the date of the related Fairfield Commons Pari Passu Companion Loan Purchase Notice, as shall be established by the Special Servicer. The Purchase Price shall be calculated by the Special Servicer, three (3) Business Days prior to the Fairfield Commons Pari Passu Companion Loan Purchase Date and shall, absent manifest error, be binding upon the holder of the Fairfield Commons Pari Passu Companion Loan. Concurrently with the payment to the Trust of the related Purchase Price, the Special Servicer shall direct the Trustee to execute at the sole cost and expense of the holder of the Fairfield Commons Pari Passu Companion Loan in favor of the holder of the Fairfield Commons Pari Passu Companion Loan assignment documentation which will assign the Fairfield Commons Pooled Mortgage Loan (and the related Mortgage Loan Documents) without recourse, representations or warranties. The right of the holder of the Fairfield Commons Pari Passu Companion Loan to purchase the Fairfield Commons Pooled Mortgage Loan shall automatically terminate upon (a) the expiration of the 45-day period commencing at the end of the applicable Cure Period, (b) 10 Business Days after delivery of notification by the Special Servicer to the holder of the Fairfield Commons Pari Passu Companion Loan of the Special Servicer's intention to sell the Fairfield Commons Pooled Mortgage Loan pursuant to Section 3.18 (if it is a Defaulted Mortgage Loan), (c) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property or
(d) the Fairfield Commons Pooled Mortgage Loan ceasing to be a Specially Serviced Mortgage Loan. Notwithstanding the foregoing, the right of the holder of the Fairfield Commons Pari Passu Companion Loan to purchase the Fairfield Commons Pooled Mortgage Loan shall automatically terminate upon any purchase of such Mortgage Loan pursuant to Section 3.18.

     (d) The Master Servicer and the Special Servicer each shall provide to the holder of the Fairfield Commons Pari Passu Companion Loan, with respect to such Mortgage Loan or any related REO Property, the same reports, documents and other information that the Master Servicer or the Special Servicer, as the case may be, provides to the Trustee with respect to the Fairfield Commons Pooled Mortgage Loan or any related REO Property, and on a concurrent basis. In addition, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall, upon receipt of a written request, provide to the holder of the Fairfield Commons Pari Passu Companion Loan (at such holder's cost) all other reports, documents and information that such holder may reasonably request with respect to the Fairfield Commons Pari Passu Companion Loan or any related REO Property.

     (e) The rights of the holder of the Fairfield Commons Pari Passu Companion Loan under this Section 6.12 shall be assignable to a designee thereof pursuant to the Fairfield


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Commons Intercreditor Agreement; provided that the parties hereto are provided with written notice by the assignor of such assignment and the contact details (in a form substantially similar to that set out in Section 11.05) of the assignee.

                                   ARTICLE VII

                                     DEFAULT

     SECTION 7.01   Events of Default.

     (a) "Event of Default", wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to deposit into the Certificate Account any amount required to be so deposited or remitted by it under this Agreement, which failure continues unremedied for two Business Days following the date on which the deposit or remittance was required to be made; or

          (ii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account or the 77 West Wacker Drive Distribution Account, any amount required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. New York City time on the Business Day following the date on which the remittance was required to be made, provided further, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

          (iii) any failure by the Special Servicer to deposit into the REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account, any amount required to be so deposited or remitted under this Agreement provided, however, that the failure to deposit or remit such amount shall not be an Event of Default if such failure is remedied within one Business Day and in any event on or prior to the related Distribution Date; or

          (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer, as the case may be, by the Trustee as provided in Section 3.03(c); or

          (v) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or the Master Servicer or the Special Servicer, as the case may be


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

     (with a copy to each other party hereto), or by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

          (vi) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

          (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days, provided however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the Master Servicer or the Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the Master Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay; or

          (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or



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

          (x) the Master Servicer is removed from S&P's approved Master Servicer list, or the Special Servicer is removed from S&P's approved Special Servicer list, and the Master Servicer or the Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom; or

          (xi) the Master Servicer ceases to be rated at least CMS3 by Fitch or the Special Servicer ceases to be rated at least CSS3 by Fitch, and such rating is not restored within 60 days after the subject downgrade or withdrawal.

     (b) If any Event of Default shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Controlling Class Representative or the Holders of Certificates entitled to at least 25% of the Voting Rights (and in the event of disagreement among such parties, the Holders of the Certificates entitled to at least 25% of the Voting Rights shall control), the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or Special Servicer to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the transfer within 5 Business Days to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, a Servicing Account or a Reserve Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account, a Servicing Account or a Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be


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

entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it (and each of its shareholders, partners, members, managers, directors, officers, employees, and agents) shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

     (c) If the Master Servicer is terminated solely due to an Event of Default under Section 7.01(a)(ix) or (x) and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the ten Business Days after such termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 60 days after the termination of Master Servicer. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.5 basis points per Mortgage Loan serviced (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing-Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master


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Servicer as contemplated above and, at its option, to purchase the primary servicing rights from any Sub-Servicer willing to sell such rights), no later than 60 days after the termination of the Master Servicer.

     Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted
(i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

     If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 60 days after the Trustee was appointed as successor Master Servicer or no Successful Bidder was identified within such 60-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this
Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

     SECTION 7.02   Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall, unless a successor is appointed pursuant to Section 6.04, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such Event of Default; provided, that if the Master Servicer is the resigning or terminated party, and if after the Closing Date the Trustee is prohibited by law or regulation from obligating itself to make P&I Advances (as evidenced by an Opinion of Counsel delivered to the Depositor and the Rating Agencies) the Trustee shall not be obligated to make such P&I Advances and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be


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unwilling in its sole discretion to so act as either Master Servicer or Special
Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies or if either the Controlling Class Representative or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation), which institution shall, in the case of an appointment by the Trustee, be reasonably acceptable to the Controlling Class Representative; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.03   Notification to Certificateholders.

     (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii)


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five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall notify the Depositor and all Certificateholders and the Rating Agencies of such occurrence, unless such default shall have been cured.

     SECTION 7.04   Waiver of Events of Default.

     The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses
(i), (ii), (iii), (x), or (xi) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

     SECTION 7.05   Additional Remedies of Trustee Upon Event of Default.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

     SECTION 7.06   Replacement of Fairfield Commons Special Servicer.

     The Trustee may (and, at the direction of the Controlling Class Representative or of Certificateholders representing at least 25% of the Voting Rights, shall) upon an "Event of Default" by the Series 2003-C5 Special Servicer under the Series 2003-C5 Pooling and Servicing Agreement consent to the termination and replacement of, or exercise such rights as may be granted to it under the Fairfield Commons Intercreditor Agreement and/or the Series 2003-C5 Pooling and Servicing Agreement to terminate and replace, the Series 2003-C5 Special Servicer; provided that the Trustee shall first obtain written confirmation from each Rating Agency that its granting such consent or exercising such rights shall not result in an Adverse Rating Event with respect to any Class of rated Certificates. The Master Servicer shall notify the Trustee, the Certificateholders, the Controlling Class Representative and the Rating Agencies of any such "Event of Default" known to a Servicing Officer of the Master Servicer in the same manner as it would notify such parties of an Event of Default hereunder.

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                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

     SECTION 8.01   Duties of Trustee

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the


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     direction of Holders of Certificates entitled to at least 25% of the Voting
     Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

     SECTION 8.02   Certain Matters Affecting Trustee.

     Except as otherwise provided in Section 8.01 and Article X:

     (a) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

     (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee, shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (e) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the


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Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee, may require reasonable indemnity against such expense or liability as a condition to taking any such action;

     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee, shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

     (g) The Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

     (h) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

     SECTION 8.03 Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.15 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and neither the Trustee nor the Fiscal Agent assumes any responsibility for their correctness. Except as set forth in Section 8.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the


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Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

     SECTION 8.04   Trustee and Fiscal Agent May Own Certificates.

     The Trustee, the Fiscal Agent or any agent of the Trustee or the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

     SECTION 8.05   Fees and Expenses of Trustee; Indemnification of Trustee.

     (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section 3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

     (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein, provided, that such expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

     SECTION 8.06   Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be an association, a bank, a trust company or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such association, bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or


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

to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association, bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Subject to Section 8.18, the Trustee shall also be an entity with a long term unsecured debt rating of at least "AA" by Fitch and S&P (determined without regard to pluses or minuses) or has a fiscal agent with such ratings or such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency as confirmed in writing. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special Servicer, any sub-servicer, the Depositor, or any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such person.

     SECTION 8.07   Resignation and Removal of Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee of its property or affairs for the


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purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

     (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed. In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee, as provided in Section 8.08.

     SECTION 8.08   Successor Trustee.

     (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the


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successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

     (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

     SECTION 8.09   Merger or Consolidation of Trustee.

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10   Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties


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and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) The appointment of a co-trustee or separate trustee under this Section
8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

     SECTION 8.11   Appointment of Custodians.

     The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and


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omissions of any Custodian. The initial Custodian shall be the Trustee.
Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

     SECTION 8.12   Appointment of Authenticating Agents.

     (a) The Trustee may at the Trustee's expense appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. If LaSalle Bank National Association is removed as Trustee, then it shall be terminated as Authenticating Agent. If the Authenticating Agent (other than LaSalle Bank National Association) resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an Affiliate thereof. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section


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8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     SECTION 8.13   Access to Certain Information.

     The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

     SECTION 8.14   Appointment of REMIC Administrators.

     (a) The Trustee may appoint at the Trustee's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein. The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as Trustee, then LaSalle Bank National Association shall be terminated as REMIC Administrator.

     (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

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     (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this
Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     SECTION 8.15   Representations, Warranties and Covenants of Trustee.

     The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

     (a) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

     (b) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

     (c) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by
Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (d) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.



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     (e) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

     (f) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

     (g) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

     SECTION 8.16   Reports to the Securities and Exchange Commission.

     (a) With respect to the Trust's fiscal year 2003 (and any other subsequent fiscal year for the Trust, if as of the beginning of such other subsequent fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, such fiscal year because the Trustee failed to make the requisite filing suspending such reporting), the Trustee shall:

          (i) with respect to each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Securities and Exchange Commission, prepare for filing, execute on behalf of the Trust and properly and timely file with the Securities and Exchange Commission monthly, with respect to the Trust, a Current Report on Form 8-K, which shall include as an exhibit a copy of the Trustee Report disseminated by the Trustee on such Distribution Date and such other items as the Depositor may reasonably request;

          (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.11(a) and/or Section 8.16(c) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Securities and Exchange Commission, and (C) execute on behalf of the Trust and promptly file with the Securities and Exchange Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee;

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          (iii) at the reasonable request of, and in accordance with the reasonable directions of, any other party hereto, prepare for filing and promptly file with the Securities and Exchange Commission an amendment to any Current Report on Form 8-K previously filed with the Securities and Exchange Commission with respect to the Trust; and

          (iv) within 90 days following the end of such fiscal year, prepare and properly file with the Securities and Exchange Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Securities and Exchange Commission, which shall include as exhibits the Officer's Certificates and Accountant's Statements delivered pursuant to Section 3.13 and Section 3.14, respectively, with respect to the Master Servicer and the Special Servicer for such fiscal year, and which shall further include a certification in the form attached hereto as Exhibit O (a "Sarbanes-Oxley Certification") (or in such other form as required by the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the commission's staff)), which Sarbanes-Oxley Certification shall be signed by an officer of the Depositor as contemplated by this
     Section 8.16;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Securities and Exchange Commission pursuant to this Section 8.16(a).

     The Trustee shall have no liability to Certificateholders or the Trust with respect to any failure to properly prepare or file with the Securities and Exchange Commission any of the reports under the Exchange Act contemplated by this Section 8.16(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Trustee.

     (b) All Annual Reports on Form 10-K with respect to the Trust shall include a Sarbanes-Oxley certification, in so far as it is required to be part of any particular Annual Report on Form 10-K. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file such Annual Report on Form 10-K on behalf of the Depositor, which power of attorney shall continue


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until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The Master Servicer, the Special Servicer and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), and the Special Servicer shall also provide to the Master Servicer, a certification (each, a "Performance Certification"), in the form set forth on Exhibit P-1 hereto (with respect to the Master Servicer), in the form set forth on Exhibit P-2 hereto (with respect to the Trustee), or in the form set forth on Exhibit P-3 hereto (with respect to the Special Servicer's certification to the Certifying Person of the Depositor) as applicable, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or
(iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor, such Performing Party (other than the Trustee) shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.16 with respect to the period of time such Performing Party was subject to this Agreement.

     (c) At all times during the Trust's fiscal year 2003 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, any other fiscal year because the Trustee failed to make the requisite filing suspending such reporting, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

          (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Securities and Exchange Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

          (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the


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     Certificateholder Reports filed with the Securities and Exchange Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

          (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

          (iv) any change in the fiscal year of the Trust;

          (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

          (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

          (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Securities and Exchange Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.16(b) unless such Responsible Officer was notified in writing.

     (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2003), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Securities and Exchange Commission of the suspension of the reporting requirements under the Exchange Act.

     (e) Nothing contained in this Section 8.16 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Securities and Exchange Commission


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or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley
Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 11.01.

     (f) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.16 or (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise hereunder. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party.

     (g) If the Fairfield Commons Pari Passu Companion Loan is included in a securitization trust and backs publicly offered securities, then each Performing Party agrees that any Performance Certification delivered by it hereunder may be delivered to, and relied upon by, any Person performing substantially the same function with respect to such securitization trust as a Certification Party hereunder, and such Performing Party shall indemnify and hold harmless any such Person in respect of such securitization trust to whom any such Performance Certification is delivered to the same extent that such Performing Party would indemnify a Certification Party hereunder.

     (h) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

     (i) Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, at least 10 Business Days prior to the date on which the Trustee intends to file any Annual Report on Form 10-K as contemplated by Section 8.16(a), any items required to be delivered by such party that are to be an exhibit to such Annual Report on Form 10-K. The Trustee hereby notifies the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2003.

     SECTION 8.17   Maintenance of Mortgage File.

     Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Illinois, and that it shall not move any Mortgage File outside the State of Illinois, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the


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Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

     SECTION 8.18   Appointment of Fiscal Agent.

     (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA-" from S&P and Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Regular Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)).

     (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf of the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.18 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

     (c) Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including, without limitation, pursuant to Sections 8.05(b)) as if it were the Trustee, except that all fees of the Fiscal Agent shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

     (d) The obligations of the Fiscal Agent set forth in this Section 8.18 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder and the Fiscal Agent shall automatically be removed in the event of the resignation or removal of the Trustee. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of the Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this
Section 8.18(d) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

     (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment resignation or removal of the Fiscal Agent.

     (f) The parties hereto hereby agree that ABN AMRO Bank N.V. shall be the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent in this Agreement. The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

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                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in both the Trust Fund, plus
(2) the appraised value of each REO Property, if any, included in 77 West Wacker Drive Loan REMIC and REMIC I, such appraisal to be conducted by an Independent Appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and
(B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Companion Paying Agent shall terminate with respect to any Companion Loan to the extent (i) its related AB Mortgage Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust Fund or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

     The Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)
(A) of the second preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool (including the 77 West Wacker Drive Non-Pooled Portion) at the time of such election is less than 1.00% of the aggregate Cut-off Date Balances of the Mortgage Loans (including the 77 West Wacker Drive Non-Pooled Portion) as of the Closing Date, and (ii) the


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Majority Subordinate Certificateholder shall not have the right to effect such a purchase if, within 30 days following the Majority Subordinate Certificateholder's delivery of a notice of election pursuant to this paragraph, the Master Servicer or the Special Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. The Special Servicer shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Master Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's or the Majority Subordinate Certificateholder's purchase of all of the Mortgage Loans and each REO Property remaining the Trust Fund, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, shall deliver to the Trustee for deposit in the Distribution Account (or in the 77 West Wacker Drive Distribution Account to the extent allocable to the 77 West Wacker Drive Mortgage Loan) not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b) and to the 77 West Wacker Drive Distribution Account all amounts required to be transferred thereto on such P&I Advance date from the Certificate Account pursuant to the first paragraph of Section 3.04(h), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder (or their respective designees), as applicable.

     Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's, the Special Servicer's or the Majority Subordinate Certificateholder's purchase of the Mortgage Loans and each REO Property remaining the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.



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     Upon presentation and surrender of the Certificates by the
Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account or the 77 West Wacker Drive Distribution Account, as applicable, that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vi) of Section 3.05(b), including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be (i) deemed distributed in respect of the REMIC I Regular Interests and distributed to the Class R-I Certificates in respect of the REMIC I Residual Interest in accordance with Section 4.01(b) and Section 4.01(h) and (ii) distributed to the REMIC II Certificates (other than the Class WW-1, Class WW-2, Class WW-3 and Class WW-X Certificates) in the order of priority set forth in Section 4.01(a) and Section 4.01(b), in each case, to the extent of remaining available funds; provided that any such amounts on deposit in the Distribution Account that relate to the 77 West Wacker Drive Pooled Portion shall be first applied in the same manner as amounts on deposit in the 77 West Wacker Drive Distribution Account. Amounts on deposit in the 77 West Wacker Drive Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vi) of Section 3.05(f), including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be (i) deemed to have first been distributed from 77 West Wacker Drive Loan REMIC to REMIC I and then to REMIC II as of the Final Distribution Date and (ii) distributed to the 77 West Wacker Drive Pooled Portion or the Class WW Certificates in the order of priority set forth in
Section 4.01(k) or (l), as applicable, and Section 4.01(b), in each case, to the extent of remaining available funds.

     On or after the Final Distribution Date, upon presentation and surrender of the Class Z-I Certificates, the Trustee shall distribute to the Class Z-I Certificateholders any amount then on deposit in the Additional Interest Account that was paid on a Merrill Mortgage Loan. On or after the Final Distribution Date, upon presentation and surrender of the Class Z-II Certificates, the Trustee shall distribute to the Class Z-II Certificateholders any amount then on deposit in the Additional Interest Account that was paid on a KeyBank Mortgage Loan.

     Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

     SECTION 9.02   Additional Termination Requirements.

     (a) If the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee, an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of 77 West Wacker Drive Loan REMIC,


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REMIC I or REMIC II as defined in Section 860F of the Code or cause 77 West
Wacker Drive Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1;

          (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of 77 West Wacker Drive Loan REMIC and REMIC I to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, for cash; and

          (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II shall terminate at that time.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

     SECTION 10.01  REMIC Administration.

     (a) The REMIC Administrator shall elect to treat each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

     (b) The 77 West Wacker Drive Loan REMIC Regular Interests, REMIC I Regular Interests and the Regular Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II, respectively. The Class R-LR Certificates, R-I Certificates and the Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II, respectively. None of the Master Servicer, the Special Servicer, the Trustee shall (to the extent within its control) permit the creation of any other "interests" in 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

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     (c) The Closing Date is hereby designated as the "startup day" of 77 West
Wacker Drive Loan REMIC, REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of (i) the 77 West Wacker Drive Loan REMIC Regular Interests, REMIC I Regular Interests and the Regular Certificates (other than the Class XP Certificates) shall be the Distribution Date in July 2034, the Distribution Date following the latest maturity of any Mortgage Loan and (ii) the Class XP Certificates is the Distribution Date in July 2009.

     (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II in the performance of its duties as such.

     (e) Except as otherwise provided in Section 3.17(a) and subsections (i) and
(j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(h) or 10.01(i)).

     (f) Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

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     (g) The REMIC Administrator shall perform on behalf of each of 77 West
Wacker Drive Loan REMIC, REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to:
(i) any Transferor of a Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and
(iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II.

     (h) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II and as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon either 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II, or causing either 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause either 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special


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Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the REMIC Administrator. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (i) If any tax is imposed on any of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this Clause if another party has responsibility for payment of such tax under Clauses (iii) or (v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X;
(iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its respective obligations under Article IV, Article VIII or this Article X; (v) the applicable Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to 77 West Wacker Drive Loan REMIC or REMIC I, as applicable, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

     (j) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II on a calendar year and on an accrual basis.

     (k) Following the Startup Day, none of the Trustee, the Master Servicer, or the Special Servicer shall accept any contributions of assets to 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund, the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or
(ii) the


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imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (l) None of the Trustee, the Master Servicer, the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit:
(i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II, (C) the termination of 77 West Wacker Drive Loan REMIC, REMIC I and REMIC II pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account or the REO Account for gain; or
(iii) the acquisition of any assets on behalf of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund, the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (m) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II will receive a fee or other compensation for services nor permit 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     SECTION 10.02  Grantor Trust Administration.

     (a) The REMIC Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the Additional Interest, the Additional Interest Account and amounts held from time to time in the Additional Interest Account that represent Additional Interest as separate assets of the Grantor Trust, and not of 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II, as permitted by Treasury Regulations Section 1.860G-2(i)(1). The Class Z-I Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on Merrill Mortgage Loans and proceeds thereof. The Class Z-II Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on KeyBank Mortgage Loans and proceeds thereof.

     (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not


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including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

     (c) The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

     (d) The REMIC Administrator shall furnish or cause to be furnished to the Class Z-I and Class Z-II Certificateholders on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the Grantor Trust as may be required under the Code, and shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

     (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master


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Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of the Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Z-I and Class Z-II Certificates.

     (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.01   Amendment.

     (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description of this Agreement set forth in the Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be materially inconsistent with the provisions hereof,
(iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is not a Permitted Transferee, (vi) to relax or eliminate any requirement hereunder imposed by the Securities Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement; (vii) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the


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Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC, or
(viii) to otherwise modify or delete existing provisions of this Agreement; provided that no such amendment hereof that is covered solely by clauses (iii) or (viii) above may, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates; and provided further that no such amendment hereof that is covered by any of clauses (i) through (viii) above may significantly change the activities of the Trust.

     (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 662/3% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights, (v) modify the definition of Servicing Standard or the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, (vi) significantly change the activities of the Trust without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights, without regard to any Certificates held by the Depositor or any of its Affiliates or agents or
(vii) amend defined terms contained in this Agreement as they relate to Section 2.01(d) or the repurchase and/or substitution obligations of any Mortgage Loan Seller unless such Mortgage Loan Seller shall have agreed to such amendment in writing. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the


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Depositor or any Affiliate of the Depositor shall be entitled to the same Voting
Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II pursuant to the REMIC Provisions or on the Grantor Trust or cause 77 West Wacker Drive Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

     (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder.

     (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

     (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Section 3.05.

     SECTION 11.02   Recordation of Agreement; Counterparts.

     (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and


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beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

     (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 11.03   Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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     SECTION 11.04   Governing Law.

     This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 11.05   Notices.

     Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080, Attention: Michael M. McGovern, Director, facsimile number: (212) 449-0265; (ii) in the case of the Master Servicer, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri, 64105, Attention: Senior Vice President of Loan Servicing, Re:
Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, facsimile number: (816) 221-8051, with a copy to Robert C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, OH 44114, facsimile number (216) 869-5681, and with a copy to Polsinelli Shalton & Welte, P.C., 700 West 47th Street, Suite 1000, Kansas City, MO 64112, Attention:
Kraig Kohring, facsimile number: (816) 753-1536; (iii) in the case of the Special Servicer, ARCap Servicing, Inc., 5605 North MacArthur Boulevard, Suite 950, Irving, TX 75038, Attention: James L. Duggins, Re: Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, facsimile number: (972) 580-3888; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Asset Backed Securities Trust Services Group, Re: Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, facsimile number: (312) 904-2084, (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V. c/o LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group, Re: Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, facsimile number: (312) 904-2084; (vi) in the case of the Underwriters, (A) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, 16th Floor, New York, New York 10080, Attention: David Rodgers, Re: Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, facsimile number: (212) 449-3658, (B) J.P. Morgan Securities Inc., Real Estate Structured Finance, 270 Park Avenue, 6th Floor, New York, New York 10017, Attention: RESF Trading Desk, Re: Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, facsimile number: (212) 834-6598, (C) Credit Suisse First Boston LLC, Real Estate Finance Group - Structured Finance, 11 Madison Avenue, 9th Floor, New York, New York 10010, Attention: Edmund Taylor, Re: Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, facsimile number: (212) 743-4756, (D) McDonald Investments, Inc. 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Joe Chinnici, Re: Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, facsimile number: (216) 443-3801, and (E) Morgan Stanley & Co. Incorporated, Securitized Products Group, 1585 Broadway, New York, New York 10036, Attention: Michelle Wilke, Re: Merrill


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Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates,
Series 2003-KEY1, facsimile number: (212) 762-8896; (vii) in the case of any Companion Holder, the address(es) for notice to such Companion Holder as set forth in the related Intercreditor Agreement, (viii) in the case of the Rating Agencies, (A) Fitch, Inc., Commercial Mortgage Backed Securities, One State Street Plaza, New York, New York 10004, Attention: Surveillance facsimile number: (212) 635-0294, and (B) S&P Ratings Services, 55 Water Street, New York, New York 10041-0003 Attention: CMBS Surveillance Group, facsimile number (212) 438-2662, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

     SECTION 11.06   Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.07   Grant of a Security Interest.

     The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

     SECTION 11.08   Streit Act.

     Any provisions required to be contained in this Agreement by Section 126 of
Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

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     SECTION 11.09   Successors and Assigns; Beneficiaries.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders and, as third-party beneficiaries (with all rights to enforce the obligations hereunder intended for their benefit as if a party hereto), the Companion Holders and, as long as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Securitization, the Series 2003-C5 Trustee, Series 2003-C5 Master Servicer, Series 2003-C5 Special Servicer and Series 2003-C5 Directing Certificateholder under the Series 2003-C5 Pooling and Servicing Agreement. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

     SECTION 11.10   Article and Section Headings.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     SECTION 11.11   Notices to Rating Agencies.

     (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative with respect to each of the following of which it has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default that has not been cured;

          (iii) the resignation or termination of the Trustee, the Master Servicer or the Special Servicer;

          (iv) the repurchase of Mortgage Loans by any of the Mortgage Loan Sellers pursuant to the Merrill Mortgage Loan Purchase Agreement, KeyBank Mortgage Loan Purchase Agreement or the JPMorgan Mortgage Loan Purchase Agreement;

          (v) any change in the location of the Distribution Account;

          (vi) the final payment to any Class of Certificateholders; and

          (vii) any sale or disposition of any Mortgage Loan or REO Property.

     (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) the resignation or removal of the Trustee; and

          (ii) any change in the location of the Certificate Account.

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

     (c) The Special Servicer shall furnish each Rating Agency and the Controlling Class Representative with respect to a non-performing or Defaulted Mortgage Loan such information as the Rating Agency or Controlling Class Representative shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

     (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

          (i) each of its annual statements as to compliance described in
     Section 3.13;

          (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

          (iii) any Officers' Certificate delivered to the Trustee pursuant to
     Section 4.03(c) or 3.08.

     (e) The Trustee shall (i) make available to each Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in
Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

(f) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

(g) Notwithstanding any provision herein to the contrary, each of the Master Servicer, the Special Servicer or the Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request.

     SECTION 11.12   Complete Agreement.

     This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.











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                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                  MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor


                                  By: /s/ George H. Kok
                                     -------------------------------------------
                                     Name: George H. Kok
                                     Title: Senior Vice President


                                  KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                    Master Servicer


                                  By: /s/ Clay M. Sublett
                                     -------------------------------------------
                                     Name: Clay M. Sublett
                                     Title: Senior Vice President


                                  ARCAP SERVICING, INC.
                                    Special Servicer


                                  By: /s/ James L. Duggins
                                     -------------------------------------------
                                     Name: James L. Duggins
                                     Title: President


                                  LASALLE BANK NATIONAL ASSOCIATION
                                    Trustee


                                  By: /s/ Susan L. Abbott
                                     -------------------------------------------
                                     Name: Susan L. Abbott
                                     Title: Assistant Vice President

                                  ABN AMRO BANK N.V.
                                    Fiscal Agent


                                  By: Brian D. Ames
                                     -------------------------------------------
                                     Name: Brian D. Ames
                                     Title: First Vice President


                                  By: /s/ Cynthia Reis
                                     -------------------------------------------
                                     Name: Cynthia Reis
                                     Title: Sr. Vice President

                                   EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE


             CLASS A-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate:  ____% per annum                          Class Principal Balance of the Class A-1 Certificates
                                                             as of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class A-1
2003                                                         Certificate as of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date:  December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-2, THE CLASS A-3, THE CLASS A-4 AND THE CLASS A-1A CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1 Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar



                                         By:
                                            --------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                          as Authenticating Agent



                                      By:
                                         ----------------------------------
                                         Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ________________________________.

Dated:  _________________________



                                   ---------------------------------------------
                                        Signature by or on behalf of Assignor




                                   ---------------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-2

                          FORM OF CLASS A-2 CERTIFICATE

             CLASS A-2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ____% per annum                           Class Principal Balance of the Class A-2 Certificates
                                                             as of the Closing Date: $___________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class A-2
2003                                                         Certificate as of the Closing Date: $___________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date:  December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer: KeyCorp Real Estate Capital Markets, Inc.   Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL

MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1, CLASS A-3, CLASS A-4 AND CLASS A-1A CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business

Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-2 Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: November __, 2003

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                           as Certificate Registrar



                                      By:
                                         ------------------------------------
                                             Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.


                                      LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent



                                      By:
                                         -----------------------------------
                                              Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________


                               -----------------------------------------
                                 Signature by or on behalf of Assignor




                               -----------------------------------------
                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-3

                          FORM OF CLASS A-3 CERTIFICATE

             CLASS A-3 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate:  ____% per annum                          Class Principal Balance of the Class A-3 Certificates
                                                             as of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class A-3
2003                                                         Certificate as of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date:  December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1, CLASS A-2, CLASS A-4 AND THE CLASS A-1A CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the principal amount of this Class A-3 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-3 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which

Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-3 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-3 Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-3

Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-3 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-3 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-3 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                            as Certificate Registrar



                                       By:
                                          -------------------------------------
                                             Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                          as Authenticating Agent



                                      By:
                                         ------------------------------------
                                            Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________



                                       -----------------------------------------
                                          Signature by or on behalf of Assignor



                                       -----------------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-4

                          FORM OF CLASS A-4 CERTIFICATE

             CLASS A-4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate:  ____% per annum                          Class Principal Balance of the Class A-4 Certificates
                                                             as of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class A-4
2003                                                         Certificate as of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date:  December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1, CLASS A-2, CLASS A-3 AND THE CLASS A-1A CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-4 Certificate (obtained by dividing the principal amount of this Class A-4 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-4 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which

Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-4 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-4 Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-4

Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-4 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-4 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-4 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-4 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                        By:
                                           -----------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-4 Certificates referred to in the within-mentioned Agreement.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent



                                       By:
                                          ------------------------------------
                                          Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________



                                  --------------------------------------------
                                      Signature by or on behalf of Assignor



                                  --------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-5

                         FORM OF CLASS A-1A CERTIFICATE

            CLASS A-1A COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ____% per annum                           Class Principal Balance of the Class A-1A Certificates
                                                             as of the Closing Date:
                                                             $___________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class
2003                                                         A-1A Certificate as of the Closing Date: $___________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date:  December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. _____________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS A-4 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1A Certificate (obtained by dividing the principal amount of this Class A-1A Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1A Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1A Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1A Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-1A Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-1A Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1A Certificates are exchangeable for new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class A-1A Certificate, no such transfer of a Class A-1A Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class A-1A Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class A-1A Certificate without registration or qualification. Any Class A-1A Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class A-1A Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class A-1A Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class A-1A Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class A-1A Certificate in book-entry form and must hold such interest in a Class A-1A Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class A-1A Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class A-1A Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1A Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1A Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: November __, 2003

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar



                                   By:
                                      --------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-1A Certificates referred to in the within-mentioned Agreement.


                                   LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent



                                   By:
                                      -------------------------------------
                                            Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________


                                 -------------------------------------------
                                    Signature by or on behalf of Assignor




                                 -------------------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-6

                          FORM OF CLASS XC CERTIFICATE

             CLASS XC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ____%                                     Aggregate Certificate Notional Amount of all Class XC
                                                             Certificates as of the Closing Date: $____________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Certificate Notional Amount of this Class XC
2003                                                         Certificate as of the Closing Date: $____________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. ___________
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS XC CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class XC Certificate in that certain beneficial ownership interest evidenced by all the Class XC Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal

Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class XC Certificates on the applicable Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to each Component of the Class XC Certificates for each Distribution Date is as provided in the Agreement. All distributions made under the Agreement on the Class XC Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class XC Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  The Class XC Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class XC Certificates are exchangeable for new Class XC Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class XC Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class XC Certificate, no such transfer of a Class XC Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class XC Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class XC Certificate without registration or qualification. Any Class XC Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class XC Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class XC Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class XC Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class XC Certificate in book-entry form and must hold such interest in a Class XC Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class XC Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class XC Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class XC Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class XC Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar


                                        By:
                                           -------------------------------------
                                                 Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class XC Certificates referred to in the within-mentioned Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                             as Authenticating Agent



                                        By:
                                           ------------------------------------
                                                 Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________


                              ----------------------------------------------
                                   Signature by or on behalf of Assignor



                              ----------------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-7

                          FORM OF CLASS XP CERTIFICATE

             CLASS XP COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ____%                                     Aggregate Certificate Notional Amount of all Class XP
                                                             Certificates as of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Certificate Notional Amount of this Class XP
2003                                                         Certificate as of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. ___________
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE &CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS XP CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class XP Certificate in that certain beneficial ownership interest evidenced by all the Class XP Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class XP Certificates on the applicable Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to each Component of the Class XP Certificates for each Distribution Date will be as provided in the Agreement. All distributions made under the Agreement on the Class XP Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class XP Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  The Class XP Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class XP Certificates are exchangeable for new Class XP Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class XP Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class XP Certificate, no such transfer of a Class XP Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class XP Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class XP Certificate without registration or qualification. Any Class XP Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class XP Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class XP Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of

Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class XP Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class XP Certificate in book-entry form and must hold such interest in a Class XP Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class XP Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class XP Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class XP Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class XP Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar



                                  By:
                                     ------------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class XP Certificates referred to in the within-mentioned Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                             as Authenticating Agent



                                        By:
                                           ------------------------------------
                                                 Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________


                                  ----------------------------------------------
                                       Signature by or on behalf of Assignor



                                  ----------------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-8

                           FORM OF CLASS B CERTIFICATE

              CLASS B COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate:  ______% per annum                        Class Principal Balance of the Class B Certificates as
                                                             of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class B
2003                                                         Certificate as of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR

OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES AND THE CLASS XP CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES AND THE CLASS A-1A CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class B Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the

Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of

DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class B Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar



                                  By:
                                     ------------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                            as Authenticating Agent



                                       By:
                                          -------------------------------------
                                                Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________



                                       -----------------------------------------
                                         Signature by or on behalf of Assignor



                                       -----------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-9

                           FORM OF CLASS C CERTIFICATE

              CLASS C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ______% per annum                         Class Principal Balance of the Class C Certificates as
                                                             of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class C
2003                                                         Certificate as of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the

"Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class C Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the

Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master

Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar



                                   By:
                                      ----------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent



                                      By:
                                         -------------------------------------
                                               Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                   ---------------------------------------------
                                       Signature by or on behalf of Assignor




                                   ---------------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-10

                           FORM OF CLASS D CERTIFICATE

              CLASS D COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ______% per annum                         Class Principal Balance of the Class D Certificates as
                                                             of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class D
2003                                                         Certificate as of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust

Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class D Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                           as Certificate Registrar



                                      By:
                                         --------------------------------------
                                               Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class D Certificates referred to in the within-mentioned Agreement.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                         as Authenticating Agent



                                    By:
                                       -------------------------------------
                                             Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                                     -------------------------------------------
                                        Signature by or on behalf of Assignor



                                     -------------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-11

                           FORM OF CLASS E CERTIFICATE

              CLASS E COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ______% per annum                         Class Principal Balance of the Class E Certificates as
                                                             of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class E
2003                                                         Certificate as of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class E Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust

Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class E Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the

Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class E Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class E Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                     By:
                                        --------------------------------------
                                              Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class E Certificates referred to in the within-mentioned Agreement.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Authenticating Agent



                                     By:
                                        ---------------------------------------
                                              Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________.

Dated:  _________________________




                                    -----------------------------------------
                                      Signature by or on behalf of Assignor




                                    -----------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-12

                           FORM OF CLASS F CERTIFICATE

              CLASS F COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ______% per annum                         Class Principal Balance of the Class F Certificates as
                                                             of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class F
2003                                                         Certificate as of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND THE CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND THE CLASS E CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT

REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class F Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class F Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class F Certificate, no such transfer of a Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class F Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class F Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class F Certificate in book-entry form and must hold such interest in a Class F Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class F Certificate held in a physical certificated form, as set forth above.

                  No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003


                                 LASALLE BANK NATIONAL ASSOCIATION,
                                      as Certificate Registrar



                                 By:
                                    ----------------------------------------
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class F Certificates referred to in the within-mentioned Agreement.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent



                                   By:
                                      -------------------------------------
                                            Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ___________________________.

Dated:  _________________________




                                  --------------------------------------------
                                     Signature by or on behalf of Assignor



                                  --------------------------------------------
                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-13

                           FORM OF CLASS G CERTIFICATE

              CLASS G COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ______% per annum                         Class Principal Balance of the Class G Certificates as
                                                             of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class G
2003                                                         Certificate as of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED

BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class G Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class G Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class G Certificate, no such transfer of a Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class G Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class G Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class G Certificate in book-entry form and must hold such interest in a Class G Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class G Certificate held in a physical certificated form, as set forth above.

                  No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class G Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar



                                   By:
                                      -----------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class G Certificates referred to in the within-mentioned Agreement.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                            as Authenticating Agent



                                       By:
                                          --------------------------------------
                                                Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                                      -----------------------------------------
                                        Signature by or on behalf of Assignor



                                      -----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-14

                           FORM OF CLASS H CERTIFICATE

              CLASS H COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: _____% per annum                          Class Principal Balance of the Class H Certificates as
                                                             of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class H
2003                                                         Certificate as of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. ___________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY

BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class H Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class H Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class H Certificate, no such transfer of a Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sale to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class H Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class H Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class H Certificate in book-entry form and must hold such interest in a Class H Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class H Certificate held in a physical certificated form, as set forth above.

                  No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class H Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar



                                  By:
                                     ---------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class H Certificates referred to in the within-mentioned Agreement.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                         as Authenticating Agent



                                    By:
                                       --------------------------------------
                                             Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                                ---------------------------------------------
                                    Signature by or on behalf of Assignor



                                ---------------------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-15

                           FORM OF CLASS J CERTIFICATE

              CLASS J COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: _____% per annum                          Class Principal Balance of the Class J Certificates as
                                                             of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class J
2003                                                         Certificate as of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED

TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class J Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business

Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class J Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class J Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class J Certificate, no such transfer of a Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class J Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class J Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class J Certificate in book-entry form and must hold such interest in a Class J Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class J Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class J Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar



                                  By:
                                     ----------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class J Certificates referred to in the within-mentioned Agreement.


                                      LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent



                                      By:
                                         ---------------------------------------
                                               Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                                   -------------------------------------------
                                      Signature by or on behalf of Assignor




                                   -------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-16

                           FORM OF CLASS K CERTIFICATE

              CLASS K COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: _____% per annum                          Class Principal Balance of the Class K Certificates as
                                                             of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class K
2003                                                         Certificate as of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE

RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal amount of this Class K Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class K Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class K Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class K Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class K Certificate, no such transfer of a Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class K Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class K Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class K Certificate in book-entry form and must hold such interest in a Class K Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class K Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate

Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class K Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar



                                  By:
                                     ----------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class K Certificates referred to in the within-mentioned Agreement.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent



                                   By:
                                      -----------------------------------------
                                            Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                              ------------------------------------------------
                                   Signature by or on behalf of Assignor



                              ------------------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by __________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-17

                           FORM OF CLASS L CERTIFICATE

              CLASS L COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: _____% per annum                          Class Principal Balance of the Class L Certificates as
                                                             of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class L
2003                                                         Certificate as of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE

RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal amount of this Class L Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class L Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class L Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class L Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class L Certificate, no such transfer of a Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class L Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class L Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class L Certificate in book-entry form and must hold such interest in a Class L Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class L Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate

Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class L Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                      as Certificate Registrar



                                 By:
                                    ----------------------------------------
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class L Certificates referred to in the within-mentioned Agreement.

                               LASALLE BANK NATIONAL ASSOCIATION,
                                    as Authenticating Agent



                               By:
                                  -----------------------------------------
                                        Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                                       -----------------------------------------
                                         Signature by or on behalf of Assignor



                                       -----------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-18

                           FORM OF CLASS M CERTIFICATE

              CLASS M COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: _____% per annum                          Class Principal Balance of the Class M Certificates as
                                                             of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class M
2003                                                         Certificate as of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November 1, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. ________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K AND THE CLASS L CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE

RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES AND THE CLASS L CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS N, THE CLASS P AND THE CLASS Q CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal amount of this Class M Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class M Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class M Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class M Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class M Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class M Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class M Certificates are exchangeable for new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class M Certificate, no such transfer of a Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. Any Class M Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class M Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class M Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class M Certificate in book-entry form and must hold such interest in a Class M Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class M Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class M Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class M Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class M Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                LASALLE BANK NATIONAL ASSOCIATION,
                                     as Certificate Registrar



                                By:
                                   -----------------------------------------
                                         Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M Certificates referred to in the within-mentioned Agreement.

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Authenticating Agent



                                  By:
                                     ---------------------------------------
                                           Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                                      -----------------------------------------
                                        Signature by or on behalf of Assignor



                                      -----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-19

                           FORM OF CLASS N CERTIFICATE

              CLASS N COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: _____% per annum                          Class Principal Balance of the Class N Certificates as
                                                             of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class N
2003                                                         Certificate as of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

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

NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS

ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND THE CLASS M CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS P AND CLASS Q CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class N Certificate (obtained by dividing the principal amount of this Class N Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class N Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class N Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class N Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class N Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class N Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class N Certificates are exchangeable for new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class N Certificate, no such transfer of a Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. Any Class N Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class N Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class N Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class N Certificate in book-entry form and must hold such interest in a Class N Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class N Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class N Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class N Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate

Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class N Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                         as Certificate Registrar



                                    By:
                                       --------------------------------------
                                             Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class N Certificates referred to in the within-mentioned Agreement.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                         as Authenticating Agent



                                    By:
                                       -------------------------------------
                                             Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                                       -----------------------------------------
                                         Signature by or on behalf of Assignor



                                       -----------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-20

                           FORM OF CLASS P CERTIFICATE

              CLASS P COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ____% per annum                           Class Principal Balance of the Class P Certificates as
                                                             of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class P
2003                                                         Certificate as of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS N CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS

ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS N CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS P AND Q CERTIFICATES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the principal amount of this Class P Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class P Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class P Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class P Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class P Certificates are exchangeable for new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class P Certificate, no such transfer of a Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class P Certificate without registration or qualification. Any Class P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class P Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class P Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class P Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class P Certificate in book-entry form and must hold such interest in a Class P Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class P Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class P Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class P Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class P Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                      as Certificate Registrar



                                 By:
                                    --------------------------------------
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Authenticating Agent



                                  By:
                                     ----------------------------------------
                                           Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ___________________________.

Dated:  _________________________




                                       -----------------------------------------
                                         Signature by or on behalf of Assignor



                                       -----------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-21

                           FORM OF CLASS Q CERTIFICATE

              CLASS Q COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ____% per annum                           Class Principal Balance of the Class Q Certificates as
                                                             of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class Q
2003                                                         Certificate as of the Closing Date: $__________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS N CERTIFICATES AND THE CLASS P CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN")

UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS N CERTIFICATES AND THE CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class Q Certificate (obtained by dividing the principal amount of this Class Q Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class Q Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class Q Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Q Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class Q Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class Q Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class Q Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class Q Certificates are exchangeable for new Class Q Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Q Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class Q Certificate, no such transfer of a Class Q Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class Q Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Q Certificate without registration or qualification. Any Class Q Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Q Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class Q Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class Q Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class Q Certificate in book-entry form and must hold such interest in a Class Q Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class Q Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class Q Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class Q Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate

Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class Q Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                      as Certificate Registrar



                                 By:
                                    -------------------------------------
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class Q Certificates referred to in the within-mentioned Agreement.

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Authenticating Agent



                                  By:
                                      -----------------------------------------
                                           Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                                    --------------------------------------------
                                       Signature by or on behalf of Assignor



                                    --------------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-22

                         FORM OF CLASS WW-X CERTIFICATE

            CLASS WW-X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ____%                                     Aggregate Certificate Notional Amount of all Class WW-X
                                                             Certificates as of the Closing Date: $____________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Certificate Notional Amount of this Class WW-X
2003                                                         Certificate as of the Closing Date: $____________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE &CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS WW-X CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THE CLASS WW CERTIFICATES, TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT.

THE CLASS WW CERTIFICATES, TO WHICH THIS CERTIFICATE BELONGS, RELATES SOLELY TO A SINGLE MORTGAGE LOAN, THE 77 WEST WACKER DRIVE MORTGAGE LOAN, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class WW-X Certificate in that certain beneficial ownership interest evidenced by all the Class WW-X Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class WW-X Certificates on the applicable Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to each Component of the Class WW-X Certificates for each Distribution Date will be as provided in the Agreement. All distributions made under the Agreement on the Class WW-X Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  This Certificate is limited in right of distribution to certain collections and recoveries respecting the 77 West Wacker Drive Non-Pooled Component, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Interest Reserve Account, the Gain on Sale Reserve Account, the 77 West Wacker Drive Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to

Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class WW-X Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  The Class WW-X Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class WW-X Certificates are exchangeable for new Class WW-X Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class WW-X Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class WW-X Certificate, no such transfer of a Class WW-X Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class

WW-X Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class WW-X Certificate without registration or qualification. Any Class WW-X Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class WW-X Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class WW-X Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class WW-X Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class WW-X Certificate in book-entry form and must hold such interest in a Class WW-X Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class WW-X Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class WW-X Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class WW-X Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master

Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, including the 77 West Wacker Drive Non-Pooled Component, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class WW-X Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Holder of this Certificate is not entitled to any Voting Rights. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                      as Certificate Registrar



                                 By:
                                    -----------------------------------------
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class WW-X Certificates referred to in the within-mentioned Agreement.

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                      as Authenticating Agent



                                 By:
                                    ---------------------------------------
                                          Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ___________________________.

Dated:  _________________________


                                     ------------------------------------------
                                        Signature by or on behalf of Assignor



                                     ------------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-23

                         FORM OF CLASS WW-1 CERTIFICATE

            CLASS WW-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ____% per annum                           Class Principal Balance of the Class WW-1 Certificates
                                                             as of the Closing Date: $_______
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class
2003                                                         WW-1 Certificate as of the Closing Date: $________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE CLASS WW CERTIFICATES, TO WHICH THIS CERTIFICATE BELONGS, RELATES SOLELY TO A SINGLE MORTGAGE LOAN, THE 77 WEST WACKER DRIVE MORTGAGE LOAN, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT.

THE CLASS WW CERTIFICATES, TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES RELATING TO THE 77 WEST WACKER DRIVE MORTGAGE LOAN WILL BE ALLOCATED TO THE CLASS WW CERTIFICATES AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class WW-1 Certificate (obtained by dividing the principal amount of this

Class WW-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class WW-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class WW-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class WW-1 Certificates on the applicable Distribution Date pursuant to the Agreement. The aggregate amount available for distribution on each Distribution Date to the Class WW Certificates is generally limited to certain collections and recoveries respecting the 77 West Wacker Drive Non-Pooled Component, as provided in the Agreement. All distributions made under the Agreement on the Class WW-1 Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. All Realized Losses and Additional Trust Fund Expenses relating to the 77 West Wacker Drive Mortgage Loan and its pro rata share of certain Additional Trust Fund Expenses not attributable to any particular Mortgage Loan, as provided in, and subject to the terms of, the Agreement, will be allocated separately to the Class WW Principal Balance Certificates, as described in the Agreement. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Class WW Certificates, to which this Certificate belongs, are limited in right of distribution to certain collections and recoveries respecting the 77 West Wacker Drive Non-Pooled Component, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Interest Reserve Account, the Gain on Sale Reserve Account, the 77 West Wacker Drive Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class WW-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class WW-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class WW-1 Certificates are exchangeable for new Class WW-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class WW-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class WW-1 Certificate, no such transfer of a Class WW-1 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class WW-1 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class WW-1 Certificate without registration or qualification. Any Class WW-1 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class WW-1 Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class WW-1 Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class WW-1 Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class WW-1 Certificate in book-entry form and must hold such interest in a Class WW-1 Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class WW-1 Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class WW-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class WW-1 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, including the 77 West Wacker Drive Non-Pooled Component, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class WW-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Holder of this Certificate is not entitled to any Voting Rights. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar



                                   By:
                                      -------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class WW-1 Certificates referred to in the within-mentioned Agreement.

                                LASALLE BANK NATIONAL ASSOCIATION,
                                     as Authenticating Agent



                                By:
                                   -----------------------------------------
                                         Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ___________________________.

Dated:  _________________________




                                     ------------------------------------------
                                       Signature by or on behalf of Assignor



                                     ------------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-24

                         FORM OF CLASS WW-2 CERTIFICATE

            CLASS WW-2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ____% per annum                           Class Principal Balance of the Class WW-2 Certificates
                                                             as of the Closing Date: $________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class
2003                                                         WW-2 Certificate as of the Closing Date: $________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL

ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE CLASS WW CERTIFICATES, TO WHICH THIS CERTIFICATE BELONGS, RELATES SOLELY TO A SINGLE MORTGAGE LOAN, THE 77 WEST WACKER DRIVE MORTGAGE LOAN, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT.

THE CLASS WW CERTIFICATES, TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES RELATING TO THE 77 WEST WACKER DRIVE MORTGAGE LOAN WILL BE ALLOCATED TO THE CLASS WW CERTIFICATES AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class WW-2 Certificate (obtained by dividing the principal amount of this

Class WW-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class WW-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class WW-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class WW-2 Certificates on the applicable Distribution Date pursuant to the Agreement. The aggregate amount available for distribution on each Distribution Date to the Class WW Certificates is generally limited to certain collections and recoveries respecting the 77 West Wacker Drive Non-Pooled Component, as provided in the Agreement. All distributions made under the Agreement on the Class WW-2 Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. All Realized Losses and Additional Trust Fund Expenses relating to the 77 West Wacker Drive Mortgage Loan and its pro rata share of certain Additional Trust Fund Expenses not attributable to any particular Mortgage Loan, as provided in, and subject to the terms of, the Agreement, will be allocated separately to the Class WW Principal Balance Certificates, as described in the Agreement. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Class WW Certificates, to which this Certificate belongs, are limited in right of distribution to certain collections and recoveries respecting the 77 West Wacker Drive Non-Pooled Component, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Interest Reserve Account, the Gain on Sale Reserve Account, the 77 West Wacker Drive Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class WW-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class WW-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class WW-2 Certificates are exchangeable for new Class WW-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class WW-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class WW-2 Certificate, no such transfer of a Class WW-2 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class WW-2 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class WW-2 Certificate without registration or qualification. Any Class WW-2 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class WW-2 Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class WW-2 Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class WW-2 Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class WW-2 Certificate in book-entry form and must hold such interest in a Class WW-2 Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class WW-2 Certificate held in a physical certificated form, as set forth above.

                  No service charge will be imposed for any registration of transfer or exchange of Class WW-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class WW-2 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, including the 77 West Wacker Drive Non-Pooled Component, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class WW-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Holder of this Certificate is not entitled to any Voting Rights. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                         as Certificate Registrar



                                    By:
                                       ----------------------------------------
                                             Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class WW-2 Certificates referred to in the within-mentioned Agreement.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent



                                   By:
                                      -----------------------------------------
                                            Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                                    -------------------------------------------
                                       Signature by or on behalf of Assignor



                                    -------------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-25

                         FORM OF CLASS WW-3 CERTIFICATE

            CLASS WW-3 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Pass-Through Rate: ____% per annum                           Class Principal Balance of the Class WW-3 Certificates
                                                             as of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Initial Certificate Principal Balance of this Class
2003                                                         WW-3 Certificate as of the Closing Date: $_________
------------------------------------------------------------ ---------------------------------------------------------
Closing Date:  November __, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. __________
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE CLASS WW CERTIFICATES, TO WHICH THIS CERTIFICATE BELONGS, RELATES SOLELY TO A SINGLE MORTGAGE LOAN, THE 77 WEST WACKER DRIVE MORTGAGE LOAN, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT.

THE CLASS WW CERTIFICATES, TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES RELATING TO THE 77 WEST WACKER DRIVE MORTGAGE LOAN WILL BE ALLOCATED TO THE CLASS WW CERTIFICATES AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class WW-3 Certificate (obtained by dividing the principal amount of this

Class WW-3 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class WW-3 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class WW-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class WW-3 Certificates on the applicable Distribution Date pursuant to the Agreement. The aggregate amount available for distribution on each Distribution Date to the Class WW Certificates is generally limited to certain collections and recoveries respecting the 77 West Wacker Drive Non-Pooled Component, as provided in the Agreement. All distributions made under the Agreement on the Class WW-3 Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. All Realized Losses and Additional Trust Fund Expenses relating to the 77 West Wacker Drive Mortgage Loan and its pro rata share of certain Additional Trust Fund Expenses not attributable to any particular Mortgage Loan, as provided in, and subject to the terms of, the Agreement, will be allocated separately to the Class WW Principal Balance Certificates, as described in the Agreement. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Class WW Certificates, to which this Certificate belongs, are limited in right of distribution to certain collections and recoveries respecting the 77 West Wacker Drive Non-Pooled Component, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Interest Reserve Account, the Gain on Sale Reserve Account, the 77 West Wacker Drive Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class WW-3 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class WW-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class WW-3 Certificates are exchangeable for new Class WW-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class WW-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class WW-3 Certificate, no such transfer of a Class WW-3 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class WW-3 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class WW-3 Certificate without registration or qualification. Any Class WW-3 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class WW-3 Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  With respect to any offer, sale, pledge or other transfer of any Class WW-3 Certificate that constitutes a Class of Book-Entry Certificates, if such a transfer is to be made without registration under the Securities Act, such transfer will not be made unless the prospective transferee delivers to the transferor (i) a certificate substantially in the form of Exhibit E-2 hereto and addressed to the transferor, upon or prior to such transfer, or (ii) an opinion of counsel to the effect that such transferee is a QIB and that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer, from the prospective transferor desiring to effect such transfer and/or the prospective transferee, on which such opinion of counsel is based. In any event, (a) each prospective transferor of such Class WW-3 Certificate will be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit E-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate will be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit E-2 hereto.

                  An Institutional Accredited Investor (other than a QIB) may not hold an interest in a Class WW-3 Certificate in book-entry form and must hold such interest in a Class WW-3 Certificate in definitive form. Any transfer of such Certificates will require, among other things described herein and in the Agreement, delivery of the certificates and/or opinions required in connection with the transfer of a Class WW-3 Certificate held in a physical certificated form, as set forth above.


                  No service charge will be imposed for any registration of transfer or exchange of Class WW-3 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class WW-3 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, including the 77 West Wacker Drive Non-Pooled Component, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class WW-3 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Holder of this Certificate is not entitled to any Voting Rights. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                         as Certificate Registrar



                                    By:
                                       --------------------------------------
                                             Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class WW-3 Certificates referred to in the within-mentioned Agreement.

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                      as Authenticating Agent



                                 By:
                                    --------------------------------------
                                          Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                                     ------------------------------------------
                                       Signature by or on behalf of Assignor



                                     ------------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-26

                         FORM OF CLASS R-LR CERTIFICATE

            CLASS R-LR COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Percentage Interest evidenced by this Class R-LR
2003                                                         Certificate: 100%
------------------------------------------------------------ ---------------------------------------------------------
Closing Date: November __, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. 59022H CR 1
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-1A, CLASS XC, CLASS XP, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS

CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, REFERRED TO HEREIN, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(E)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF

SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IT IS LIKELY THAT THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(C), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

                  This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Class R-LR Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-LR Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-LR Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-LR Certificate will be made by check mailed to the address of the

Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-LR Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-LR Certificates are exchangeable for new Class R-LR Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-LR Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class R-LR Certificate, no such transfer of a Class R-LR Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-LR Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-LR Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-LR Certificate without registration or qualification. Any Class R-LR Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-LR Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class R-LR Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-LR Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-LR Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit G-1 to the Agreement.

                  This Certificate represents an interest in the "residual interest" in REMIC as defined in the Agreement. Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee, under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed

Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferor must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C)it intends to pay any taxes associated with holding this certificate as they become due, and (D) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a "non-economic residual interest", as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two REMICs or (y) be subject to an entity-level tax caused by the transfer of this Class R-LR Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-LR Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Plan" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee or Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-LR Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-LR Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership, including any entity treated as a corporation or a partnership for United States federal income tax purposes, created or organized in, or under the laws of, the United States, any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise), an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-LR Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-LR Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and

(ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Holder of this Certificate is not entitled to any Voting Rights.

                  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar



                                  By:
                                     -----------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-LR Certificates referred to in the within-mentioned Agreement.

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Authenticating Agent



                                  By:
                                     -----------------------------------------
                                           Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ___________________________.

Dated:  _________________________




                                   --------------------------------------------
                                       Signature by or on behalf of Assignor



                                   --------------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-27

                          FORM OF CLASS R-I CERTIFICATE

             CLASS R-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Percentage Interest evidenced by this Class R-I
2003                                                         Certificate: 100%
------------------------------------------------------------ ---------------------------------------------------------
Closing Date: November __, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. ___________
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-1A, CLASS XC, CLASS XP, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS

OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, REFERRED TO HEREIN, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(E)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED

BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IT IS LIKELY THAT THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(C), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.


                  This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class R-I Certificate, no such transfer of a Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the

Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class R-I Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-I Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit G-1 to the Agreement.

                  This Certificate represents an interest in the "residual interest" in REMIC as defined in the Agreement. Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee, under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.

Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferor must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C)it intends to pay any taxes associated with holding this certificate as they become due, and (D) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a "non-economic residual interest", as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two REMICs or (y) be subject to an entity-level tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Plan" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee or Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership, including any entity treated as a corporation or a partnership for United States federal income tax purposes, created or organized in, or under the laws of, the United States, any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise), an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Holder of this Certificate is not entitled to any Voting Rights.

                  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar



                                  By:
                                     -------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                         as Authenticating Agent



                                    By:
                                       ---------------------------------------
                                             Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                                    -------------------------------------------
                                        Signature by or on behalf of Assignor



                                    -------------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-28

                         FORM OF CLASS R-II CERTIFICATE

            CLASS R-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Percentage Interest evidenced by this Class R-II
2003                                                         Certificate: 100%
------------------------------------------------------------ ---------------------------------------------------------
Closing Date: November __, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-1A, CLASS XC, CLASS XP, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS P AND THE CLASS Q CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS

CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, REFERRED TO HEREIN, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(E)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF

SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IT IS LIKELY THAT THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(C), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

                  This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the

Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class R-II Certificate, no such transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-II Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-II Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit G-1 to the Agreement.

                  This Certificate represents an interest in the "residual interest" in REMIC II, as defined in the Agreement. Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee, under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed

Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferor must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C)it intends to pay any taxes associated with holding this certificate as they become due, and (D) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a "non-economic residual interest", as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two REMICs or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-II Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Plan" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee or Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership, including any entity treated as a corporation or a partnership for United States federal income tax purposes, created or organized in, or under the laws of, the United States, any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise), an estate whose income from is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and

(ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Holder of this Certificate is not entitled to any Voting Rights. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar



                                  By:
                                     ----------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                         as Authenticating Agent



                                    By:
                                       ---------------------------------------
                                             Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________.

Dated:  _________________________




                                 ------------------------------------------
                                   Signature by or on behalf of Assignor



                                 ------------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-29

                          FORM OF CLASS Z-I CERTIFICATE

             CLASS Z-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Percentage Interest evidenced by this Class Z-I
2003                                                         Certificate: 100%
------------------------------------------------------------ ---------------------------------------------------------
Closing Date: November __, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12,
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF ADDITIONAL INTEREST AS SET FORTH IN THE AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH

REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                  This certifies that ARCap CMBS Fund REIT, Inc. is the registered owner of the Percentage Interest evidenced by this Class Z-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class Z-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Z-I Certificates on the applicable

Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class Z-I Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries of Additional Interest payable on Merrill Mortgage Loans, all as more specifically set forth herein and in the Agreement.

                  The Class Z-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class Z-I Certificates are exchangeable for new Class Z-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Z-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class Z-I Certificate, no such transfer of a Class Z-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as

Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class Z-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Z-I Certificate without registration or qualification. Any Class Z-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Z-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class Z-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class Z-I Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class Z-I Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Holder of this Certificate is not entitled to any Voting Rights. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                      as Certificate Registrar



                                 By:
                                    ----------------------------------------
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class Z-I Certificates referred to in the within-mentioned Agreement.

                               LASALLE BANK NATIONAL ASSOCIATION,
                                    as Authenticating Agent



                               By:
                                  -------------------------------------------
                                        Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ___________________________.

Dated:  _________________________




                                   -----------------------------------------
                                     Signature by or on behalf of Assignor



                                   -----------------------------------------
                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-30

                         FORM OF CLASS Z-II CERTIFICATE

            CLASS Z-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2003-KEY1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------
Date of Pooling and Servicing Agreement: as of November 1,   Percentage Interest evidenced by this Class Z-II
2003                                                         Certificate: 100%
------------------------------------------------------------ ---------------------------------------------------------
Closing Date: November __, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,055,546,925
------------------------------------------------------------ ---------------------------------------------------------
First Distribution Date: December 12, 2003
------------------------------------------------------------ ---------------------------------------------------------
Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------
Special Servicer:  ARCap Servicing, Inc.
------------------------------------------------------------ ---------------------------------------------------------
Certificate No. 1
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF ADDITIONAL INTEREST AS SET FORTH IN THE AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH

REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                  This certifies that ARCap CMBS Fund REIT, Inc. is the registered owner of the Percentage Interest evidenced by this Class Z-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class Z-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. (herein called the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 4th Business Day prior to the Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Z-II Certificates on the applicable

Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class Z-II Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries of Additional Interest payable on Merrill Mortgage Loans, all as more specifically set forth herein and in the Agreement.

                  The Class Z-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class Z-II Certificates are exchangeable for new Class Z-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Z-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  With respect to any offer, sale, pledge or other transfer of any Class Z-II Certificate, no such transfer of a Class Z-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as

Exhibit E-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit E-2 (which relates to sales to QIBs in reliance on Rule 144A) or Exhibit E-3 (which relates to sales to Institutional Accredited Investors) to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class Z-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Z-II Certificate without registration or qualification. Any Class Z-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Z-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class Z-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class Z-II Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class Z-II Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Holder of this Certificate is not entitled to any Voting Rights. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 2003

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar



                                  By:
                                     ---------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class Z-II Certificates referred to in the within-mentioned Agreement.

                                LASALLE BANK NATIONAL ASSOCIATION,
                                     as Authenticating Agent



                                By:
                                   ---------------------------------------
                                         Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address: ___________________________.

Dated:  _________________________




                                       -----------------------------------------
                                         Signature by or on behalf of Assignor



                                       -----------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                                   [ATTACHED]




                                     B-1-1

                             MORTGAGE LOAN SCHEDULE

                                                                                    MORTGAGE
                                                                                      LOAN
  LOAN #                         PROPERTY NAME                                       SELLER       PROPERTY TYPE
-------------------------------------------------------------------------------------------------------------------------
     1       77 West Wacker Drive                                                      MLML        Office
     2       The Solomon Pond Mall                                                     MLML        Retail
     3       Miami International Mall                                                  MLML        Retail
     4       Hometown America Portfolio                                               JPMCB        Manufactured Housing
    4.01     Cimmaron Park                                                                         Manufactured Housing
    4.02     Cedar Knolls                                                                          Manufactured Housing
    4.03     Leisurewoods-Rockland                                                                 Manufactured Housing
    4.04     Chesterfield                                                                          Manufactured Housing
    4.05     Lakeland Harbor                                                                       Manufactured Housing
     5       Anchor Bay                                                               JPMCB        Manufactured Housing
     6       Lincoln Center                                                            MLML        Mixed Use
     7       The Puck Building                                                         MLML        Office
     8       167 East 61st Street                                                      MLML        Multifamily
     9       Mall at Fairfield Commons                                                 Key         Retail
     10      Circa Capital - East Pool                                                 MLML        Hospitality
   10.01     Holiday Inn - Billings                                                                Hospitality
   10.02     Holiday Inn-Fort Smith                                                                Hospitality
   10.03     Holiday Inn - Park Plaza                                                              Hospitality
     11      GFS Marketplace Portfolio                                                 MLML        Retail
   11.01     Anderson, IN                                                                          Retail
   11.02     Battle Creek, MI                                                                      Retail
   11.03     Bradley, IL                                                                           Retail
   11.04     Escanaba, MI                                                                          Retail
   11.05     Findlay, OH                                                                           Retail
   11.06     Fort Wayne, IN - CC                                                                   Retail
   11.07     Fort Wayne, IN - Illinois Rd                                                          Retail
   11.08     Grand Rapids, MI - Cascade                                                            Retail
   11.09     Lafayette, IN                                                                         Retail
   11.10     Lansing, IL                                                                           Retail
   11.11     Livonia, MI                                                                           Retail
   11.12     Miamisburg, OH                                                                        Retail
   11.13     Mishawaka, IN                                                                         Retail
   11.14     Monroe, MI                                                                            Retail
   11.15     Palatine, IL                                                                          Retail
   11.16     Traverse City, MI                                                                     Retail
   11.17     Trotwood, OH                                                                          Retail
     12      Fiddler's Green Center II                                                JPMCB        Office
     13      Circa Capital - West Pool                                                 MLML        Hospitality
   13.01     Holiday Inn                                                                           Hospitality
   13.02     Holiday Inn- Hotel & Towers                                                           Hospitality
   13.03     Holiday Inn Fresno Airport                                                            Hospitality
     14      Greystone Meadows Apartments                                              Key         Multifamily
     15      Retreat at Speedway Apartments                                            MLML        Multifamily
     16      Residenz Apartments                                                       MLML        Multifamily
     17      Grand Forks Marketplace                                                   MLML        Retail
     18      Georgetown Oaks Apartments                                                Key         Multifamily
     19      The Coast Savings Building                                                MLML        Office
     20      Best Buy - Metairie                                                       Key         Retail
     21      Lake Stevens Marketplace                                                  MLML        Retail
     22      Encinitas Self Storage                                                    Key         Self Storage
     23      Shallotte Crossing                                                        Key         Retail
     24      Wildwood Acres                                                            Key         Multifamily
     25      Anderson Multifamily Portfolio                                            MLML        Multifamily
   25.01     Lantana Apartments                                                                    Multifamily
   25.02     Park at Colonnade                                                                     Multifamily
   25.03     Calypso Apartments                                                                    Multifamily
     26      Indian Hills Plaza                                                        MLML        Retail
     27      Locust Grove Village Shopping Center                                      Key         Retail
     28      Katella Corporate Center                                                  MLML        Office
     29      Shakopee Valley Marketplace                                               Key         Retail
     30      East Hills Plaza                                                          Key         Retail
     31      Tops Plaza - North Ridgeville                                             Key         Retail
     32      2400 Hudson Avenue                                                        MLML        Multifamily
     33      Micro Center                                                              Key         Retail
     34      Comanche Business Park                                                    MLML        Industrial
     35      Cheyenne Manufactured Housing Community Portfolio                         MLML        Manufactured Housing
   35.01     Mobile Home Village                                                                   Manufactured Housing
   35.02     Pioneer Park                                                                          Manufactured Housing
   35.03     Circle Park                                                                           Manufactured Housing
   35.04     Country Lane                                                                          Manufactured Housing
   35.05     Frontier Village                                                                      Manufactured Housing
   35.06     Kimberly Village                                                                      Manufactured Housing
     36      529 Broadway                                                              MLML        Retail
     37      Sunrise Place/Village Apartments                                          Key         Multifamily
   37.01     Sunrise Village Townhomes                                                             Multifamily
   37.02     Sunrise Place Apartments                                                              Multifamily
     38      Keep It Self Storage                                                      Key         Self Storage
     39      Tequesta Shoppes                                                          Key         Retail
     40      Georgia Pacific Distribution Warehouse - Philadelphia                     MLML        Industrial
     41      Second Street Studios                                                     Key         Mixed Use
     42      Euless Square                                                             Key         Multifamily
     43      Ygnacio Village Apartments                                                MLML        Multifamily
     44      Oro Valley Retail                                                         MLML        Retail
     45      Shoppes of Woodmont                                                       Key         Retail
     46      333-335 Newbury Street                                                    Key         Mixed Use
     47      Woodinville Heated Self-Storage                                           Key         Self Storage
     48      Research Pointe Apartments                                                MLML        Multifamily
     49      Country Sunset                                                            MLML        Manufactured Housing
     50      A-Sentry Mini Storage                                                     Key         Self Storage
     51      Fallbrook Towne Center                                                    MLML        Retail
     52      Walgreens - Brentwood                                                     Key         Retail
     53      2545 Aramingo Avenue                                                      MLML        Retail
     54      Savannah Springs Apartments                                               MLML        Multifamily
     55      Mariner Village Center                                                    MLML        Retail
     56      Lake Heights Apartments                                                   MLML        Multifamily
     57      Walgreens - Suwanee, GA                                                   Key         Retail
     58      Georgia Pacific Distribution Warehouse - Morton                           MLML        Industrial
     59      Losson Garden Apartments                                                  MLML        Multifamily
     60      Enterprise Plaza                                                          Key         Retail
     61      2-10 Greenwich, 4-14 Putnam Avenue                                        MLML        Mixed Use
     62      Prindle Terrace Apartments                                                Key         Multifamily
     63      Renaissance Apartments                                                    MLML        Multifamily
     64      Latham Professional Center                                                Key         Office
     65      55 Liberty Street                                                         MLML        Multifamily
     66      Wyntrebrooke Apartments                                                   MLML        Multifamily
     67      NWC of Church Street & Route 31                                           MLML        Retail
     68      512 Aberdeen                                                              MLML        Multifamily
     69      Ashton Apartments                                                         Key         Multifamily
     70      Ryegate Apartments                                                        Key         Multifamily
     71      North Hills Commons                                                       Key         Retail
     72      Lincoln Park Manor Manufactured Housing Community                         MLML        Manufactured Housing
     73      The Birches Apartments                                                    Key         Multifamily
     74      Mayfair Center                                                            Key         Retail
     75      Storage Max - Worcester                                                   MLML        Self Storage
     76      Meadowview Plaza                                                          MLML        Retail
     77      1201 East Colonial Drive                                                  MLML        Retail
     78      Village Park                                                              MLML        Manufactured Housing
     79      Storage Max - Londonderry                                                 MLML        Self Storage

  LOAN #                   ADDRESS                             CITY                   COUNTY                 STATE        ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
     1       77 West Wacker Drive                           Chicago                  Cook                       IL          60601
     2       601 Donald Lynch Boulevard                     Marlborough              Middlesex                  MA          01752
     3       1455 Northwest 107th Avenue                    Miami                    Dade                       FL          30301
     4       Various                                        Various                  Various                  Various      Various
    4.01     901 Lake Elmo Avenue North                     Lake Elmo                Washington                 MN          55042
    4.02     12571 Garland Avenue                           Apple Valley             Dakota                     MN          55124
    4.03     31 Leisurewoods Drive                          Rockland                 Plymouth                   MA          02370
    4.04     49900 Fairchild Road                           Chesterfield             Macomb                     MI          48051
    4.05     4747 North State Road 33                       Lakeland                 Polk                       FL          33805
     5       10470 Dixie Highway                            Fair Haven               St. Clair                  MI          48023
     6       1100 Lincoln Road                              Miami Beach              Miami-Dade                 FL          33139
     7       295 Lafayette Street                           New York                 New York                   NY          10012
     8       167 East 61st Street                           New York                 New York                   NY          10021
     9       2727 Fairfield Commons                         Beavercreek              Montgomery                 OH          45431
     10      Various                                        Various                  Various                  Various      Various
   10.01     5500 Midland Road                              Billings                 Yellowstone                MT          59101
   10.02     700 Rogers Avenue                              Fort Smith               Sebastian                  AR          72901
   10.03     3201 South Loop 289                            Lubbock                  Lubbock                    TX          79423
     11      Various                                        Various                  Various                  Various      Various
   11.01     2110 East 53rd Street                          Anderson                 Madison                    IN          46013
   11.02     12595 Harper Village Drive                     Battle Creek             Calhoun                    MI          49014
   11.03     1350 Locke Drive                               Bourbannais              Kankakee                   IL          60914
   11.04     1125 North Lincoln Road                        Escanaba                 Delta                      MI          49829
   11.05     2301 Tiffen Avenue                             Findlay                  Hancock                    OH          45840
   11.06     5831 Crosscreek Boulevard                      Fort Wayne               Allen                      IN          46818
   11.07     5507 Illinois Road                             Fort Wayne               Allen                      IN          46804
   11.08     5665 28th Street                               Grand Rapids             Kent                       MI          49546
   11.09     200 Park East Boulevard                        Lafayette                Tippecanoe                 IN          47802
   11.10     2330 173rd Street                              Lansing                  Cook                       IL          49441
   11.11     29150 6 Mile Road                              Livonia                  Wayne                      MI          48154
   11.12     8499 B Springboro Pike SR 741                  Miamisburg               Montgomery                 OH          45342
   11.13     5440 North Main Street                         Mishawaka                St. Joseph                 IN          46530
   11.14     1733 Telegraph Road                            Monroe                   Monroe                     MI          48162
   11.15     1930 North Rand Road                           Palatine                 Cook                       IL          60074
   11.16     1781 Barlow Street                             Traverse City            Grand Traverse             MI          49411
   11.17     5380 Salem Avenue                              Trotwood                 Montgomery                 OH          45426
     12      6501 South Fiddlers Green Circle               Greenwood Village        Arapahoe                   CO          80111
     13      Various                                        Various                  Various                  Various      Various
   13.01     204 West Fox Farm Road                         Cheyenne                 Laramie                    WY          82007
   13.02     801 Avenue Q                                   Lubbock                  Lubbock                    TX          79401
   13.03     5090 East Clinton Way                          Fresno                   Fresno                     CA          93722
     14      31500 1st Ave South                            Federal Way              King                       WA          98003
     15      7401 East Speedway Boulevard                   Tucson                   Pima                       AZ          85710
     16      700 Lincoln Park Boulevard                     Kettering                Montgomery                 OH          45429
     17      32nd Avenue South and I-29                     Grand Forks              Grand Forks                ND          58201
     18      101 Heartwood Path                             Georgetown               Scott                      KY          40324
     19      315 West Ninth Street                          Los Angeles              Los Angeles                CA          90014
     20      6205 Veterans Memorial Boulevard               Metairie                 Jefferson Parish           LA          70003
     21      303 91st Avenue Northeast                      Everett                  Snohomish                  WA          98205
     22      911 Encinitas Boulevard                        Encinitas                San Diego                  CA          92024
     23      Main Street and Holden Beach Road              Shallotte                Brunswick                  NC          28459
     24      13418 Dottie Drive                             Tampa                    Hillsborough               FL          33617
     25      Various                                        Various                  Bexar                      TX         Various
   25.01     4603 Vance Jackson Road                        San Antonio              Bexar                      TX          78230
   25.02     3815 Parkdale Drive                            San Antonio              Bexar                      TX          78229
   25.03     5900 Wurzbach Road                             Leon Valley              Bexar                      TX          78238
     26      SEC Highways 90 and 92                         Sierra Vista             Cochise                    AZ          85635
     27      4994 Bill Gardner Parkway                      Locust Grove             Henry                      GA          30248
     28       4281 Katella Avenue                           Los Alamitos             Orange County              CA          90720
     29      1529 17th Avenue East                          Shakopee                 Scott                      MN          55379
     30      2611 Fashion Place                             Bakersfield              Kern                       CA          93306
     31      33717 Center Ridge Road                        North Ridgeville         Lorain                     OH          44039
     32      2400 Hudson Avenue                             Fort Lee                 Bergen                     NJ          07024
     33      8000 East Quincy Avenue                        Denver                   Denver                     CO          80237
     34      2420 Comanche Northeast                        Albuquerque              Bernalillo                 NM          87107
     35      Various                                        Various                  Various                    WY         Various
   35.01     1314 West 18th Street                          Cheyenne                 Laramie                    WY          82007
   35.02     1104 Wilderness Trail                          Green River              Sweetwater                 WY          82935
   35.03     609 East Prosser Road                          Cheyenne                 Laramie                    WY          82007
   35.04     212 Tyler Place                                Cheyenne                 Laramie                    WY          82007
   35.05     312 West Jefferson Road                        Cheyenne                 Laramie                    WY          82007
   35.06     401 East Prosser Road                          Cheyenne                 Laramie                    WY          82007
     36      529 Broadway                                   New York                 New York                   NY          10012
     37      837 Michigan Street and 660 Gateway Court      Lawrence                 Douglas                    KS         Various
   37.01     660 Gateway Court                              Lawrence                 Douglas                    KS          66049
   37.02     837 Michigan Street                            Lawrence                 Douglas                    KS          66044
     38      4444 Vineland Avenue                           North Hollywood          Los Angeles                CA          91602
     39      105 North U.S. Highway 1                       Tequesta                 Palm Beach                 FL          33469
     40      7575 Brewster Avenue                           Philadelphia             Philadelphia               PA          19153
     41      1807 Second Street                             Santa Fe                 Santa Fe                   NM          87505
     42      1304 Raider Drive                              Euless                   Tarrant                    TX          76040
     43      1295 Homestead Avenue                          Walnut Creek             Contra Costa               CA          94596
     44      10785 & 10825 North Oracle Road                Oro Valley               Pima                       AZ          85737
     45      8197-8199 North University Drive               Tamarac                  Broward                    FL          33321
     46      333-335 Newbury Street                         Boston                   Suffolk                    MA          02115
     47      14715 Northeast North Woodinville Way          Woodinville              King                       WA          98072
     48      8220 Research Boulevard                        Austin                   Travis                     TX          78758
     49      61445 Southeast 27th                           Bend                     Deschutes                  OR          97702
     50      225 Boniface Parkway                           Anchorage                Anchorage                  AK          99508
     51      1061,1097 - 1127 South Mission Road            Fallbrook                San Diego                  CA          92028
     52      4600 Balfour Road                              Brentwood                Contra Costa               CA          94513
     53      2545 Aramingo Avenue                           Philadelphia             Philadelphia               PA          19125
     54      35 Savannah Way                                Fort Oglethorpe          Catoosa                    GA          30742
     55      11060 Spring Hill Drive                        Spring Hill              Hernando                   FL          34608
     56      5327 Rogers Road                               Hamburg                  Erie                       NY          14075
     57      1090 Peachtree Industrial Boulevard            Suwanee                  Gwinnett                   GA          30024
     58      510 East Courtland Street                      Morton                   Tazewell                   IL          61550
     59      110 Losson Road                                Cheektowaga              Erie                       NY          14227
     60      6140 University Drive NW                       Huntsville               Madison                    AL          35806
     61      2-10 Greenwich & 4-14 Putnam Avenue            Greenwich                Fairfield                  CT          06830
     62      239 Indian River Road                          Orange                   New Haven                  CT          06477
     63      3744 Pennsylvania Avenue                       Fremont                  Alameda                    CA          94536
     64      4361 Latham Street                             Riverside                Riverside                  CA          92501
     65      53-55  Liberty Street                          New York                 New York                   NY          10005
     66      3688 Big Tree Road                             Hamburg                  Erie                       NY          14075
     67      NWC of Church Street & Route 31                Flemington               Hunterdon                  NJ          08822
     68      512 Aberdeen Avenue                            Kettering                Montgomery                 OH          45419
     69      711 East 18th Street                           Ellensburg               Kittitas                   WA          98926
     70      901 East 18th Avenue                           Ellensburg               Kittitas                   WA          98926
     71      3521 Clemson Boulevard                         Anderson                 Anderson                   SC          29621
     72      110 Parker Parkway                             Lincoln Park             Denton                     TX          76227
     73      8003 North El Dorado Street                    Stockton                 San Joaquin                CA          95210
     74      3307 - 3331 East Broad Street                  Columbus                 Franklin                   OH          43213
     75      19 McKeon Road                                 Worcester                Worcester                  MA          01610
     76      1441 Meadowview Road                           Sacramento               Sacramento                 CA          95832
     77      1201 East Colonial Drive                       Orlando                  Orange                     FL          32803
     78      1212 Southwest 11th Street                     Hermiston                Umatilla                   OR          97838
     79      9 Londonderry Road                             Londonderry              Rockingham                 NH          03053

                                                           MONTHLY          ORIGINAL         MASTER        NET
                   CUTOFF             ORIGINAL              DEBT            MORTGAGE       SERVICING     MORTGAGE        ACCRUAL
  LOAN #          BALANCE             BALANCE              SERVICE           RATE (%)       FEE RATE     RATE (%)         TYPE
------------------------------------------------------------------------------------------------------------------------------------
     1        145,000,000.00       145,000,000.00         833,968.12         5.6370          0.0200        5.5951       Actual/360
     2        114,000,000.00       114,000,000.00         542,119.63         3.9675          0.0200        3.9256       Actual/360
     3         97,500,000.00        97,500,000.00         544,453.35         5.3500          0.0200        5.3081       Actual/360
     4         76,293,172.00        76,293,172.00         439,648.41         5.3000          0.0200        5.2581       Actual/360
    4.01       22,695,801.00        22,695,801.00
    4.02       17,200,000.00        17,200,000.00
    4.03       11,475,204.00        11,475,204.00
    4.04       13,200,000.00        13,200,000.00
    4.05       11,722,167.00        11,722,167.00
     5         41,248,141.00        41,248,141.00         242,422.66          5.488           0.02         5.4461       Actual/360
     6         34,000,000.00        34,000,000.00         200,797.01           5.86           0.02         5.8181       Actual/360
     7         30,378,220.95        30,500,000.00         172,220.05           5.45           0.02         5.4081       Actual/360
     8         30,000,000.00        30,000,000.00         128,125.00          5.125           0.02         5.0831       Actual/360
     9         28,500,000.00        28,500,000.00         160,926.93           5.45           0.02         5.3981       Actual/360
     10        24,716,509.96        24,800,000.00         174,491.00           6.95           0.02         6.9081       Actual/360
   10.01       10,962,968.13        11,000,000.00
   10.02        7,674,077.69         7,700,000.00
   10.03        6,079,464.14         6,100,000.00
     11        22,955,260.10        23,060,000.00         138,867.60           5.3            0.02         5.2581       Actual/360
   11.01        1,184,594.97         1,190,000.00
   11.02        1,134,822.07         1,140,000.00
   11.03        1,184,594.97         1,190,000.00
   11.04          955,639.64           960,000.00
   11.05        1,214,458.71         1,220,000.00
   11.06        1,672,369.37         1,680,000.00
   11.07        1,483,232.00         1,490,000.00
   11.08        1,453,368.62         1,460,000.00
   11.09        1,134,822.07         1,140,000.00
   11.10        1,742,051.43         1,750,000.00
   11.11        1,254,277.03         1,260,000.00
   11.12        1,473,277.78         1,480,000.00
   11.13        1,602,687.31         1,610,000.00
   11.14          945,685.00           950,000.00
   11.15        1,961,052.18         1,970,000.00
   11.16        1,304,049.92         1,310,000.00
   11.17        1,254,277.03         1,260,000.00
     12        21,481,774.12        21,500,000.00         127,717.02          5.914           0.02         5.8221       Actual/360
     13        20,131,996.01        20,200,000.00         142,125.74           6.95           0.02         6.9081       Actual/360
   13.01        8,272,057.77         8,300,000.00
   13.02        6,976,434.26         7,000,000.00
   13.03        4,883,503.98         4,900,000.00
     14        18,600,000.00        18,600,000.00          94,907.73           4.56           0.02         4.4581       Actual/360
     15        16,945,504.77        17,000,000.00          93,243.86           5.19           0.02         5.1481       Actual/360
     16        16,800,000.00        16,800,000.00          98,040.24           5.75           0.02         5.7081       Actual/360
     17        13,792,261.33        13,850,000.00          76,566.02           5.26           0.02         5.2181       Actual/360
     18        10,825,000.00        10,825,000.00          63,240.55           5.76           0.02         5.7081       Actual/360
     19         9,950,000.00         9,950,000.00          60,553.80           6.14           0.02         6.0981       Actual/360
     20         9,592,517.30         9,600,000.00          58,984.03           6.23           0.02         6.1281       Actual/360
     21         9,590,295.37         9,600,000.00          52,773.96           5.21           0.02         5.1681       Actual/360
     22         9,500,000.00         9,500,000.00          60,225.23           5.83           0.02         5.7781       Actual/360
     23         9,061,160.02         9,100,000.00          59,328.73          6.125           0.02         6.0731       30/360
     24         9,000,000.00         9,000,000.00          50,537.77           5.4            0.02         5.2981       Actual/360
     25         8,991,784.67         9,000,000.00          51,809.07          5.625           0.02         5.5831       Actual/360
   25.01        2,237,955.30         2,240,000.00
   25.02        4,955,472.44         4,960,000.00
   25.03        1,798,356.93         1,800,000.00
     26         8,414,173.91         8,440,000.00          47,393.20           5.4            0.02         5.3581       Actual/360
     27         7,994,075.72         8,015,000.00          48,518.72           6.09           0.02         5.9381       Actual/360
     28         7,986,417.18         8,000,000.00          49,674.38           6.33           0.02         6.2881       Actual/360
     29         7,500,000.00         7,500,000.00          31,250.00            5             0.02         4.9481       30/360
     30         7,346,474.71         7,360,000.00          44,032.33           5.98           0.02         5.9281       Actual/360
     31         7,189,247.31         7,200,000.00          42,806.69           5.17           0.02         5.1181       Actual/360
     32         6,993,407.55         7,000,000.00          39,745.23           5.5            0.02         5.4581       Actual/360
     33         6,986,642.31         7,000,000.00          41,117.30           5.81           0.02         5.7581       Actual/360
     34         6,000,000.00         6,000,000.00          50,631.41            6             0.02         5.9581       Actual/360
     35         6,650,000.00         6,650,000.00          40,836.82           5.5            0.02         5.4581       Actual/360
   35.01          400,000.00           400,000.00
   35.02        2,820,000.00         2,820,000.00
   35.03          975,000.00           975,000.00
   35.04          560,000.00           560,000.00
   35.05          960,000.00           960,000.00
   35.06          935,000.00           935,000.00
     36         5,984,658.99         6,100,000.00          65,297.93           5.2            0.02         5.1581       Actual/360
     37         5,440,000.00         5,440,000.00          31,195.60           5.59           0.02         5.5381       Actual/360
   37.01        3,625,812.76         3,625,812.76
   37.02        1,814,187.24         1,814,187.24
     38         5,378,234.59         5,400,000.00          34,726.29           5.98           0.02         5.9281       Actual/360
     39         5,200,000.00         5,200,000.00          22,966.67           5.3            0.02         5.2481       30/360
     40         5,161,561.24         5,175,000.00          34,233.92           6.28           0.02         6.2381       Actual/360
     41         4,974,694.39         5,000,000.00          34,628.12           6.16           0.02         6.1081       Actual/360
     42         4,722,245.47         4,750,000.00          29,084.12           5.47           0.02         5.4181       Actual/360
     43         4,596,055.68         4,600,000.00          27,196.04           5.87           0.02         5.8281       Actual/360
     44         4,535,000.00         4,535,000.00          26,840.73           5.88           0.02         5.8381       Actual/360
     45         4,500,000.00         4,500,000.00          28,620.86           6.56           0.02         6.4581       Actual/360
     46         4,150,000.00         4,150,000.00          25,417.46           6.2            0.02         6.1481       Actual/360
     47         4,150,000.00         4,150,000.00          26,662.46           5.97           0.02         5.9181       Actual/360
     48         3,992,698.39         4,000,000.00          24,007.74           6.01           0.02         5.9681       Actual/360
     49         3,971,596.01         3,975,000.00          23,513.63          5.875           0.02         5.8331       Actual/360
     50         3,945,000.00         3,945,000.00          25,659.39           6.1            0.02         6.0481       Actual/360
     51         3,927,047.51         3,938,000.00          23,156.51           5.82           0.02         5.7781       Actual/360
     52         3,847,238.13         3,850,000.00          24,410.63           6.53           0.02         6.4781       Actual/360
     53         3,840,621.46         3,850,000.00          26,333.28           6.64           0.02         6.5981       Actual/360
     54         3,600,000.00         3,600,000.00          21,077.28           5.78           0.02         5.7381       Actual/360
     55         3,596,824.50         3,600,000.00          21,031.50           5.76           0.02         5.7181       Actual/360
     56         3,571,527.82         3,575,000.00          20,018.97          5.375           0.02         5.3331       Actual/360
     57         3,533,000.00         3,533,000.00          21,455.46           6.12           0.02         6.0681       Actual/360
     58         3,503,877.22         3,513,000.00          23,239.37           6.28           0.02         6.2381       Actual/360
     59         3,471,624.94         3,475,000.00          19,459.00          5.375           0.02         5.3331       Actual/360
     60         3,350,000.00         3,350,000.00          19,656.23           5.8            0.02         5.6981       Actual/360
     61         3,297,441.75         3,300,000.00          20,318.67           6.25           0.02         6.2081       Actual/360
     62         3,297,192.33         3,300,000.00          19,573.50           5.9            0.02         5.8481       Actual/360
     63         3,246,939.22         3,250,000.00          18,453.14           5.5            0.02         5.4581       Actual/360
     64         3,175,348.18         3,184,000.00          18,926.23           5.92           0.02         5.8681       Actual/360
     65         3,100,000.00         3,100,000.00          14,518.33           5.62           0.02         5.5781       Actual/360
     66         2,947,134.84         2,950,000.00          16,519.15          5.375           0.02         5.3331       Actual/360
     67         2,865,000.00         2,865,000.00          18,259.74           6.58           0.02         6.5381       Actual/360
     68         2,700,000.00         2,700,000.00          15,756.47           5.75           0.02         5.7081       Actual/360
     69         2,495,452.66         2,502,000.00          15,129.68           6.08           0.02         6.0281       Actual/360
     70         2,475,391.54         2,480,000.00          14,757.43           5.93           0.02         5.8781       Actual/360
     71         2,475,000.00         2,475,000.00          10,807.50           5.24           0.02         5.1881       30/360
     72         2,100,000.00         2,100,000.00          11,759.40          5.375           0.02         5.3331       Actual/360
     73         2,048,223.94         2,050,000.00          12,067.63           5.83           0.02         5.7781       Actual/360
     74         1,996,541.67         2,000,000.00          12,314.34           6.25           0.02         6.1481       Actual/360
     75         1,900,000.00         1,900,000.00          13,277.68          6.875           0.02         6.8331       Actual/360
     76         1,898,519.05         1,900,000.00          11,673.92           6.23           0.02         6.1881       Actual/360
     77         1,797,588.58         1,800,000.00          11,323.92           5.75           0.02         5.7081       Actual/360
     78         1,623,608.43         1,625,000.00           9,612.49          5.875           0.02         5.8331       Actual/360
     79         1,250,000.00         1,250,000.00           8,735.31          6.875           0.02         6.8331       Actual/360

                              REM.        MATURITY           ARD         AMORT        REM.            GROUND
   LOAN #        TERM         TERM          DATE            DATE          TERM       AMORT             LEASE           ARD
----------------------------------------------------------------------------------------------------------------------------------
     1           120          120         11/1/2013                       360         360               No             No
     2           120          117         8/1/2013                        360         360               No             No
     3           120          119         10/1/2013                       360         360          Fee/Leasehold       No
     4            84           84         11/1/2010       11/1/2010       330         330               No             No
    4.01
    4.02
    4.03
    4.04
    4.05
     5           120          120         11/1/2013       11/1/2013       330         330               No             No
     6           120          120         11/1/2013                       360         360               No             No
     7           120          116         7/1/2013        6/1/1933        360         356               No             Yes
     8           120          120         11/1/2013                        0           0                Yes            No
     9           132          132         11/1/2014                       360         360               No             No
     10          120          117         8/1/2013        8/1/2028        300         297               No             Yes
   10.01                                                                                                No
   10.02                                                                                                No
   10.03                                                                                                No
     11          120          117         8/1/2013        8/1/2028        300         297               No             Yes
   11.01                                                                                                No
   11.02                                                                                                No
   11.03                                                                                                No
   11.04                                                                                                No
   11.05                                                                                                No
   11.06                                                                                                No
   11.07                                                                                                No
   11.08                                                                                                No
   11.09                                                                                                No
   11.10                                                                                                No
   11.11                                                                                                No
   11.12                                                                                                No
   11.13                                                                                                No
   11.14                                                                                                No
   11.15                                                                                                No
   11.16                                                                                                No
   11.17                                                                                                No
     12           84           83         10/1/2010       10/1/2010       360         359               No             No
     13          120          117         8/1/2013        8/1/2028        300         297               No             ARD
   13.01                                                                                                No
   13.02                                                                                                No
   13.03                                                                                                No
     14           84           83         10/1/2010                       360         359               No             No
     15          120          117         8/1/2013                        360         357               No             No
     16          120          120         11/1/2013                       360         360               No             No
     17          120          116         7/1/2013                        360         356               No             No
     18          120          120         11/1/2013                       360         360               No             No
     19           60           60         11/1/2008                       360         360               No             No
     20          120          119         10/1/1933       10/1/2013       360         359               No             Yes
     21          120          119         10/1/2013                       360         359               No             No
     22          120          120         11/1/2013                       300         300               No             No
     23          180          177         8/1/2018                        300         297               No             No
     24          120          120         11/1/2013                       360         360               No             No
     25          120          119         10/1/2013                       360         359               No             No
   25.01                                                                                                No
   25.02                                                                                                No
   25.03                                                                                                No
     26          120          117         8/1/2013                        360         357               No             No
     27          120          117         8/1/2013                        360         357               No             No
     28          120          118         9/1/2013                        360         358               No             No
     29           84           83         10/1/2010                        0           0                No             No
     30          120          118         9/1/1933        9/1/2013        360         358               No             Yes
     31          120          119         10/1/2013                       300         299               No             No
     32          120          119         10/1/2013                       360         359               No             No
     33          120          118         9/1/2013                        360         358               No             No
     34          120          120         11/1/2013                       180         180               No             No
     35          120          120         11/1/2013                       300         300               No             No
   35.01                                                                                                No
   35.02                                                                                                No
   35.03                                                                                                No
   35.04                                                                                                No
   35.05                                                                                                No
   35.06                                                                                                No
     36          120          117         8/1/2013                        120         117               No             No
     37          120          120         11/1/2013                       360         360               No             No
   37.01                                                                                                No
   37.02                                                                                                No
     38          120          117         8/1/2013                        300         297               No             No
     39           84           83         10/1/2010                        0           0                No             No
     40          120          118         9/1/2013        9/1/2028        300         298               No             Yes
     41          120          117         8/1/2013                        264         261               No             No
     42          120          116         7/1/2013                        300         296               No             No
     43          120          119         10/1/2013                       360         359               No             No
     44          120          120         11/1/2013                       360         360               No             No
     45          120          120         11/1/1933       11/1/2013       360         360               No             Yes
     46          120          120         11/1/1933       11/1/2013       360         360               No             Yes
     47          120          120         11/1/2013                       300         300               No             No
     48          120          118         9/1/2013                        360         358               No             No
     49          120          119         10/1/2013                       360         359               No             No
     50          120          120         11/1/2013                       300         300               No             No
     51          180          177         8/1/2018                        360         357               No             No
     52          120          119         10/1/1933       10/1/2013       360         359               No             Yes
     53          120          118         9/1/2013        9/1/2028        300         298               No             Yes
     54          120          120         11/1/2013                       360         360               No             No
     55          120          119         10/1/2013                       360         359               No             No
     56           60           59         10/1/2008                       360         359               No             No
     57          120          120         11/1/1933       11/1/2013       360         360               No             Yes
     58          120          118         9/1/2013        9/1/2028        300         298               No             Yes
     59           60           59         10/1/2008                       360         359               No             No
     60          120          120         11/1/2013                       360         360               No             No
     61          120          119         10/1/2013                       360         359               No             No
     62          120          119         10/1/2013                       360         359               No             No
     63          120          119         10/1/2013                       360         359               No             No
     64          120          117         8/1/2013                        360         357               No             No
     65          120          120         11/1/2013                        0           0                No             No
     66           60           59         10/1/2008                       360         359               No             No
     67          120          120         11/1/2013       11/1/1933       360         360               No             Yes
     68          120          120         11/1/2013                       360         360               No             No
     69          120          117         8/1/2013                        360         357               No             No
     70          120          118         9/1/2013                        360         358               No             No
     71           84           84         11/1/2010                        0           0                No             No
     72           60           60         11/1/2008                       360         360               No             No
     73          120          119         10/1/2013                       360         359               No             No
     74          120          118         9/1/2013                        360         358               No             No
     75          120          120         11/1/2013                       300         300               No             No
     76          120          119         10/1/2013                       360         359               No             No
     77          120          119         10/1/2013       9/1/1933        300         299               No             Yes
     78          120          119         10/1/2013                       360         359               No             No
     79          120          120         11/1/2013                       300         300               No             No

                                                                                                   ENVIRONMENTAL        CROSS-
   LOAN #                                      ARD STEP UP (%)                                         POLICY         DEFAULTED
------------------------------------------------------------------------------------------------------------------------------------
     1                                                                                                   No               No
     2                                                                                                   No               No
     3                                                                                                   No               No
     4                                                                                                  Yes               No
    4.01
    4.02
    4.03
    4.04
    4.05
     5                                                                                                  Yes               No
     6                                                                                                   No               No
     7                                               1.8                                                 No               No
     8                                                                                                   No               No
     9                                                                                                   No               No
     10                                               2                                                  No              Yes
   10.01                                                                                                 No
   10.02                                                                                                 No
   10.03                                                                                                 No
     11                                               2                                                  No               No
   11.01                                                                                                 No
   11.02                                                                                                 No
   11.03                                                                                                 No
   11.04                                                                                                 No
   11.05                                                                                                 No
   11.06                                                                                                 No
   11.07                                                                                                 No
   11.08                                                                                                 No
   11.09                                                                                                 No
   11.10                                                                                                 No
   11.11                                                                                                 No
   11.12                                                                                                 No
   11.13                                                                                                 No
   11.14                                                                                                 No
   11.15                                                                                                 No
   11.16                                                                                                 No
   11.17                                                                                                 No
     12                                                                                                  No               No
     13                                               2                                                  No              Yes
   13.01                                                                                                 No
   13.02                                                                                                 No
   13.03                                                                                                 No
     14                                                                                                  No               No
     15                                                                                                  No               No
     16                                                                                                  No               No
     17                                                                                                  No               No
     18                                                                                                  No               No
     19                                                                                                  No               No
     20         Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.             No               No
     21                                                                                                  No               No
     22                                                                                                  No               No
     23                                                                                                  No               No
     24                                                                                                  No               No
     25                                                                                                  No               No
   25.01                                                                                                 No
   25.02                                                                                                 No
   25.03                                                                                                 No
     26                                                                                                  No               No
     27                                                                                                 Yes               No
     28                                                                                                  No               No
     29                                                                                                  No               No
     30         Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.             No               No
     31                                                                                                  No               No
     32                                                                                                  No               No
     33                                                                                                 Yes               No
     34                                                                                                  No               No
     35                                                                                                  No               No
   35.01                                                                                                 No
   35.02                                                                                                 No
   35.03                                                                                                 No
   35.04                                                                                                 No
   35.05                                                                                                 No
   35.06                                                                                                 No
     36                                                                                                  No               No
     37                                                                                                  No               No
   37.01                                                                                                 No               No
   37.02                                                                                                 No               No
     38                                                                                                  No               No
     39                                                                                                  No               No
     40                                               2                                                  No               No
     41                                                                                                  No               No
     42                                                                                                  No               No
     43                                                                                                  No               No
     44                                                                                                  No               No
     45         Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.             No               No
     46         Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.             No               No
     47                                                                                                  No               No
     48                                                                                                  No               No
     49                                                                                                  No              Yes
     50                                                                                                  No               No
     51                                                                                                  No               No
     52         Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.             No               No
     53                                               2                                                  No               No
     54                                                                                                  No               No
     55                                                                                                  No               No
     56                                                                                                  No               No
     57         Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.             No               No
     58                                               2                                                  No               No
     59                                                                                                  No               No
     60                                                                                                  No               No
     61                                                                                                  No               No
     62                                                                                                  No               No
     63                                                                                                  No               No
     64                                                                                                  No               No
     65                                                                                                  No               No
     66                                                                                                  No               No
     67                                               2                                                  No               No
     68                                                                                                  No               No
     69                                                                                                  No               No
     70                                                                                                  No               No
     71                                                                                                  No               No
     72                                                                                                  No               No
     73                                                                                                  No               No
     74                                                                                                  No               No
     75                                                                                                  No              Yes
     76                                                                                                  No               No
     77                                               2                                                  No               No
     78                                                                                                  No              Yes
     79                                                                                                  No              Yes

                                                                                             UPFRONT       UPFRONT       UPFRONT
                CROSS-          DEFEASANCE       LETTER OF     LOCKBOX IN      HOLDBACK        ENG.         ENV.          TI/LC
   LOAN #   COLLATERALIZED        ALLOWED         CREDIT         PLACE           AMT         RESERVE       RESERVE       RESERVE
-----------------------------------------------------------------------------------------------------------------------------------
     1            No                Yes             No            Yes             0          293,393          0         8,650,000
     2            No                Yes             No            Yes             0             0             0             0
     3            No                Yes             No            Yes             0             0             0             0
     4            No                Yes             No            Yes             0           3,688           0             0
    4.01
    4.02
    4.03
    4.04
    4.05
     5            No                Yes             No            Yes             0                           0             0
     6            No                Yes             No            Yes             0             0             0             0
     7            No                Yes             No             No             0             0             0          500,000
     8            No                Yes             No            Yes             0             0             0             0
     9            No                Yes             Yes           Yes             0             0             0             0
     10          Yes                Yes             No            Yes             0           68,250          0             0
   10.01
   10.02
   10.03
     11           No                Yes             No            Yes             0           39,145          0             0
   11.01
   11.02
   11.03
   11.04
   11.05
   11.06
   11.07
   11.08
   11.09
   11.10
   11.11
   11.12
   11.13
   11.14
   11.15
   11.16
   11.17
     12           No                Yes             No            Yes             0                           0             0
     13          Yes                Yes             No            Yes             0           39,431          0             0
   13.01
   13.02
   13.03
     14           No                Yes             No             No             0             0             0             0
     15           No                Yes             Yes                           0             0             0             0
     16           No                Yes             No                            0          429,000          0             0
     17           No                Yes             No            Yes             0             0             0             0
     18           No                Yes             No             No             0             0             0             0
     19           No                No              No                            0          124,250          0             0
     20           No                Yes             No            Yes         46,250.00         0             0             0
     21           No                Yes             No                            0           10,010          0             0
     22           No                Yes             No             No             0             0             0             0
     23           No                No              No             No             0             0             0             0
     24           No                Yes             No             No             0          105,000          0             0
     25           No                Yes             No             No             0           89,966          0             0
   25.01
   25.02
   25.03
     26           No                Yes             No             No             0           45,000          0             0
     27           No                Yes             No             No         70,000.00         0             0             0
     28           No                Yes             No                            0           86,063          0             0
     29           No                No              No             No             0             0             0             0
     30           No                Yes             No             No             0             0             0             0
     31           No                Yes             No             No         50,000.00       27,500          0             0
     32           No                Yes             No                            0         1,646,720         0             0
     33           No                Yes             No             No          5,800.00         0             0             0
     34           No                Yes             No             No             0             0             0             0
     35           No                Yes             No                            0           13,750          0             0
   35.01
   35.02
   35.03
   35.04
   35.05
   35.06
     36           No                Yes             No                            0             0             0          750,000
     37           No                Yes             No             No             0             0             0
   37.01          No                                               No
   37.02          No                                               No
     38           No                Yes             No             No             0             0             0             0
     39           No                No              No             No             0             0             0             0
     40           No                Yes             No            Yes             0             0             0             0
     41           No                Yes             No             No             0             0             0           4,000
     42           No                Yes             No             No             0             0             0             0
     43           No                No              No                            0             0             0             0
     44           No                No              No                            0             0             0             0
     45           No                Yes             No            Yes             0           13,500          0           1,150
     46           No                Yes             No            Yes         250,000.00        0             0            833
     47           No                No              No             No             0             0             0             0
     48           No                Yes             No            Yes             0           88,820          0             0
     49          Yes                Yes             No                            0             0             0             0
     50           No                Yes             No             No             0             0             0             0
     51           No                Yes             No                            0           68,010          0             0
     52           No                Yes             No            Yes         12,500.00         0             0             0
     53           No                Yes             No            Yes             0             0             0             0
     54           No                No              No                            0           23,250          0             0
     55           No                Yes             No             No             0           20,000          0             0
     56           No                Yes             No                            0          115,000          0             0
     57           No                Yes             No            Yes             0             0             0             0
     58           No                Yes             No            Yes             0             0             0             0
     59           No                Yes             No                            0           69,000          0             0
     60           No                Yes             No             No             0             0             0             0
     61           No                Yes             No                            0             0             0             0
     62           No                Yes             No             No             0             0             0             0
     63           No                Yes             No                            0             0             0             0
     64           No                Yes             No             No             0           97,550          0             0
     65           No                Yes             No                            0           54,688          0             0
     66           No                Yes             No                            0          116,000          0             0
     67           No                Yes             No            Yes             0             0             0             0
     68           No                Yes             No                            0           69,563          0             0
     69           No                Yes             No             No             0             0             0             0
     70           No                Yes             No             No             0             0             0             0
     71           No                No              No             No             0             0             0             0
     72           No                Yes             No                            0           76,513          0             0
     73           No                Yes             No             No             0           36,688          0             0
     74           No                Yes             No             No             0             0             0          100,000
     75          Yes                Yes             No                            0             0             0             0
     76           No                Yes             No                            0             0             0             0
     77           No                Yes             No            Yes             0             0             0             0
     78          Yes                Yes             No                            0           10,125          0             0
     79          Yes                Yes             No                            0             0             0             0

                 UPFRONT         UPFRONT          UPFRONT
                  RE TAX           INS.            OTHER
  LOAN #         RESERVE         RESERVE          RESERVE             UPFRONT OTHER RESERVE DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------
     1          2,009,142        403,471             0
     2              0               0                0
     3              0               0                0
     4           257,315            0                0
    4.01
    4.02
    4.03
    4.04
    4.05
     5           116,290            0                0
     6           411,807         144,828          630,000             Fortune Realty Occupancy Reserve
     7           105,054            0            5,484,160       Initial NYU Rent Abatement & TI Reimbursement
                                                                  Deposit and Phase II Landlord Work Reserve
     8           845,635         167,794             0
     9              0               0                0
     10          158,629          24,072          348,982                    Seasonality Reserve
   10.01
   10.02
   10.03
     11          590,510          72,128             0
   11.01
   11.02
   11.03
   11.04
   11.05
   11.06
   11.07
   11.08
   11.09
   11.10
   11.11
   11.12
   11.13
   11.14
   11.15
   11.16
   11.17
     12          290,294          55,917             0
     13          233,167          22,057          284,251                    Seasonality Reserve
   13.01
   13.02
   13.03
     14             0             9,396              0
     15           57,504          20,512             0
     16          115,747          7,667              0
     17           28,275          2,616              0
     18             0               0                0
     19           60,345          42,230             0
     20             0               0                0
     21             0             10,150          13,509                    Debt Service Reserve
     22           27,402            0                0
     23             0               0                0
     24          271,093            0                0
     25          212,916          86,875             0
   25.01
   25.02
   25.03
     26           48,533          4,776              0
     27           18,151          5,005              0
     28           34,846          8,321              0
     29             0               0                0
     30           55,369          10,349             0
     31             0               0                0
     32           18,082          5,432              0
     33           29,537          4,419              0
     34           10,139            0                0
     35           2,482           21,835             0
   35.01
   35.02
   35.03
   35.04
   35.05
   35.06
     36           69,348          2,945              0
     37           45,999          22,784             0
   37.01
   37.02
     38             0               0                0
     39             0               0                0
     40             0               0             36,567                    Debt Service Reserve
     41           9,304           7,084              0
     42           27,367          45,382             0
     43           48,604          3,416              0
     44           4,833             0                0
     45             0               0                0
     46             0               0                0
     47             0               0                0
     48          157,540          29,815             0
     49           13,279            0                0
     50           18,833          26,642             0
     51           15,820          1,463              0
     52             0               0                0
     53             0             1,085              0
     54           2,569           17,028             0
     55           81,035          2,561              0
     56           76,200          4,441              0
     57             0               0                0
     58             0               0             24,822                    Debt Service Reserve
     59           68,666          4,390              0
     60             0               0                0
     61           12,273          1,225              0
     62           14,306          3,863              0
     63           5,695           4,840              0
     64           21,179          6,949              0
     65             0               0                0
     66           57,159          3,074              0
     67           5,194           1,218              0
     68           23,196           734            200,000       Lease up holdback. To be released 4/1/04 to 1/31/05
                                                           subject to a DSCR greater than 1.38x, a debt service coverage constant ratio of 0.97x, minimum occupancy of 92%, EGI of
                                                                   at least $523,000 and concessions less than 1%.
     69             0               0                0
     70             0               0                0
     71             0               0                0
     72           16,106          11,546          12,625           Property Insurance Replacement Reserve
     73           8,335           2,104              0
     74           10,246            0                0
     75           2,394           8,215              0
     76           2,667           1,407           35,000                    Debt Service Reserve
     77             0              587               0
     78           2,320           1,323              0
     79           4,213           14,788             0

               MONTHLY         MONTHLY       MONTHLY       MONTHLY                                INTEREST
                CAPEX           TI/LC        RE TAX         INS.          TOTAL         GRACE      RESERVE      LOAN
   LOAN #      RESERVE         RESERVE       RESERVE       RESERVE       SF/UNITS      PERIOD       LOAN        GROUP
------------------------------------------------------------------------------------------------------------------------
     1          15,743         100,000       699,714       44,830        944,556          8          No           1
     2          8,928             0             0             0          427,439          5          Yes          1
     3            0               0             0             0          292,509         10          Yes          1
     4          8,682             0          51,692           0           2,206           7          Yes          1
    4.01                                                                   505                                    1
    4.02                                                                   458                                    1
    4.03                                                                   394                                    1
    4.04                                                                   345                                    1
    4.05                                                                   504                                    1
     5          1,613             0          19,382           0           1,384           7          Yes          2
     6          2,105           6,290        72,628        29,316        166,300          5          Yes          1
     7          4,210             0          52,527           0          202,078          5          Yes          1
     8          3,646             0          169,127       15,254          173            5          Yes          1
     9            0               0             0             0          856,879          5          Yes          1
     10         62,331            0          27,842         8,024          774            5          Yes          1
   10.01                                                                   317                                    1
   10.02                                                                   255                                    1
   10.03                                                                   202                                    1
     11           0               0             0             0          260,967          0          Yes          1
   11.01                                                                  13,563                                  1
   11.02                                                                  14,149                                  1
   11.03                                                                  14,713                                  1
   11.04                                                                  14,438                                  1
   11.05                                                                  15,189                                  1
   11.06                                                                  17,863                                  1
   11.07                                                                  15,763                                  1
   11.08                                                                  14,438                                  1
   11.09                                                                  14,131                                  1
   11.10                                                                  16,741                                  1
   11.11                                                                  14,438                                  1
   11.12                                                                  16,874                                  1
   11.13                                                                  17,033                                  1
   11.14                                                                  11,776                                  1
   11.15                                                                  18,263                                  1
   11.16                                                                  15,995                                  1
   11.17                                                                  15,600                                  1
     12         1,500          13,500        48,382         5,083        206,599          8          Yes          1
     13         50,735            0          33,513         7,352          747            5          Yes          1
   13.01                                                                   244                                    1
   13.02                                                                   293                                    1
   13.03                                                                   210                                    1
     14         6,730             0          18,796         4,698          323            5          Yes          2
     15         6,333             0           9,584         2,930          304            5          Yes          2
     16         10,733            0          23,149         7,667          368            5          Yes          2
     17         3,157           5,051         7,069         2,616        182,366          5          Yes          1
     18         3,600             0             0             0            216            5          Yes          2
     19         3,471          12,125        10,972         4,223        138,832          5          Yes          1
     20           0               0             0             0           45,000          5          Yes          1
     21         1,205           3,700         9,737         2,030         96,401          5          Yes          1
     22         1,658             0           5,480           0          134,493          5          Yes          1
     23           0               0          12,774           0           94,420          5          No           1
     24         11,200            0          20,853           0            336            5          Yes          2
     25         8,601             0          21,292        14,479          411            5          Yes          2
   25.01                                                                   108                                    2
   25.02                                                                   211                                    2
   25.03                                                                    92                                    2
     26         1,584           4,750        12,133          796         126,905          5          Yes          1
     27         1,359             0           2,017         1,251        108,750          5          Yes          1
     28         1,679           8,600         6,969         1,189         80,609          5          Yes          1
     29           0               0             0             0          146,430          5          No           1
     30         2,104             0           9,228         1,035        102,320          5          Yes          1
     31          723              0           2,372           0           57,857          5          Yes          1
     32         3,150             0          18,082         5,432          134            5          Yes          1
     33         1,986             0           7,384         2,209         81,584          5          Yes          1
     34           0               0           5,070           0          128,611          5          Yes          1
     35         2,313             0           1,307         3,119          555            5          Yes          2
   35.01                                                                    30                                    2
   35.02                                                                   308                                    2
   35.03                                                                    53                                    2
   35.04                                                                    45                                    2
   35.05                                                                    70                                    2
   35.06                                                                    49                                    2
     36          358              0          23,116         1,473         16,700          5          Yes          1
     37         3,013             0             0             0            132            5          Yes          2
   37.01                                                                    64                                    2
   37.02                                                                    68                                    2
     38          487              0           4,721          869          48,115          5          Yes          1
     39           0               0             0             0          110,018          5          No           1
     40           0             2,333           0             0          164,150          5          Yes          1
     41         1,410           4,000         2,326          886          80,567          5          Yes          1
     42           0               0           3,910         4,869          150            5          Yes          2
     43         1,349             0           6,943         1,708           56            5          Yes          2
     44          256            2,000         4,833           0           20,444          5          Yes          1
     45          866            1,150           0             0           35,892          5          Yes          1
     46          345             833          8,201           0           12,440          5          Yes          1
     47          810              0             0             0           64,749          5          Yes          1
     48         5,167             0          19,692         7,454          248            5          Yes          2
     49          667              0           2,758          744           148            5          Yes          1
     50         1,138             0             0             0           65,258          5          Yes          1
     51          378              0           3,164          732          30,263          5          Yes          1
     52           0               0             0             0           14,490          5          Yes          1
     53           0               0             0            362          13,813          5          Yes          1
     54           0               0           2,569         1,548           93            5          Yes          2
     55          874            2,799         7,367         2,561         69,917          5          Yes          1
     56         3,570             0          12,845         4,441          176            5          Yes          2
     57           0               0             0             0           13,650          5          Yes          1
     58           0             1,583           0             0          122,209          5          Yes          1
     59         3,387             0          10,651         4,390          148            5          Yes          2
     60          513            2,917           0             0           41,000          5          Yes          1
     61           0               0           3,068         1,225         15,900          5          Yes          1
     62          677              0           3,733         1,931           40            5          Yes          2
     63          479              0           2,847          691            23            5          Yes          1
     64          712            3,250         4,236          632          31,201          5          Yes          1
     65         1,729             0             0             0             82            5          Yes          2
     66         2,889             0          10,046         3,074          132            5          Yes          2
     67          136              0           5,194         1,218         10,908          5          Yes          1
     68         1,833             0           4,639          734            88            5          Yes          2
     69         1,600             0           2,580          956            64            5          Yes          2
     70         1,625             0           2,629          939            64            5          Yes          2
     71           0               0             0             0           42,942          5          No           1
     72         1,238             0           2,013         3,849          198           10          Yes          2
     73         1,112             0           1,191         1,052           52            5          Yes          2
     74           0               0           3,415           0           27,747          5          Yes          1
     75          559              0           2,394         1,174         44,748          5          Yes          1
     76          125             961          2,667          704          10,000          5          Yes          1
     77          132              0             0            587          10,594          5          Yes          1
     78          549              0           2,320          441           122            5          Yes          1
     79          565              0           1,503         2,113         45,200          5          Yes          1

                                   EXHIBIT C-1

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY


        PROPERTY NAME              LOAN AMOUNT                    NOTE EXCEPTION               KEYBANK ID
Keep It Self Storage            $5,400,000          Note date incorrect s/b 7/16/2003           10020466
Woodinville Heated Self         $4,150,000          Note date incorrect s/b 10/16/2003          10021365
Storage
Enterprise Plaza                $3,350,000          Note date incorrect s/b 10/14/2003          10021379

                                     C-1-1

                                   EXHIBIT C-2

                         FORM OF CUSTODIAL CERTIFICATION

                                                                          [Date]

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080
Attention: Merrill Lynch Mortgage Trust
               Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1

KeyBank National Association
c/o KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention:   _____________


JPMorgan Chase Bank
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance

KeyCorp Real Estate Capital Markets Inc.
911 Main Street, Suite 1500
Kansas City, Missouri 64105
Attention: Portfolio Manager

ARCap Servicing, Inc.
5605 North MacArthur Boulevard, Suite 950
Irving, TX 75038
Attention: _____________

Re: Merrill Lynch Mortgage Trust 2003-KEY1,
    Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1

Ladies and Gentlemen:

         LaSalle Bank National Association, as Trustee, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the

                                     C-2-1
proviso in the definition of "Mortgage File," all documents specified in clauses
(i), (ii), (iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii), (iv)(b), (iv)(c), (vi), (viii) and (xi) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct, and (iv) solely with respect to the Companion Loans, all documents specified in clause (xiii) of the definition of "Mortgage File" are in its possession.

         None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing Agreement.



                      Respectfully,  LASALLE BANK NATIONAL ASSOCIATION

                                     -------------------------------------------
                             Name:
                                     -------------------------------------------
                             Title:
                                     -------------------------------------------

                                     C-2-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Corporate Trust Services (CMBS)-Mortgage Document Custody

Re:      Merrill Lynch Mortgage Trust 2003-KEY1,
         Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1

Ladies and Gentlemen:

         In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of November 1, 2003 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc., as Master Servicer, ARCap Servicing, Inc., as Special Servicer, ABN AMRO Bank N.V., as fiscal agent, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

                  The Mortgage File should be delivered to the following:


                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------


                                            Attn:
                                                   -----------------------------
                                            Phone:
                                                   -----------------------------

                                     D-1-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1. Mortgage Loan paid in full.

                  The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement have been or will be so credited.

_____ 2. Other.  (Describe)


                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------


                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                         KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                         as Master Servicer
                         By:
                              --------------------------------------
                              Name
                                   ---------------------------------
                              Title:
                                    --------------------------------


                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn:  Corporate Trust Services (CMBS)-Mortgage Document Custody

         Re:  Merrill Lynch Mortgage Trust 2003-KEY1,
              Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1

Ladies and Gentlemen:

                  In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of November 1, 2003 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc., as Master Servicer, ARCap Servicing, Inc., as Special Servicer, ABN AMRO Bank N.V., as fiscal agent, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

                  The Mortgage File should be delivered to the following:



                                    -------------------------------------

                                    -------------------------------------

                                    -------------------------------------

                                    Attn:
                                           ------------------------------
                                    Phone:
                                           ------------------------------



                                     D-2-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1. Mortgage Loan is being foreclosed.

_____ 2. Other.  (Describe)


                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------


                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                     ARCAP SERVICING, INC.
                                     as Special Servicer
                                     By:
                                            ------------------------------------
                                     Name
                                             -----------------------------------
                                     Title:
                                             -----------------------------------

                                     D-2-2

                                   EXHIBIT E-1

                         FORM OF TRANSFEROR CERTIFICATE

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group, Merrill Lynch Mortgage Trust, Series 2003-KEY1

         Re:  Merrill Lynch Mortgage Trust 2003-KEY1,
              Commercial Mortgage Pass-Through Certificates,
              Series 2003-KEY1 (the "Certificates")


Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by       (the "Transferor") to        (the "Transferee") of a
Certificate (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of November 20, 2003 (the "Closing Date") of
$       evidencing a       % percentage interest in the Class to which it
belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2003, among Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
(a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

                                     E-1-1

                                            Very truly yours,




                                            ------------------------------------
                                                       (Transferor)
                                            By:
                                                --------------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                     E-1-2

                                   EXHIBIT E-2

                         FORM OF TRANSFEREE CERTIFICATE
                                    FOR QIBS

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group, Merrill Lynch Mortgage
      Trust, Series 2003-KEY1

Re:   Merrill Lynch Mortgage Trust 2003-KEY1,
      Commercial Mortgage Pass-Through Certificates,
      Series 2003-KEY1 (the "Certificates")


Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by      (the "Transferor") to      (the "Transferee") of a Certificate
(the "Transferred Certificate") having an initial [principal balance] [notional amount] as of November 20, 2003 (the "Closing Date") of $______evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2003, among Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                    1. The Transferee is a "qualified institutional buyer" as
               that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                    2. [For Class A-1A, Class F, Class G, Class H, Class XC,
               Class XP, Class WW-X, Class WW-1, Class WW-2 or Class WW-3 Certificates.] [The Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, or any

                                     E-2-1
               other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and satisfies all the requirements of the Exemption as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. The Transferee will not transfer the transferred certificate in violation of the foregoing.]

                    [For Class J, Class K, Class L, Class M, Class N, Class P
               and Class Q Certificates.] [The Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code that is subject to
               Section 4975 of the Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. The Transferee will not transfer the Transferred Certificate in violation of the foregoing.]

                    3. The Transferee has been furnished with all information
               regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                    4. The Transferee has been furnished a copy of the Private
               Placement Memorandum dated November 7, 2003 and has read such Private Placement Memorandum.

                    5. The Transferee understands that it may not sell or
               otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section
               5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

                  [In the case of the Unregistered Certificates]: THE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS

                                     E-2-2

                  OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.



                  -AND-

                  [In the case of Class R-LR, Class R-I, Class R-II, Class Z-I or Class Z-II Certificates]:

                  NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                  [In the case of Class R-LR, Class R-I and Class R-II Certificates]:

                  THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, REFERRED TO HEREIN, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS

                                     E-2-3

                  HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

                  [In the case of Class J, Class K, Class L, Class M, Class P or Class Q Certificates]:

                  NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF

                                     E-2-4

                    LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                    6. Neither the Transferee nor anyone acting on its behalf
               has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

                    7. If the Transferee is purchasing a Class R-LR, Class R-I or Class R-II Certificate, the Transferee is not a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities by a non-U.S. person.


                  Please make all payments due on the Certificates (check one option below):

                  ____ by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                  Bank:____________________
                  ABA #:___________________
                  Account #:_________________
                  Attention:__________________

                  ____     by mailing a check or draft to the following address:

                           ---------------------------------------------


                                            Very truly yours,

                                     E-2-5

                                            ------------------------------------
                                                       (Transferee)
                                            By:
                                                    ----------------------------
                                            Name:
                                                    ----------------------------
                                            Title:
                                                    ----------------------------


                                     E-2-6

                             ANNEX 1 TO EXHIBIT E-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis
$     /      in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) [Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on, a discretionary basis at least $10,000,000 in securities] and (ii) the Transferee satisfies the criteria in the category marked below.

         _______ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         _______ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

         _______ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest

                                     E-2-7
                           annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

         _______ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         _______ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         _______ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ________ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         ________ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         ________ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                           The term "securities" as used herein does not include
                           (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

                           For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of

                                     E-2-8
                           those securities has been published, in which case the securities were valued at market.

                           Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

     3. The Transferee acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.



                                      Will the Transferee be purchasing the
                                      Transferred Certificate only for the
           ---------      ----------  Transferee's own account?
              Yes            No


     4. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.


     5. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                     E-2-9

                            Print Name of Transferee




                            By:
                                -----------------------------------------------
                                     Name
                                            -----------------------------------
                                     Title:
                                            -----------------------------------
                                      Date:
                                            -----------------------------------

                                     E-2-10

                             ANNEX 2 TO EXHIBIT E-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         _______ The Transferee owned and/or invested on a discretionary basis $______ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                           144A).

         _______ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                           The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2-11

                           The term "securities" as used herein does not include
                           (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,
                           (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.



                                      Will the Transferee be purchasing the
                                      Transferred Certificate only for the
           ---------      --------    Transferee's own account?
              Yes            No


         4. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         5. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                            Print Name of Transferee or Adviser


                                            By:
                                                --------------------------------
                                                Name
                                                       -------------------------
                                                Title:
                                                       -------------------------

                                     E-2-12

                                   EXHIBIT E-3

                         FORM OF TRANSFEREE CERTIFICATE

                                  FOR NON-QIBS

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group, Merrill Lynch Mortgage Trust, Series 2003-KEY1


Re:      Merrill Lynch Mortgage Trust 2003-KEY1,
         Commercial Mortgage Pass-Through Certificates,
         Series 2003-KEY1 (the "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by      (the "Transferor") to      (the "Transferee") of a Certificate
(the "Transferred Certificate") having an initial [principal balance] [notional
amount] as of November 20, 2003 (the "Closing Date") of $      evidencing a ___%
percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2003, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferee is not purchasing a Class R-LR, Class R-I or Class R-II Certificate.

     2. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     3. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from

                                     E-3-1
such registration and qualification and the Certificate Registrar has received either (A) certifications from both the transferor and the transferee (substantially in the forms attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with copies of the certification(s) from the Transferor and/or Transferee setting forth the facts surrounding the transfer upon which such opinion is based. Any holder of a Certificate desiring to effect such a transfer shall, and upon acquisition of such Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     4. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

                  [In the case of Unregistered Certificates]: THE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  -AND-

                  [In the case of Class R-LR, Class R-I, Class R-II, Class Z-I or Class Z-II Certificates]: NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                                     E-3-2

                  [In the case of Class J, Class K, Class L, Class M, Class N, Class P or Class Q Certificates]: NO SALE OR TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

     5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

     6. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested. The Transferee has been furnished a copy of the Private Placement Memorandum dated November 7, 2003 and has read such Private Placement Memorandum.

     7. The Transferee is an "accredited investor" as defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                     E-3-3

     8. [For Class A-1A, Class F, Class G, Class H, Class XC, Class XP, Class WW-X, Class WW-1, Class WW-2 or Class WW-3 Certificates.] [The Transferee either
(A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and satisfies all the requirements of the Exemption as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. The Transferee will not transfer the Transferred Certificate in violation of the foregoing.]

     [For Class J, Class K, Class L, Class M, Class N, Class P and Class Q Certificates.] [The Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. The Transferee will not transfer the Transferred Certificate in violation of the foregoing.]



                                            Very truly yours,




                                            ------------------------------------
                                                       (Transferee)

                                            By:
                                               ---------------------------------
                                                Name:
                                                       -------------------------
                                                Title:
                                                       -------------------------


                                     E-3-4

                                    EXHIBIT F

                   FORM OF PROSPECTIVE TRANSFEREE CERTIFICATE
                            (DEFINITIVE CERTIFICATES)

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group, Merrill Lynch Mortgage Trust, Series 2003-KEY1


Re:      Merrill Lynch Mortgage Trust 2003-KEY1,
         Commercial Mortgage Pass-Through Certificates,
         Series 2003-KEY1 (the "Certificates")


Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to __________________ (the
"Transferee") of the Class _____ Certificates (the "Transferred Certificate")' having an initial [principal balance] [notional amount] as of November 20, 2003
(the "Closing Date") of $    evidencing a ____% interest in the Classes to which
they belong. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2003 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you that:

                  [For Class A-1A, Class F, Class G, Class H, Class XC, Class XP, Class WW-X, Class WW-1, Class WW-2 or Class WW-3 Certificates.] [The Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code that is subject to
Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and satisfies all the requirements of the Exemption as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. The Transferee will not transfer the Transferred Certificate in violation of the foregoing.]

                  [For Class J, Class K, Class L, Class M, Class N, Class P and Class Q Certificates.] [The Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. The Transferee will not transfer the Transferred Certificate in violation of the foregoing.]

                  [For Class R-LR, Class R-I, Class R-II, Class Z-I or Class Z-II Certificates.] [The Transferee is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan"). The Transferee will not transfer the Transferred Certificate in violation of the foregoing.]

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.



                                            ------------------------------------
                                                       (Transferee)
                                            By:
                                                --------------------------------
                                                Name:
                                                        ------------------------
                                                Title:
                                                        ------------------------

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

                        PURSUANT TO SECTION 5.02(d)(i)(2)

STATE OF NEW YORK          )
                           )  SS:
COUNTY OF NEW YORK         )


          [NAME OF OFFICER], being first duly sworn, deposes, and represents and warrants:

          1. That [he] [she] is a [Title of Officer] of [Name of Transferee] (the "Transferee"), a corporation duly organized and existing under the laws of the [State of ______] [the United States], and the [prospective] owner of the Merrill Lynch Mortgage Investors, Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1, Class [R-LR] [R-I] [R-II] evidencing a ___% Percentage Interest in the Class to which its belongs (the "Class [R-LR] [R-I] [R-II]"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of November 1, 2003, among Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc., as Master Servicer, ARCap Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as fiscal agent.

          2. That the Transferee (i) is and will be a "Permitted Transferee" as
     of      , and (ii) is acquiring the Class [R-LR] [R-I] [R-II] Certificates for its own account or for the account of another Transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization", a Plan or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except of the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Internal Revenue Code of 1986, as amended (the "Code")) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee or Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-LR] [R-I] [R-II] Certificate by such Person may cause the [the 77 West Wacker Drive Loan REMIC], [REMIC I], [REMIC II], to fail to qualify as a REMIC, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to

                                     G-1-1
     incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-LR] [R-I] [R-II] Certificate to such Person.

     The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State or the District of Columbia unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal tax income purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

          3. That the Transferee is aware (i) of the tax that would be imposed on transfers of the Class [R-LR] [R-I] [R-II] Certificates to disqualified organizations under the Code that applies to all transfers of the Class [R-LR] [R-I] [R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-LR] [R-I] [R-II] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulation section 1.860E-l(c)(2) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. That the Transferee is aware of the tax imposed on a "pass-through entity" holding the Class [R-LR] [R-I] [R-II] Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

          5. That the Transferee is aware that the Certificate Registrar will not register the transfer of any Class [R-LR] [R-I] [R-II] Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                                     G-1-2

          6. That the Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-LR] [R-I] [R-II] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

          7. That the Transferee's taxpayer identification number is _________.

          8. That the Transferee has reviewed the restrictions set forth on the face of the Class [R-LR] [R-I] [R-II] Certificates and the provisions of
     Section 5.02 of the Pooling and Servicing Agreement under which the Class [R-LR] [R-I] [R-II] Certificates were issued (and, in particular, the Transferee is aware that such Section authorizes the Trustee to deliver payments to a person other than the Transferee and negotiate a mandatory sale by the Trustee in the event that the Transferee holds such Certificate in violation of Section 5.02); and that the Transferee expressly agrees to be bound by and to comply with such restrictions and provisions.

          9. That the Transferee is not acquiring and will not transfer the Class [R-LR] [R-I] [R-II] Certificates in order to impede the assessment or collection of any tax.

          10. That the Transferee has historically paid its debts as they have come due, intends to continue to pay its debts as they come due in the future, and anticipates that it will, so long as it holds any of the Class [R-LR] [R-I] [R-II] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-LR] [R-I] [R-II] Certificates.

          11. That the Transferee has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-LR] [R-I] [R-II] Certificates.

          12. That the Transferee has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Transferee hereby represents to and for the benefit of the Person from whom it acquired the Class [R-LR] [R-I] [R-II] Certificates that the Transferee intends to pay taxes associated with holding the Class [R-LR] [R-I] [R-II] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-LR] [R-I] [R-II] Certificates.

          13. That the Transferee is not acquiring the Class [R-LR] [R-I] [R-II] Certificates with the intent to transfer any of the Class [R-LR] [R-I] [R-II] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-LR] [R-I] [R-II] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-LR] [R-I] [R-II] Certificates remain outstanding.

          14. That the Transferee will, in connection with any transfer that it makes of the Class [R-LR] [R-I] [R-II] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class [R-LR] [R-I] [R-II] Certificates were issued and will not consummate any such

                                     G-1-3
     transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

          15. That the Transferee will, in connection with any transfer that it makes of any Class [R-LR] [R-I] [R-II] Certificate, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring such Class [R-LR] [R-I] [R-II] Certificate to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class [R-LR] [R-I] [R-II] Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-LR] [R-I] [R-II] Certificates remain outstanding; and (iii) is not a "Permitted Transferee".

          16. That, if a "tax matters person" is required to be designated with respect to [the 77 West Wacker Drive Loan REMIC] [REMIC I] [REMIC II], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of [the 77 West Wacker Drive Loan REMIC] [REMIC I] [REMIC II] pursuant to Section [ ] of the Pooling and Servicing Agreement, and, in such event, agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

          17. That the Transferee will not cause income from the Class [R-LR] [R-I] [R-II] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

          18. Check one of the following:

          ___ That the present value of the anticipated tax liabilities associated with holding the Class [R-LR] [R-I] [R-II] Certificate does not exceed the sum of:

          (i) the present value of any consideration given to the Transferee to acquire such Class [R-LR] [R-I] [R-II] Certificate;

          (ii) the present value of the expected future distributions on such Class [R-LR] [R-I] [R-II] Certificate; and

          (iii) the present value of the anticipated tax savings associated with holding such Class [R-LR] [R-I] [R-II] Certificate as the related REMIC generates losses.

                  For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount

                                     G-1-4
rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

                  ___ That the transfer of the Class [R-LR] [R-I] [R-II] Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and
(6) and, accordingly,

                  (i) the Transferee is an "eligible corporation", as defined in U.S. Treasury Regulations Sections
                       1.860E-1(c)(6)(i), as to which income from Class [R-LR] [R-I] [R-II] Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the
                       Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $ 10 million; and

                  (iii)the Transferee will transfer the Class [R-LR] [R-I]
                       [R-II] Certificate only to another "eligible corporation", as defined in U.S. Treasury Regulations
                       Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5).


                  __     None of the above.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized
Signatory, attested by its Assistant Secretary, this __ day of      ,       .

                                            [NAME OF TRANSFEREE]

                                            By:
                                                [Name of Officer]
                                                [Title of Officer]

----------------------------
   [Assistant Secretary]

                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Transferee.


                                     G-1-5

          Subscribed and sworn before me this ____ day of _________, _____.



                                              ---------------------------------
                                                          NOTARY PUBLIC

                                              COUNTY OF
                                              STATE OF

                                              My Commission expires the
                                              _____ day of ___________, _______.


                                     G-1-6

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE

                        PURSUANT TO SECTION 5.02(d)(i)(4)

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attn:    Corporate Trust Services (CMBS)  -
         Merrill Lynch Mortgage Investors, Inc., Series 2003-KEY1


Re:      Merrill Lynch Mortgage Trust 2003-KEY1,
             Commercial Mortgage Pass-Through Certificates,
             Series 2003-KEY1, Class [R-LR], [R-I] [R-II], evidencing a _____% percentage interest in the Class to which they belong

Dear Sirs:

                  This letter is delivered to you in connection with the
transfer by      (the "Transferor") to      (the "Transferee") of the captioned
Class [R-LR] [R-I] [R-II] Certificates (the "Class [R-LR] [R-I] [R-II] Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2003, among Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the Class [R-LR] [R-I] [R-II] Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor at the time of this transfer either (i) has conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they

                                     G-2-1
          became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future.

               4. The Transferor understands that the transfer of the Class [R-LR] [R-I] [R-II] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the tests described above in Paragraph 3(i) or 3(ii) have been met as to any transfer.


                                      Very truly yours,

                                      By:
                                          --------------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------


                                     G-2-2

                                   EXHIBIT H-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041

Fitch, Inc.
One State Street Plaza
New York, New York   10004

Ladies and Gentlemen:

                  This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of November 1, 2003 relating to Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

                  Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated [name of proposed special servicer] to serve as the Special Servicer under the Agreement.

                  The designation of [name of proposed special servicer] as Special Servicer will become final if certain conditions are met and on the date you will deliver to LaSalle Bank National Association, the trustee under the Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

                  Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.


                                       Very truly yours,

                                           LASALLE BANK NATIONAL ASSOCIATION


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                     H-1-1

Received and acknowledged:

Standard & Poor's Rating Service              Fitch, Inc.

By: _________________________                 By: _________________________
         Name:                                         Name:
         Title:                                        Title:

                                              Date:________________________
Date:________________________






                                     H-1-2

                                   EXHIBIT H-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attn:    Merrill Lynch Mortgage Trust 2003-KEY1,
         Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1


Ladies & Gentlemen:

                  Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of November 1, 2003 relating to Merrill Lynch Mortgage Trust 2003-KEY1, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement as if it were the Special Servicer hereunder.


                                            [Name of Proposed Special Servicer]
                                            ------------------------------------


                                            By:
                                                --------------------------------
                                                Name:
                                                       -------------------------
                                                Title:
                                                       -------------------------

                                     H-2-1

                                   EXHIBIT I-1


                        FORM OF INFORMATION REQUEST FROM
               CERTIFICATEHOLDER OR CERTIFICATE OWNER CERTIFICATE

                          REQUEST BY BENEFICIAL HOLDER

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn:    Corporate Trust Services (CMBS) -
         Merrill Lynch Mortgage Investors, Inc., Series 2003-KEY1

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention: Portfolio Manager

         Re:     Merrill Lynch Mortgage Trust 2003-KEY1
                 Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1

         In accordance with the Pooling and Servicing Agreement dated as of November 1, 2003 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1 (the "Certificates"), the undersigned hereby certifies and agrees as follows (capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement):

          1. The undersigned is a [holder] [beneficial owner] of [$__________ aggregate [Certificate Principal
                  Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

         2. The undersigned is requesting access to the following information (the "Information"):

                  ___ The information on the Master Servicer's internet website pursuant to Section 3.15 of the Pooling and Servicing Agreement.

                  ___ The information on the Trustee's internet website pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

                  ___ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

                                     I-1-1

          3. In consideration of the Master Servicer's or the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Master Servicer or the Trustee, as applicable, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that the undersigned may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that Investor may provide all or any part of the Information to its auditors, legal counsel and regulators.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to
               Section 5 of the Securities Act.

          5. The undersigned agrees to indemnify and hold harmless the Master Servicer, the Trustee and the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the undersigned or any of its Representatives. The undersigned also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the undersigned or any of its Representatives and that the Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

         IN WITNESS WHEREOF, Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                         [CERTIFICATEHOLDER] [BENEFICIAL OWNER OF A CERTIFICATE]


                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------
                         Telephone No.:
                                       -----------------------------------------

                                     I-1-2

                                   SCHEDULE I

                 [INFORMATION PURSUANT TO SECTIONS 3.15 AND 4.02
                     OF THE POOLING AND SERVICING AGREEMENT]




















                                     I-1-1

                                   EXHIBIT I-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn:    Corporate Trust Services (CMBS) -
         Merrill Lynch Mortgage Investors, Inc., Series 2003-KEY1

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention: Portfolio Manager

         Re:      Merrill Lynch Mortgage Trust 2003-KEY1
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2003-KEY1 (the "Certificates")

         In accordance with the Pooling and Servicing Agreement dated as of November 1, 2003 (the "Pooling and Servicing Agreement"), Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1 (the "Certificates"), the undersigned ("Investor") hereby certifies and agrees as follows (capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement):

         1. Investor is contemplating an investment in the Class ____ Certificates.

         2. Investor is requesting access to the following information (the "Information") for use in evaluating such possible investment:

                  ___ The information on the Master Servicer's internet website pursuant to Section 3.15 of the Pooling and Servicing Agreement.

                  ___ The information on the Trustee's internet website pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

                  ___ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

                                     I-2-1

          3. In consideration of the Master Servicer's or the Trustee's disclosure to Investor of the Information, Investor will keep the Information confidential (except from such outside Persons as are assisting it in making the investment decision described in paragraphs 1 and 2 above), and such Information will not, without the prior written consent of the Master Servicer or the Trustee, as applicable, be disclosed by Investor or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that Investor may provide all or any part of the Information to its auditors, legal counsel and regulators.

          4. Investor will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to
               Section 5 of the Securities Act.

          5. Investor agrees to indemnify and hold harmless the Master Servicer, the Trustee and the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

         IN WITNESS WHEREOF, Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                     [PROSPECTIVE PURCHASER]


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
                                      Telephone No.:
                                                    ----------------------------

                                     I-2-2

                                   SCHEDULE I

                 [INFORMATION PURSUANT TO SECTIONS 3.15 AND 4.02
                     OF THE POOLING AND SERVICING AGREEMENT]

















                                     I-2-3

                                    EXHIBIT J

                   LIST OF LOANS WITH ENVIRONMENTAL INSURANCE


Loan No. 4 / Hometown America

Loan No. 5 / Anchor Bay

Loan No. 27 Locust Grove Shopping Center

Loan No. 33 / Micro Center



                                     J-1-1

                               EXHIBIT K

                       FORM OF S&P DEFEASANCE CERTIFICATE

       FOR LOANS HAVING A PRINCIPAL BALANCE OF LESS THAN (A) $20,000,000,
      AND (B) 5% OF OUTSTANDING POOL BALANCE, AND WHICH LOAN IS NOT ONE OF
                   THE 10 LARGEST LOANS IN THE RESPECTIVE POOL

To:      Standard & Poor's Ratings Services
         55 Water Street
         New York, New York 10041
         Attn: Commercial Mortgage Surveillance

From: KeyCorp Real Estate Capital Markets, Inc., in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of November 1, 2003 (the "Pooling and Servicing Agreement"), among the Master Servicer, LaSalle Bank National Associaion, as Trustee, and others.

Date:    _________, 20___

         Re: Commercial Mortgage Pass-Through Certificates, Series Mortgage Loan (the "Mortgage Loan") heretofore secured by real property known as _______.

         Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

         THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF THE MASTER SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

         We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on EXHIBIT A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

          1. The Mortgagor has consummated a defeasance of the Mortgage Loan of the type checked below:


               ____ a full defeasance of the entire outstanding principal balance ($___________) of the Mortgage Loan; or

               ____ a partial defeasance of a portion ($__________) of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($________);

          2.   The defeasance was consummated on __________, 20__.


                                     K-1-1

          3. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Mortgage Loan Documents and in accordance with the Servicing Standard.

          4. The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early redemption.

          5. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Borrower, (ii) is a Single-Purpose Entity (as defined in the S&P Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Borrower with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Mortgage Loan Documents, or (v) has delivered a letter from Standard & Poor's confirming that the organizational documents of such Defeasance Obligor were previously approved by Standard & Poor's. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Borrower) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

          6. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 Million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by Servicer (the "Current Report").

          7. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement).

          8. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Servicer's collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

          9. The Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date),
               (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled

                                     K-1-2

               Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

          10. The Servicer received opinions of counsel that, subject to customary qualifications and exceptions, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements executed by the Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

          11. The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral,
               (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Mortgagor and/or securities intermediary substantially as set forth on EXHIBIT B hereto, (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

          12. The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the Certificates as of the date of the current Report. The Mortgage Loan is not one of the ten (10) largest loans in the pool.

          13. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

          14. The individual executing this notice is an authorized officer or a servicing officer of the Servicer.

         IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.

                                  KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                  As Master Servicer

                                  By:
                                     --------------------------------------
                                  Name:
                                  Title:


                                     K-1-3

                                    EXHIBIT A

                                   EXCEPTIONS





         --------------------------------------------------------------



                                    EXHIBIT B

                REPRESENTATIONS AND/OR COVENANTS OF THE MORTGAGOR
                         AND/OR SECURITIES INTERMEDIARY

         GENERAL:

         1. [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [Collateral, Securities Account and Deposit Account] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

                  Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.


         2. The [Deposit Account], constitutes a "deposit account" within the meaning of the applicable UCC.

         3. All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as "financial assets" within the meaning of the UCC.

         CREATION:

         4. [Debtor] owns and has good and marketable title to the [Collateral, Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

         5. [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

         PERFECTION:

         6. [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

                                     K-1-4

         7. [Debtor] has delivered to [Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

         8. [Debtor] has taken all steps necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person having a security entitlement against the securities intermediary in the [Securities Account].

         9. [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

         PRIORITY:

         10. Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

         11. The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].



                                     K-1-5

                                    EXHIBIT L

                        CLASS XP REFERENCE RATE SCHEDULE

 INTEREST ACCRUAL      DISTRIBUTION         CLASS XP          INTEREST ACCRUAL      DISTRIBUTION         CLASS XP
      PERIOD               DATE          REFERENCE RATE            PERIOD               DATE          REFERENCE RATE
-----------------      ------------      --------------      -----------------      ------------      --------------
         1               12/12/03           5.38257                   43              06/12/07           5.54438
         2               01/12/04           5.55859                   44              07/12/07           5.36868
         3               02/12/04           5.38218                   45              08/12/07           5.54436
         4               03/12/04           5.38210                   46              09/12/07           5.54436
         5               04/12/04           5.55796                   47              10/12/07           5.36866
         6               05/12/04           5.38157                   48              11/12/07           5.54433
         7               06/12/04           5.55755                   49              12/12/07           5.36864
         8               07/12/04           5.38116                   50              01/12/08           5.54431
         9               08/12/04           5.55713                   51              02/12/08           5.36861
        10               09/12/04           5.55693                   52              03/12/08           5.36884
        11               10/12/04           5.38056                   53              04/12/08           5.54425
        12               11/12/04           5.55650                   54              05/12/08           5.36857
        13               12/12/04           5.38014                   55              06/12/08           5.54422
        14               01/12/05           5.37993                   56              07/12/08           5.36854
        15               02/12/05           5.37974                   57              08/12/08           5.54478
        16               03/12/05           5.37993                   58              09/12/08           5.54056
        17               04/12/05           5.55541                   59              10/12/08           5.36342
        18               05/12/05           5.37909                   60              11/12/08           5.54064
        19               06/12/05           5.55499                   61              12/12/08           5.36109
        20               07/12/05           5.37868                   62              01/12/09           5.36107
        21               08/12/05           5.55456                   63              02/12/09           5.36107
        22               09/12/05           5.55436                   64              03/12/09           5.36185
        23               10/12/05           5.37807                   65              04/12/09           5.54051
        24               11/12/05           5.55392                   66              05/12/09           5.36101
        25               12/12/05           5.37764                   67              06/12/09           5.54046
        26               01/12/06           5.37738                   68              07/12/09           5.36099
        27               02/12/06           5.37715                   69              08/12/09           5.54041
        28               03/12/06           5.37742                   70              09/12/09           5.54039
        29               04/12/06           5.55262                   71              10/12/09           5.36095
        30               05/12/06           5.37635                   72              11/12/09           5.54033
        31               06/12/06           5.54531                   73              12/12/09           5.36091
        32               07/12/06           5.36931                   74              01/12/10           5.36089
        33               08/12/06           5.54478                   75              02/12/10           5.36088
        34               09/12/06           5.54453                   76              03/12/10           5.36171
        35               10/12/06           5.36877                   77              04/12/10           5.54014
        36               11/12/06           5.54446                   78              05/12/10           5.36079
        37               12/12/06           5.36873                   79              06/12/10           5.54007
        38               01/12/07           5.36872                   80              07/12/10           5.36074
        39               02/12/07           5.36873                   81              08/12/10           5.54040
        40               03/12/07           5.36938                   82              09/12/10           5.54412
        41               04/12/07           5.54440                   83              10/12/10           5.36854
        42               05/12/07           5.36869                   84              11/12/10           5.56051




                                      L-1-1

                                   EXHIBIT M-1

                         FORM OF PURCHASE OPTION NOTICE

                              ARCAP SERVICING, INC.
                    5605 NORTH MCARTHUR BOULEVARD, SUITE 950
                               IRVING, TEXAS 75038


                                                                          [Date]

[Option Holder]

         Re:  Merrill Lynch Mortgage Trust
              Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1

Ladies and Gentlemen:

                  You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ___ from the Trust Fund, pursuant to
Section 3.18 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of November 1, 2003, by and among Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee and REMIC administrator, and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

                  This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your
Purchase Option Notice dated      , a copy of which is attached hereto, is
effective. Pursuant to Section 3.18 of the Pooling and Servicing Agreement and
your Purchase Option Notice, closing of [your] [    's] acquisition of Mortgage
Loan number      shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

                  [Describe closing mechanics. Describe documents or instruments required to be prepared by Option Holder in connection with assignment and release of the related Mortgage Loan.]

                  Upon payment of the Option Price, Mortgage Loan number and the related Mortgaged Property will be released and the related Mortgage Loan File
will be delivered to [you] [    ] or at [your] [_________'s] direction.

                  Drafts of such instruments of transfer or assignment, in each
case without recourse, reasonably necessary to vest in [you] or [     ] the
ownership of Mortgage Loan      , together with [describe other documents or
instruments reasonably required to consummate the purchase] should be delivered to [ ] for review as soon as is practicable.

                  [Provide Special Servicer contact information.]

                                     M-1-1

                  Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.













                                   Sincerely,
                                              ----------------------------------
                                   By:
                                              ----------------------------------
                                   Name:
                                              ----------------------------------
                                   Title:
                                              ----------------------------------




Option Holder's Acknowledgment

By:
        -------------------------------------
Name:
        -------------------------------------
Title:
        -------------------------------------
Date:
        -------------------------------------



                                     M-1-2

                                      M-2-2
[NYCDMS] 410465.5
                                   EXHIBIT M-2

                      FORM OF PURCHASE OPTION ASSIGNMENT BY
                              THE SPECIAL SERVICER

         THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between [ARCap Servicing, Inc.] ("Assignor") and [_______________] ("Assignee") in connection with (i) the Pooling and Servicing Agreement dated as of November 1, 2003 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. as Master Servicer, Assignor as Special Servicer, LaSalle Bank National Association, as Trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1 (the "Series 2003-KEY1 Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

         Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

         1. The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the Series 2003-KEY1 Securitization and is secured by the Mortgaged Property commonly known as [___________________________] (the "Loan"). The Loan is a Defaulted Mortgage Loan under the Agreement and is being serviced and administered by Assignor in its capacity as Special Servicer.

         2. Assignor, (i) pursuant to Section 3.18(c) of the Agreement, is the deemed assignee of the Purchase Option with respect to such Loan [for a 15-day period], (ii) pursuant to Section 3.18(c) of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iii) has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase Option and purchase the Loan pursuant thereto.

         3. Assignee intends to purchase the Loan in compliance with the Agreement and has requested that Assignor assign the Purchase Option to Assignee, and Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

         NOW THEREFORE, the parties agree as follows:

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Purchase Option with respect to the Loan under Section 3.18 of the Agreement.

         This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in


                                     M-2-1
this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.







                                     M-2-2

IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

         ASSIGNOR:                                   [ARCAP SERVICING, INC.]

                                                     By:
                                                           ---------------------
                                                     Name:
                                                           ---------------------
                                                     Title:
                                                           ---------------------


         ASSIGNEE:                                   [ASSIGNEE]

                                                     By:
                                                           ---------------------
                                                     Name:
                                                           ---------------------
                                                     Title:
                                                           ---------------------


         ASSIGNEE CONTACT INFORMATION:

         Address:
                       ------------------------

                       ------------------------

                       ------------------------
         Telephone No.:
                       ------------------------
         Facsimile:
                       ------------------------


                                     M-2-3

                                   EXHIBIT M-3

                       FORM OF PURCHASE OPTION ASSIGNMENT
                  BY MAJORITY SUBORDINATE CERTIFICATEHOLDER(S)

         THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between [Majority Subordinate Certificateholder(s)] ("Assignor") and [_______________] ("Assignee") in connection with (i) the Pooling and Servicing Agreement dated as of November 1, 2003 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. as Master Servicer, ARCap Servicing, Inc. as Special Servicer ("ARCap"), LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1 (the "Series 2003-KEY1 Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

         Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

         1. The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the Series 2003-KEY1 Securitization and is secured by the Mortgaged Property commonly known as [___________________________] (the
                  "Loan"). The Loan is a Defaulted Mortgage Loan under the Agreement and is being serviced and administered by ARCap in its capacity as Special Servicer.

         2. Assignor (i) is the Majority Subordinate Certificateholder under the Agreement, (ii) pursuant to Section 3.18(c) of the Agreement, holds a Purchase Option with respect to the Loan,
                  (iii) pursuant to Section 3.18 of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iv) has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase Option and purchase the Loan pursuant thereto.

         3. Assignee intends to purchase the Loan in compliance with the Agreement and has requested that Assignor assign the Purchase Option to Assignee, and Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.


         NOW THEREFORE, the parties agree as follows:

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Purchase Option with respect to the Loan under Section 3.18 of the Agreement.

                                     M-3-1

         This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

         IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

         ASSIGNOR:                                   [MAJORITY SUBORDINATE
                                                     CERTIFICATEHOLDER(S)]

                                                     By:
                                                           ---------------------
                                                     Name:
                                                           ---------------------
                                                     Title:
                                                           ---------------------

         ASSIGNEE:                                   [ASSIGNEE]

                                                     By:
                                                           ---------------------
                                                     Name:
                                                           ---------------------
                                                     Title:
                                                           ---------------------



         ASSIGNEE CONTACT INFORMATION:

         Address:
                       ------------------------

                       ------------------------

                       ------------------------
         Telephone No.:
                       ------------------------
         Facsimile:
                       ------------------------














                                     M-3-2

                                   EXHIBIT N-1

              ARCAP NAMING CONVENTION FOR ELECTRONIC FILE DELIVERY


Deal Name - Prospectus Loan I.D. - Statement Type - Statement Date - Months Covered by Statement

For Example:

JPM2000C10-00001.1-OS-12312000-12
JPM2000C10-00001.2-OS-12312000-12
JPM2000C10-00001.1-OSAR-12312000-12
JPM2000C10-00001.1-FS-12312000-12
JPM2000C10-00001.1-RR-12312000

DLJ2000CKP1-00150.1-OS-12312000-12
DLJ2000CKP1-00001.1-OSAR-12312000-12
DLJ2000CKP1-00001.1-FS-12312000-12
DLJ2000CKP1-00001.1-RR-12312000
DLJ2000CKP1-00001.1-PI-12312000

Please note there should not be any special characters in the Deal Name, i.e. no spaces, no dashes, no underscores, etc.

The Prospectus I.D. should have five leading characters, a decimal point, and the Property # (1,2,3,etc).

The Statement Types are:      OS-     Operating Statement  (PDF or TIF format)
                              OSAR-   Operating Statement Analysis Report
                              NOI-    NOI ADJ Worksheet
                              FS-     Borrower Financial Statement (PDF or TIF)
                              RR-     Rent Roll (Excel or PDF or TIF)
                              PI-     Property Inspection (Excel format)
                              HS-     Healthcare Survey
                              FR-     Franchise Annual Compliance Report

The Statement Date should be eight characters long - MODAYEAR where MO = months from 01 to 12, DAY = day of month from 01 to 31, YEAR = year such as 1999 or 2000 or 2001. The Months Covered by the Statement should range from 01 to 12.


                                     N-1-1

                              EXHIBIT N-2

            FORM OF PAYMENTS RECEIVED AFTER DETERMINATION DATE REPORT

                                   [ATTACHED]








                                     N-2-1

Servicer
Deal Name
For the Collection Period Ending:
Master Servicer Remittance Date:
PAYMENTS RECEIVED AFTER DETERMINATION DATE REPORT

                                                                                                                UPDATED
                                                                                                             -------------
PRIMARY SERVICER PROSPECTUS  PRIMARY      SCHEDULED     SCHEDULED      CURRENT      CURRENT         PAID         PAID
--------------------------------------------------------------------------------------------------------------------------
       ID          LOAN        LOAN       PRINCIPAL     INTEREST      PRINCIPAL     INTEREST      TO DATE         TO
--------------------------------------------------------------------------------------------------------------------------
                  NUMBER      NUMBER       AMOUNT        AMOUNT        ADVANCE      ADVANCE          AT          DATE
                                                                                               DETERMINATION
                 ---------------------------------------------------------------------------------------------------------
       07           66          1         3,418.94      26,389.96     3,418.94     26,389.96      1/1/2001    02/01/2001
                                        --------------------------------------------------------
                                          3,418.94      26,389.96     3,418.94     26,389.96
 COUNT FOR SERVICER:
       1
       67           81          10        3,514.47      21,633.35     3,514.47     21,633.35      1/1/2001    02/01/2001
                                        --------------------------------------------------------
                                          3,514.47      21,633.35     3,514.47     21,633.35
 COUNT FOR SERVICER:
       1
       68           10          12        11,963.80    101,994.57     11,963.80    101,994.57     1/1/2001    02/01/2001
                                        --------------------------------------------------------
                                          11,963.80    101,994.57     11,963.80    101,994.57
 COUNT FOR SERVICER:
       1
       01           15          25        15,938.77     85,512.32     15,938.77    85,512.32      1/1/2001
       01           26          26        5,613.32      62,169.85     5,613.32     62,169.85      1/1/2001    02/01/2001
       01           28          78        4,670.62      61,305.46     4,670.62     61,305.46      1/1/2001    02/01/2001
       01           32          66        3,795.11      56,680.17     3,795.11     56,680.17      1/1/2001    02/01/2001
       01           40          58        8,045.30      38,453.73     8,045.30     38,453.73      1/1/2001
       01           53          51        6,682.28      34,856.39     6,682.28     19,715.89      1/1/2001
       01           54          52        6,336.59      35,769.60     6,336.59     24,573.61      1/1/2001
       01           56          53        4,529.09      29,973.27     4,529.09     29,973.27      1/1/2001    02/01/2001
       01           58          56        4,022.52      30,914.96     4,022.52     30,914.96      1/1/2001    02/01/2001
       01           64          45        6,101.99      31,228.53     6,101.99     31,228.53      1/1/2001
       01           69          15        5,580.88      27,630.09     5,580.88     27,630.09      1/1/2001    02/01/2001
       01           95          49        6,299.93      16,815.46     6,299.93     16,815.46      1/1/2001    02/01/2001
       01           100         70        1,232.52      14,268.98     1,232.52     14,268.98      1/1/2001
       01           102         39        1,097.59      13,299.82     1,097.59     13,299.82      1/1/2001
       01           104         84          881.08      14,115.78      881.08      14,115.78      1/1/2001    02/01/2001
       01           115         67          808.33      11,402.47      808.33      11,402.47      1/1/2001    02/01/2001
       01           118        206        1,639.27      10,278.41     1,639.27     10,278.41      1/1/2001    02/01/2001
                                        ----------------------------------------------------------------------
 COUNT FOR SERVICER: 17                  83,275.19    574,675.29     83,275.19    548,338.80


                                        ----------------------------------------------------------------------
 GRAND TOTAL: 20                        102,172.40    724,693.17    102,172.40    698,356.68





PRIMARY SERVICER    PRIMARY       SUB     MASTER
---------------------------------------------------
       ID           SERVICER    SERVICER SERVICER  RETAINED    NET
-----------------------------------------------------------------------
                      FEES        FEES     FEES      FEES    ADVANCE

                 ------------------------------------------------------
       07             0.00       193.33   225.56     0.00
                 ------------------------------------------------------
                      0.00       193.33   225.56     0.00      0.00

 COUNT FOR SERVICER:
       1
       67             0.00       201.64   201.64     0.00
                 ------------------------------------------------------
                      0.00       201.64   201.64     0.00      0.00

 COUNT FOR SERVICER:
       1
       68             0.00       912.99   912.99     0.00
                 ------------------------------------------------------
                      0.00       912.99   912.99     0.00      0.00

 COUNT FOR SERVICER:
       1
       01            577.79       0.00    231.11     0.00   100,642.19
       01            409.01       0.00    163.60     0.00
       01            537.09       0.00    537.09     0.00
       01            345.19       0.00    138.08     0.00
       01            222.28       0.00     88.91     0.00   46,187.84
       01            195.82       0.00     78.33     0.00   26,124.02
       01            194.61       0.00     77.84     0.00   30,637.75
       01            193.88       0.00     77.55     0.00
       01            188.51       0.00     75.40     0.00
       01            176.83       0.00     70.73     0.00   37,082.96
       01            157.35       0.00     62.94     0.00
       01            101.91       0.00     40.76     0.00
       01            85.34        0.00     34.14     0.00   15,382.02
       01            85.26        0.00     34.10     0.00   14,278.05
       01            118.05       0.00    118.05     0.00
       01            70.47        0.00     28.19     0.00
       01            67.71        0.00     27.08     0.00
                 ------------------------------------------------------
                    3,727.10      0.00   1,883.90    0.00   270,334.83

 COUNT FOR SERVICER: 17

                ------------------------------------------------------
 GRAND TOTAL: 20    3,727.10    1,307.96 3,224.09    0.00   270,334.83
                                                            ===========


                                     N-2-2

                                   EXHIBIT N-3

              CONTROLLING CLASS REPRESENTATIVE'S REPORTS CHECKLIST

------------------------------------------------ ------------------- ------------------ ---------------------------------------
               Information                                             Format                      Frequency
------------------------------------------------ ------------------- ------------------ ---------------------------------------
      Property Operating Statement                  Actual             PDF/TIF               As received/Quarterly
------------------------------------------------ ------------------- ------------------ ---------------------------------------
           Property Rent Roll                       Actual             PDF/TIF               As received/Quarterly
------------------------------------------------ ------------------- ------------------ ---------------------------------------
  Other Financials as required by loan              Actual             PDF/TIF                    As received
                 documents
------------------------------------------------ ------------------- ------------------ ---------------------------------------
           Property Inspection                      Actual             PDF/TIF               As received/Quarterly
------------------------------------------------ ------------------- ------------------ ---------------------------------------
  Payments Received After Determination            Monthly              Excel           Master Servicer Remittance Date
              Date Report (1)
------------------------------------------------ ------------------- ------------------ ---------------------------------------
  Mortgage Loans Delinquent Report (2)             Monthly              Excel                  30th of each month
------------------------------------------------ ------------------- ------------------ ---------------------------------------
   Interest on Advance Reconciliation              Monthly              Excel                  Distribution Date
------------------------------------------------ ------------------- ------------------ ---------------------------------------
CMSA Setup File (Issuer/Trustee/Servicer)          CMSA IRP          Access/Excel          Monthly/Distribution Date
------------------------------------------------ ------------------- ------------------ ---------------------------------------
           CMSA Property File                      CMSA IRP          Access/Excel          Monthly/Distribution Date
------------------------------------------------ ------------------- ------------------ ---------------------------------------
     CMSA Loan Periodic Update File                CMSA IRP          Access/Excel          Monthly/Distribution Date
------------------------------------------------ ------------------- ------------------ ---------------------------------------
           CMSA Financial File                     CMSA IRP          Access/Excel          Monthly/Distribution Date
------------------------------------------------ ------------------- ------------------ ---------------------------------------
    Distribution Statement (Trustee)               Monthly            Excel/PDF            Monthly/Distribution Date
------------------------------------------------ ------------------- ------------------ ---------------------------------------
        CMSA Bond File (Trustee)                   CMSA IRP          Access/Excel          Monthly/Distribution Date
------------------------------------------------ ------------------- ------------------ ---------------------------------------
     CMSA Collateral File (Trustee)                CMSA IRP          Access/Excel          Monthly/Distribution Date
------------------------------------------------ ------------------- ------------------ ---------------------------------------
        CMSA Supplemental Reports                  CMSA IRP          Access/Excel          Monthly/Distribution Date
------------------------------------------------ ------------------- ------------------ ---------------------------------------
   Operating Statement Analysis Report             CMSA IRP          Access/Excel          Monthly/Distribution Date
------------------------------------------------ ------------------- ------------------ ---------------------------------------
        NOI Adjustment Worksheet                   CMSA IRP          Access/Excel          Monthly/Distribution Date
------------------------------------------------ ------------------- ------------------ ---------------------------------------
Documentation Exceptions Report (Trustee)         Quarterly          Access/Excel          Monthly/Distribution Date
------------------------------------------------ ------------------- ------------------ ---------------------------------------

Footnotes:

(1) On the Master Servicer Remittance Date following the Determination Date for the related Bond Certificateholder Distribution, a list of all mortgage loans which are delinquent as to the applicable Distribution Period on the Master Servicer Remittance Date. This list should represent all delinquent loans that required a P and I Advance be made.

(2) On the last day of the month (30th), for all delinquencies reported in #1 above, a list of a) all mortgage loans which remain delinquent for such Distribution period (along with the number of days delinquent) accompanied with any reason, in Master Servicer's opinion, for the mortgage loans continued delinquency, along with an explanation of Master Servicer's attempts to cure.

(3) ARCap requests that the above information be organized in ascending Prospectus Loan I.D. order and forwarded on each of the above listed dates via E-Mail to the following address or all reports and data files shall be available via the Servicer's or Trustee's Website.


Ricka Moore                                      Larry Duggins
   Director Bond/Mortgage Surveillance              President
   ARCap REIT, Inc.                                 ARCap REIT, Inc.
   rmoore@arcap.com                                 lduggins@arcap.com
   (972) 580-1688 ext. 29                           (972) 580-1688 ext. 11


                                     N-3-1

                                   EXHIBIT N-4

                    FORM OF MORTGAGE LOANS DELINQUENT REPORT


                                   [ATTACHED]





                                     N-4-1

                    FORM OF MORTGAGE LOANS DELINQUENT REPORT



                        MORTGAGE LOANS DELINQUENCY REPORT

                         As of Month End ______________


                                   Deal Name

------------- --------- -------- ---------- ------------ ------------- ------------- ------------- ------------ -------------
                                              ENDING                                               OUTSTANDING  OUTSTANDING
              LOAN      PRO-SUP  PROPERTY   SCH. PRIN.    SCHEDULED                  UNALLOCATED       P&I       SERVICING
  LOAN NBR    OFFICER     ID       NAME         BAL        PAYMENT      LATE FEES      SUSPENSE     ADVANCES      ADVANCES
------------- --------- -------- ---------- ------------ ------------- ------------- ------------- ------------ -------------
------------------------------------------- ------------ ------------- ------------- ------------- ------------ -------------
SPECIALLY SERVICED LOANS
------------------------------------------- ------------ ------------- ------------- ------------- ------------ -------------

------------- --------- -------- ---------- ------------ ------------- ------------- ------------- ------------ -------------

------------- --------- -------- ---------- ------------ ------------- ------------- ------------- ------------ -------------

------------- --------- -------- ---------- ------------ ------------- ------------- ------------- ------------ -------------






------------- ---------  --------- ----------- -------- ------------------------

              LOAN       PAID TO   FIRST DUE   GRACE
  LOAN NBR    OFFICER      DATE       DATE      DAYS           COMMENTS
------------- ---------  --------- ----------- -------- ------------------------
------------------------ --------- ----------- -------- ------------------------
SPECIALLY SERVICED LOANS
------------------------ --------- ----------- -------- ------------------------

------------- ---------  --------- ----------- -------- ------------------------

------------- ---------  --------- ----------- -------- ------------------------

------------- ---------  --------- ----------- -------- ------------------------







                                     N-4-2

                                    EXHIBIT O

                      FORM OF SARBANES-OXLEY CERTIFICATION
                                BY THE DEPOSITOR


     Re: Merrill Lynch Mortgage Trust 2003-KEY1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1

         I, [identify the certifying individual], a [title] of Merrill Lynch Mortgage Investors, Inc., the depositor (the "Depositor") into the above-referenced Trust, certify that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

         1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution or servicing reports under the pooling and servicing agreement dated as of November 1, 2003 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement") filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

         2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

         3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in the Reports;

         4. Based on my knowledge and upon the annual compliance statement included in the Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

         5. The Reports disclose all significant deficiencies relating to the compliance of the Master Servicer with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

         In giving the certifications set forth above, I have reasonably relied on information provided to me by the following unaffiliated parties: KeyCorp Real Estate Capital Markets, Inc., as Master Servicer, ARCap Servicing, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee.

Date:  _________________________



                                     O-1-1

Merrill Lynch Mortgage Investors, Inc.


-------------------------------
[name of certifying individual]
[title of certifying individual]


                                     O-1-2

                                   EXHIBIT P-1

                      FORM OF CERTIFICATION TO BE PROVIDED
                         BY MASTER SERVICER TO DEPOSITOR

     Re: Merrill Lynch Mortgage Trust 2003-KEY1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1

         I, [identify the certifying individual], a [title] of KeyCorp Real Estate Capital Markets, Inc. ("KRECM"), on behalf of KRECM, as Master Servicer, certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of November 1, 2003 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley certification required by the Pooling and Servicing Agreement, that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

         1. I am responsible for reviewing the activities performed by KRECM as Master Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement with respect to the Master Servicer [and a certificate in the form attached as Exhibit A hereto from ARCap Servicing, Inc. ("ARCap") as Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information)], and except as disclosed in the annual report on Form 10-K for the fiscal year [ ] (the "Annual Report"), or in any reports on Form 8-K containing distribution or servicing reports under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), KRECM has fulfilled its obligations as Master Servicer under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of KRECM as Master Servicer, based upon the review required under the Pooling and Servicing Agreement with respect to KRECM as Master Servicer [and a certificate in the form attached as Exhibit A hereto from ARCap as Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information)], such reports do not contain any material misstatements or omissions.


         2. I have disclosed to KRECM's certified public accountants all significant deficiencies relating to the compliance of KRECM as Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement [and the compliance of ARCap as Special Servicer with the minimum servicing standards based on a certificate in the form attached as Exhibit A hereto from such entity].

         3. In giving the certification above, I have reasonably relied on information provided to KRECM by the following unaffiliated parties: [names of sub-servicers].

                                     P-1-1

Date: _________________________


KeyCorp Real Estate Capital Markets, Inc.


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------


                                     P-1-2

                            EXHIBIT A TO EXHIBIT P-1

           FORM OF CERTIFICATION TO BE PROVIDED TO THE MASTER SERVICER

     Re: Merrill Lynch Mortgage Trust 2003-KEY1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1

         I, [identify the certifying individual], a[n] [title] of [identify name of company], on behalf of [identify name of company] as [Special Servicer] certify to [identify the individual signing Exhibit P-1], [__________________], as Master Servicer (the "Master Servicer"), Merrill Lynch Mortgage Investors, Inc. and their respective partners, representatives, affiliates, members, managers, directors, officers, employees and agents and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley certification required by the Pooling and Servicing Agreement (defined below):

         1. I am responsible for reviewing the activities performed by ARCap Servicing, Inc. ("ARCap") as special servicer (the "Special Servicer") under the Pooling and Servicing Agreement dated as of November 1, 2003 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement"), and based upon my knowledge and the annual compliance review performed as required under the Pooling and Servicing Agreement, and except as disclosed on Schedule 1 hereto, ARCap, to my knowledge, has fulfilled its obligations as Special Servicer under the Pooling and Servicing Agreement, including the provision of all information and/or reports required to be submitted by ARCap, as Special Servicer, to the Master Servicer and the Trustee thereunder, and that, to the knowledge of ARCap, as Special Servicer, such reports do not contain any material misstatements or omissions; and

         2. I have disclosed to ARCap's certified public accountants and the Master Servicer's certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of ARCap as Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Date:  _________________________


ARCap Servicing, Inc.


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------


                                     P-1-3

                                   EXHIBIT P-2

                      FORM OF CERTIFICATION TO BE PROVIDED
                             BY TRUSTEE TO DEPOSITOR

     Re: Merrill Lynch Mortgage Trust 2003-KEY1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1

         I, [identify the certifying individual], a [title] of LaSalle Bank National Association, certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of November 1, 2003 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement") (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

         1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

         2. Based on my knowledge, the information in these distribution reports and any other information in the Reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

         3        Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in the Reports.


Date:    _________________________



LaSalle Bank National Association,
as trustee

By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------


                                     P-2-1

                                   EXHIBIT P-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                        BY SPECIAL SERVICER TO DEPOSITOR

     Re: Merrill Lynch Mortgage Trust 2003-KEY1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1

         I, [identify the certifying individual], a [title] of ARCap Servicing, Inc., certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of November 1, 2003 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement") (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

         1. I have reviewed the servicing reports or information relating to the Trust delivered by the Special Servicer to the Master Servicer and the Trustee under the Pooling and Servicing Agreement, covering the fiscal year [ ];

         2. Based on my knowledge, the servicing information in these reports delivered by the Special Servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by these servicing reports.

         3. I am responsible for reviewing the activities performed by ARCap Servicing, Inc. ("ARCap") as Special Servicer under the Pooling and Servicing Agreement and. based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement with respect to the Master Servicer [,and except as disclosed on Schedule 1 hereto], ARCap has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all information and/or reports required to be submitted by ARCap, as Special Servicer, to the Master Servicer and the Trustee thereunder.

         4. The accountant's statement delivered pursuant to Section 3.14 of the Pooling and Servicing Agreeement discloses all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement.

        ARCap Servicing, Inc.               Date: _________________________

        By:
           --------------------------
        Name:
             ------------------------
        Title:
              -----------------------



                                     P-3-1

                                    EXHIBIT Q

Broker Strip Loan:

Loan No. 12 / Fiddler's Green Center II

Broker Strip:

Five basis points

Payable to:

Morris, Smith & Feyh, Inc.









                                     Q-1-1